      As filed with the Securities and Exchange Commission on April 5, 2002


                                            Registration Statement No. 333-82946


================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  ------------


                        Pre-Effective Amendment No. 3 to
                                   Form SB-2

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                  ------------

                         CARDINAL FINANCIAL CORPORATION
                 (Name of small business issuer in its charter)

           Virginia                                     6021                             54-1874630
(State or other jurisdiction of             (Primary Standard Industrial              (I.R.S. Employer
incorporation or organization)               Classification Code Number)             Identification No.)

                          10555 Main Street, Suite 500
                             Fairfax, Virginia 22030
                                 (703) 279-5050
                   (Address and telephone number of principal
              executive offices and principal place of business or
                      intended principal place of business)

                              Bernard H. Clineburg
              President, Vice Chairman and Chief Executive Officer
                         Cardinal Financial Corporation
                          10555 Main Street, Suite 500
                             Fairfax, Virginia 22030
                                 (703) 279-5050
                       (Name, address and telephone number
                              of agent for service)

                                    Copy to:

                             James J. Maiwurm, Esq.
                        Squire, Sanders & Dempsey L.L.P.
                     8000 Towers Crescent Drive, 14th Floor
                       Tysons Corner, Virginia 22182-2700
                                 (703) 720-7800

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

                                (CONTINUED)

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]
                                                ---------------

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]
                         ---------------

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.[ ]
            ---------------

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.[ ]
                           ---------------

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------
                                                   Proposed              Proposed
Title of each class                                maximum               maximum
of securities to           Amount to be         offering price           aggregate             Amount of
be registered              registered              per unit           offering price(1)     registration fee
--------------------------------------------------------------------------------------------------------------
Common Stock, $1.00
   par value               2,500,000(2)            $3.25                 $ 8,125,000              $  748

Common Stock, $1.00
  par value                3,250,000(3)            $3.50                 $11,375,000              $1,047

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act of 1933.

(2) These shares are to be registered for issuance to shareholders of record as of the record date who choose to exercise their right to subscribe for 1 new common share for each 1.7 common shares then owned by the shareholder.

(3) These shares will be offered to the public immediately following the expiration of the rights offering.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                EXPLANATORY NOTE
                                ----------------

     This registration statement contains two prospectuses. The first prospectus relates to the registration of 2,500,000 common shares of the registrant that may be issued to shareholders of record as of the record date who choose to exercise their right to 1 new share for each 1.7 common shares then owned by the shareholder. This rights offering is described in the first prospectus under the caption "The Rights Offering." The second prospectus relates to the registration of 3,250,000 additional common shares of the registrant, together with any portion of the common shares offered pursuant to the rights offering for which the registrant's shareholders do not subscribe, that will offered to the public immediately upon the completion of the rights offering.

                                   PROSPECTUS

                                2,500,000 Shares

                         CARDINAL FINANCIAL CORPORATION

                                  COMMON STOCK



     We are offering 2,500,000 of our common shares to our shareholders through a rights offering. Each shareholder holding common shares as of 5:00 p.m. Eastern Standard Time on February 1, 2002 has the right to subscribe for 1 additional common share for each 1.7 common shares beneficially owned on February 1, 2002. The subscription price is $3.25 per share. This price was determined after consultation with McKinnon & Company, Inc., the underwriter for the public offering referred to below, and was based on factors such as the per share book value of our common shares as of December 31, 2001,the trading history of our common shares, our history of operating losses and our prospects for future earnings, our current performance, and the prices of equity securities of comparable companies. To the extent that all 2,500,000 shares offered in the rights offering are not subscribed for, shareholders shall be permitted to oversubscribe. The rights offering shall expire at 5:00 p.m.
Eastern Standard Time on May    , 2002.
                             ---

     Any shares that are not subscribed for in the rights offering, plus an additional 2,500,000 common shares, will be offered to the public immediately following the expiration of the rights offering on a best efforts basis by the underwriter. We reserve the right, in our sole discretion, not to proceed with the public offering. We also reserve the right to increase the total number of shares offered in the public offering by not more than 750,000 shares. The
public offering is expected to terminate and close on or about May    , 2002.
                                                                   ---

     Neither the rights offering nor the public offering is contingent upon the occurrence of any event or the sale of a minimum or maximum number of shares. Because the public offering will be conducted on a best efforts basis, the underwriter is not required to sell any specific number or dollar amount of shares, but will use its best efforts to sell the shares offered. We intend to complete the rights offering even if the public offering is not completed for any reason.

     Certain of our directors and executive officers have indicated that they presently intend to purchase shares in the offerings. Although the exact number of shares has not been determined, we currently anticipate that directors and executive officers will purchase approximately 650,000 shares in the offerings. None of the directors and executive officers have any obligation to purchase shares in the offerings.


     Our common shares are listed on the Nasdaq SmallCap Market under the symbol "CFNL." The closing price of our common shares on April 4, 2002 was $4.00 per share.


     Investing in our common shares involves risks. You should read the "Risk Factors" section beginning on page [*]before investing.
                                    -

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     Our common shares are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

                                 ---------

                                       Subscription     Proceeds to
                                       Offering Price   Cardinal (1)(2)
                                       --------------   ---------------
Per Share...........................     $     3.25       $   3.2175

Total/(3)/..........................     $8,125,000       $8,043,750


/(1)/ Before deducting expenses payable by us for the rights offering estimated at approximately $150,000.
/(2)/ Assumes the payment of an advisory fee of 1% of the aggregate sales price of all 2,500,000 shares.
/(3)/ Assumes the sale of 2,500,000 shares upon exercise of rights at $3.25 per share.


     Subscribers' funds will be held in a noninterest bearing escrow account until the closing of both of the offerings.


                            McKinnon & Company, Inc.


                 The date of this prospectus is April     , 2002
                                                      ----

                              [INSIDE FRONT COVER]

                             MAP SHOWING MARKET AREA

                             TABLE OF CONTENTS

                                                                                       Page
                                                                                       ----
About This Prospectus...........................................................        5

Prospectus Summary..............................................................        6

Summary Financial Data..........................................................        9

Risk Factors....................................................................        11

The Rights Offering.............................................................        16

Use Of Proceeds.................................................................        19

Capitalization..................................................................        20

Dilution........................................................................        20

Market For Common Shares........................................................        22

Dividend Policy.................................................................        22

Business........................................................................        22

Properties......................................................................        30

Selected Financial Data.........................................................        32

Management's Discussion And Analysis Of Financial Condition.....................        33

Management......................................................................        52

Compensation of Management and the Board........................................        54

Transactions with Management....................................................        58

Security Ownership of Management and Certain Beneficial Owners..................        59

Description Of Securities.......................................................        60

Government Supervision And Regulation...........................................        64

Plan Of Distribution............................................................        72

Determination of Offering Price.................................................        72

Legal Matters...................................................................        73

Experts  .......................................................................        73

Forward Looking Statements......................................................        73

Where You Can Find More Information.............................................        73

Index to Financial Statements...................................................        74

Consolidated Financial Statements...............................................        F-1

                              ABOUT THIS PROSPECTUS

     You should only rely on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, our shares only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of shares.

     In this prospectus, we frequently use the terms "we" and "Cardinal" to refer to Cardinal Financial Corporation, Cardinal Bank, N.A. and other subsidiaries we own. To understand the offerings fully and for a more complete description of the offerings, you should read this entire document carefully, including particularly the "Risk Factors" section beginning on page
 .
-

                               PROSPECTUS SUMMARY

     This summary highlights information contained elsewhere in this prospectus. Because this is a summary, it may not contain all of the information that may be important to you. Therefore, you should carefully read this entire prospectus and other documents to which we refer herein before making a decision to invest in our common shares, including the risks discussed under the "Risk Factors" section and our financial statements and related notes.

                                   OUR COMPANY


     Cardinal Financial Corporation was founded in late 1997 and operates as a bank holding company. Our original strategy, which we followed and implemented from our inception through the early fall of 2001, was to organize and operate a series of wholly owned and separately chartered community banks with separate boards of directors and senior management. Consistent with this strategy we organized:

     .    Cardinal Bank, N.A., headquartered in Fairfax, Virginia,
     . Cardinal Bank - Manassas/Prince William, N.A., headquartered in Manassas, Virginia, and
     .    Cardinal Bank - Dulles, N.A., headquartered in Reston, Virginia.


In addition, in 2000 we acquired by merger with Heritage Bancorp, Inc. its wholly owned banking subsidiary, The Heritage Bank, which had been formed in 1988 and at the time of the merger had three offices (McLean, Tysons Corner and Sterling, Virginia) and total assets of $64.4 million. We renamed The Heritage Bank as Cardinal Bank - Potomac.


     Through these bank subsidiaries we established seven full-service banking locations in Northern Virginia. In addition to our banking subsidiaries, we organized an investment advisory subsidiary, Cardinal Wealth Services, Inc., which began operations in February 1999 and is headquartered in McLean, Virginia. Our address is 10555 Main Street, Suite 500, Fairfax, Virginia 22030 and our telephone number is (703) 279-5050.

     In the summer of 2001, we concluded that while the multi-bank strategy had permitted us to grow rapidly, the inherent operational inefficiencies of conducting banking activities through four separate subsidiary banks resulted in costs that placed us at significant competitive disadvantage and impeded our ability to achieve profitability. In recognition of this and in the interest of achieving profitability as quickly as possible, we began the process of reorganizing and restructuring our operations for greater growth and profitability. In connection with this restructuring, we streamlined operations by merging our four banking subsidiaries into Cardinal Bank, N.A., which is now our single remaining bank subsidiary. In October 2001, the board of directors named Bernard H. Clineburg as our Vice Chairman, President and Chief Executive Officer.

     With the completion of the restructuring, we conduct virtually all of our business through Cardinal Bank, N.A. and Cardinal Wealth Services, Inc. The efficiencies inherent in the restructuring and streamlining of our banking operations have allowed us to reduce our staffing levels and our space requirements. As a result, we have reduced the number of our employees from 138 in June 2001 to 105 as of December 31, 2001, subleased excess space at our Alexandria and McLean facilities, and placed excess space at our Reston facility on the market.

     At December 31, 2001, we had total assets of $279.6 million, loans net of fees of $200.9 million, deposits of $246.0 million and shareholders' equity of $20.6 million. In addition, Cardinal Wealth Services, Inc. had over $146.7 million in assets under management as of December 31, 2001.

     Cardinal's target market is the Northern Virginia Metropolitan Statistical Area (MSA) and is part of the fourth largest metropolitan statistical area in the nation. The population of the MSA in 2000 was approximately 2.2 million and is expected to grow to over 2.4 million by 2010. Over 40% of the population is 25 years and older and have earned a Bachelor's Degree or higher. This MSA has a low unemployment rate and the per capita personal income in 1999 was in excess of $40,000. (See profiles for Fairfax County, Virginia and the Northern Virginia Metropolitan Statistical Area prepared and published by the Virginia Economic Development Partnership, an authority of the Commonwealth of Virginia government (www.yesvirginia.org).)

                               THE OFFERINGS


..    Securities Offered            We will offer 2,500,000 common shares in the
                                   rights offering to our shareholders of record as of the record date on the basis of 1 common share for each 1.7 common shares then beneficially owned at a subscription price of $3.25. We will offer any of those 2,500,000 shares not subscribed for in the rights offering, together with 2,500,000 additional shares, to the public in the public offering. McKinnon & Company, Inc. will act in the public offering on a best efforts basis. To the extent that shares are available in the rights offering, shareholders will be permitted to oversubscribe. We reserve the right to increase the total number of shares offered in the public offering by not more than 750,000 shares.

..    Shares Outstanding            As of December 31, 2001 we had 4,294,323
                                   common shares outstanding. Assuming the sale of all 5,000,000 shares in the offerings (and excluding the 750,000 additional common shares we may offer to the public), we would have 9,294,323 common shares outstanding upon the completion of the offerings. This number excludes:
                                   .    368,028 common shares issuable upon
                                        exercise of outstanding options granted
                                        as of December 31, 2001, under our 1999
                                        Stock Option Plan as amended, with a
                                        weighted average exercise price of
                                        $5.23, of which 171,793 are exercisable
                                        at a weighted average exercise price of
                                        $4.30, and
                                   .    1,023,535 common shares that are
                                        issuable upon conversion of our
                                        1,364,714 outstanding shares of 7.25%
                                        Cumulative Convertible Preferred Stock,
                                        Series A, which pays an annual dividend
                                        of $0.3625 per share, payable quarterly, and each of which is convertible into
                                        0.75 shares of our common stock.

..    Record Date                   February 1, 2002.


..    Transferability               The rights are not transferable.


..    Oversubscription Privilege    Shareholders who exercise their rights in
                                   full may oversubscribe for additional shares, if available. If oversubscriptions exceed the 2,500,000 shares available in the rights offering, the available shares will be allocated among the oversubscribers. This allocation will be based upon the ratio that the number of shares owned by the oversubscriber on the record date bears to the number of shares owned by all of the oversubscribers on the record date.

..    Effect of Public Offering
     Price on Subscription Price   If the price of the shares sold to the public
                                   in the public offering is less than $3.25 per share, subscribers in the rights offering will have the right to receive a rebate without interest immediately following the closing of the rights offerings equal to the difference between $3.25 (the rights offering subscription price) and the price to the public in the public offering.

..    Rebate of Portion of
     Subscription Price            If shareholders are entitled to a rebate of a
                                   portion of their subscription price, either because of oversubscription or if the public offering price is lower than the subscription price, rebates will be mailed to subscribers, without interest, within ten business days after the applicable event.

..    Effect of Decision Not to
     Proceed With Public Offering
     on Rights Offering            We reserve the right not to proceed with the
                                   public offering in our sole discretion. If the public offering does not proceed for any reason, the rights offering will close approximately one week after the expiration of the rights offering. Shareholders will not be entitled to cancel their subscription, or to a rebate, if the public offering does not proceed.


..    Use of Proceeds               We will use the net proceeds from the
                                   offerings to increase our equity and for general corporate purposes, including future growth and expansion (potentially through acquisitions), the organization of a mortgage banking subsidiary and potentially making a minority investment in a regional merchant bank.

..    Nasdaq SmallCap Market Symbol Our shares are listed on the Nasdaq SmallCap
                                   Market under the symbol "CFNL."


..    Method of Exercising Rights   Rights may be exercised by delivery to us at
                                   10555 Main Street, Suite 500, Fairfax,
                                   Virginia, 22030 on or prior to the expiration date, of the subscription agreement accompanying this prospectus properly completed and with full payment for all shares subscribed for (including any oversubscription) by certified check, bank draft, wire transfer or money order payable to the order of Cardinal Financial Corporation. The wire transfer address is Cardinal Financial Corporation Rights Offering Account, c/o Cardinal Bank, N.A. 10555 Main Street, Suite 500, Fairfax, Virginia, 22030 ABA #056008849, Account #5016017070. We will hold in custody all subscription payments received until the closing of the rights offering or until subscribers are entitled to a rebate as described above.

                             SUMMARY FINANCIAL DATA

     You should read the summary financial data presented below in conjunction with our audited consolidated financial statements, including the related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operation," included in this prospectus. The summary financial data as of December 31, 2001 and 2000 and for the each of the two years ended December 31, 2001 and 2000 is derived from our audited consolidated financial statements and related notes included in this prospectus. The summary financial data as of December 31, 1999 and December 31, 1998 and for each of the two years ended December 31, 1999 and 1998 is derived from our audited consolidated financial statements which are not included in this prospectus.

------------------------------------------------------------------------------------------------------------
                                                               Year Ended December 31,
------------------------------------------------------------------------------------------------------------
                                                  2001             2000            1999         1998/(3)/
------------------------------------------------------------------------------------------------------------
                                                     (Dollars in thousands, except per share data)

------------------------------------------------------------------------------------------------------------
Income Statement Data:
------------------------------------------------------------------------------------------------------------
   Net interest income                         $     9,077     $     6,410     $     3,025     $     1,216
------------------------------------------------------------------------------------------------------------
   Provision for loan losses                         1,201             753             514             212
------------------------------------------------------------------------------------------------------------
   Non-interest income                               3,266           2,098           1,320              34
------------------------------------------------------------------------------------------------------------
   Non-interest expense                             23,866          11,726           7,870           2,734
------------------------------------------------------------------------------------------------------------
   Income taxes                                         --              --              --              --
------------------------------------------------------------------------------------------------------------
   Loss                                        $   (12,724)    $    (3,971)    $    (4,039)    $    (1,696)

------------------------------------------------------------------------------------------------------------
Selected Financial Data:
------------------------------------------------------------------------------------------------------------
   Basic net loss                              $   (12,724)    $    (3,971)    $    (4,039)    $    (1,696)
------------------------------------------------------------------------------------------------------------
   Fully diluted net loss                          (12,724)         (3,971)         (4,039)         (1,696)
------------------------------------------------------------------------------------------------------------
   Cash dividends declared on common                    --              --              --              --
------------------------------------------------------------------------------------------------------------
   Cash dividends declared on preferred                503             171              --              --
------------------------------------------------------------------------------------------------------------
   Basic net loss to common shareholders           (13,227)         (4,142)         (4,039)         (1,696)
------------------------------------------------------------------------------------------------------------
   Fully diluted net loss to common
   shareholders                                    (13,227)         (4,142)         (4,039)         (1,696)
------------------------------------------------------------------------------------------------------------
   Book value at year end                             3.21            6.36            7.25            8.19
   Tangible book value at year end             $      3.06     $      4.11     $      7.25     $      8.19
------------------------------------------------------------------------------------------------------------
   Common shares outstanding, year end           4,294,323       4,253,155       4,242,634       4,239,509
------------------------------------------------------------------------------------------------------------
   Average common shares outstanding,
   basic                                         4,258,087       4,246,346       4,240,819       2,646,036
------------------------------------------------------------------------------------------------------------
   Average common shares outstanding,            4,258,087       4,246,346       4,240,819       2,646,036
   diluted
------------------------------------------------------------------------------------------------------------
Balance Sheet Data:
------------------------------------------------------------------------------------------------------------
   Total assets                                $   279,584     $   207,048     $    97,033     $    57,295
------------------------------------------------------------------------------------------------------------
   Total loans, net of fees                        200,911         154,271          68,167          16,327
   Total loans held for sale                         4,732              --              --              --
------------------------------------------------------------------------------------------------------------
   Total investment securities                      34,147           6,935           4,807          13,477
------------------------------------------------------------------------------------------------------------
   Total deposits                                  246,024         163,371          59,873          21,867
------------------------------------------------------------------------------------------------------------
   Shareholders' equity                             20,624          34,112          30,745          34,728
------------------------------------------------------------------------------------------------------------
   Common shareholders' equity                 $    13,799     $    27,055     $    30,745     $    34,728

------------------------------------------------------------------------------------------------------------
Performance Ratios:
------------------------------------------------------------------------------------------------------------
   Loss on average assets                            (5.24%)         (2.72%)         (5.61%)         (5.37%)
------------------------------------------------------------------------------------------------------------
   Loss on average equity                           (39.14%)        (12.72%)        (12.26%)         (7.45%)
------------------------------------------------------------------------------------------------------------
   Net interest margin/(1)/                           4.17%           4.82%           4.59%           4.52%

------------------------------------------------------------------------------------------------------------
Asset Quality Ratios:/(2)/
------------------------------------------------------------------------------------------------------------
   Allowance to year-end loans                        1.55%           1.23%           1.07%           1.30%
------------------------------------------------------------------------------------------------------------
   Nonperforming assets to total loans                0.18%           0.28%           0.00%           0.00%
------------------------------------------------------------------------------------------------------------
   Net charge-offs to total loans                     0.00%           0.00%           0.00%           0.00%
------------------------------------------------------------------------------------------------------------
   Allowance to non-performing assets                859.8%          324.8%            N/A             N/A

------------------------------------------------------------------------------------------------------------
Capital Ratios:
------------------------------------------------------------------------------------------------------------
   Tier I risk-based capital                          9.04%          18.89%          37.86%         146.90%
------------------------------------------------------------------------------------------------------------
   Total risk-based capital                          10.42%          19.94%          38.75%         147.80%
------------------------------------------------------------------------------------------------------------
   Leverage capital ratio                             8.57%          17.39%          32.55%          60.20%
------------------------------------------------------------------------------------------------------------
   Total equity to total assets                       7.38%          16.48%          31.69%          60.61%
------------------------------------------------------------------------------------------------------------



/(1)/ Net interest margin is net interest income divided by total average earning assets.
/(2)/ Nonperforming assets consist of nonaccrual loans, restructured loans and foreclosed properties.
/(3)/ 1998 does not represent a full year of banking operations. Date of inception for Cardinal is November 24, 1997; banking operations did not begin until June 1998.

                                  RISK FACTORS

     You should carefully consider the risks described below in addition to the other information in this prospectus before purchasing shares. The risks and uncertainties described below are not the only risks facing us. Additional risks and uncertainties, including those not presently known to us or that we currently consider immaterial, may also impair our business. You should read this section together with the other information in this prospectus.

Risks Related to Our Business


     We have never operated profitably and may not be able to do so in the future, which would adversely affect your investment.


     We have operated at a loss since our organization in 1997. Our net loss for the year ended December 31, 2001 was $13.2 million, or $3.11 per common share, compared to a loss of $4.1 million, or $0.98 per common share, during 2000. Excluding an $8.3 million impairment of goodwill in the fourth quarter of 2001, our loss in 2001 was $4.9 million.

     We cannot assure you that we will be able to reverse this history and operate at a profit.


     We have recently changed our senior management and operating strategy. If these changes are not successful the value of our common stock could be negatively affected.


     In October 2001, we named Bernard H. Clineburg as our Vice Chairman, President and Chief Executive Officer. Since Mr. Clineburg's arrival, we have taken steps designed to streamline our operations, reduce costs and ongoing operating losses, sharpen our operating strategy, and set the stage for continued growth and attaining profitability. We cannot assure you that these initiatives will be successful.


     We may not be able to maintain and manage our growth, which may adversely affect our results of operations and financial condition and the value of our common stock.

     During the last four years, we have experienced significant growth, and our business strategy calls for continued expansion. We intend to use the funds raised in these offerings to support anticipated increases in our loans and deposits and to expand our mortgage banking activities and invest in the merchant banking business. Our ability to continue to grow depends, in part, upon our ability to:

     .    open new branch offices,
     .    attract deposits to those locations, and
     .    identify loan and investment opportunities.


Our ability to manage growth successfully also will depend on whether we can maintain capital levels adequate to support our growth and maintain cost controls and asset quality. If we are unable to sustain our growth, our earnings could be adversely affected. If we grow too quickly, however, and are not able to control costs and maintain asset quality, rapid growth also could adversely affect our financial performance.


     We depend on the services of key personnel. We cannot be certain that we will be able to retain such personnel or hire replacements, and a loss of any of those personnel could disrupt our operations and result in reduced earnings.

     We are a customer-focused and relationship-driven organization. We expect our future growth to be driven in a large part on the relationships maintained with our customers by our Vice Chairman, President and Chief Executive Officer, Bernard H. Clineburg, and other executives. We have entered into employment agreements with Mr. Clineburg and five other executive officers, but the existence of such agreements does not assure that we will be able to retain their services. The unexpected loss of services of Mr. Clineburg or other key employees could have a material adverse effect on our operations and possibly result in reduced revenues and earnings. See "Compensation of Management and the Board-Employment Agreements."

     We may not be able to attract, hire, motivate and retain necessary personnel; this could have a negative effect on the value of our common stock.


     The implementation of our revised business strategy will require us to attract, hire, motivate and retain skilled personnel to develop new lines of business and to attract new persons with appropriate business experience willing to serve on our board of directors. The market for these people is competitive, and we cannot assure you that we will be successful in attracting, hiring, motivating or retaining them.


     We may be unable to provide new financial products and services demanded by our customers, which could negatively affect our growth and profitability.


     As the banking industry changes, our success will depend upon our ability to offer new products and provide new financial services that meet changing customer requirements. We cannot assure you that we can successfully develop and bring new products and services to the market in a timely manner.


     Our plan to establish a mortgage banking subsidiary and increase our participation in the residential mortgage lending business may not be successful, which would negatively affect our performance.

     We plan to use a portion of the proceeds from the offerings to capitalize a residential mortgage banking subsidiary. We estimate that the costs of establishing this subsidiary over the next 12 months will be approximately $1,200,000. If we are successful in establishing a mortgage banking subsidiary, our intention would be to limit our activities to the origination of residential mortgages through the wholesale refinancing market, as well as through establishing relationships with builders and realtors.

     The successful start-up of a mortgage banking subsidiary will depend on factors such as:

     . Our ability to raise sufficient capital in the offerings to fund start-up costs,
     .    Whether we can attract and retain experienced management, and
     . The extent of interest rate fluctuations and the effect of such fluctuations on the demand for mortgages.

     The primary operating risks associated with mortgage banking include application fraud and interest rate risk. Interest rate risk arises in cases where interest rates rise between the time a loan is funded and the time it is sold on the secondary market. Virtually all loans originated through the mortgage banking subsidiary will be underwritten to conform to secondary market underwriting standards and will be packaged to sell under interest rate commitments made by secondary market investors at the time of application or approval.


     An economic slowdown in our market area, or higher interest rates, may negatively affect mortgage lending activity. Any sustained period of economic slowdown, or higher interest rates, could adversely affect mortgage loan originations, which would reduce revenue and income from mortgage banking activities.

     The mortgage banking industry is highly competitive and we will face competition from a number of market participants, many of which are better capitalized and have more mortgage banking experience than we do. We cannot assure you that we will be able to compete successfully in the mortgage banking business if we are successful in establishing this subsidiary.


     Our concentration in loans secured by real estate may increase our credit losses, which would negatively affect your investment.

     We offer a variety of secured loans, including commercial lines of credit, commercial term loans, real estate, construction, home equity, consumer and other loans. Many of our loans are secured by real estate (both residential and commercial) in our market area. At the present time and based on the outstanding principal balance of our loan portfolio approximately 43.4% of our total loan portfolio is secured by commercial real estate and 17.8% is secured by residential real estate. A major change in the real estate market or in the local or national economy could have an adverse effect on our customers, which in turn could impact us. Risk of loan defaults and foreclosures are unavoidable in the banking industry, and we try to limit our exposure to this risk by monitoring our extensions of credit carefully. We cannot fully eliminate credit risk and as a result credit losses may occur in the future.

     Our allowance for loan losses could become inadequate; this would adversely affect our results of operations.


     We maintain an allowance for loan losses that we believe is a reasonable estimate of known and inherent losses in our loan portfolio. Through a periodic review and consideration of the loan portfolio, management determines the amount of the allowance for loan losses by considering general market conditions, credit quality of the loan portfolio, the collateral supporting the loans and performance of our customers relative to their financial obligations with us. Although we believe the allowance for loan losses is a reasonable estimate of known and inherent losses in our loan portfolio, we cannot fully predict such losses or that our loan loss allowance will be adequate in the future. Excessive loan losses could have a material impact on our financial performance.

     Federal and state regulators periodically review our allowance for loan losses and may require us to increase our provision for loan losses or recognize further loan charge-offs, based on judgments different than those of our management. Any increase in our loan allowance or loan charge-offs as required by these regulatory agencies could have a negative effect on our operating results.

     Our business is dependent on technology and an inability to invest in technological improvements may adversely affect our results of operations and financial condition.

     The financial services industry is undergoing rapid technological changes with frequent introductions of new technology-driven products and services. In addition to better serving customers, the effective use of technology increases efficiency and enables financial institutions to reduce costs. Our future success will depend in part upon our ability to address the needs of our customers by using technology to provide products and services that will satisfy customer demands for convenience as well as create additional efficiencies in our operations. Many of our competitors have substantially greater resources to invest in technological improvements. There can be no assurance that we will be able to effectively implement new technology-driven products and services or be successful in marketing these products and services to our customers.


     Our profitability and the value of your investment may suffer if we are unable to successfully manage interest rate risk.


     Our profitability will depend in substantial part upon the spread between the interest rates earned on investments and loans and interest rates paid on deposits and other interest-bearing liabilities. Changes in interest rates will affect our operating performance and financial condition in diverse ways. We intend to try to minimize our exposure to interest rate risk, but we will be unable to eliminate it. Our net interest spread will depend on many factors that are partly or entirely outside our control, including competition, federal economic, monetary and fiscal policies, and economic conditions generally.


     Our profitability and the value of your investment depend significantly on economic conditions in our market area.

     We are headquartered in Northern Virginia. As we expand, we will face stiff competition from banks and other financial institutions. In addition, as our local economy experiences degrees of volatility, our success is dependent to a certain extent upon the general economic conditions in our market. A significant decline in general economic conditions caused by inflation, recession, unemployment or other factors beyond our control would impact these local economic conditions and could negatively affect our financial condition and performance.

     In recent years, there has been a proliferation of technology and communications businesses in our market area. The current economic recession and the downturn in those industries has had a significant adverse impact on a number of those businesses. Although we do not have significant credit exposure to these businesses, the downturn in these industries could have a negative impact on local economic conditions and real estate collateral values generally, which could negatively affect our profitability.


     Our profitability and the value of your investment may suffer because of rapid and unpredictable changes in the highly regulated environment in which we operate.


     We are subject to supervision by several governmental regulatory agencies at the federal and state levels. These regulations, and the interpretation and application of them by federal and state regulators, are beyond our control, may change rapidly and unpredictably and can be expected to influence our earnings and growth. Although these regulations impose costs upon us, they are intended to protect depositors and you should not assume that they protect your interests as a shareholder. See "Government Supervision and Regulation."

     The Gramm-Leach-Bliley Act of 1999 covers a broad range of issues, including a repeal of most of the restrictions on affiliations among depository institutions, securities firms and insurance companies. Most of the Act's provisions, which affect many banks, require bank regulatory agencies to adopt regulations to implement the Act. While these agencies have adopted these regulations, it is not possible to predict at this time the ultimate effect that the Act will specifically have on us and our current and proposed operations and business strategies. An assessment of the Act's ultimate impact on us must await completion of the implementation of the regulatory process, and it is possible that final regulations, when adopted, could adversely affect our current or proposed business and profitability.


     If we need additional capital in the future to continue our growth, we may not be able to obtain it on terms that are favorable. This could negatively affect our performance and the value of our common stock.

     Our business strategy calls for continued growth. We anticipate that we will support this growth through additional deposits at new branch locations and investment opportunities. If we are able to complete successfully both of the offerings, we do not presently anticipate having to raise additional capital during the next 12 months. However, it is possible that we may need to raise additional capital to support growth through, for example, acquisitions. Our ability to raise capital through the sale of additional securities will depend primarily upon our financial condition and the condition of financial markets at that time. We cannot make any assurance that additional capital would be available on terms satisfactory to us. If we are unable to raise additional capital we may be forced to limit our growth strategy.

     Our plan to use a portion of the proceeds to finance acquisitions of other banks may not be successful, which would adversely affect our performance and prospects.

     We have not identified any specific bank acquisition targets. Moreover, we cannot assure you that we will be able to identify any attractive acquisition candidates or, if we can identify them, that we will be able to finance the acquisitions or acquire them on attractive terms. Additionally, acquiring banks requires special regulatory approval and there is no assurance we will be able to obtain such approval. Further, we may be unable to integrate any new acquisitions with our existing business, and identifying, negotiating and integrating acquisitions may distract our management from the day-to-day operation of our business. Any of these risks could have an adverse effect on our business.

     Our plan may use a portion of the proceeds to invest in a regional merchant bank involves a number of risks that could adversely affect the value of our investment.

     We may use a portion of the proceeds to acquire a minority interest in a regional merchant bank, or invest in a fund established by a merchant bank, that is in the business of making private equity investments in non-financial firms. We are aware of several such investment candidates, but we have not negotiated any terms of such an investment and will not do so until we have completed the offerings and have an opportunity to decide how much of the proceeds we should use for this purpose. Although equity investments in non-financial companies can contribute substantially to earnings, such investments, like other rapidly growing and highly profitable business lines, can entail significant market, liquidity and other risks. Such activities can also give rise to increased volatility of earnings and capital. It is possible that we could lose some or all of our investment in the merchant bank. Merchant banking is highly competitive and a regional merchant bank in which we might invest would face competition from a number of regional and national market participants, many of which may be better capitalized and have more experience than we do.

     Our management will have discretion in allocating the proceeds of the offerings and could delay the achievement of our strategic goals and increased value for shareholders.


     Subject to the requirements of safe and sound banking practices, our management will have discretion in determining the specific use of the offering proceeds. The discretion of management to allocate the proceeds of the offerings may result in the use of the proceeds for non-banking activities that are permitted for bank holding companies, but that are not otherwise specifically identified in this prospectus. To the extent that proceeds are used for other purposes, it may take us longer to grow our business and operations and otherwise achieve our strategic goals.

     Some of our directors and officers are our banking customers.

     Some of our directors and officers are at present, our banking customers. In addition, in the future we expect to have banking transactions in the ordinary course of our business with directors, officers, principal shareholders and their associates, on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others. These transactions do not involve more than the normal risk of collectibility or present other unfavorable features. The aggregate outstanding balance of loans to directors, executive officers and their associates, as a group, at December 31, 2001 totaled approximately $2,700,000 million, or 13.2% of the bank's equity capital at that date. See "Transactions with Management."

Risks Related to the Securities Markets and Ownership of Our Common Shares

     We expect a limited trading market for our common shares; it may be difficult to sell our shares after you have purchased them.

     Although our common shares are listed on the Nasdaq SmallCap Market, the limited number of outstanding common shares, our lack of earnings history and the absence of dividends on our common shares in the foreseeable future will impede the development of an active and liquid market for them. You should carefully consider the lack of liquidity of your investment in the common shares when making your investment decision.

     Because we have no plans to pay cash dividends, you may recognize a return on your investment only through selling your common shares.

     We do not expect to pay dividends on our common shares in the foreseeable future. Moreover the directors are not required to declare dividends, and federal banking laws restrict the payment of dividends. See under "Government Supervision and Regulation-Payment of Dividends". You should not purchase common shares if you are depending upon dividend income from this investment.

     We may in the future issue additional stock, any or all of which will dilute your percentage ownership and, possibly, the value of your shares.

     The issuance of any new common or preferred shares for whatever purpose would cause dilution in your percentage ownership, and the issuance of any new common or preferred shares could cause dilution in the value of your shares. Assuming 5,000,000 shares are sold in the offerings, we will have 9,294,323 outstanding common shares and 1,364,714 outstanding shares of our Series A 7.25% Cumulative Convertible Preferred Stock. We have reserved the right to increase the number of shares offered in the public offering by 750,000 common shares which could increase the number of common shares issued in the offerings from 5,000,000 to 5,750,000. At December 31, 2001, 368,028 common shares were issuable upon exercise of outstanding options granted under our 1999 Stock Option Plan, of which 171,793 were exercisable. We anticipate that, following the offerings, we will amend our 1999 Stock Option Plan to increase the number of common shares reserved for the issuance of additional options. Our 1,364,714 outstanding preferred shares are convertible into 1,023,535 common shares. The board of directors may issue common shares up to the authorized maximum of 50,000,000 shares and preferred shares up to the authorized maximum of 10,000,000 shares without prior shareholder approval and without allowing the shareholders the right to purchase their pro rata portion of such shares. See "Description of Securities - Common Stock - No Preemptive or Conversion Rights."

                               THE RIGHTS OFFERING

The Rights

     We are offering 2,500,000 common shares in the rights offering. Shareholders of record holding common shares as of 5:00 p.m., Eastern Standard Time on February 1, 2002 may buy 1 additional common share at a price of $3.25 per share for every 1.7 common shares beneficially owned by them on that date. Fractional shares will not be sold, but shareholders may round any such fraction up to a full share. Shareholders also may subscribe for less than the maximum number of rights offering shares allocated to them.


     The right to subscribe for shares offered in the rights offering shall
expire at 5:00 p.m. Eastern Standard Time on May      , 2002.
                                                 -----


     Shareholders may oversubscribe for rights offering shares. To the extent that not all of the 2,500,000 shares offered in the rights offering are subscribed for, any excess shares will be allocated to those shareholders who have elected to oversubscribe. To the extent such excess shares are not sufficient to satisfy all oversubscriptions, we will allocate the excess shares among those persons oversubscribing. This allocation will be based upon the ratio that the number of common shares owned by the oversubscriber on the record date bears to the number of common shares owned by all of the oversubscribing shareholders on the record date. If the rights offering is oversubscribed, subscribers will receive a rebate, without interest, with respect to the portion of the subscription that cannot be satisfied. This rebate will be mailed within ten business days after the rights offering period expires.

Effect of Price of Shares Offered in the Public Offering on Price of Shares in the Rights Offering

     If the public offering price is less than $3.25 per share, subscribers in the rights offering will have the right to receive a rebate, without interest, following the closing of the offerings equal to difference between $3.25 and the public offering price. The rebate will be mailed within ten business days after the closing of the offerings.

Effect of Decision Not to Proceed with Public Offering on Rights Offering

     We reserve the right not to proceed with the public offering for any reason in our sole discretion. If the public offering does not proceed for any reason, the rights offering will close promptly after the decision not to proceed. Shareholders who subscribe for rights offering shares will not be entitled to cancel their subscription, or to a rebate, if the public offering does not proceed.

Termination of Rights Offering


     The rights offering to shareholders will terminate at 5:00 p.m. Eastern
Standard Time on the 28th day after the date of this prospectus, or May    ,
                                                                       ---
2002. Neither the rights offering nor the public offering is contingent upon the occurrence of any event, including consummation of the public offering or the sale of a minimum number of shares. Funds received by us from shareholders in the rights offering will be deposited with and held by us in a noninterest bearing escrow account until the simultaneous closing of both the rights offering and the public offering. We do not intend to return the funds of purchasers if fewer than all of the shares offered under the rights offering or the public offering are sold.

     All shares offered in the rights offering that are unsubscribed for at 5:00
p.m. Eastern Standard Time on May      , 2002, plus an additional 2,500,000
                                  -----
shares, will be offered for sale to the public in the public offering on a best efforts basis by the underwriter, as our selling agent. There can be no assurance that any of the shares will be sold in the rights offering or the public offering. See "Plan of Distribution."


Determination of Offering Price

     We determined the subscription price of the shares offered in the rights offering after consultation with the underwriter. Among the factors we considered in determining the subscription price were our book value per share as of December 31, 2001, our history and prospects, our past and present earnings and trends of such earnings, our prospects for future earnings, our current performance and prospects of our segment of the banking industry, the general condition of the securities market at the time of the rights offering and the prices of equity securities of comparable companies.

Method of Subscribing

     To subscribe for rights offering shares, shareholders should complete and sign the subscription agreement accompanying this prospectus and deliver it, together with payment in full of the entire purchase price (in United States dollars) by certified check, bank draft, wire transfer or money order payable to the order of "Cardinal Financial Corporation," to:

                         Cardinal Financial Corporation
                                10555 Main Street
                                    Suite 500
                             Fairfax, Virginia 22030
                          Attention: Janet A. Valentine
                            Telephone: (703) 279-5090

The wire transfer address for the rights agent is Cardinal Financial Corporation Rights Offering Account, c/o Cardinal Bank, N.A., ABA #056008849, Account #5016017070.


     SUBSCRIPTION AGREEMENTS AND FULL PAYMENT FOR RIGHTS OFFERING SHARES SUBSCRIBED FOR BY SHAREHOLDERS MUST BE RECEIVED BY US PRIOR TO 5:00 p.m. EASTERN
STANDARD TIME ON MAY       , 2002 OR SUBSCRIBING SHAREHOLDERS WILL FORFEIT
                     ------
THEIR RIGHT TO PURCHASE RIGHTS OFFERING SHARES IN THIS RIGHTS OFFERING.


     All issues with respect to the validity, form and eligibility of the exercise of any rights will be resolved solely by us. We, in our sole discretion, may waive any defect or irregularity, permit a defect or irregularity to be corrected within such time as it may determine, or reject the exercise of any rights. We will not deem any subscriptions to have been made until all irregularities have been waived or cured. We will not be under any duty to give notification of defects in subscription and will not incur any liability for failure to give such notification. The risk of delivery of all documents and payment is on subscribers and not us. The subscription price will be deemed to have been received by us only upon (i) clearance of any uncertified check, (ii) receipt by the rights agent of any certified check or bank draft drawn upon a U.S. bank or of any postal, telegraphic or express money order or
(iii) receipt of good funds in the account designated above.

     Subscribers will have no rights as our shareholders with respect to the shares purchased in the rights offering until certificates representing the shares are issued to them. Subscribers will have no right to revoke their subscriptions after delivery of their subscription form to us.

Certain United States Federal Income Tax Consequences Respecting The Rights

     The following summary describes certain United States Federal income tax considerations affecting holders receiving rights. This summary is based upon laws, regulations, rulings and decisions currently in effect. This summary does not discuss all aspects of Federal taxation that may be relevant to a particular investor or to certain types of investors subject to special treatment under the Federal tax laws (for example, banks, dealers in securities, life insurance companies, tax-exempt organizations and foreign persons), nor does it discuss any aspect of state, local or foreign tax laws. SHAREHOLDERS SHOULD THEREFORE CONSULT THEIR OWN TAX ADVISORS CONCERNING THEIR INDIVIDUAL TAX SITUATIONS AND THE TAX CONSEQUENCES OF THE RIGHTS OFFERING UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND UNDER ANY APPLICABLE STATE, LOCAL OR FOREIGN TAX LAWS.

     The Distribution of the Rights

     When Cardinal distributes the nontransferable rights to buy shares to its shareholders, the value to such right is not includable in the gross income of such shareholders by virtue of Section 305(a) of the Internal Revenue Code Of 1986 (the "Code").

     A Shareholder's Tax Basis in the Rights

     As a general rule, under Section 307(a) of the Code, if a shareholder of a corporation receives rights to acquire its stock, in a distribution to which
Section 305(a) of the Code applies, then, if such rights are exercised or sold, the basis of the stock with respect to which the rights were distributed (the "old stock"), and the basis in the rights, respectively, shall be determined by an allocation between the old stock and the rights, pro rata according to their respective fair market values. We note that the rights to be issued by us are nontransferable, and thus cannot be sold. Section 307(b) of the Code provides an exception to this general rule when the fair market value of the rights at the time of the distribution is less than fifteen percent (15%) of the fair market value of the old stock at the time of the distribution. In such cases no allocation is required and the tax basis of the rights is zero, unless the shareholder elects to determine the tax basis of the old stock and the rights. The election, if made by a shareholder, must be made with respect to all the rights received by him or her in a particular distribution and with respect to all of the stock of the same class owned by him in the corporation at the time of the distribution. If the old stock was acquired at different times and for different prices, and the shareholder can identify each separate lot, then the basis of each lot of old stock can be used separately in the allocation. If the shareholder cannot identify each lot, then the shareholder must use the first-in first-out tracing approach; use of the average cost of all lots for basis is not permitted. Based on the current market price of Cardinal stock, we believe that a shareholder will not be required to allocate any tax basis of the old stock to the rights. However, since this determination can be affected by the market price of the stock on the date of the rights distribution, shareholders should consult their own tax advisors with respect to this issue. If a shareholder allows the rights to lapse, he or she realizes neither gain nor loss, and any basis previously allocated to the rights will revert to the underlying shares.

     Exercise of Rights

     A holder of rights will not recognize gain or loss upon the exercise of the rights. A holder of rights who purchases shares upon such exercise will acquire a basis in those shares equal to the subscription price plus any basis previously allocated to the rights. The holding period of shares received on exercise of the rights will begin on the date of exercise. For information concerning certain United States Federal Income Tax Considerations to holders of the shares acquired through the exercise of rights, see "Description Of Securities -- Certain United States Federal Income Tax Consequences Relating to Shares Acquired in the Rights Offering."

                                 USE OF PROCEEDS


     The following tables set forth the calculation of our net proceeds from the offerings at an assumed rights offering subscription price of $3.25 per share and an assumed public offering price of $3.50 per share and our anticipated use of those net proceeds. Since neither offering is conditioned on the sale of a minimum number of shares and since the public offering will be conducted on a "best efforts" basis, we are presenting this information assuming in the alternative that we sell 15%, 50% and 100% of the shares to be offered in each offering. We will receive an additional $2,493,750, assuming a public offering price of $3.50 per share after deducting the underwriting commissions, if we issue an additional 750,000 shares in the public offering.


-------------------------------------------------------------------------------
                                                              Proceeds
Calculation of Net Proceeds                             (Amounts in Thousands)
-------------------------------------------------------------------------------
                                                       15%       50%     100%
                                                       ---       ---     ----
------------------------------------------------------------------------------
Gross offering proceeds from rights offering shares   $1,219   $4,062   $ 8,125
-------------------------------------------------------------------------------
Gross offering proceeds from public offering shares    1,313    4,375     8,750
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Aggregate gross offering proceeds                      2,532    8,437    16,875
-------------------------------------------------------------------------------
Underwriter's commission/fees                             78      260       519
-------------------------------------------------------------------------------
Estimated expenses of the offerings                      300      300       300
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Net proceeds to us                                     2,154    7,877    16,056
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

Uses Of Net Proceeds if 15% of Rights Offering and 15% of         Dollars      Percentage of
Rights Offering Are Sold                                      (In Thousands)    Net Proceeds
---------------------------------------------------------------------------------------------
General corporate purposes, including possible investment        $ 254               11.79%
in regional merchant bank
---------------------------------------------------------------------------------------------
Formation of mortgage banking subsidiary                         1,200               55.71%
---------------------------------------------------------------------------------------------
Branch Expansion                                                   700               32.50%
---------------------------------------------------------------------------------------------
Total                                                            2,154              100.00%
---------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

Uses Of Net Proceeds if 50% of Rights Offering and 50% of        Dollars       Percentage of
Rights Offering Are Sold                                      (In Thousands)    Net Proceeds
----------------------------------------------------------------------------------------------
General corporate purposes, including possible investment       $5,977               75.88%
in regional merchant bank
----------------------------------------------------------------------------------------------
Formation of mortgage banking subsidiary                         1,200               15.23%
----------------------------------------------------------------------------------------------
Branch Expansion                                                   700                8.89%
----------------------------------------------------------------------------------------------
Total                                                            7,877              100.00%
----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
Uses Of Net Proceeds if 100% of Rights Offering and 100% of      Dollars        Percentage of
Rights Offering Are Sold                                      (In Thousands)    Net Proceeds
----------------------------------------------------------------------------------------------
General corporate purposes, including possible investment      $14,156            88.17%
in regional merchant bank
----------------------------------------------------------------------------------------------
Formation of mortgage banking subsidiary                         1,200             7.47%
----------------------------------------------------------------------------------------------
Branch Expansion                                                   700             4.36%
----------------------------------------------------------------------------------------------
Total                                                           16,056           100.00%
----------------------------------------------------------------------------------------------


     The allocation of the use of proceeds set forth in the above tables are an estimate, and is subject to change. As indicated above, we plan to use a portion of the net proceeds from the offerings to form and capitalize a mortgage banking subsidiary and for anticipated branch expansion. We will use the balance of the net proceeds of the offerings for general corporate purposes. That is, we will use such proceeds to provide additional equity capital to support anticipated increases in our loans, including government contract, retail and real estate lending, as our business grows. A portion of the net proceeds designated for general corporate purposes may be reallocated to fund a minority investment in a regional merchant bank, or a fund established by such a merchant bank, or to provide additional equity capital for our investment advisory subsidiary, Cardinal Wealth Services, Inc.


                                 CAPITALIZATION

     The following table sets forth our capitalization as of December 31, 2001. This table should be read with our audited consolidated financial statements, including the related notes and included in this prospectus.

-----------------------------------------------------------------------------
                                                            December 31, 2001
                                                            -----------------
-----------------------------------------------------------------------------
Shareholders' equity (dollars in thousands):
-----------------------------------------------------------------------------
       Preferred stock, cumulative convertible,                 $  1,365
       $1 par value
-----------------------------------------------------------------------------
       Common stock, $1 par value                                  4,294
-----------------------------------------------------------------------------
       Additional paid-in capital                                 38,488
-----------------------------------------------------------------------------
       Accumulated deficit                                       (23,249)
-----------------------------------------------------------------------------
       Accumulated other comprehensive loss                         (274)
                                                                --------
-----------------------------------------------------------------------------
       Total shareholders' equity                               $ 20,624
                                                                ========
-----------------------------------------------------------------------------

                                    DILUTION

Effect of the Offerings on Book Value


     At December 31, 2001, we had a net tangible book value of approximately $20.0 million, or $3.06 per common share. Net tangible book value per common share represents the amount of our shareholders' equity, less intangible assets, preferred shares and associated surplus, divided by the number of common shares that are outstanding. Dilution per share to new investors in the offerings represents the difference between the amount per share that these investors paid and the pro forma net tangible book value per common share immediately after completion of the offerings.

     After giving effect to the sale by us of all 5,000,000 shares in the offerings at price of $3.25 per share in the rights offering and $3.50 per share in the public offering, deducting estimated offering expenses, and giving effect to the application of the estimated net proceeds described under "Use of Proceeds," our pro forma net tangible book value at December 31, 2001 would have been approximately $29.2 million, or $3.15 per share. This represents an immediate increase in net tangible book value of $0.09 per share to existing shareholders and an immediate dilution of $0.10 per common share to shareholders acquiring common shares in the rights offering and $0.35 to investors acquiring common shares in the public offering.

    The following tables illustrate the per share dilution assuming that we sell 15%, 50% and 100% of the common shares that we are offering in the rights offering and the public offering.


     Dilution Assuming Sale of 15% of the Rights Offering and 15% of the Public Offering.

-----------------------------------------------------------------------------
   Net tangible book value per share at December 31, 2001             $3.06
-----------------------------------------------------------------------------
   Increase per share attributable to rights offering                ($0.02)
-----------------------------------------------------------------------------
   Increase per share attributable to new investors under the        $(0.01)
   public offering
-----------------------------------------------------------------------------
   Pro forma net tangible book value per share after the offerings    $3.03
-----------------------------------------------------------------------------
   Dilution per share to investors in the rights offering             $0.22
-----------------------------------------------------------------------------
   Dilution per share to new investors under the public offering      $0.47
-----------------------------------------------------------------------------
   Dilution as a percentage of offering price of the shares offered    6.77%
   in the rights offering
-----------------------------------------------------------------------------
   Dilution as a percentage of offering price of the shares offered   13.43%
   in the public offering
-----------------------------------------------------------------------------

     Dilution Assuming Sale of 50% of the Rights Offering and 50% of the Public Offering.

-----------------------------------------------------------------------------
   Net tangible book value per share at December 31, 2001             $3.06
 ----------------------------------------------------------------------------
   Increase per share attributable to rights offering                 $0.01
-----------------------------------------------------------------------------
   Increase per share attributable to new investors under the         $0.03
   public offering
-----------------------------------------------------------------------------
   Pro forma net tangible book value per share after the offerings    $3.09
-----------------------------------------------------------------------------
   Dilution per share to investors in the rights offering             $0.16
-----------------------------------------------------------------------------
   Dilution per share to new investors under the public offering      $0.41
-----------------------------------------------------------------------------
   Dilution as a percentage of offering price of the shares offered    4.92%
   in the rights offering
-----------------------------------------------------------------------------
   Dilution as a percentage of offering price of the shares offered   11.71%
   in the public offering
-----------------------------------------------------------------------------


       Dilution Assuming Sale of 100% Of The Rights Offering and 100% of the Public Offering.


----------------------------------------------------------------------------
   Net tangible book value per share at December 31, 2001             $3.06
----------------------------------------------------------------------------
   Increase per share attributable to rights offering                 $0.73
----------------------------------------------------------------------------
   Increase per share attributable to new investors under the         $0.78
   public offering
----------------------------------------------------------------------------
   Pro forma net tangible book value per share after the offerings    $3.14
----------------------------------------------------------------------------
   Dilution per share to investors in the rights offering             $0.11
----------------------------------------------------------------------------
   Dilution per share to new investors under the public offering      $0.36
----------------------------------------------------------------------------
   Dilution as a percentage of offering price of the shares offered 3.38% in the rights offering
----------------------------------------------------------------------------
   Dilution as a percentage of offering price of the shares offered 10.29% in the public offering
----------------------------------------------------------------------------


Comparison of Prices Paid for Common Shares

     The following tables set forth on a pro forma basis, as of December 31, 2001 the number of common shares purchased from us prior to the offerings, and the number of shares purchased in the offerings, and the total consideration, prior to the deduction of any expenses and/or commissions, and average price per share that our existing shareholders have paid to us and that subscribers and investors will pay in the offerings at the rights offering subscription price of $3.25 per share and an assumed price to the public of $3.50 per share.

  Because the offerings are being made on a best efforts basis and there is no minimum number of shares to be sold, we are presenting this information assuming, in the alternative, that we sell 15%, 50% and 100% of the common shares that we are offering under the rights offering and the public offering.


If 15% of the Rights Offering and 15% of the Public Offering are sold.



------------------------------------------ ----------------------------- ---------------------------- ----------------
                                               Shares Purchased(1)         Total Consideration(1)
                                               -------------------         ----------------------     Average Price
                                              Number         Percent         Amount        Percent      Per Share
                                              ------         -------         ------        -------      ---------

   Existing common shareholders (2)           4,294            74.2%           $37,000       93.6%        $8.62
------------------------------------------ -------------- -------------- -------------- ------------- ----------------
   Subscribers in rights offering (3)           750            12.9              1,219        3.1          3.25
------------------------------------------ -------------- -------------- -------------- ------------- ----------------
   Investors in the public offering             750            12.9              1,313        3.3          3.50
------------------------------------------ -------------- -------------- -------------- ------------- ----------------
   Total                                      5,794             100%           $39,532        100%
------------------------------------------ -------------- -------------- -------------- ------------- ----------------

If 50% Of The Rights Offering and 50% of the Public Offering Are Sold.


------------------------------------------ ----------------------------- ---------------------------- ----------------
                                               Shares Purchased(1)         Total Consideration(1)
                                               -------------------         ----------------------     Average Price
                                              Number         Percent         Amount        Percent      Per Share
                                              ------         -------         ------        -------      ---------
   Existing common shareholders (2)           4,294            63.2%           $37,000       85.1%        $8.62
------------------------------------------ -------------- -------------- -------------- ------------- ----------------
   Subscribers in rights offering (3)         1,250            18.4              4,062        8.9          3.25
------------------------------------------ -------------- -------------- -------------- ------------- ----------------
   Investors in the public offering           1,250            18.4              4,375        9.6          3.50
------------------------------------------ -------------- -------------- -------------- ------------- ----------------
   Total                                      6,794             100%           $45,437        100%
------------------------------------------ -------------- -------------- -------------- ------------- ----------------

If 100% Of The Rights Offering and 100% of the Public Offering Are Sold.


------------------------------------------ ----------------------------- ---------------------------- ----------------
                                               Shares Purchased(1)         Total Consideration(1)
                                               -------------------         ----------------------     Average Price
                                              Number         Percent         Amount        Percent      Per Share
                                              ------         -------         ------        -------      ---------
   Existing common shareholders (2)           4,294            46.2%           $37,000       68.7%        $8.62
------------------------------------------ -------------- -------------- -------------- ------------- ----------------
   Subscribers in rights offering (3)         2,500            26.9              8,125       15.1          3.25
------------------------------------------ -------------- -------------- -------------- ------------- ----------------
   Investors in the public offering(4)        2,500            26.9              8,750       16.2          3.50
------------------------------------------ -------------- -------------- -------------- ------------- ----------------
   Total                                      9,294             100%           $53,875        100%
------------------------------------------ -------------- -------------- -------------- ------------- ----------------

Notes to Tables:
---------------

(1)  Share and dollar amounts in thousands.
(2) Existing common shareholders as of December 31, 2001. Does not include 1,364,714 shares of convertible preferred stock issued in connection with the acquisition of Heritage Bancorp, Inc. in September 2000.
(3)  Purchases by existing shareholders in the rights offering.
(4) Purchases in the public offering. We have excluded up to 750,000 common shares that we may sell if we exercise our option to increase the size of the public offering.

                            MARKET FOR COMMON SHARES

     Our common shares are traded on the Nasdaq SmallCap Market under the symbol "CFNL." The following table sets forth the high and low bid information for our shares on the NASDAQ SmallCap Market for the periods indicated:


                              Periods Ended             High         Low
                              -------------           -------       ------

1999
     First Quarter.................................   $  7.00       $ 6.25
     Second Quarter................................     10.94         6.75
     Third Quarter.................................      7.88         6.25
     Fourth Quarter................................      7.38         5.50
2000
     First Quarter.................................      4.75         4.50
     Second Quarter................................      5.25         5.06
     Third Quarter.................................      5.13         4.13
     Fourth Quarter................................      3.88         3.25
2001
     First Quarter.................................      4.88         3.50
     Second Quarter................................      5.96         4.25
     Third Quarter.................................      6.69         5.18
     Fourth Quarter................................      6.60         5.90
2002
     January 27....................................      6.50         3.60


     Our 4,294,323 common shares outstanding as of December 31, 2001 were held by approximately 1,605 holders of record.

                                 DIVIDEND POLICY

     We have not declared or distributed any cash dividends to the holders of our common shares, and it is not likely that we will declare any cash dividends on our common shares in the foreseeable future. A dividend accrues on the Series A 7.25% Cumulative Convertible Preferred Stock at the rate of $0.3625 per share per annum. This dividend is payable, at the discretion of the board of directors, on a quarterly basis. To date we have paid the dividend to the holders of the Series A 7.25% Cumulative Convertible Preferred Stock. Our board of directors intends to follow a policy of retaining any earnings to provide funds to operate and expand our business for the foreseeable future. Our future dividend policy is subject to the discretion of the board of directors and will depend upon a number of factors, including future earnings, financial condition, cash requirements, and general business conditions.

     Our ability to distribute cash dividends will depend primarily on the abilities of our subsidiaries to pay dividends to us. As a national bank, Cardinal Bank is subject to legal limitations on the amount of dividends it is permitted to pay. Furthermore, neither Cardinal Bank nor we may declare or pay a cash dividend on any of our capital stock if we are insolvent or if the payment of the dividend would render us insolvent or unable to pay our obligations as they become due in the ordinary course of business. For additional information on these limitations, see "Government Regulation and Supervision - Payment of Dividends."

                                    BUSINESS

Overview


     We own Cardinal Bank, N.A., a nationally chartered full-service community bank.

We also have an investment advisory subsidiary, Cardinal Wealth Services, Inc., which began operations on February 1, 1999. We will conduct virtually all of our business through Cardinal Bank, N.A. and Cardinal Wealth Services, Inc.


     In the fourth quarter of 2001 our net loss was $10.6 million, which included: an impairment of $8.3 million that effectively eliminated the goodwill associated with our merger with Heritage Bancorp and our related acquisition of The Heritage Bank (the amount of the impairment was determined through an independent appraisal of the remaining assets and liabilities of Heritage Bancorp performed in the final quarter of 2001); non-recurring restructuring charges of approximately $829,000, primarily related to severance payments to former employees, the sublease of redundant commercial space, and merger costs; and an additional provision to our loan loss reserve of $774,000.

History

     Cardinal Financial Corporation was formed in late 1997, principally in response to opportunities resulting from the takeovers of several Virginia-based banks by regional bank holding companies and bank consolidations. In our market area, these bank takeovers and consolidations had been accompanied by the dissolution of local boards of directors and relocation or termination of management and customer service professionals.

     Our initial strategy was to operate a multi-bank organization that emphasized decision-making at the local bank level combined with strong, centralized corporate, technological, marketing, financial and managerial support. Our operating model was for each local community bank to operate with local management and boards of directors consisting of individuals with extensive knowledge of the local community and the authority to make credit decisions. We believed that this operating strategy would give us a competitive advantage by coupling the benefits of local banking to attract customers who wished to conduct their business with a locally owned and managed institution with strong ties and an active commitment to the community with the administrative economies of centralized oversight and services (such as technology, finance and accounting, human resources, credit administration, internal audit, compliance, loan review, marketing, retail administration, administrative support, policies and procedures, product development and item processing).


     We implemented our initial strategy by organizing Cardinal Bank N.A., headquartered in Fairfax, Virginia, as a wholly owned subsidiary that commenced operations on June 8, 1998. Subsequently, we organized two additional wholly owned subsidiaries: Cardinal Bank - Manassas/Prince William, N.A., headquartered in Manassas, Virginia, that commenced operations on July 26, 1999; and Cardinal Bank - Dulles, N.A., headquartered in Reston, Virginia, that commenced operations on August 2, 1999. In addition to the banks that we organized ourselves, effective as of September 1, 2000, we acquired The Heritage Bank through a merger with Heritage Bancorp, Inc. The Heritage Bank was renamed to Cardinal Bank - Potomac as a result of the merger.


     The results of our initial strategy were successful from the standpoint of growth in core deposits and loans. By September 30, 2001, loans had grown to $197 million, deposits had reached $213 million, total assets exceeded $250 million, and we had become the fourth largest community bank headquartered in our target market, measured by total deposits. All three larger competitors had been in business for over ten years.

     Despite significant growth, we continued to experience operating losses. The level of non-interest expense created by operating four separate banks, including personnel expenses for four fully-staffed banks, plus occupancy expense for four headquarters facilities, continued to exceed revenue generated by net interest and fee income. In addition, the operation of four separate banks negatively affected operating efficiencies with respect to centralized accounting, deposit operations, credit administration, and information technology.

Recent Developments; Shift in Operating Strategy

     In the summer of 2001, we concluded that the inherent operational inefficiencies of conducting banking activities through four separate subsidiary banks resulted in costs that placed us at a significant competitive disadvantage and impeded our ability to achieve profitability. In recognition of this and in the interest of achieving profitability as quickly as possible, we began the process of reorganizing and restructuring our operations for greater growth and profitability.

     In October 2001, the board of directors named Bernard H. Clineburg as our Vice Chairman, President and Chief Executive Officer. Mr. Clineburg has over 30 years of experience in the banking industry in Northern Virginia. Mr. Clineburg served as Chairman and Chief Executive Officer of George Mason Bancshares from 1993 to March 1998 when George Mason Bancshares was acquired by United Bancshares. During this period, Mr. Clineburg successfully oversaw the growth of George Mason Bancshares assets from approximately $160 million to over $1 billion; oversaw George Mason Bancshares initial public offering in 1994 and negotiated the sale of George Mason Bancshares to United Bancshares in 1998. From March 1998 through March 2000, Mr. Clineburg continued with United Bank of Virginia as President, Chairman and Chief Executive Officer (which at the time of his departure had assets of approximately $1.5 billion) and as President of its holding company, United Bancshares (which at the time of his departure had assets in excess of $5 billion). Prior to his involvement with George Mason Bancshares, Mr. Clineburg served as the President and Chief Executive Officer of Arlington Bank from 1986-1990 and in that capacity oversaw the growth and sale of Arlington Bank to Citizens Bank & Trust (which was subsequently acquired by Crestar Bank and is now SunTrust Bank). Since Mr. Clineburg's arrival, we have taken steps designed to streamline our operations, reduce costs and achieve profitability. In particular:


..    We have completed the consolidation of our original four banking subsidiaries into a single bank in order to reduce costs and streamline operations and decision-making. The merger of Cardinal Bank - Dulles, N.A. and Cardinal Bank - Potomac into Cardinal Bank, N.A. was completed in November,2001. The merger of Cardinal Bank Manassas/Prince William, N.A. into Cardinal Bank, N.A., was effective as of March 1, 2002.

..    In the fourth quarter of 2001 we had an $8.3 million impairment of goodwill, substantially eliminating the goodwill attributable to the purchase of Heritage Bancorp, Inc. in September 2000. An evaluation of losses incurred by Cardinal Bank - Potomac (the successor to The Heritage
     Bank) during 2000 and 2001, coupled with expectations of future additional losses, indicated a potential impairment in our investment in Heritage. A valuation of Cardinal Bank - Potomac was performed by an external consultant in response to these impairment indicators. The valuation confirmed a significant impairment in the Company's investment in Heritage and resulted in the write down of goodwill.


..    We further reduced staffing levels during the fourth quarter. Since June
     30, 2001, we have reduced our number of employees from 138 on June 30, 2001 to 105 as of December 31, 2001. Most of the staff reductions were made in the commercial lending area of the banks, which had become overstaffed in light of the shift in strategy from four banks to one. Significant reductions in staff were also made in our centralized administration areas, including accounting, deposit operations and credit administration.

..    We have subleased excess commercial space at our Alexandria and McLean facilities and have placed excess commercial space at our Reston facility on the market.


     These steps have significantly reduced our fixed costs and are intended to accelerate our development of sustained profitability. Although our operations experienced significant changes, we continued to experience annualized asset growth in excess of 30 percent during the fourth quarter of 2001, with total assets reaching $279.6 million as of December 31, 2001. We remain committed to continually increase our share of the local banking market.

Business

     We have filed with the Securities and Exchange Commission a Form SB-2 Registration Statement under which we intend to offer 2,500,000 shares to existing shareholders of record as of February 1, 2002 and 2,500,000 shares to the public. The proposed offerings are an important element of our revised strategy, but there can be no assurance that we will be able to complete the offerings. If successful, we plan to use the offering proceeds to support continued growth and achieve sustained profitability. In particular:

..    We plan to expand our branch network throughout Northern Virginia, by at least two branches over the next 18 months at an estimated cost of $350,000 per branch, and increase core retail deposits by developing and marketing innovative consumer oriented products and services. Further consolidation of branch locations is expected in our target market as several mergers of large regional and national banks are completed over the coming months. This consolidation is expected to create opportunities to significantly expand our branch network to attractive retail sites and increase our market share of bank deposits within our target market.


..    The capital we expect to raise in the offerings will provide us with larger lending limits and will allow us to further expand our commercial lending activities, using the breadth of experience of our senior lenders.


..    We plan to organize a mortgage-banking subsidiary to enhance our participation in the Northern Virginia residential mortgage lending market and create fee income for us. We estimate that the start-up costs associated with the first 12 months of a mortgage-banking subsidiary would be approximately $1.2 million.

..    We may acquire a minority interest in a regional merchant bank, or a fund established by such a bank.

..    Although we have not at this time identified specific bank acquisition targets, we will explore the possibility of further growth through acquisition.


..    We plan to expand certain existing product lines, including government contract receivables lending, purchase of commercial accounts receivables, origination of consumer credit, and provision of investment advisory services through Cardinal Wealth Services, Inc.

Our goal is to create a diversified, community-focused banking franchise, balanced between retail, commercial and real estate transactions and services.

Customers

     We believe that the recent and ongoing bank consolidation within Northern Virginia provides a significant opportunity to build a successful, locally-oriented franchise. We also believe that many of the larger financial institutions do not emphasize a high level of personalized service to the small and medium-sized commercial, professional or individual retail customers. Our commercial relationship managers focus their marketing efforts on attracting small and medium-sized businesses and professionals, such as physicians, accountants and attorneys. Because we focus on businesses and professionals, the majority of our loan portfolio is in the commercial area with an emphasis placed on originating sound, profitable commercial and industrial loans secured by real estate, accounts receivable, inventory, property, plant and equipment.

     Although we expect to continue serving the business and professional market with experienced commercial relationship managers, we intend to increase our marketing efforts to retail consumers through the expansion of our branch network and development of innovative retail products and services.

Banking Products and Services

     The principal business of the bank is to accept deposits from the public and to make loans and other investments. The principal sources of funds for the bank's loans and investments are demand, time, savings and other deposits, repayment of loans, and borrowings. The principal source of income for the bank is interest collected on loans and other investments. The principal expenses of the bank are interest paid on savings and other deposits, employee compensation, office expenses, and other overhead expenses. The bank does not currently offer trust or fiduciary services.

     The bank is committed to providing high quality banking products and services to its customers, and has made a significant investment in its advanced automated operating accounting system, which supports virtually every banking function. The system provides the technology that fully automates the branches, processes bank transactions, mortgages, loans and electronic banking, conducts data base and direct response marketing, provides cash management solutions, streamlined reporting and reconciliation support as well as sales support.

     With this investment in technology, the bank offers Internet-based delivery products for both consumers and commercial customers. Customers can open accounts, apply for loans, check balances, check account history, transfer funds, pay bills, download account transactions into Quicken(TM) and Microsoft Money(TM), use interactive calculators and transmit e-mail with the bank over the Internet. The Internet provides an inexpensive way for the bank to expand its geographic borders and branch activities while providing the kind of services one would expect from the larger banks.

     We currently have seven full service banking offices, which are staffed by 29 full-time employees and 9 part-time employees. We offer a broad array of banking products and services to our customers. These products and services are set forth below.

     Loans. We offer a wide range of short- to long-term commercial and consumer loans, which are described in further detail below. We have established pre-determined percentage levels as targets for the division of our loan portfolio across the various categories of loans. Commercial loans, real estate-commercial loans, real estate-construction loans, real estate-residential loans, home equity loans, and consumer loans account for approximately 28.7%, 43.4%, 3.2%, 7.2%, 10.6% and 6.9%, respectively of our loan portfolio at December 31, 2001. We believe that this division reflects the current credit demands of our market and provides a sufficient amount of diversification to avoid over-reliance on one category. We may adjust these levels from time to time as the credit demands of the community change and as our business evolves.

     Credit Policies. Our senior lending officers and chief credit officer are primarily responsible for maintaining a quality loan portfolio and developing a strong credit culture throughout the entire organization. The chief credit officer is responsible for developing and updating our credit policies and procedures. The board of directors of the bank may make exceptions to these credit policies and procedures as appropriate, but any such exception must be documented and made for sound business reasons.

     Credit quality is controlled by the chief credit officer through compliance with our credit policies and procedures. Our risk-decision process is actively managed in a disciplined fashion to maintain an acceptable risk profile characterized by soundness, diversity, quality, prudence, balance and accountability. Our credit approval process consists of specific authorities granted to the lending officers. Loans exceeding a particular lending officer's level of authority are reviewed and considered for approval by an officers' loan committee and then by a committee of the bank's board of directors. In addition, the chief credit officer works closely with each lending officer at the bank level to ensure that the business being solicited is of the quality and structure that fits our desired risk profile.

     Under our credit policies, we generally limit our concentration of credit risk in any loan or group of loans to 30% of the bank's capital. Such concentration limit pertains to any group of borrowers related as to the source of repayment or any one specific industry. Furthermore, the bank has established limits on the total amount of the bank's outstanding loans to one borrower, all of which are set below legal lending limits.

     Commercial Loans. We make commercial loans to qualified businesses in our market area. Our commercial lending consists primarily of commercial and industrial loans for the financing of accounts receivable, inventory, property, plant and equipment. We also offer Small Business Administration guaranteed loans and asset-based lending arrangements to certain of our customers.

     Secured Lending. Commercial loans generally have a higher degree of risk than residential mortgage loans, but have commensurately higher yields. Residential mortgage loans generally are made on the basis of the borrower's ability to make repayment from his or her employment and other income and are secured by real estate, the value of which generally is readily ascertainable. In contrast, commercial loans typically are made on the basis of the borrower's ability to make repayment from cash flow from its business and are secured by business assets, such as commercial real estate, accounts receivable, equipment and inventory. As a result, the availability of funds for the repayment of commercial loans may be substantially dependent on the success of the business itself. Further, the collateral for commercial loans may depreciate over time and cannot be appraised with as much precision as residential real estate.

     To manage these risks, our policy is to secure commercial loans with both the assets of the borrowing business and other additional collateral and guarantees that may be available. In addition, we actively monitor certain measures of the borrower, including advance rate, cash flow, collateral value and other appropriate credit factors.

     Commercial Mortgage Loans. We also originate commercial mortgage loans. These loans are primarily secured by various types of commercial real estate, including office, retail, warehouse, industrial and other non-residential types of properties and are made to the owners and/or occupiers of such property. These loans have maturities generally ranging from one to ten years.

     Commercial mortgage lending entails significant additional risk compared with residential mortgage lending. Commercial mortgage loans typically involve larger loan balances concentrated with single borrowers or groups of related borrowers. Additionally, the payment experience on loans secured by income producing properties is typically dependent on the successful operation of a business or a real estate project and thus may be subject, to a greater extent than is the case with residential mortgage loans, to adverse conditions in the real estate market or in the economy generally. Our commercial real estate loan underwriting criteria require an examination of debt service coverage ratios, the borrower's creditworthiness and prior credit history and reputation, and we generally require personal guarantees or endorsements. We also carefully consider the location of the property that will be collateral for the loan.

     Loan-to-value ratios for commercial mortgage loans, generally do not exceed 75%. We permit loan-to-value ratios up to 80% if the property is owner occupied and the borrower has unusually strong general liquidity, net worth and cash flow.

     Residential Mortgage Loans. Our residential mortgage loans consist of residential first and second mortgage loans, residential construction loans and home equity lines of credit and term loans secured by first and second mortgages on the residences of borrowers for home improvements, education and other personal expenditures. We make mortgage loans with a variety of terms, including fixed and floating or variable rates and a variety of maturities. Maturities for construction loans generally range from six to twelve months for residential property and from twelve to eighteen months for non-residential and multi-family properties.

     Residential mortgage loans generally are made on the basis of the borrower's ability to make repayment from his or her employment and other income and are secured by real estate the value of which tends to be easily ascertainable. These loans are made consistent with our appraisal and real estate lending policies, which detail maximum loan-to-value ratios and maturities. Residential mortgage loans and home equity lines of credit secured by owner-occupied property generally are made with a loan-to-value ratio of up to 80%. Loan-to-value ratios of up to 90% may be allowed on residential owner-occupied property based on the borrower's unusually strong general liquidity, net worth and cash flow.

     Construction Loans. Construction lending entails significant additional risks compared with residential mortgage lending. Construction loans often involve larger loan balances concentrated with single borrowers or groups of related borrowers. Construction loans also involve additional risks attributable to the fact that loan funds are advanced upon the security of property under construction, which is of uncertain value prior to the completion of construction. Thus, it is more difficult to evaluate accurately the total loan funds required to complete a project and related loan-to-value ratios. To minimize the risks associated with construction lending, we limit loan-to-value ratios for owner occupied residential or commercial properties to 80%, and for investor-owned residential or commercial properties to 75% of when-completed appraised values. We expect that the loan-to-value ratios described above will be sufficient to compensate for fluctuations in the real estate market to minimize the risk of loss.

     Consumer Loans. Our consumer loans consist primarily of installment loans to individuals for personal, family and household purposes. The specific types of consumer loans we make include home improvement loans, debt consolidation loans and general consumer lending.

     Consumer loans may entail greater risk than residential mortgage loans, particularly in the case of consumer loans that are unsecured, such as lines of credit, or secured by rapidly depreciable assets such as automobiles. In such cases, any repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment of the outstanding loan balance as a result of the greater likelihood of damage, loss or depreciation. The remaining deficiency often does not warrant further substantial collection efforts against the borrower. In addition, consumer loan collections are dependent on the borrower's continuing financial stability, and thus are more likely to be adversely affected by job loss, divorce, illness or personal bankruptcy. Furthermore, the application of various federal and state laws, including federal and state bankruptcy and insolvency laws, may limit the amount that can be recovered on such loans. A loan may also give rise to claims and defenses by a consumer loan borrower against an assignee of such loan, such as the bank, and a borrower may be able to assert against such assignee claims and defenses that it has against the seller of the underlying collateral.

     Our policy for consumer loans is to accept moderate risk while minimizing losses, primarily through a careful analysis of the borrower. In evaluating consumer loans, we require our lending officers to review the borrower's level and stability of income, past credit history and the impact of these factors on the ability of the borrower to repay the loan in a timely manner. In addition, we require our banking officers to maintain an appropriate margin between the loan amount and collateral value.

     We also issue credit cards to certain of our customers. In determining to whom we will issue credit cards, we evaluate the borrower's level and stability of income, past credit history and other factors. Finally, we make additional loans that are not classified in one of the above categories. In making such loans, we attempt to ensure that the borrower meets our credit quality standards.

     Purchase and Collection of Commercial Accounts Receivable. We offer a product to our commercial customers involving the purchase, management and collection of accounts receivable. This product is offered to small businesses that do not have capital levels sufficient to qualify for traditional accounts receivable lines of credit or whose borrowing needs exceed the amount that could be borrowed under a traditional line of credit facility. Instead of earning interest on outstanding balances, we earn a discount fee on the amount of receivables purchased. Receivables are closely monitored and payments are directed to a lockbox controlled by us. To manage risk, we perform independent verifications of purchased receivables and maintain payment reserves of at least 10% of the amount advanced. Customers are required to repurchase all receivables that become aged 90 days or more. This repurchase obligation is personally guaranteed by the principal owner(s) of our customers. In addition, we maintain both fraud and accounts receivable insurance coverage on the purchased receivables.


     Loan Participations: From time to time we purchase and sell loan participations to or from other banks within our market area. In addition, in 1999 and 2001, we purchased two consumer loan portfolios from a bank outside of our market area. All loan participations purchased have been underwritten using the bank's standard and customary underwriting criteria.

     Deposits. We offer a broad range of interest-bearing and noninterest-bearing deposit accounts, including commercial and retail checking accounts, money market accounts, individual retirement accounts, regular interest-bearing savings accounts and certificates of deposit with a range of maturity date options. The primary sources of deposits are small and medium-sized businesses and individuals within our target market. Senior management has the authority to set rates within specified parameters in order to remain competitive with other financial institutions. We do not currently engage in the purchase of any brokered deposits. All deposits are insured by the Federal Deposit Insurance Corporation up to the maximum amount permitted by law. We implement a service charge fee schedule, which is competitive with other financial institutions in our market, covering such matters as maintenance fees on checking accounts, per item processing fees on checking accounts, returned check charges and other similar fees.

     Courier Services. We offer courier services to our business customers. Courier services permit us to provide the convenience and personalized service that our customers require by scheduling pick-ups of deposits.

Telephone and Internet Banking. We believe that there is a strong demand within our market for telephone banking and Internet banking. Both services allow both commercial and retail customers to access detailed account information and execute a wide variety of the banking transactions referred to above. We believe that these services are particularly attractive for our customers, as it enables them to conduct their banking business and monitor their bank accounts from remote locations. Telephone and Internet banking assists us in attracting and retaining customers and encourages our customers to maintain more of their banking relationships with us.

     Automatic Teller Machines. We have an ATM at each of our branch offices plus one off-site and we make other financial institutions' ATMs available to our customers.

     Other Products and Services. We offer specialized products and services to our customers, such as travelers checks and safe deposit services. We periodically evaluate other services such as trust services, insurance and other permissible activities. We intend to introduce these services as they become economically viable. We do not currently engage in any interest rate hedging activities and are not involved in any off balance sheet transactions or relationships, except for letters of credit issued on behalf of commercial customers in the ordinary course of business. We have not engaged in any securitizations of loans.

Brokerage and Investment Advisory Services

     Through our subsidiary, Cardinal Wealth Services, Inc., we provide financial and estate planning services. Cardinal Wealth Services has formed a strategic alliance with LM Financial Partners, Inc., a wholly owned subsidiary of Legg Mason Inc. Through this alliance, Cardinal Wealth Services financial advisors can offer its customers an extensive range of financial products and services, including estate planning, qualified retirement plans, mutual funds, annuities, life insurance, fixed income securities and equity research and recommendations. Cardinal Wealth Services is located at 1313 Dolley Madison Boulevard, McLean, Virginia 22101 and has 12 full-time employees, including 7 financial advisors.

Market Area

     Our target market area includes areas in and around Fairfax County, Virginia, including the independent cities of Fairfax, Alexandria and Manassas, Virginia, as well as the counties of Arlington, Prince William and Loudoun. We have established full-service banking offices in seven locations in the target market.

     Our target market is the Northern Virginia Metropolitan Statistical Area
(MSA) and is part of the fourth largest metropolitan statistical area in the nation. The population of the MSA in 2000 was approximately 2.2 million and is expected to grow to over 2.4 million by 2010. Over 40% of the population is 25 years and older and have earned a Bachelor's Degree or higher. This MSA has a low unemployment rate and the per capita personal income in 1999 was in excess of $40,000.

     Fairfax County is the largest county in Virginia, with a population of approximately 970,000 in 2000, and is expected to grow to just under 1.1 million by 2010. With a per capita personal income of nearly $50,000, the county is one of the most affluent in the country. The county is known as a major center for U.S. and international corporate headquarters, technical and professional service firms, and trade and professional organizations. A highly skilled and educated labor force combined with a well-integrated transportation network, including access to three major airports, positions Fairfax County for continued business growth and expansion. Our headquarters is located approximately 20 miles west of Washington, D.C. and 115 miles north of Richmond, Virginia.


     Our target market is one of the strongest banking markets in the nation. As of June 30, 2001, total FDIC insured bank deposits in our target market area, excluding deposits of E*TRADE Bank and Capital One Bank (which, although based in our target market area, draw deposits nationally), was $24 billion, up 16% from the prior year. Of the $24 billion in bank deposits in our target market area, just over 75% were held by banks based outside of our target market area. A major focus of our revised strategy is to gain a larger share of this robust market for insured bank deposits.


Competition

     We are headquartered in Northern Virginia, where there is a growing but limited community bank presence. It is a community generally serviced by the branches of large regional banks headquartered, for the most part, in cities outside Northern Virginia. Our market area is a highly competitive, highly branched banking market. We compete as a financial intermediary with other commercial banks, savings and loan associations, credit unions, mortgage banking firms, consumer finance companies, securities brokerage firms, insurance companies, money market mutual funds and other financial institutions operating in the Northern Virginia market area and elsewhere.

     Competition in the market area for loans to small businesses and professionals is intense, and pricing is important. Many of our competitors have substantially greater resources and lending limits than we do. In addition many competitors offer services, such as extensive branch networks that we currently do not provide. Moreover, larger institutions operating in the Northern Virginia market have access to borrowed funds at lower costs than are available to us.

     Deposit competition among institutions in the market area also is very strong. As a result, it is possible that we will pay above-market rates to attract deposits. According to a market share data obtained from the FDIC, excluding deposits held by E*TRADE Bank and Capital One Bank, we held 0.83% of total deposits in our target market as of June 30, 2001, compared to 0.68% as of June 30, 2000. Banks headquartered in our target market area controlled just 24.6% of local deposits as of June 30, 2001, up from 24.1% in the prior year. Deposit market share of banks' headquarters outside of our target market area declined from 75.9% as of June 30, 2000 to 75.4% as of June 30, 2001. By providing competitive products and more personalized service, local banks have been able to take market share from their non-local competitors, a trend we see continuing and one we intend to exploit as part of our revised strategy.

Employees

     At December 31, 2001, we had 87 full-time employees and 18 part-time employees. None of our employees are represented by any collective bargaining unit.

Legal Proceedings

     In the ordinary course of our operations, we may become party to legal proceedings. Currently, we are not party to any material proceedings and no such proceedings are, to management's knowledge, threatened against us.


                                   PROPERTIES



     We conduct our business from our main office in Fairfax, Virginia and seven branch banking offices. The following table provides certain information with respect to our properties:

--------------------------------------------------------------------------------------------
            Location:             Date Facility Opened:        Ownership and Leasing
                                                                   Arrangements
--------------------------------------------------------------------------------------------
Main Office:                           January, 1999      We occupy approximately 7,800
Cardinal Financial Corporation                            square feet under a lease that
10555 Main Street                                         expires December 31, 2003.
Suite 500
Fairfax, Virginia 22030
--------------------------------------------------------------------------------------------
Branch Office #1                       January, 1998      This branch occupies a three-story
Cardinal Bank, N.A.                                       brick structure, which contains
10641 Lee Highway                                         approximately 9,000 square feet
Fairfax, Virginia 22030                                   under a lease that expires
                                                          December 31, 2007.
--------------------------------------------------------------------------------------------
Branch Office #2                          June, 2000      This branch occupies approximately
Cardinal Bank, N.A.                                       2,600 square feet under a lease
1737 King Street                                          that expires December 31, 2013.
Alexandria, Virginia 22314
--------------------------------------------------------------------------------------------
Branch Office #3                        August, 1999      This branch occupies approximately
Cardinal Bank, N.A.                                       6,600 square feet of a three-story
11150 Sunset Hills Road                                   structure under a lease that
Reston, Virginia 20190                                    expires December 31, 2008.
                                                          Approximately 3,000 square feet of
                                                          space is currently on the market
                                                          for sublease.
--------------------------------------------------------------------------------------------
Branch Office #4                     September, 2000      This branch occupies approximately
Cardinal Bank, N.A.                                       3,000 square feet under a lease
46005 Regal Plaza                                         that expires February 29, 2009.
Sterling, Virginia 20165
--------------------------------------------------------------------------------------------
Branch Office #5                     September, 2000      This branch occupies approximately
Cardinal Bank, N.A.                                       2,200 square feet under a lease
1313 Dolley Madison Blvd.                                 that expires July 31, 2008.
McLean, Virginia 22101
                                                          Cardinal Wealth Services, Inc.
Also at the location is:                                  occupies 2,600 square feet under
Cardinal Wealth Services, Inc.                            the same lease as the branch
                                                          office.
--------------------------------------------------------------------------------------------
Branch Office #6                     September, 2000      This branch occupies approximately
Cardinal Bank, N.A.                                       4,100 square feet under a lease
1650 Tysons Boulevard                                     that expires March 31, 2006.
McLean, Virginia 22102
--------------------------------------------------------------------------------------------
Branch Office #7                          July, 1999      This branch occupies a two-story
Cardinal Bank - Manassas/Prince                           building containing approximately
William, N.A.                                             6,000 square feet and owned by us.
9626 Center Street
Manassas, Virginia 20110
--------------------------------------------------------------------------------------------

                             SELECTED FINANCIAL DATA

     You should read the summary financial data presented below in conjunction with our audited consolidated financial statements, including the related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operation" included in this prospectus. The summary financial data as of December 31, 2001 and 2000 and for the each of the two years ended December 31, 2001 and 2000 and is derived from our audited consolidated financial statements and related notes included in this prospectus. The summary financial data as of December 31, 1999 and for the year ended December 31, 1999 is derived from our audited consolidated financial statements which are not included in this prospectus.


------------------------------------------------------------------------------------------
                                                         Year Ended December 31,
------------------------------------------------------------------------------------------
                                                  2001          2000            1999
------------------------------------------------------------------------------------------
Income Statement Data:                       (Dollars in thousands, except per share data)
------------------------------------------------------------------------------------------
     Net interest income                      $     9,077     $     6,410     $     3,025
-----------------------------------------------------------------------------------------
     Provision for loan losses                      1,201             753             514
-----------------------------------------------------------------------------------------
     Non-interest income                            3,266           2,098           1,320
-----------------------------------------------------------------------------------------
     Non-interest expense                          23,866          11,726           7,870
-----------------------------------------------------------------------------------------
     Income taxes                                      --              --              --
-----------------------------------------------------------------------------------------
     Loss                                     $   (12,724)    $    (3,971)    $    (4,039)
-----------------------------------------------------------------------------------------
Selected Financial Data:
-----------------------------------------------------------------------------------------
     Basic net loss                           $   (12,724)    $    (3,971)    $    (4,039)
-----------------------------------------------------------------------------------------
     Fully diluted net loss                       (12,724)         (3,971)         (4,039)
-----------------------------------------------------------------------------------------
     Cash dividends declared on common                 --              --              --
-----------------------------------------------------------------------------------------
     Cash dividends declared on preferred             503             171              --
-----------------------------------------------------------------------------------------
     Basic net loss to common shareholders        (13,227)         (4,142)         (4,039)
-----------------------------------------------------------------------------------------
     Fully diluted net loss to common
     shareholders                                 (13,227)         (4,142)         (4,039)
-----------------------------------------------------------------------------------------
     Book value at year end                          3.21            6.36            7.25
     Tangible book value at year end          $      3.06     $      4.11     $      7.25
-----------------------------------------------------------------------------------------
     Common shares outstanding, year end        4,294,323       4,253,155       4,242,634
-----------------------------------------------------------------------------------------
     Average common shares outstanding,
     basic                                      4,258,087       4,246,346       4,240,819
-----------------------------------------------------------------------------------------
     Average common shares outstanding,
     diluted                                    4,258,087       4,246,346       4,240,819
-----------------------------------------------------------------------------------------
Balance Sheet Data:
-----------------------------------------------------------------------------------------
     Total assets                             $   279,584     $   207,048     $    97,033
-----------------------------------------------------------------------------------------
     Total loans, net of fees                     200,911         154,271          68,167
     Total loans held for sale                      4,732              --              --
-----------------------------------------------------------------------------------------
     Total investment securities                   34,147           6,935           4,807
-----------------------------------------------------------------------------------------
     Total deposits                               246,024         163,371          59,873
-----------------------------------------------------------------------------------------
     Shareholders' equity                          20,624          34,112          30,745
-----------------------------------------------------------------------------------------
     Common shareholders' equity              $    13,799     $    27,055     $    30,745

-----------------------------------------------------------------------------------------
Performance Ratios:
-----------------------------------------------------------------------------------------
     Loss on average assets                         (5.24%)         (2.72%)         (5.61%)
-----------------------------------------------------------------------------------------
     Loss on average equity                        (39.14%)        (12.72%)        (12.26%)
-----------------------------------------------------------------------------------------
     Net interest margin /(1)/                       4.17%           4.82%           4.59%

-----------------------------------------------------------------------------------------
Asset Quality Ratios:/(2)/
-----------------------------------------------------------------------------------------
     Allowance to year-end loans                     1.55%           1.23%           1.07%
-----------------------------------------------------------------------------------------
     Allowance to nonperforming assets              859.8%          324.8%            N/A
     Nonperforming assets to total loans             0.18%           0.28%           0.00%
     Net charge-offs to loans                        0.00%           0.00%           0.00%

-----------------------------------------------------------------------------------------
Capital Ratios:
-----------------------------------------------------------------------------------------
     Tier I risk-based capital                       9.04%          18.89%          37.86%
-----------------------------------------------------------------------------------------
     Total risk-based capital                       10.42%          19.94%          38.75%
-----------------------------------------------------------------------------------------
     Leverage capital ratio                          8.57%          17.39%          32.55%
-----------------------------------------------------------------------------------------
     Total equity to total assets                    7.38%          16.48%          31.69%
-----------------------------------------------------------------------------------------

/(1)/ Net interest margin is net interest income divided by total average earning assets.

/(2)/ Nonperforming assets consist of nonaccrual loans, restructured loans and foreclosed properties.
/(3)/ 1998 does not represent a full year of banking operations. Date of inception for Cardinal is November 24, 1997; banking operations did not begin until June 1998.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

     The following presents management's discussion and analysis of our consolidated financial condition for the years ended December 31, 2001 and 2000 and the results of our operations for the years ended December 31, 2001, 2000 and 1999. The discussion should be read in conjunction with the accompanying consolidated financial statements.

2001 Compared to 2000

     Earnings Overview

     In the fourth quarter of 2001 our net loss was $10.6 million, which included an impairment of $8.3 million that effectively eliminated the goodwill associated with our merger with Heritage Bancorp, Inc. An evaluation of current year losses produced by Cardinal Bank - Potomac and expectations of future additional losses indicated a potential impairment in our investment in Heritage. Loan and deposit growth were materially less than what had been anticipated in our original projections The amount of the impairment was determined through an independent appraisal of the remaining assets and liabilities of Heritage Bancorp, Inc. performed during the fourth quarter of 2001. In addition, management refined its loan loss reserve methodology, which resulted in an additional provision to our loan loss reserve of $774,000. Additional costs relating to our restructuring totaled $829,000 during the last quarter of 2001.

     Our net loss for the year ended December 31, 2001 totaled $13.2 million or ($3.11) per common share, compared with a loss of $4.1 million or ($0.98) per common share for the same period of 2000. The 2001 loss included an impairment of $8.3 million that substantially eliminated the goodwill attributed to the purchase of Heritage Bancorp, Inc. The return on average assets was (5.24%) in 2001 as compared to (2.72%) in 2000. The return on average equity was (39.14%) in 2001 as compared to (12.72%) in 2000. Earnings per common share reflect the payment of preferred dividends of $503,000 and $171,000 for the years ended December 31, 2001 and 2000, respectively. Excluding the preferred dividends and the write down of goodwill, the loss for the year ended December 31, 2001 was $4.5 million as compared to $4.1 million for the same period of 2000.

     Total earning assets increased by 37.6% to $258.0 million at December 31, 2001 as compared to $187.5 million at December 31, 2000. This increase consisted mainly of $46.6 million or 30.2% growth in total loans, net of fees and a $27.2 million increase in investment securities available-for-sale. These increases were primarily funded by total deposit growth of $82.7 million or 50.6% over December 31, 2000 balances.

     Operating results in 2001 reflected significant increases in all income and expense categories due to our growth. We purchased the Heritage Bancorp, Inc. and its sole operating subsidiary, The Heritage Bank on September 1, 2000, which contributed a full year of operating income and expenses in 2001 as compared to four months in 2000.

     Net interest income was $9.1 million in 2001, up $2.7 million from 2000 or 42.2%. This increase was substantially due to increased volume as the net interest margin had decreased. The net interest margin was 4.17% for the year ended December 31, 2001 as compared to 4.82% for the same period of 2000. The drop in interest rates by 475 basis points during 2001 contributed to this decline as our earning assets have repriced sooner than interest-bearing liabilities. Average total loans increased $77.0 million to $181.0 million in 2001 from $104.0 million in 2000, due to strong loan demand. Average total deposits increased $91.5 million to $197.4 million in 2001 from $105.9 million in 2000.

     In 2001, the loan loss provision of $1.2 million was $448,000 greater than the $753,000 recorded in 2000 due partially to the increase in loan balances, both originated and acquired during 2001. Of the $1.2 million increase in loan loss reserves in 2001, $644,000 was due to increases in loan balances, $157,000 was due to an increase in reserves specifically allocated to one non-performing credit, and $399,000 was due to refinements in our loan loss reserve methodology.

     Non-interest income was $3.3 million, a 57.1% increase compared to 2000. The largest portion of this increase was investment fee income from our subsidiary, Cardinal Wealth Services, Inc., which increased to $1.9 million in 2001 from $1.5 million in 2000. Service charges on deposit accounts increased $245,000 to $398,000 during 2001 due to increased deposit accounts.

     Non-interest expense was $23.9 million in 2001 compared to $11.7 million in 2000. The 2001 increase included an impairment of $8.3 million that substantially eliminated the goodwill attributed to the purchase of Heritage Bancorp, Inc. Additional expenses of approximately $884,000 in nonrecurring costs associated with a corporate restructuring were included in 2001.

     Net Interest Income/Margin


     The primary source of our revenue, net interest income, is defined as the difference between interest income on earning assets and the cost of funds supporting those assets. The level of net interest income is impacted primarily by variations in the volume and mix of these assets and liabilities, as well as changes in interest rates when compared to previous periods of operations. The net interest margin was 4.17% for the year ended December 31, 2001 as compared to 4.82% for the same period of 2000. The Federal Open Market Committee decreased interest rates by 475 basis points during 2001 contributing to a decline in the net interest margin as earning assets have repriced sooner than interest-bearing liabilities. The rate on interest earning assets decreased to 7.61% in 2001 from 8.39% in 2000 and our cost of funds decreased to 3.13% in 2001 from 3.29% in 2000. Average total loans increased $77.0 million to $181.0 million in 2001 from $104.0 million in 2000, due to strong loan demand primarily in commercial loans and commercial real estate loans. Average balances for nonperforming assets are included in the net interest margin calculation and did not have a material impact on our net interest margin in 2001 and 2000. Additional interest income of approximately $17,000 for 2001 and $34,000 for 2000 would have been realized had all nonperforming assets performed as originally expected. Nonperforming assets exclude loans that are both past due 90 days or more and not deemed nonaccrual, due to an assessment of collectibility. Nonperforming assets consist of nonaccrual loans. Average total deposits increased $91.5 million to $197.4 million in 2001 from $105.9 million in 2000. Although all deposit accounts grew, the largest increase was in average certificates of deposit.


     Tables 1 and 2 contain more detailed information concerning average balances, yields earned, and rates paid.

                                     Table 1
                 Cardinal Financial Corporation and Subsidiaries
        Average Balance Sheets and Interest Rates on Earning Assets and
                         Interest - Bearing Liabilities
                             (Dollars in thousands)

                                                                       2001                         2000
                                                                        Interest                       Interest
                                                             Average    Income/             Average    Income/
                                                             Balance    Expense    Rate     Balance    Expense    Rate
                                                            ----------------------------   ----------------------------
Assets
Interest-earning assets:
 Loans:
       Commercial                                           $  52,063   $ 4,407    8.46%   $  35,605   $  3,149    8.84%
       Real estate - commercial                                72,500     6,288    8.67%      33,546      2,899    8.64%
       Real estate - construction                               5,634       487    8.64%       2,425        287   11.84%
       Real estate - residential                               17,972     1,501    8.35%      15,568      1,447    9.29%
       Home equity lines                                       18,023     1,146    6.36%       7,307        698    9.55%
       Consumer                                                14,827     1,144    7.72%       9,518        778    8.17%
                                                            -------------------            --------------------
             Total loans                                      181,019    14,973    8.27%     103,969      9,258    8.90%
                                                            -------------------            --------------------

 Investment securities available for sale                       7,022       437    6.22%       6,068        371    6.11%
 Other investments                                              1,373        82    5.97%       1,036         70    6.76%
 Federal funds sold                                            28,467     1,085    3.81%      21,790      1,452    6.66%
                                                            -------------------            --------------------
 Total interest-earning assets and interest income            217,881    16,577    7.61%     132,863     11,151    8.39%
                                                                        =======                        ========

Non-interest earning assets:
Cash and due from banks                                        10,467                          5,890
Premises and equipment, net                                     5,579                          4,698
Goodwill and other intangibles                                  9,228                          3,262
Accrued interest and other assets                               1,695                            564
Allowance for loan losses                                      (2,118)                        (1,184)
                                                            ---------                      ---------
Total assets                                                $ 242,732                      $ 146,093
                                                            =========                      =========

Liabilities and Shareholders' Equity
Interest - bearing liabilities:
Interest - bearing deposits:
      Interest checking                                        17,675       370    2.09%       5,375        130    2.42%
      Money markets                                            25,346       767    3.03%      15,256        624    4.09%
      Statement savings                                         4,371       102    2.33%       2,441         61    2.50%
      Certificates of deposit                                 101,932     5,788    5.68%      55,656      3,479    6.25%
                                                            -------------------            --------------------
           Total interest - bearing deposits                  149,324     7,027    4.71%      78,728      4,294    5.45%
                                                            -------------------            --------------------

Other borrowed funds                                           10,002       473    4.73%       6,904        447    6.47%
                                                            -------------------            --------------------
Total interest-bearing liabilities and interest expense       159,326     7,500    4.71%      85,632      4,741    5.54%
                                                                        =======                        ========
Noninterest-bearing liabilities:
Demand deposits                                                48,110                         27,203
Other liabilities                                               2,790                          2,043
Preferred shareholders' equity                                  7,056                          2,371
Common shareholders' equity                                    25,450                         28,844
                                                            ---------                      ---------
Total liabilities and shareholders' equity                  $ 242,732                      $ 146,093
                                                            =========                      =========
Net interest income and net interest margin                             $ 9,077    4.17%               $  6,410    4.82%
                                                                        -------                        --------

                                                                      Interest
                                                           Average    Income/
                                                           Balance    Expense    Rate
                                                           ---------------------------
Assets
Interest-earning assets:
 Loans:
       Commercial                                          $ 11,087   $   840    7.58%
       Real estate - commercial                               9,718       790    8.13%
       Real estate - construction                               719        67    9.32%
       Real estate - residential                              8,089       628    7.76%
       Home equity lines                                      2,340       168    7.18%
       Consumer                                               1,724       168    9.74%
                                                           ------------------
             Total loans                                     33,677     2,661    7.90%
                                                           ------------------
 Investment securities available for sale                     6,960       406    5.83%
 Other investments                                              504        29    5.75%
 Federal funds sold                                          24,804     1,234    4.98%
                                                            -----------------
 Total interest-earning assets and interest income           65,945     4,330    6.57%
                                                                      =======
Non-interest earning assets:
Cash and due from banks                                       2,712
Premises and equipment, net                                   3,247
Goodwill and other intangibles                                   --
Accrued interest and other assets                               495
Allowance for loan losses                                      (412)
                                                           --------
Total assets                                               $ 71,987
                                                           ========
Liabilities and Shareholders' Equity
 Interest - bearing liabilities:
Interest - bearing deposits:
      Interest checking                                       2,436        49    2.01%
      Money markets                                           7,168       264    3.68%
      Statement savings                                         239         7    2.93%
      Certificates of deposit                                18,980       887    4.67%
                                                            ------------------
           Total interest - bearing deposits                 28,823     1,207    4.19%
                                                            ------------------
Other borrowed funds                                          1,773        98    5.53%
                                                            ------------------
Total interest-bearing liabilities and interest expense      30,596     1,305    4.27%
                                                                      =======
Noninterest-bearing liabilities:
Demand deposits                                               7,309
Other liabilities                                             1,140
Preferred shareholders' equity                                   --
Common shareholders' equity                                  32,942
                                                           --------
Total liabilities and shareholders' equity                 $ 71,987
                                                           ========
Net interest income and net interest margin                           $ 3,025    4.59%
                                                                      -------

                                     Table 2
                 Cardinal Financial Corporation and Subsidiaries
                 Rate and Volume Analysis (Tax Equivalent Basis)
                             (Dollars in thousands)

                                                      2001 Compared to 2000            2000 Compared to 1999
                                                  Average   Average    Increase    Average   Average   Increase
                                                  Volume     Rate     (Decrease)   Volume     Rate     (Decrease)
                                                  ------------------------------   ------------------------------
Interest income:
 Loans:
        Commercial                                $1,456    $  (198)  $ 1,258      $ 1,858   $   451   $ 2,309
        Real estate - commercial                   3,366         23     3,389        1,937       172     2,109
        Real estate - construction                   380       (180)      200          159        61       220
        Real estate - residential                    223       (169)       54          581       238       819
        Home equity lines                          1,024       (576)      448          357       173       530
        Consumer                                     434        (68)      366          760      (150)      610
                                                  ------------------------------------------------------------
                Total loans                        6,883     (1,168)    5,715        5,650       947     6,597
                                                  ------------------------------------------------------------
 Investment securities available for sale             58          8        66          (52)       17       (35)
 Other investments                                    23        (11)       12           31        10        41
 Federal funds sold                                  445       (812)     (367)        (150)      368       218
                                                  ------------------------------------------------------------
       Total interest income                       7,409     (1,983)    5,426        5,479     1,342     6,821

Interest expense:

Interest - bearing deposits:
       Interest checking                             297        (57)      240           59        22        81
       Money markets                                 413       (270)      143          298        62       360
       Statement savings                              48         (7)       41           64       (10)       54
       Certificates of deposit                     2,893       (584)    2,309        1,714       878     2,592
                                                  ------------------------------------------------------------
              Total interest - bearing deposits    3,651       (918)    2,733        2,135       952     3,087
                                                  ------------------------------------------------------------
Other borrowed funds                                 201       (175)       26          284        65       349

       Total interest expense                      3,852     (1,093)    2,759        2,419     1,017     3,436
                                                  ------------------------------------------------------------
Net interest income                               $3,557    $  (890)  $ 2,667      $ 3,060   $   325   $ 3,385
                                                  ------------------------------------------------------------

Provision and Allowance for Loan Losses


      Our policy is to maintain the allowance for loan losses at a level that represents our best estimate of known and inherent losses in the loan portfolio. Both the amount of the provision and the level of the allowance for loan losses are impacted by many factors, including general economic conditions, trends within our peer group, actual and expected credit losses, historical trends and specific conditions of the individual borrower. The loan loss provision was $1.2 million in 2001 as compared to $753,000 in 2000 due partially to the increase in loan balances, both originated and acquired during 2001. In addition to the increased loan balances, we refined our loan loss reserve methodology during the fourth quarter of 2001, which, together with the growth in loan balances experienced during the fourth quarter, resulted in an additional provision of $774,000. A specific reserve of $157,000 was recorded within the allowance for loan losses to reflect the non-performing status of one credit in our loan portfolio.


     The allowance for loan losses increased to $3.1 million in 2001 from $1.9 million in 2000. The ratio of the allowance for loan losses to gross loans at December 31, 2001 was 1.55% compared to 1.23% at December 31, 2000. Of the $1.2 million increase in loan loss reserves in 2001, $644,000 was due to increases in loan balances, $157,000 was due to an increase in reserves specifically allocated to one non-performing credit, and $399,000 was due to refinements in our loan loss reserve methodology.

     From our inception through December 31, 2001, we had not experienced any loan losses, due primarily to the lack of maturity of our loan portfolio. Under normal circumstances, we would base the level of our loan loss reserves on actual loss experience. In the absence of a history of actual loss experience, we had used peer group loss factors, adjusted by certain qualitative factors, including levels of and trends in delinquencies and nonaccrual loans, national and local economic trends and conditions, and concentrations of loans exhibiting similar risk profiles.

     During the fourth quarter of 2001, we refined our loan loss analysis in three ways:


     . We updated our comparative peer group to commercial banks located in Virginia, the District of Columbia and Maryland with total assets of $250 million to $500 million to better reflect the anticipated consolidation of all banking subsidiaries into one. Prior to the fourth quarter of 2001, peer group averages had been based on the Uniform Bank Performance Report for all commercial banks with assets of less than $100 million and was consistent with our prior structure of four separately chartered banks.
     . We adjusted peer group loss averages by a "duration" factor beginning in the fourth quarter of 2001 which had previously not been included in our analysis.
     . We elevated the importance of qualitative factors in our analysis, due primarily to declining economic conditions and an increase in our concentration in commercial real estate loans from 36% of the total loan portfolio as of December 31, 2000 to 43% as of December 31, 2001. Under the revised analysis, qualitative adjustments to loss factors ranged from 40 basis points on residential mortgages to 95 basis points on commercial real estate loans. Under the methodology used prior to the fourth quarter of 2001, qualitative adjustments had resulted in adjusting factors ranging from zero to fifty basis points.

         As part of our loan loss reserve analysis methodology, we categorize our loans into one of five pools of loans:


     .    Commercial and industrial,
     .    Commercial real estate,
     .    Home equity lines of credit,
     .    Residential mortgages, and
     .    Consumer loans.

Peer group annual loss factors are applied to all pools and are adjusted by the projected duration of the loan pool and by the qualitative factors mentioned above. The indicated loss factors resulting from this analysis are applied to each of the loan pools to determine a reserve level for each of the five pools of loans.

     In addition, we individually assign loss factors to all loans that have been identified as having loss attributes, as indicated by deterioration in the financial condition of the borrower or a decline in underlying collateral values. In the absence of historical data on which to base loss factors for classified loans, we apply a 5% loss factor to all special mention loans and a 15% loss factor to all substandard loans (in accordance with regulatory guidelines).

         Tables 3 and 4 contain additional information pertaining to the calculation and allocation of the allowance for loan losses.

                                     Table 3
                 Cardinal Financial Corporation and Subsidiaries
                            Allowance for Loan Losses
                     As of December 31, 2001, 2000 and 1999
                             (Dollars in thousands)


                                                     2001        2000       1999
                                                    ------      ------      ----

Beginning balance, January 1                        $1,900      $  726      $212

Provision for loan losses                            1,201         753       514

Assumed allowance for loan losses
from acquisition of Heritage                            --         421        --

Loans charged off:
        Commercial                                      --          --        --
        Real estate - commercial                        --          --        --
        Real estate - construction                      --          --        --
        Real estate - residential                       --          --        --
        Home equity lines                               --          --        --
        Consumer                                        --          --        --
--------------------------------------------------------------------------------
        Total loans charged off                         --          --        --

Recoveries:
        Commercial                                       3          --        --
        Real estate - commercial                        --          --        --
        Real estate - construction                      --          --        --
        Real estate - residential                       --          --        --
        Home equity lines                               --          --        --
        Consumer                                        --          --        --
--------------------------------------------------------------------------------
        Total recoveries                                 3          --        --

Net recoveries                                           3          --        --

Balance, December 31,                               $3,104      $1,900      $726
================================================================================

                                    December 31,   December 31,   December 31,    March 31,
                                        2001          2000            1999          1999
                                    ------------   ------------   ------------   ----------
Loans:
   Balance at year end              $ 200,887      $ 154,078      $ 68,147       $ 21,760
   Allowance for loan losses to
   year end loans                        1.55%          1.23%         1.07%          1.29%

     Table 4 shows the allocation of the allowance for loan losses by loan type and the percentage of the loan type to the total loan portfolio.

                                     Table 4
                 Cardinal Financial Corporation and Subsidiaries
                   Allocation of the Allowance for Loan Losses
                     As of December 31, 2001, 2000, and 1999
                             (Dollars in thousands)

                                        December 31,       December 31,     December 31,
                                            2001               2000            1999
                                     ----------------   ----------------   --------------
Commercial                           $1,149    28.71%   $  612    32.21%   $241    33.20%
Real estate - commercial              1,270    43.37%      678    35.68%    211    29.06%
Real estate - construction               34     3.18%       50     2.63%      9     1.24%
Real estate - residential                98     7.20%      181     9.53%    126    17.36%
Home equity lines                       176    10.60%      126     6.63%     40     5.51%
Consumer                                377     6.94%      253    13.32%     99    13.63%
                                     ---------------    ---------------    -------------

Total allowance for loan losses      $3,104   100.00%   $1,900   100.00%   $726   100.00%
                                     ===============    ===============    =============

     Lending

     We have comprehensive policies and procedures that cover both commercial and consumer loan origination and management of credit risk. Loans are underwritten in a manner that focuses on the borrower's ability to repay. Our goal is not to avoid risk, but to manage it and to include credit risk as part of the pricing decision for each product.

     Total loans, net of fees and premiums and discounts, increased $51.4 million to $205.6 million at December 31, 2001. The strongest growth was in commercial loans and commercial real estate loans reflecting our strength as a local small business community bank.

     Our loan portfolio has a heavy commercial orientation as evidenced by the information provided in Table 5. We began in late 1999 to better diversify the loan portfolio by purchasing consumer loans. We continued to diversify our portfolio in 2000 and 2001 by purchasing consumer installment loans.

                                     Table 5
                 Cardinal Financial Corporation and Subsidiaries
                                Loans Receivable
                     As of December 31, 2001, 2000 and 1999
                             (Dollars in thousands)

                                       December 31,         December 31,          December 31,
                                          2001                  2000                  1999
                                  -------------------   -------------------   -------------------
Commercial                        $  57,665    28.71%   $  49,646    32.22%   $  22,558    33.10%
Real estate - commercial             87,116    43.37%      57,083    37.05%      19,780    29.03%
Real estate - construction            6,397     3.18%       4,088     2.65%         870     1.28%
Real estate - residential            14,469     7.20%      17,729    11.51%      11,851    17.39%
Home equity lines                    21,299    10.60%      14,867     9.65%       3,777     5.54%
Consumer                             13,941     6.94%      10,665     6.92%       9,311    13.66%
                                  ------------------    ------------------    ------------------

Gross loans                       $ 200,887   100.00%   $ 154,078   100.00%   $  68,147   100.00%

Add: unearned income, net                24                   193                    20
Less: allowance for loan losses      (3,104)               (1,900)                 (726)
                                  ---------             ---------             ---------
Total loans, net                  $ 197,807             $ 152,371             $  67,441
                                  =========             =========             =========


     Loans receivable accounted for on a non-accrual basis at December 31, 2001 and 2000 were $361,000 and $585,000, respectively. Accruing loans, which are contractually past due 90 days or more as to principal or interest payments as of December 31, 2001 and 2000, were $566,000 and $2,000, respectively. There are no loans as of December 31, 2001 and 2000 included above which are "troubled debt restructurings" as defined in Statement of Financial Accounting Standards ("SFAS") No. 15, Accounting by Debtors and Creditors for Troubled Debt Restructurings. Specific reserves of $157,000 were made in 2001 for one of the non-accrual loans. Interest income on non-accrual loans, if recognized, is recorded using the cash basis method of accounting. When a loan is placed on non-accrual, unpaid interest is reversed against interest income if it was accrued in the current year and is charged to the allowance for loan losses if it was accrued in prior years. When, in our opinion the borrower has demonstrated the ability to pay and remain current, the loan is returned to an accruing status. When this occurs, any unpaid interest is recorded as interest income only after all past due principal has been collected. At December 31, 2001 the ratio of non-performing loans to total loans was 0.18% as compared to 0.38% at December 31, 2000.


     Non-Interest Income

     Non-interest income continues to be an important factor in our operating results. Non-interest income was $3.3 million for the year ended December 31, 2001, an increase of $1.2 million over the same period of 2000. The largest portion of this increase was investment fee income from our subsidiary Cardinal Wealth Services, Inc., which increased to $1.9 million in 2001 from $1.5 million in 2000. Due to increased deposit accounts, service charges on deposit accounts increased $245,000 to $398,000 during 2001 as compared to $154,000 in 2000. Loan service charges increased to $433,000 or 87.9% from $230,000 in 2000 due to the increase in the loan portfolio. During 2001, we consolidated operations, sublet the excess space and received rental income of $110,000 for that space. Table 6 provides additional detail on non-interest income for the years ended December 31, 2001, 2000 and 1999.

                                     Table 6
                 Cardinal Financial Corporation and Subsidiaries
                               Non-interest Income
                  Years Ended December 31, 2001, 2000 and 1999

                                         2001         2000         1999
                                      ----------   ----------   ----------
Service charges on deposit accounts   $  398,326   $  153,769   $   41,612
Loan service charges                     432,508      230,228      226,211
Investment fee income                  1,941,200    1,515,530    1,017,924
Gain from sale of assets                  67,045        2,687        4,207
ATM transaction fees                      92,392       26,108        4,950
Credit card fees                          38,900       29,124       13,325
Check order fees                          61,758       34,039       10,999
Other income                             234,530      106,456        1,257
                                      ----------   ----------   ----------
                                      $3,266,659   $2,097,941   $1,320,485
                                      ==========   ==========   ==========


     Non-Interest Expense


     Non-interest expense was $23.9 million and $11.7 million for the years ended December 31, 2001 and 2000, respectively. The 2001 increase included a one-time charge of $8.3 million that substantially eliminated the goodwill attributed to the purchase of Heritage Bancorp, Inc. An evaluation of current year losses produced by Cardinal Bank - Potomac and expectations of future additional losses indicated a potential impairment in our investment in Heritage. Loan and deposit growth were materially less than what had been anticipated in our original projections. Projections were based on historical growth under prior management and the experience of the Heritage lending group. At September 30, 2001, total loans and deposits were $29.0 million and $22.0 million less than what we had projected. This differential between actual and projected growth was partially due to the loss of customer generating employees and the subsequent loss of their respective portfolios. In the fourth quarter of 2001, a valuation of Cardinal Bank - Potomac was performed by an external consultant in response to these impairment indicators. The valuation was performed in compliance with SFAS 121 and indicated a significant impairment which resulted in the write down of goodwill of $8.3 million. Also during 2001, we made the decision to restructure from four banks to one to simplify our structure and reduce costs. Consequently, included in non-interest expense is approximately $884,000 in non-recurring costs associated with the restructuring. This restructuring is expected to be completed in the first quarter of 2002. In addition, operating results in 2001 and 2000 reflected significant increases in all income and expense categories due to our growth. Table 7 reflects the components of non-interest expense for the years ended December 31, 2001, 2000 and 1999.

                                     Table 7
                 Cardinal Financial Corporation and Subsidiaries
                              Non-interest Expense
                  Years Ended December 31, 2001, 2000 and 1999



                                              2001          2000         1999
                                          -----------   -----------   ----------
Salary and benefits                       $ 7,730,504   $ 6,317,278   $4,277,231
Occupancy                                   1,373,265     1,075,075      811,578
Professional fees                             705,313       507,769      494,472
Depreciation                                  804,065       600,397      356,435
Amortization/ write down of intangibles     8,907,010       235,297           --
Data processing                               957,079       560,825      353,498
Stationery and supplies                       305,878       344,623      322,586
Brokerage clearing                            370,397       344,978      197,822
Advertising and marketing                     367,569       241,225      175,100
Telecommunications                            325,183       253,826      163,481
Other taxes                                   269,047       220,902       94,670
Travel and entertainment                      163,967       139,212       79,128
Bank operations                               875,390       165,058      125,541
Premises and equipment                        246,851       142,137      103,739
Miscellaneous                                 464,640       577,513      314,788
                                          -----------   -----------   ----------
                                          $23,866,158   $11,726,115   $7,870,069
                                          -----------   -----------   ----------



     Income Taxes


     We have not recorded income tax expense or benefit due to the recognition of net losses in 2001 and all prior years of operations. The ability to utilize net operating loss carryforwards will be dependent on our ability to generate future taxable earnings. Footnote 9 of the Consolidated Financial Statements provides additional information with respect to the deferred tax accounts and the net operating loss carryforward.


     Securities Available-for-Sale

     Our investment securities portfolio is used as a source of income and liquidity. Investment securities increased to $34.1 million at December 31, 2001 as compared to $6.9 million at December 31, 2000. Our growth and simplification of our structure have made more funds available for investments. The portfolio yield decreased from 6.60% as of December 31, 2000 to 5.36% as of December 31, 2001 due to higher yielding investments maturing or being called. Table 8 reflects the composition of the investment portfolio as of December 31, 2001, 2000 and 1999.

                                     Table 8
                 Cardinal Financial Corporation and Subsidiaries
                    Investment Securities Available-for-Sale
                     As of December 31, 2001, 2000 and 1999
                             (Dollars in thousands)

                                                                                  Amortized    Fair     Unrealized   Average
As of December 31, 2001                                               Par Value     Cost       Value    Gain/(Loss)   Yield
                                                                      ------------------------------------------------------
U.S. government agencies and enterprises
     One to five years                                                 $ 3,000     $ 2,985    $ 2,950     $ (35)      4.15%
     Five to ten years                                                   1,500       1,516      1,508        (8)      4.67%
----------------------------------------------------------------------------------------------------------------------------
                                    Total U.S. government agencies     $ 4,500     $ 4,501    $ 4,458     $ (43)      4.32%
----------------------------------------------------------------------------------------------------------------------------

Mortgage-backed securities
    Within one year                                                    $   182     $   182    $   183     $   1       2.55%
    One to five years                                                   11,210      11,456     11,383       (73)      5.22%
    Five to ten years                                                    5,804       5,927      5,865       (62)      5.79%
    After ten years                                                      4,849       4,965      4,926       (39)      5.96%
----------------------------------------------------------------------------------------------------------------------------
                                    Total mortgage-backed securities   $22,045     $22,530    $22,357     $(173)      5.51%
----------------------------------------------------------------------------------------------------------------------------

Corporate bonds
     One to five years                                                 $ 6,000     $ 6,154    $ 6,114     $ (40)      5.42%
     Five to ten years                                                   1,000         986        969       (17)      6.98%
----------------------------------------------------------------------------------------------------------------------------
                                    Total corporate bonds              $ 7,000     $ 7,140    $ 7,083     $ (57)      5.64%
----------------------------------------------------------------------------------------------------------------------------

Treasury bonds
    Within one year                                                    $   250     $   250    $   249     $  (1)      1.87%
----------------------------------------------------------------------------------------------------------------------------
                                    Total treasury bonds               $   250     $   250    $   249     $  (1)      1.87%
----------------------------------------------------------------------------------------------------------------------------
                                    Total investment securities
                                    available-for-sale                 $33,795     $34,421    $34,147     $(274)      5.36%
                                                                       =====================================================

                                                                                  Amortized    Fair    Unrealized    Average
As of  December 31, 2000                                              Par Value      Cost      Value   Gain/(Loss)    Yield
                                                                      ------------------------------------------------------
U.S. government agencies and enterprises
     Within one year                                                   $  500       $  500    $  497      $  (3)      5.25%
     One to five years                                                  4,000        3,949     3,999         50       6.85%
     After ten years                                                    1,377        1,403     1,374        (29)      6.64%
---------------------------------------------------------------------------------------------------------------------------
                                    Total U.S. government agencies     $5,877       $5,852    $5,870      $  18       6.66%
---------------------------------------------------------------------------------------------------------------------------

Mortgage-backed securities
    Within one year                                                    $   30       $   30    $   30      $  --       5.50%
    One to five years                                                     740          742       734         (8)      6.44%
     Five to ten years                                                    306          307       301         (6)      5.92%
---------------------------------------------------------------------------------------------------------------------------
                                    Total mortgage-backed securities   $1,076       $1,079    $1,065      $ (14)      6.27%
---------------------------------------------------------------------------------------------------------------------------

                                    Total investment securities
                                    available-for-sale                 $6,953       $6,931    $6,935      $   4       6.60%
                                                                      =====================================================

                                                                                  Amortized    Fair    Unrealized    Average
As of  December 31, 2000                                              Par Value      Cost      Value   Gain/(Loss)    Yield
                                                                      ------------------------------------------------------
U.S. government agencies and enterprises
     One to five years                                                 $3,000       $3,000    $2,927      $ (73)      5.90%
     After ten years                                                      500          499       445        (54)      6.26%
---------------------------------------------------------------------------------------------------------------------------
                                    Total U.S. government agencies     $3,500       $3,499    $3,372      $(127)      5.95%
---------------------------------------------------------------------------------------------------------------------------

Mortgage-backed securities
    Within one year                                                    $   89       $   89    $   89      $  --       6.20%
    Five to ten years                                                     216          217       215         (2)      5.40%
    After ten years                                                     1,170        1,173     1,131        (42)      5.86%
---------------------------------------------------------------------------------------------------------------------------
                                    Total mortgage-backed securities   $1,475       $1,479    $1,435      $ (44)      5.87%
---------------------------------------------------------------------------------------------------------------------------

                                    Total investment securities
                                    available-for-sale                 $4,975       $4,978    $4,807      $(171)      5.93%
                                                                      =====================================================

Interest Rate Sensitivity

     The most important element of asset/liability management is the monitoring of our sensitivity to interest rate movements. Fluctuations in interest rates may result in changes in the fair market value of our financial instruments, cash flows and net interest income. Our goal is to maximize net interest income with acceptable levels of risk to changes in interest rates. We seek to meet this goal by influencing the maturity and re-pricing characteristics of the various loan and deposit lines of business and by managing discretionary balance sheet asset and liability portfolios.


     We utilize a simulation modeling process to measure interest rate risk and the impact that rate fluctuations will have on net interest income. These simulations incorporate assumptions regarding balance sheet growth and mix, pricing and the re-pricing and maturity characteristics of the existing and projected balance sheets. One of the ways we manage our interest rate risk is through an analysis of the relationship between interest-earning assets and interest-bearing liabilities to measure the impact that future changes in interest rates will have on net interest income. The difference between rate sensitive assets and rate sensitive liabilities for a specific period of time is known as the "GAP." The data in Table 9 reflects re-pricing or expected maturities of various assets and liabilities at December 31, 2001. Interest sensitivity GAP analysis presents a position that existed at one particular point in time and assumes that assets and liabilities with similar characteristics will re-price at the same time and to the same degree. As shown in the table, we were liability sensitive (excess of liabilities over assets) in the three-month to one-year horizon. We regularly review the overall interest rate risk position and develop and implement appropriate strategies to manage the risk.

                                  Table 9
                 Cardinal Financial Corporation and Subsidiaries
                     Interest Rate Sensitivity Gap Analysis
                             As of December 31, 2001
                             (Dollars in thousands)

--------------------------------------------------------------------------------------------------------------------------------
                                                   Immediate     2-90      91-180     181-365       1-3       Over 3
--------------------------------------------------------------------------------------------------------------------------------
                                                   Repricing     Days       Days        Days       Years       Years     TOTAL
--------------------------------------------------------------------------------------------------------------------------------
                         Assets
--------------------------------------------------------------------------------------------------------------------------------
Investment securities - available for sale          $     --   $   249   $      --   $     183   $   7,143   $ 26,572   $ 34,147
--------------------------------------------------------------------------------------------------------------------------------
Federal funds sold                                    23,013        --          --          --          --         --     23,013
--------------------------------------------------------------------------------------------------------------------------------
Loans
--------------------------------------------------------------------------------------------------------------------------------
Commercial & industrial                               32,560     6,395       3,813       6,832      44,929     50,252    144,781
--------------------------------------------------------------------------------------------------------------------------------
Real estate - residential                                207       170         103         468       5,992      7,529     14,469
--------------------------------------------------------------------------------------------------------------------------------
Home equity lines                                      4,951    16,348          --          --          --         --     21,299
--------------------------------------------------------------------------------------------------------------------------------
Real estate - construction                             4,936        17           4          15       1,425         --      6,397
--------------------------------------------------------------------------------------------------------------------------------
Consumer                                               3,452     1,552         989       2,500       3,431      2,017     13,941
--------------------------------------------------------------------------------------------------------------------------------
Total gross loans                                     46,106    24,482       4,909       9,815      55,777     59,798    200,887
--------------------------------------------------------------------------------------------------------------------------------
Total earning assets                                  69,119    24,731       4,909       9,998      62,920     86,370    258,047
--------------------------------------------------------------------------------------------------------------------------------
Cumulative rate sensitive assets                    $ 69,119   $93,850   $  98,759   $ 108,757   $ 171,677   $258,047
--------------------------------------------------------------------------------------------------------------------------------
                       Liabilities
--------------------------------------------------------------------------------------------------------------------------------
Deposits
--------------------------------------------------------------------------------------------------------------------------------
Noninterest-bearing demand                          $     --   $    --   $      --   $      --   $      --   $ 61,739   $ 61,739
--------------------------------------------------------------------------------------------------------------------------------
Interest-bearing transaction accounts                 73,989        --          --          --          --         --     73,989
--------------------------------------------------------------------------------------------------------------------------------
Certificates of deposit - fixed                          136    13,873      10,160      16,999      14,354      4,090     59,612
--------------------------------------------------------------------------------------------------------------------------------
Certificates of deposit - no penalty                      --     4,297       4,323      16,114      25,950         --     50,684
--------------------------------------------------------------------------------------------------------------------------------
Total deposits                                        74,125    18,170      14,483      33,113      40,304     65,829    246,024
--------------------------------------------------------------------------------------------------------------------------------
Other borrowed funds                                      24        --       2,800       7,000          --         --      9,824
--------------------------------------------------------------------------------------------------------------------------------
Total interest bearing liabilities                    74,149    18,170      17,283      40,113      40,304     65,829    255,848
--------------------------------------------------------------------------------------------------------------------------------
Cumulative rate sensitive liabilities               $ 74,149   $92,319   $ 109,602   $ 149,715   $ 190,019   $255,848
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
Gap                                                 $ (5,030)  $ 6,561   $ (12,374)  $ (30,115)  $  22,616   $ 20,541
--------------------------------------------------------------------------------------------------------------------------------
Cumulative gap                                        (5,030)    1,531     (10,843)    (40,958)    (18,342)     2,199
--------------------------------------------------------------------------------------------------------------------------------
Gap/ total assets                                      -1.80%     2.35%      -4.43%     -10.77%       8.09%      7.35%
--------------------------------------------------------------------------------------------------------------------------------
Cumulative gap/ total assets                           -1.80%     0.55%      -3.88%     -14.65%      -6.56%      0.79%
--------------------------------------------------------------------------------------------------------------------------------
Rate sensitive assets/ rate sensitive liabilities       0.93x     1.36x       0.28x       0.25x       1.56x      1.31x
--------------------------------------------------------------------------------------------------------------------------------
Cumulative rate sensitive assets/ Cumulative rate
   sensitive liabil                                     0.93x     1.02x       0.90x       0.73x       0.90x      1.01x
--------------------------------------------------------------------------------------------------------------------------------

     Quarterly Data

     We recorded a loss of $10.6 million or $2.48 per common share for the fourth quarter of 2001 as compared to a $0.20 loss per common share for the prior quarter. The loss for the fourth quarter included an impairment charge of $8.3 million that effectively eliminated the goodwill associated with our merger with Heritage Bancorp, Inc., non-recurring restructuring charges of approximately $829,000 and an additional provision for loan loss reserve of $774,000. The loss per common share without these expenses would have been approximately $0.16. Table 10 reflects quarterly data for the years ended December 31, 2001 and 2000.

                                    Table 10

                 Cardinal Financial Corporation and Subsidiaries
                           Quarterly Data (Unaudited)
                     Years ended December 31, 2001 and 2000

                                                                           2001
                                                 Fourth           Third         Second          First
                                                 Quarter         Quarter        Quarter        Quarter
Interest income                                $  4,225,268    $ 4,213,153    $ 4,167,302    $ 3,970,895
Interest expense                                  1,796,307      1,824,397      1,973,376      1,905,949

Net interest income                               2,428,961      2,388,756      2,193,926      2,064,946
Provision for loan losses                          (826,000)      (190,000)      (128,889)       (56,517)

Net interest income after provision for loan
losses                                            1,602,961      2,198,756      2,065,037      2,008,429
Non-interest income                                 790,431        853,825        970,494        651,909
Non-interest expense                             12,843,467      3,758,906      3,700,488      3,563,297

Net loss before income taxes                    (10,450,075)      (706,325)      (664,957)      (902,959)
Provision for income taxes                                0              0              0              0

Net loss                                       $(10,450,075)   $  (706,325)   $  (664,957)   $  (902,959)
Dividends to preferred shareholders                 119,474        127,913        127,913        127,912
Net loss to common shareholders                $(10,569,549)   $  (834,238)   $  (792,870)   $(1,030,871)
Basic and diluted loss per common share        $      (2.48)         (0.20)         (0.19)         (0.24)

                                                                          2000
                                                 Fourth          Third         Second          First
                                                 Quarter        Quarter        Quarter        Quarter
Interest income                                $ 3,997,404    $ 2,912,334    $ 2,266,548    $ 1,973,996
Interest expense                                 1,802,981      1,267,860        918,791        750,729

Net interest income                              2,194,423      1,644,474      1,347,757      1,223,267
Provision for loan losses                         (221,804)      (180,069)      (207,792)      (143,090)

Net interest income after provision for loan
losses                                           1,972,619      1,464,405      1,139,965      1,080,177
Non-interest income                                534,640        565,346        644,450        353,505
Non-interest expense                             3,670,464      3,017,154      2,662,154      2,376,343

Net loss before income taxes                    (1,163,205)      (987,403)      (877,739)      (942,661)
Provision for income taxes                               0              0              0              0

Net loss                                       $(1,163,205)   $  (987,403)   $  (877,739)   $  (942,661)
Dividends to preferred shareholders                127,919         42,636              0              0
Net loss to common shareholders                $(1,291,124)   $(1,030,039)   $  (877,739)   $  (942,661)
Basic and diluted loss per common share              (0.30)         (0.24)         (0.21)         (0.23)

2000 Compared to 1999

     Earnings Overview

     Our net loss for 2000 totaled $3,971,000 or ($0.98) per common share, compared with a net loss of $4,039,000 or ($0.95) per share in 1999. The return on average assets was (2.72%) in 2000 as compared to (5.61%) in 1999. The return on average equity was (12.72%) in 2000 as compared to (12.26%) in 1999.


     Operating results in 2000, reflected significant increases in all income and expense categories as three of our five operating subsidiaries, Cardinal Bank -Manassas/Prince William, N.A., Cardinal Bank -Dulles, N.A., and Cardinal Wealth Services, Inc., each recorded their first full year of operations. The acquisition of Heritage Bancorp, Inc. and its sole operating subsidiary, The Heritage Bank (known as Cardinal Bank -Potomac) on September 1, 2000 also contributed to the aforementioned increases. Net interest income was $6.4 million in 2000, up $3.4 million from 1999 or 112%.


     The net interest margin was 23 basis points higher than last year as the rate on interest earning assets increased to 8.39% in 2000 from 6.57% in 1999 and our cost of funds increased to 3.29% in 2000 from 1.82% in 1999. In particular, rates on commercial loans increased 126 basis points to 8.84% in 2000 from 7.58% in 1999. A major reason for this increase is the business manager receivable loans that generally carry a higher interest rate than other types of credit. Business manager loan average balances were $3.0 million for 2000 compared to $0.6 million for 1999. Average total loans increased $70.3 million to $104.0 million in 2000 from $33.7 million in 1999, due to strong commercial loan demand. Average total deposits increased $49.9 million to $78.7 million in 2000 from $28.8 million in 1999.

     The 2000 loan loss provision of $753,000 was 47% higher than the $514,000 recorded in 1999 primarily due to the increase in loan balances, both originated and acquired during 2000.


     Non-interest income was $2.1 million, a 59% increase compared to 1999. The primary reason for this increase was investment fee income, which increased to $1.5 million in 2000 from $1.0 million in 1999. Non-interest expense was $11.7 million in 2000 compared to $7.9 million in 1999. Total personnel expense, the single largest component of non-interest expenses, was up $2.0 million or 48%, primarily as a result of a full year of expense for three subsidiaries, Cardinal Wealth Services, Inc., Cardinal Bank -Manassas/Prince William, N.A., Cardinal Bank -Dulles, N.A., all of which opened in 1999.


     Net Interest Income/Margin

     Net interest income for 2000 was $6.4 million, 112% higher than the prior year. The net interest margin was 4.82% in 2000 compared to 4.59% in 1999. The average rate on earning assets increased 182 basis points to 8.39% primarily due to prime rate increases in the first half of 2000 as well as increased average balances in our business manager receivable product which carries a significantly higher yield than other loan products. The average rate on interest bearing liabilities increased 127 basis points again as a result of rate increases primarily on time deposits. Tables 1 and 2 above contain more detailed information concerning average balances, yields earned, and rates paid.

     Provision and Allowance for Loan Losses

     Our policy is to maintain the allowance for loan losses at a level which represents management's best estimate of known and inherent losses in the loan portfolio. Both the amount of the provision and the level of the allowance for loan losses are impacted by many factors, including general economic conditions, actual and expected credit losses, historical trends and specific conditions of the individual borrower. The loan loss provision for 2000 was $753,000 compared to $514,000 in 1999. The increase is due primarily to higher loan balances as the result of loan production. In addition, a specific reserve of $104,000 was recorded to reflect the non-performing status of one credit in our loan portfolio.

     The allowance for loan losses increased to $1.9 million in 2000 from $726,000 in 1999. The ratio of the allowance for loan losses to gross loans at December 31, 2000 was 1.23% compared to 1.07% at December 31, 1999. Tables 3 and 4 above contain additional information pertaining to the calculation and allocation of the allowance for loan losses.

     Lending

     Total loans, net of fees and premiums and discounts, increased $86.1 million to $154.3 million at December 31, 2000. Included in the increase were $37.9 million of loans acquired in the merger with Heritage. The strongest growth was in commercial loans and commercial real estate loans reflecting Cardinal's strength as a local small business community bank.

     The loan portfolio has a heavy commercial orientation as evidenced by the information provided in Table 5 above. We began in late 1999 to better diversify the loan portfolio by purchasing consumer loans.

     Non-performing assets were $585,000 at December 31, 2000 compared to none at December 31, 1999. At December 31, 2000 the ratio of non-performing loans to total loans was 0.38% compared to 0.00% at December 31, 1999.

     Non-Interest Income

     Non-interest income was $2.1 million in 2000, an increase of $778,000 or 58.9%. Investment fee income, our largest source of non-interest income, increased $498,000 or 48.9% compared to 1999, and service charges on deposit accounts increased to $154,000 in 2000 from $42,000 in 1999. The increases can be attributed to additional growth as well as the first full year of operations for three of our operating subsidiaries. Table 6 above provides additional detail on non-interest income for 2000 and 1999.

     Non-Interest Expense

     Non-interest expense was $11.7 million in 2000 compared to $7.9 million in 1999. The increase can be attributed to the full year of operations of Cardinal Bank -Manassas/Prince William, N.A., Cardinal Bank -Dulles, N.A., and Cardinal Wealth Services, Inc., which were opened in July, August and February of 1999, and the merger with Heritage Bancorp, Inc. effective September 1, 2000. Total personnel expense increased to $6.3 million in 2000 from $4.3 million in 1999. This increase as well as increases in most expense categories are due to the aforementioned full year of operations of three of our operating subsidiaries. Table 7 above reflects the components of non-interest expense.

     Income Taxes

     We have not recorded income tax expense or benefit due to the recognition of net losses in 2000 and all prior years of operations. The ability to utilize net operating loss carryforwards will be dependent on our ability to generate future taxable earnings. Footnote 8 of the Consolidated Financial Statements provides additional information with respect to the deferred tax accounts and the net operating loss carryforward.

     Securities Available-for-Sale

     Our investment securities portfolio is used as a source of income and liquidity. The securities portfolio was $6.9 million at December 31, 2000 compared to $4.8 million at December 31, 1999. The increase is due primarily to the merger with Heritage, which added $4.9 million in securities. In 2000 we sold

$2.5 million in securities for liquidity purposes at a net loss of $32,000. The portfolio yield increased from 5.83% in 1999 to 6.12% in 2000. Table 8 above reflects the composition of the investment portfolio as of December 31, 2000 and 1999.

     Interest Rate Sensitivity


     As previously discussed, we utilize a simulation modeling process to measure interest rate risk and the impact that rate fluctuations will have on net interest income. At December 31, 2000, we were liability sensitive (excess of liabilities over assets) in the three month to one-year horizon. We regularly review the overall interest rate risk position and develop and implement appropriate strategies to manage the risk.





Capital Resources

     Capital adequacy is an important measure of financial stability and performance. Our objectives are to maintain a level of capitalization that is sufficient to sustain asset growth and promote depositor and investor confidence.

     Regulatory agencies measure capital adequacy utilizing a formula that takes into account the individual risk profile of financial institutions. The guidelines define capital as either Tier 1 (primarily common shareholders' equity, defined to include certain debt obligations) and Tier 2 (to include certain other debt obligations and a portion of the allowance for loan losses and 45% of unrealized gains in equity securities).

     At December 31, 2001, shareholders' equity was $20.6 million compared to $34.1 million at December 31, 2000. The decrease in shareholders' equity was primarily due to the net loss for 2001. Average equity to average total assets was 13.4% in 2001 as compared to 21.4% in 2000.


     Footnote 10 of the Consolidated Financial Statements shows the minimum capital requirement and our capital position as of December 31, 2001 and 2000. Our regulatory capital levels meet those established for well capitalized institutions.

Liquidity

     The objective of liquidity management is to ensure the continuous availability of funds to meet the demands of depositors, investors and borrowers. Stable core deposits and a strong capital position are the current components of a solid foundation for our liquidity position. In addition, the availability of regional and national wholesale funding sources including federal funds purchased, negotiable certificates of deposit, securities sold under agreements to repurchase, and advances from Federal Home Loan Bank enhance our liquidity. Cash flows from operations, such as loan payments and payoffs are also a significant source of liquidity. We have a contingency plan that provides for continued monitoring of liquidity needs and available sources of liquidity. We believe we have the ability to meet our liquidity needs. Liquid assets, which include cash and due from banks, federal funds sold and investment securities available-for-sale, at December 31, 2001, totaled $66.5 million. Of that, $25.0 million in investment securities available-for-sale were available as collateral for additional Federal Home Loan Bank borrowings. Table 11 reflects the maturities of the certificates of deposit of $100,000 or more.

                                    Table 11
                 Cardinal Financial Corporation and Subsidiaries
                   Certificates of Deposit of $100,000 or More
                             As of December 31, 2001
                             (Dollars in thousands)

                                                           December 31,
                                                               2001
Maturities
Three months or less                                         $  9,531
Over three months through six months                            8,046
Over six months through twelve months                          16,855
Over twelve months                                             25,349
                                                             $ 59,781

                                   MANAGEMENT


The Board of Directors


     Our board of directors currently consists of 11 members. The board of directors is divided into three classes each of which serves for a term of three years. The terms of the current directors expire in 2002, 2003 and 2004. The following table sets forth the composition of the board of directors.

--------------------------------------------------------------------------------
                               Terms Expiring In
--------------------------------------------------------------------------------
       2002                          2003                          2004
--------------------------------------------------------------------------------
Nancy K. Falck                Robert M. Barlow             Wayne W. Broadwater
--------------------------------------------------------------------------------
Jones V. Isaac                James D. Russo               Harold E. Lieding
--------------------------------------------------------------------------------
J. Hamilton Lambert           George P. Shafran            John H. Rust, Jr.
--------------------------------------------------------------------------------
Kevin B. Tighe                Bernard H. Clineburg
--------------------------------------------------------------------------------

     The following information sets forth as of December 31, 2001 the names, ages, principal occupations and business experience for all 11 directors. Unless otherwise indicated, the business experience and principal occupations shown for each director has extended five or more years.


     Robert M. Barlow, 72, has been a director since 1997. Mr. Barlow was the founder and principal shareholder of a group of companies engaged in construction, manufacturing and real estate in Northern Virginia for 38 years. In 1995 he sold those ventures and is now retired.

     Wayne W. Broadwater, 77, has been a director since 1997. Mr. Broadwater served as a director of First Patriot Bankshares and Patriot National Bank. He served as President and CEO of Shipmates, Ltd., that he founded in 1972 until its sale in 1997.

     Bernard H. Clineburg, 53, has been a director since 2001. Mr. Clineburg is Vice Chairman, President, and CEO of Cardinal. Mr. Clineburg, a local bank executive for thirty-years, is the former Chairman, President & CEO of United Bank (formerly George Mason Bankshares). While Mr. Clineburg served as the Chief Executive Officer, George Mason Bank grew from $160 million to $1 billion in assets prior to its being acquired by United Bank. Mr. Clineburg also serves on the board of directors of Precision Auto Care Corporation.

     Nancy K. Falck, 72, has been a director since 1997. She is the organizing director and Secretary of Cardinal Financial Corporation. She is a former member of the Fairfax County Board of Supervisors and School Board, and has been active in her family's business and numerous community and state boards. She is also a member of the board of directors of Cardinal Bank.




     Jones V. Isaac, 69, has been a director since 1997. Mr. Isaac is President of Isaac Enterprises, Inc., a financial consulting firm located in Potomac, Maryland. Prior to 1995, Mr. Isaac was the Administrator of Finance and Administration for the Construction Specifications Institute, where he had been employed since 1967.

     J. Hamilton Lambert, 61, has been a director since 1999. Mr. Lambert is President of J. Hamilton Lambert and Associates, a consulting firm based in Fairfax, Virginia. He served as County Executive of Fairfax County from August 1980 to December 1990.

     Harold E. Lieding, 65, has been a director since 2000. Mr. Lieding served as Chairman of the Board and a director of Heritage Bancorp Inc. and its predecessor The Heritage Bank from 1990 until our acquisition of it in 2000. Mr. Lieding is an attorney and has practiced law in McLean, Virginia since 1970.

     James D. Russo, 55, has been a director since 1997. Mr. Russo has been the Managing Director of Potomac Consultants Group in Virginia since 2000. He was Senior Vice President and Chief Financial Officer of Shire Laboratories, Inc., a pharmaceutical research and development company in Rockville, Maryland, from 1994 to 2000. Mr. Russo also serves on the Board of Trustees of Tesst College of Technology.

     John H. Rust, Jr., 54, has been chairman of the board of directors since 1997. Mr. Rust is an attorney with the law firm of Rust & Rust in Fairfax, Virginia. He previously was of counsel in the law firm of McCandlish and Lillard. Mr. Rust was a member of the Virginia House of Delegates from 1980-1982 and 1997-2001.

     George P. Shafran, 74, has been a director since 2000. Mr. Shafran was a director of Heritage from 1998 to 2000. Mr. Shafran is president of Geo. P. Shafran & Associates, Inc., a consulting firm in McLean, Virginia. Mr. Shafran is also a member of the board of directors of NVR Finance, Inc., and I-Mark Corporation.


     Kevin P. Tighe, 56, has been a director since 2000. Mr. Tighe was a director of Heritage from 1994 to 2000. Mr. Tighe is a senior partner in the law firm of Tighe Patton Armstrong Teasdale in Washington, D.C. He is also the owner and Chairman of the Board of Directors of the McLean Racquet and Health Club in McLean, Virginia.


     The board of directors holds regular meetings each year including the annual meeting. During 2001, the board of directors held thirteen regular meetings and one special meeting. The board of directors has an Executive Committee, a Capital Committee, an Audit Committee, an Investment Committee, a Budget Committee, a Compensation Committee, a Business Development Committee, a Real Estate Committee, a Loan Committee, and a Nominating Committee. All Committees met at various times in 2001.

Other Executive Officers

     Christopher W. Bergstrom, 41, has been President of Cardinal Bank -Manassas/Prince William, N.A., since 1999 and Executive Vice President and Commercial Lending Officer of the Cardinal Bank, N.A. since 1998. Prior to 1998, Mr. Bergstrom was employed with Crestar Bank, where he served in a variety of retail and commercial functions including management of one of the organization's commercial banking divisions covering Northern Virginia, the District of Columbia, and Southern Maryland.

     Carl E. Dodson, 47, has been our Executive Vice President and Chief Operating Officer since August 2001. He served as President of Cardinal Bank-Potomac and as our Chief Credit Officer from May 1998 through July 2001. Prior to 1998, Mr. Dodson was the senior commercial lending officer of Palmer National Bank in Washington, D.C. and, following its sale to George Mason Bank shares in 1996, he was the Senior Vice President of Credit Administration of George Mason Bank (now United Bank of Virginia).

     Thomas C. Kane, 40, has been President of Cardinal Wealth Services, Inc., our subsidiary offering full service investment products, since December 1998. Prior to that time, Mr. Kane was Senior Vice President and Division Manager, Retail Securities & Personal Trust & Investment Management Sales for

Crestar Bank in its Greater Washington Region. Prior to that, Mr. Kane worked in a variety of financial service positions at Citibank.

     F. Kevin Reynolds, 41, has been President of Cardinal Bank, N.A. since 1999 and Executive Vice President and Senior Lending Officer of the bank since 1998. Prior to 1998, Mr. Reynolds was the senior lending officer responsible for all facets of the commercial lending business of George Mason Bank and helped create George Mason Bank's commercial lending group.

     Eleanor D. Schmidt, 41, has been Executive Vice President and Retail Banking Head of the bank since 1998. Prior to 1998, Ms. Schmidt was employed with NationsBank, where she managed multiple branches in the Fairfax area serving a large and diverse deposit and loan base.

     Janet A. Valentine, 50, has been Senior Vice President and Chief Financial Officer of the bank since April 2001. From the date of the merger until March 2001 she was the bank's and our Senior Vice President in charge of risk management. Prior to that, she was the Executive Vice President and Chief Financial Officer of Heritage Bancorp, Inc. from 1999 until its merger with us. Ms. Valentine has over 29 years of banking experience. From 1998 to 1999, Ms. Valentine was Executive Vice President and Chief Financial Officer of Alliance Bank, and from 1996 to 1998, she was the Chief Financial Officer of Tysons National Bank.


                    COMPENSATION OF MANAGEMENT AND THE BOARD


Executive Compensation

     The following table shows, for the years ended December 31, 2001, 2000, 1999 and 1998, the cash compensation we paid, as well as certain other compensation paid or accrued for those years, to each of the named executive officers in all capacities in which they served:

                           Summary Compensation Table

                                                                                    Long Term
                                      Annual Compensation                           Compensation
                                      -------------------                           ------------
==================================================================================================================
                                                                                    Securities         Other
          Name and                                                Other Annual      Underlying    Compensation ($)
     Principal Position          Year     Salary ($)   Bonus($)   Compensation($)   Options (#)          (2)
------------------------------------------------------------------------------------------------------------------
Bernard H. Clineburg            2001        50,186        --             *                --              --
Vice Chairman, President and
Chief Executive Officer,
Cardinal Financial
Corporation **
------------------------------------------------------------------------------------------------------------------
L. Burwell Gunn, Jr.            2001       222,814        --             *            18,000           4,472
(former President and Chief     2000       163,562      25,000           *            14,000           5,350
Executive Officer), Cardinal    1999       159,497      42,325           *            14,750           4,982
Financial Corporation ***       1998       150,000      50,000           *             1,250             100
------------------------------------------------------------------------------------------------------------------
F. Kevin Reynolds               2001       109,068        --             *             4,800           3,150
President, Cardinal Bank N.A.   2000       108,037      22,830           *             3,000           3,151
                                1999       104,587      26,000           *             3,131           2,999
                                1998(3)     98,640      30,000           *                --              --
------------------------------------------------------------------------------------------------------------------
Christopher W. Bergstrom        2001       110,984        --           14,500          4,800           8,141
President, Cardinal Bank        2000       108,037      21,740           *             2,554           6,150
Manassas/Prince William N.A.    1999       105,504      23,000           *             3,131           6,001
                                1998(4)     70,189      30,000           *                --           3,000
------------------------------------------------------------------------------------------------------------------
Carl E. Dodson                  2001       102,395        --             *             4,800             408
Chief Operating Officer,        2000       105,370      22,000           *             3,000           2,466
Cardinal Financial              1999       101,202      14,700           *             1,534           2,103
Corporation                     1998(5)     54,594         -             *                --              --
------------------------------------------------------------------------------------------------------------------
Thomas C. Kane                  2001       263,914        --             *                --           3,828
President, Cardinal Wealth      2000       252,651        --             *                --           3,414
Services, Inc.                  1999       224,327      36,625           *                --           3,634
                                1998(6)     32,981        --             *                --              --
------------------------------------------------------------------------------------------------------------------
Janet A. Valentine              2001       102,325        --             *               600           3,063
Senior Vice and Chief           2000(7)     23,750       3,800           *             1,500             823
Financial Officer, Cardinal
Financial Corporation
------------------------------------------------------------------------------------------------------------------
John H. Rust, Jr., Chairman     2001        25,000        --           9,410           2,500             625
of board of directors of        2000        25,000        --             *             2,000             600
Cardinal Financial              1999        25,000        --             *               750             648
Corporation.                    1998(8)     25,000        --             *             1,250              --
==================================================================================================================

* All benefits that might be considered of a personal nature did not exceed the lesser of $50,000 or 10% of total annual salary and bonus.
**   Mr.Clineburg's employment commenced in October, 2001.
***  Mr. Gunn resigned in 2001.

/(1)/ Amounts disclosed include 750 common shares for the year ended December 31, 1999 and 1,250 common shares for the year ended December 31, 1998 that underlie options granted to Mr. Gunn in his capacity as a director.

/(2)/ Amounts presented represent (i) gross value of payments made by us pursuant to life insurance agreements between us and the named executive officers; and (ii) total contributions to our 401(k) plan on behalf of each of the named executive officers to match pre-tax elective deferral contributions (which are included under the "Salary" column) made by each to such plan.

/(3)/ Mr. Reynolds' employment with us commenced on January 19, 1998.

/(4)/ Mr. Bergstrom's employment with us commenced on April 6, 1998.

/(5)/ Mr. Dodson's employment with us commenced on May 25, 1998.

/(6)/ Mr. Kane's employment with us commenced on October 18, 1998. Per Mr. Kane's prior contract, his annual other compensation included the granting of 3,125 common shares each year for 1999, 2000, and 2001. Total value of annual other compensation did not exceed the lesser of $50,000 or 10% of compensation and bonus.

/(7)/ Ms. Valentine's employment with us commenced on October 1, 2000.

/(8)/ Mr. Rust joined our board of directors in 1997. As a director, all of his options are immediately vested when granted.

Director Compensation


     Except for the Chairman of the Board (as noted in the previous table), our directors do not receive any cash compensation. In lieu of cash fees for service on the board of directors, each non-employee director receives an annual grant of options to purchase 2,000 common shares. Such options are granted with an exercise price at or above the fair market value of the shares as of the date of grant and expire ten years from the date of grant. In light of our financial performance, no options were granted in 2002 for 2001 services. Three of our directors received cash compensation as directors of our subsidiary Cardinal Bank - Potomac per the merger agreement with Heritage Bancorp, Inc. Cash compensation for Cardinal Bank-Potomac directors totaled $31,450 and $13,800 for the years ended December 31, 2001 and 2000, respectively. No other subsidiary banks paid directors' fees in 2000 or 2001.


Stock Options

     The following table sets forth for the year ended December 31, 2001, the grants of stock options to the named executive officers in 2001 for services rendered in 2000:

                Option Grants In the Year ended December 31, 2001

---------------------------------------------------------------------------------------------------------
Name                       Number of Securities   Percent of Total     Exercise or Base   Expiration Date
                           Underlying Options     Options Granted to   Price
                           Granted /(1)/          Employees in 2001    ($/Share)/(3)/
                                                  (%)/(2)/
---------------------------------------------------------------------------------------------------------
Bernard H. Clineburg                 --                    --                  --                   --
---------------------------------------------------------------------------------------------------------
L. Burwell Gunn, Jr.*            18,000                  22.2%               4.50         Forfeited 10/01
---------------------------------------------------------------------------------------------------------
F. Kevin Reynolds                 4,800                  5.9%                4.50                2/22/11
---------------------------------------------------------------------------------------------------------
Christopher W. Bergstrom          4,800                  5.9%                4.50                2/22/11
---------------------------------------------------------------------------------------------------------
Carl E. Dodson                    4,800                  5.9%                4.50                2/22/11
---------------------------------------------------------------------------------------------------------
Thomas C. Kane                    1,000                  1.2%                4.50                2/22/11
---------------------------------------------------------------------------------------------------------
Janet A. Valentine                  600                   .0%                4.50                2/22/11
---------------------------------------------------------------------------------------------------------
John H. Rust **                   2,500**                5.1%**              3.56                1/20/11
---------------------------------------------------------------------------------------------------------

* Mr. Gunn resigned in 2001

** Options are granted to Mr. Rust in his capacity as a director and are therefore immediately vested. The percentage of total granted is in relationship to total options granted to all directors.

/(1)/ All options except for Mr. Rust's were granted to the named executive officers in their capacities as such and become fully exercisable after three years. Options granted in 2001were for services in 2000. No options have been granted in 2002 for the year ended 2001.

/(2)/ Options to purchase a total of 81,240 common shares were granted to employees during the year ended December 31, 2001.

/(3)/ Stock options were awarded at or above the fair market value of the common shares at the date of award.

                             Year End Option Values

     In the year ended December 31, 2001, no stock options were exercised by any of the named executive officers. The following table sets forth the amount and value of stock options held by the named executive officers as of December 31, 2001.

----------------------------------------------------------------------- ------------------
           Value of Unexercised In-the-Money               Number of Securities Underlying
           Options at Year End ($)/(3)/                    Unexercised Options at Year End
------------------------------------------------------------------------------------------
              Name           Exercisable   Unexercisable     Exercisable     Unexercisable
------------------------------------------------------------------------------------------
L. Burwell Gunn, Jr* /(1)/         --             --            2,000         --
------------------------------------------------------------------------------------------
F. Kevin Reynolds                  --          7,800            3,131         --
------------------------------------------------------------------------------------------
Christopher W. Bergstrom           --          7,354            3,131         --
------------------------------------------------------------------------------------------
Bernard H. Clineburg               --             --            --            --
------------------------------------------------------------------------------------------
Carl E. Dodson                     --          7,800            1,534         --
------------------------------------------------------------------------------------------
Thomas C. Kane                     --          9,500            --            --
------------------------------------------------------------------------------------------
Janet A. Valentine                 --          2,100            --            --
------------------------------------------------------------------------------------------
John H. Rust, Jr. /(2)/         2,500             --            4,000         --
------------------------------------------------------------------------------------------

*Mr. Gunn resigned in 2001.

/(1)/ Amounts disclosed represent common shares that underlie options granted to Mr. Gunn in 1998 and 1999 in his capacity as a director of Cardinal.

/(2)/ Amounts disclosed represent common shares that underlie options granted to Mr. Rust in his capacity as a director of Cardinal.

/(3)/ The value of in-the-money options at year end is calculated by determining the difference between the closing price of a common share as reported on the Nasdaq SmallCap Market on December 31, 2001 and the exercise price of the options.

Employment Agreements

     Bernard H. Clineburg has an employment agreement with us. Mr. Clineburg's agreement, which is dated as of February 12, 2002, provides for his services as our Vice Chairman, President and Chief Executive Officer. The agreement also provides that Mr. Clineburg will serve as Chairman of our Executive Committee, a member or Chair of all of our Board Committees except the Audit Committee, and as a director or Chair of all our subsidiary boards of directors. Mr. Clineburg's employment agreement provides for a base salary of $200,000 and includes annual salary increases at the discretion of the board of directors and provides bonuses at the discretion of the board of directors, in cash or in stock, or both. Under Mr. Clineburg's employment agreement, he will be granted the option to purchase 150,000 shares of our common stock, of which 50,000 will vest as of the date of the closing of the rights offering. The option to purchase the remaining 100,000 shares will vest over a five-year period at 20,000 shares per year. All options granted under the employment agreement will be awarded with an option exercise price equal to the price on the date of the closing of the rights offering. In the event we terminate Mr. Clineburg's agreement without cause, he will receive a lump-sum severance payment equal to one year's annual salary and bonus. In the event Mr. Clineburg's employment agreement is terminated after a change in control, he will receive a lump-sum severance payment equal to 2.99 times his average total compensation over the most recent five calendar year period of his employment with the us prior to termination. Mr. Clineburg's employment agreement includes a covenant not to compete with us for a period of one year from the date he is no longer employed by us.

     Each of F. Kevin Reynolds, Christopher W. Bergstrom, Carl E. Dodson, and Janet A. Valentine has employment agreements with us, that are terminable at will. Each of these employment agreements are effective as of February 12, 2002 and provide for the provision of a base salary, eligibility for annual performance bonus and stock option grants, and participation in our benefits plans, all of which may be adjusted by us in our discretion. Mr. Reynolds's and Mr. Bergstrom's employment agreements provide for severance payments equal to twelve (12) months of their current base salary in the event of termination without cause and eighteen (18) months of their current base salary in the event of a change in control . Mr. Dodson's and Ms. Valentine's employment agreements provide for severance payments equal to six (6) months of their current base salary in the event of termination without cause and eighteen (18) months of their current base salary in the event of a change in control. Each of the employment agreements replaced prior employment agreements that provided for certain cash bonuses, stock option grants and payment of auto allowances, country club dues and certain life insurance benefits. The benefits provided for in the prior employment agreements were retired by us in a lump-sum settlement and replaced with the employment agreements described above, that do not include any benefits other than those provided to all of our other employees.

     Thomas C. Kane has an employment agreement with us. Mr. Kane's agreement, which is dated as of August 27, 2001, provides for his services as our Senior Vice President and President and Chief Executive Officer of Cardinal Wealth Services, Inc. and provides for a base salary of $182,000. Mr. Kane's employment agreement includes annual salary increases at the discretion of the board of directors and provides for incentive pay equal to 2.5% of gross revenues generated by Cardinal Wealth Services, Inc. Mr. Kane's employment agreement also includes stock option grants of up to 15,000 shares of our common shares upon achievement of certain performance goals for the period beginning August 27, 2001 and ending December 31, 2002. In addition, Mr. Kane may, upon achieving certain performance goals established by us, earn additional incentive pay of up to 2.5% of gross revenues generated by Cardinal Wealth Services, Inc., and, annually, up to $37,500 in cash bonuses, and additional stock option grants up to a value of $37,500, at the then-current market price, on the date of grant. All options granted under the agreement are awarded with an option exercise price equal to the fair market value of shares of common shares at the date of grant, and the options vest and become exercisable three years after the date of grant. Mr. Kane's employment agreement provides for a lump-sum severance payment equal to six (6) months of his current base salary in the event of termination without cause. Mr. Kane's employment agreement with us expires on June 30, 2004.

     No cash bonuses have been paid to any of the executive officers since March, 2001, which represented bonuses paid for services provided during 2000.

                          TRANSACTIONS WITH MANAGEMENT


     Some of our directors and officers are at present, as in the past, our banking customers, and we have had, and expect to have in the future, banking transactions in the ordinary course of its business with directors, officers, principal shareholders and their associates, on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others. These transactions do not involve more than the normal risk of collectibility or present other unfavorable features. The aggregate outstanding balance of loans to directors, executive officers and their associates, as a group, at December 31, 2001 totaled approximately $2,700,000 million, or 13.2% of the bank's equity capital at that date. Certain of our directors were also on the board of directors of Cardinal Bank-Potomac and in such capacity have received directors fees in the aggregate amount of $31,450 in 2001 and $13,800 in 2000. Ms.

Falck's son-in-law, John R, Rollison, III, Mr. Broadwater's son, David L. Broadwater and Mr. Barlow's son, George E. Barlow serve as members of the board of directors of Cardinal Bank. In addition, Mr. Kane's spouse, Joan A. Mulligan, is a Senior Vice President of Cardinal Wealth Services, Inc. In this capacity, Ms. Mulligan receives a draw against commissions of $40,000 per annum and commissions of approximately $100,000. Ms. Mulligan's compensation arrangements with Cardinal Wealth Services, Inc. are as favorable as those with employees who are not affiliated with us.

Security Ownership of Management


     The following table sets forth, as of December 31, 2001, certain information with respect to beneficial ownership of our shares by each of the members of the board of directors as of that date, by each of the executive officers named in the "Summary Compensation Table" above and by all directors and executive officers as a group. Beneficial ownership includes shares, if any, held in the name of the spouse, minor children or other relatives of the individual living in such person's home, as well as shares, if any, held in the name of another person under an arrangement whereby the director or executive officer can vest title in himself at once or at some future time.


--------------------------------------------------------------------------------
                               Common       Exercisable Options
       Name*                   Stock            included in        Percentage
                            Beneficially    Beneficially Owned      of Class
                             Owned /(1)/        Common Stock
--------------------------------------------------------------------------------
Robert M. Barlow                108,500             6,500            2.5
--------------------------------------------------------------------------------
Christopher W. Bergstrom         19,189             3,131           **
--------------------------------------------------------------------------------
Wayne W. Broadwater              33,500             6,500           **
--------------------------------------------------------------------------------
Bernard H. Clineburg             85,129            50,000            2.0
--------------------------------------------------------------------------------
Carl E. Dodson                   12,270             1,534           **
--------------------------------------------------------------------------------
Nancy K. Falck                   71,436             6,500            1.7
--------------------------------------------------------------------------------
L. Burwell Gunn, Jr.***          50,191             2,000            1.2
--------------------------------------------------------------------------------
Harvey W. Huntzinger            139,900             6,500            3.3
--------------------------------------------------------------------------------
Jones V. Isaac                   60,200             6,500            1.4
--------------------------------------------------------------------------------
Thomas C. Kane                   94,569            60,000            2.2
--------------------------------------------------------------------------------
J. Hamilton Lambert              20,300             5,000           **
--------------------------------------------------------------------------------
Harold E. Lieding /(2)/         354,468            15,540            7.6
--------------------------------------------------------------------------------
F. Kevin Reynolds                21,292             3,131           **
--------------------------------------------------------------------------------
James D. Russo                   70,300             6,500            1.6
--------------------------------------------------------------------------------
John H. Rust, Jr.                47,725             6,500            1.1
--------------------------------------------------------------------------------
George P. Shafran /(2)/          54,066            14,352            1.3
--------------------------------------------------------------------------------
Kevin P. Tighe /(2)/             20,940            15,540           **
--------------------------------------------------------------------------------
Janet A. Valentine                1,525                --           **
--------------------------------------------------------------------------------
Total as a group of 19****    1,241,112           216,728           25.5%
--------------------------------------------------------------------------------

* The business address of each named person is c/o Cardinal Financial Corporation, 10555 Main Street, Suite 500, Fairfax, VA 22030.
** Percentage of ownership is less than 1% of the outstanding common shares.
*** Mr. Gunn resigned in 2001. The 2,000 in common stock options have been forfeited in 2002.
**** Total represents all Directors and executive officers named plus Eleanor D. Schmidt with exercisable options of 1,000 and beneficial common stock ownership totaling 9,112 which is under 1% of the class of common stock.

/(1)/ The number of common shares shown in the table includes 60,175 shares held for certain directors and executive officers in our 401(k) plan as of December 31, 2001, and 216,728 shares that certain directors and executive officers have the right to acquire through the exercise of stock options within 60 days following December 31, 2001. Mr. Clineburg's options are exercisable at the close of this rights offering.

/(2)/ The number of common shares shown in the table includes shares that certain directors have the right to acquire through the conversion of shares of 7.25% Cumulative Convertible Preferred Stock, Series A, par value $1.00 per share, as follows: Lieding, 333,443; Shafran, 23,714; and Tighe, 5,400.

Security Ownership of Certain Beneficial Owners

     The following table sets forth, as of December 31, 2001, certain information with respect to the beneficial ownership of common shares by each person who owns, to our knowledge, more than five percent of our outstanding common shares.

-----------------------------------------------------------------------------------
                                                        Common Shares    Percentage
     Name                       Address                  Beneficially     of Class
                                                           Owned
-----------------------------------------------------------------------------------
Harold E. Lieding   1433 Blandfield, Vienna, VA 22182    354,468 /(1)/      7.6%
-----------------------------------------------------------------------------------

/(1)/ The number of common shares shown in the table includes 15,540 shares that Mr. Lieding has the right to acquire through the exercise of stock options within 60 days following March 31, 2001 and 333,443 shares that Mr. Lieding has the right to acquire through the conversion of shares of Series A Preferred Stock.


                            DESCRIPTION OF SECURITIES

     Our authorized capital stock consists of 50,000,000 common shares, par value $1.00 per share, and 10,000,000 preferred shares, par value $1.00 per share, issuable in series. As of December 31, 2001 there were 4,294,323 common shares issued and outstanding held by 1,605 shareholders of record and 1,364,714 shares of 7.25% Cumulative Convertible Preferred, Series A issued and outstanding held by 1,701 shareholders of record. All outstanding common and preferred shares are fully paid and nonassessable. The issued common and preferred shares represent non-withdrawable capital, are not accounts of an insurable type, and are not federally insured.

Common Stock


     Voting Rights


     Each holder of common shares is entitled to one vote per share held. There are no cumulative voting rights in the election of directors.


     Dividends


     Holders of common shares are entitled to receive dividends when and as declared by the board of directors out of funds legally available therefor, provided, however, that the payment of dividends to holders of common shares is subject to the preferential dividend rights of the preferred stock. Cardinal Financial is a corporation separate and distinct from Cardinal Bank. Since most of Cardinal Financial revenues will be received by it in the form of dividends or interest paid by Cardinal Bank our ability to pay dividends will be subject to regulatory restrictions as described in "Government Supervision and Regulation" "Cardinal Financial Corporation--Investments, Control and Activities" and "Cardinal Bank, N.A.-Dividend Restrictions."


     No Preemptive or Conversion Rights


     Holders of our common shares (i) do not have preemptive rights to purchase additional shares of any class of our stock and (ii) have no conversion or redemption rights.

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


     Calls and Assessments


     All of the issued and outstanding common shares are nonassessable.


     Liquidation Rights


     In the event of our liquidation, dissolution or winding up, the holders of common shares (and the holders of any class or series of stock entitled to participate with the common shares in the distribution of assets) shall be entitled to receive, in cash or in kind, our assets available for distribution remaining after payment or provision for payment of our debts and liabilities and distributions or provision for distributions to holders of the preferred stock having preference over the common shares.

Preferred Stock

     Our Articles of Incorporation authorize the board of directors to determine the preferences, limitations and relative rights of any class or series of preferred stock before the issuance of any shares of that class or series. There are currently 10,000,000 authorized shares of preferred stock, par value $1.00 per share, of which 1,412,000 have been designated as the 7.25% Cumulative Convertible Preferred Stock, Series A. 1,411,268 of the Series A preferred were issued. As of December 31, 2001, 46,554 shares of the Series A preferred have been converted at the election of the holders into common shares and the remaining 1,364,714 Series A preferred shares remain outstanding.


     Voting Rights


     The holders of Series A preferred shares are not entitled to receive notice of, or to participate in, or to vote on any matter at any meeting of the shareholders, except to the extent that they are afforded a vote by the laws of the Commonwealth of Virginia in existence at the time any matter requiring such a vote shall arise. Notwithstanding the lack of voting rights, under Sections 13.1-707 and 708 of the Virginia Stock Corporation Act the holders of the Series A preferred are entitled to notice of any meeting of the shareholders considering an amendment to our Articles of Incorporation relating to any of the matters described in Section 13.1-708 of the Virginia Stock Corporation Act and to vote as a class.


     Dividends


     Holders the Series A preferred are entitled to receive dividends at the annual rate of $.3625 per share, when and as declared by the board of directors out of funds legally available therefor. This dividend is payable in equal quarterly installments on the last day of March, June, September and December of each year. To the extent that the dividend is not paid when due, it is cumulative and accrues. No dividend can be paid on the common shares unless a proportionate dividend for the same dividend period is declared and paid on the Series A preferred (or declared and a sufficient sum set apart for the payment of the dividend upon all outstanding shares of the Series A preferred). Cardinal Financial is a corporation separate and distinct from Cardinal Bank. Since most of our revenues will be received in the form of dividends or interest paid by the bank our ability to pay dividends will be subject to regulatory restrictions as described in "Government Supervision and Regulation" - "Cardinal Financial Corporation--Investments, Control and Activities" and "Cardinal Bank, N.A.-Dividend Restrictions."


     No Preemptive Rights


     Holders of our Series A preferred shares do not have preemptive rights to purchase additional shares of any class of our stock.

     Calls and Assessments


     All of the issued and outstanding Series A preferred shares are fully paid and nonassessable.


     Conversion Rights


     The holders of the Series A preferred shares have the right at any time to convert any or all of their Series A preferred shares into common shares. The number of common shares into which each Series A preferred share may be converted is equal at any time to the number arrived at by dividing $5.00 by the "Conversion Price" (as defined in our Articles of Incorporation). The Conversion Price is currently $6.65, but is subject to adjustment pursuant to the terms of the Articles of Incorporation.

     If at any time after March 31, 2004, the last sales price of the common shares for 20 consecutive trading days exceeds an amount equal to the product of the then applicable Conversion Price times 1.3, then all outstanding shares of Series A preferred shares shall automatically convert into and become common shares.


     Redemption


     At any time after December 31, 2020, we may redeem all or a portion of the outstanding Series A preferred shares at a redemption price per share equal to the sum of $5.00 per share and the "Dividends Accrued" (as defined in the Articles of Incorporation) on a per share basis.

     If at any time after March 31, 2004, we are involved in a merger, share exchange or similar transaction (not including a merger in which we are the surviving corporation, or a share exchange in which our shares are issued to shareholders of another corporation) which provides that each outstanding Series A preferred share shall be converted into or exchanged for the kind and amount of stock, other securities and property receivable upon such merger, share exchange or similar transaction by a holder of the number of shares of common shares into which such share of Series A preferred might have been converted immediately prior to the transaction and (A) the holders of the common shares approve the transaction and (B) the holders of the Series A preferred upon submission of the transaction for their approval or disapproval, disapprove the transaction, then we may redeem all or any portion of the then outstanding Series A preferred at a redemption price per share equal to the sum of $5.00 per share and "Dividends Accrued" (as defined in the Articles of Incorporation) on a per share basis.


     Liquidation Rights


     In the event of any liquidation, dissolution or winding up of Cardinal, the holders of our Series A preferred shares (and the holders of any class or series of stock entitled to participate with the Series A preferred in the distribution of assets) shall be entitled to receive, in cash or in kind, the assets of Cardinal available for distribution remaining after payment or provision for payment of Cardinal's debts and liabilities and distributions or provision for distributions to holders of any preferred having preference over the Series A preferred in the liquidation, dissolution or winding up of Cardinal.

Limitations on Liability of Officers and Directors

     As permitted by the Virginia Stock Corporation Act, our Articles of Incorporation contain provisions that permit us to indemnify our directors and officers to the full extent permitted by Virginia law and eliminate the personal liability of our directors and officers for monetary damages to us or our shareholders for breach of their fiduciary duties, except to the extent that Virginia law prohibits indemnification or elimination of liability. These provisions do not limit or eliminate our rights or the rights of any shareholder to seek an injunction or any other non-monetary relief in the event of a breach of a director's or officer's fiduciary duty. In addition, these provisions apply only to claims against a director or officer arising out of his or her role as a director or officer and do not relieve a director or officer from liability if he or she engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law.

     The rights of indemnification provided in our Articles of Incorporation are not exclusive of any other rights that may be available under any insurance or other agreement, by vote of shareholders or disinterested directors or otherwise.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission this type of indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Shares Eligible for Future Sale

     All of the shares that we will issue in the offerings will be freely tradable without restriction or registration under the Securities Act, unless owned by our affiliates.

     Rule 144 under the Securities Act defines an affiliate of an issuer as a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the issuer. Rule 405 under the Securities Act defines the term "control" to mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the person whether through the ownership of voting securities, by contract, or otherwise. All of our directors and executive officers will likely be deemed to be affiliates of us.

     In general, under Rule 144, any person (or persons whose shares are aggregated) who has beneficially owned restricted securities for at least one year, including affiliates, and any affiliate who holds shares sold in a public offering, may sell, within any three-month period, a number of such shares that does not exceed the greater of 1% of the then outstanding shares or the average weekly trading volume of the shares during the four calendar weeks preceding the sale. Rule 144 also requires that the securities must be sold in "brokers' transactions," as defined in the Securities Act, and the person selling the securities may not solicit orders or make any payment in connection with the offer or sale of securities to any person other than the broker who executes the order to sell the securities. After restricted securities are held for two years, a person who is not deemed an affiliate of us may sell shares under Rule 144 without regard to the volume and manner of sale limitations described above. Sales of shares by our affiliates will continue to be subject to the volume and manner of sale limitations.

     We cannot predict the effect, if any, that future sales of shares, or the availability of shares for future sales, will have on the market price prevailing from time to time. Sales of substantial amounts of shares, or the perception that such sales could occur, could adversely affect the prevailing market price of the shares.

Certain United States Federal Income Tax Considerations Respecting Shares Subscribed for in the Rights Offering

     The following summary of certain United States federal income tax aspects is based on current law, is in general terms, and is not intended as tax advice to any particular prospective purchaser. This discussion does not purport to deal with all aspects of taxation that may be relevant to particular taxpayers subject to special treatment under the federal income tax laws (including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States).

     EACH PROSPECTIVE PURCHASER OF THE SHARES OFFERED HEREBY IS ADVISED TO CONSULT HIS OR HER OWN TAX ADVISORS CONCERNING THE SPECIFIC TAX CONSEQUENCES TO HIM OR HER OF THE PURCHASE, OWNERSHIP AND SALE OF SUCH SHARES, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP OR SALE.

     Basis in Shares

     If a shareholder exercises rights, his or her basis in the shares so acquired will be the cost of the shares plus any amount previously allocated to the rights.

     Holding Period for Shares

     A shareholder exercising rights will commence a holding period for the shares so acquired as of the day after his or her date of acquisition of the shares.

     Disposition of Shares

     If the shares acquired upon exercise of the rights are sold or exchanged, the seller or exchangor will recognize gain or loss equal to the difference between the amount realized on such sale or exchange and the tax basis of the shares. All gains or losses recognized upon the sale or exchange of the shares will be capital gain or loss, provided that the shares were a capital asset in the hands of the holder. A gain will be short term or long term, depending on how long the shares were held.

     Reports to Shareholders

     We furnish annual reports to shareholders which include audited financial statements reported on by our independent accountants. We will continue to comply with the periodic reporting requirements imposed by the Securities Exchange Act of 1934 as long as such requirements apply to us. In addition, we furnish quarterly reports to shareholders containing unaudited financial statements for each quarter of each fiscal year.

                      GOVERNMENT SUPERVISION AND REGULATION

General


     As a bank holding company, we are subject to regulation under the Bank Holding Company Act of 1956, as amended, and the examination and reporting requirements of the Board of Governors of the Federal Reserve System. Other federal and state laws, including various consumer and compliance laws, govern the activities of our bank subsidiary, the investments that it makes and the aggregate amount of loans that it may grant to one borrower. Our national bank subsidiary, Cardinal Bank, N.A. is subject to regulation, supervision and examination by the Office of the Comptroller of the Currency. Our bank subsidiary also is subject to regulation, supervision and examination by the Federal Deposit Insurance Corporation.


     The following description summarizes the significant federal and state laws applicable to us. To the extent that statutory or regulatory provisions are described, the description is qualified in its entirety by reference to that particular statutory or regulatory provision

The Bank Holding Company Act

     Under the Bank Holding Company Act, we are subject to periodic examination by the Federal Reserve and required to file periodic reports regarding our operations and any additional information that the Federal Reserve may require. Our activities at the bank holding company level are limited to:


          .    banking, managing or controlling banks;
          .    furnishing services to or performing services for our
               subsidiary; and
          .    engaging in other activities that the Federal Reserve has
               determined by regulation or order to be so closely related to banking as to be a proper incident to these activities.


     Some of the activities that the Federal Reserve Board has determined by regulation to be proper incidents to the business of a bank holding company include making or servicing loans and specific types of leases, performing specific data processing services and acting in some circumstances as a fiduciary or investment or financial adviser.

     With some limited exceptions, the Bank Holding Company Act requires every bank holding company to obtain the prior approval of the Federal Reserve before:

          .    acquiring substantially all the assets of any bank;
          .    acquiring direct or indirect ownership or control of any voting shares of any bank if after such acquisition it would own or control more than 5% of the voting shares of such bank (unless it already owns or controls the majority of such shares); or
          .    merging or consolidating with another bank holding company.

     In addition, and subject to some exceptions, the Bank Holding Company Act and the Change in Bank Control Act, together with their regulations, require Federal Reserve approval prior to any person or company acquiring "control" of a bank holding company. Control is conclusively presumed to exist if an individual or company acquires 25% or more of any class of voting securities of the bank holding company. Control is rebuttably presumed to exist if a person acquires 10% or more, but less than 25%, of any class of voting securities and either has registered securities under Section 12 of the Securities Exchange Act of 1934 or no other person owns a greater percentage of that class of voting securities immediately after the transaction. The regulations provide a procedure for challenging this rebuttable control presumption.


     In November 1999, Congress enacted the Gramm-Leach-Bliley Act, which made substantial revisions to the statutory restrictions separating banking activities from other financial activities. Under the GLBA, bank holding companies that are well-capitalized and well-managed and meet other conditions can elect to become "financial holding companies." As financial holding companies, they and their subsidiaries are permitted to acquire or engage in previously impermissible activities such as insurance underwriting, securities underwriting and distribution, travel agency activities, insurance agency activities, merchant banking and other activities that the Federal Reserve determines to be financial in nature or complementary to these activities. Financial holding companies continue to be subject to the overall oversight and supervision of the Federal Reserve, but the GLBA applies the concept of functional regulation to the activities conducted by subsidiaries. For example, insurance activities would be subject to supervision and regulation by state insurance authorities. Although we have not elected to become a financial holding company in order to exercise the broader activity powers provided by the GLBA, we will likely do so in the future.


Payment of Dividends


     We are a legal entity separate and distinct from our banking and other subsidiaries. Virtually all of our revenues will result from dividends paid to us by our bank subsidiary. Our bank subsidiary is subject to laws and regulations that limit the amount of dividends that it can pay. Under OCC regulations, a national bank may not declare a dividend in excess of its undivided profits, which means that our national bank subsidiary must recover any start-up losses before it may pay a dividend to us. Additionally, our national bank subsidiary may not declare a dividend if the total amount of all dividends, including the proposed dividend, declared by the national bank in any calendar year exceeds the total of the national bank's retained net income of that year to date, combined with its retained net income of the two preceding years, unless the dividend is approved by the OCC. Our national bank subsidiary may not declare or pay any dividend if, after making the dividend, the national bank would be "undercapitalized," as defined in the federal regulations.


     The FDIC has the general authority to limit the dividends paid by insured banks if the payment is deemed an unsafe and unsound practice. The FDIC has indicated that paying dividends that deplete a bank's capital base to an inadequate level would be an unsound and unsafe banking practice.


      In addition, both we and our bank subsidiary are subject to various regulatory restrictions relating to the payment of dividends, including requirements to maintain capital at or above regulatory minimums. Banking regulators have indicated that banking organizations should generally pay dividends only if the organization's net income available to common shareholders over the past year has been sufficient to fully fund the dividends, and the prospective rate of earnings retention appears consistent with the organization's capital needs, asset quality and overall financial condition. Virginia law also imposes some restrictions on our ability to pay dividends. See "Description of Securities" above.



Insurance of Accounts, Assessments and Regulation by the FDIC

     The deposits of our bank subsidiary are insured by the FDIC up to the limits set forth under applicable law. The deposits of our bank subsidiary are subject to the deposit insurance assessments of the Bank Insurance Fund, or "BIF", of the FDIC.

     The FDIC has implemented a risk-based deposit insurance assessment system under which the assessment rate for an insured institution may vary according to regulatory capital levels of the institution and other factors, including supervisory evaluations. For example, depository institutions insured by the BIF that are "well capitalized" and that present few or no supervisory concerns are required to pay only the statutory minimum assessment of $2,000 annually for deposit insurance, while all other banks are required to pay premiums ranging from .03% to .27% of domestic deposits. These rate schedules are subject to future adjustments by the FDIC. In addition, the FDIC has authority to impose special assessments from time to time.


      The FDIC is authorized to prohibit any BIF-insured institution from engaging in any activity that the FDIC determines by regulation or order to pose a serious threat to the respective insurance fund. Also, the FDIC may initiate enforcement actions against banks, after first giving the institution's primary regulatory authority an opportunity to take such action. The FDIC may terminate the deposit insurance of any depository institution if it determines, after a hearing, that the institution has engaged or is engaging in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations, or has violated any applicable law, regulation, order or any condition imposed in writing by the FDIC. It also may suspend deposit insurance temporarily during the hearing process for the permanent termination of insurance, if the institution has no tangible capital. If deposit insurance is terminated, the deposits at the institution at the time of termination, less subsequent withdrawals, shall continue to be insured for a period from six months to two years, as determined by the FDIC. We are not aware of any existing circumstances that could result in termination of any of our bank subsidiary's deposit insurance.

Capital Requirements


     Each of the OCC and the Federal Reserve Board has issued risk-based and leverage capital guidelines applicable to banking organizations that it supervises. Under the risk-based capital requirements, we and our bank subsidiary are each generally required to maintain a minimum ratio of total capital to risk-weighted assets (including specific off-balance sheet activities, such as standby letters of credit) of 8%. At least half of the total capital must be composed of "Tier 1 Capital", which is defined as common equity, retained earnings and qualifying perpetual preferred stock, less certain intangibles. The remainder may consist of "Tier 2 Capital", which is defined as specific subordinated debt, some hybrid capital instruments and other qualifying preferred stock and a limited amount of the loan loss allowance. In addition, each of the federal banking regulatory agencies has established minimum leverage capital requirements for banking organizations. Under these requirements, banking organizations must maintain a minimum ratio of Tier 1 capital to adjusted average quarterly assets equal to 3% to 5%, subject to federal bank regulatory evaluation of an organization's overall safety and soundness. In sum, the capital measures used by the federal banking regulators are:


     . the Total Capital ratio, which is the total of Tier 1 Capital and Tier 2 Capital;

     .    the Tier 1 Capital ratio; and

     .    the leverage ratio.

     Under these regulations, a bank will be:

     . "well capitalized" if it has a Total Capital ratio of 10% or greater, a Tier 1 Capital ratio of 6% or greater, and is not subject to any written agreement, order, capital directive, or prompt corrective action directive by a federal bank regulatory agency to meet and maintain a specific capital level for any capital measure;

     . "adequately capitalized" if it has a Total Capital ratio of 8% or greater, a Tier 1 Capital ratio of 4% or greater, and a leverage ratio of 4% or greater - or 3% in certain circumstances - and is not well capitalized;

     . "undercapitalized" if it has a Total Capital ratio of less than 8% or greater, a Tier 1 Capital ratio of less than 4% - or 3% in certain circumstances;

     . "significantly undercapitalized" if it has a Total Capital ratio of less than 6%, a Tier 1 Capital ratio of less than 3%, or a leverage ratio of less than 3%; or

     . "critically undercapitalized" if its tangible equity is equal to or less than 2% of average quarterly tangible assets.

     The risk-based capital standards of each of the OCC and the Federal Reserve Board explicitly identify concentrations of credit risk and the risk arising from non-traditional activities, as well as an institution's ability to manage these risks, as important factors to be taken into account by the agency in assessing an institution's overall capital adequacy. The capital guidelines also provide that an institution's exposure to a decline in the economic value of its capital due to changes in interest rates be considered by the agency as a factor in evaluating a banking organization's capital adequacy.

     The OCC and the FDIC may take various corrective actions against any undercapitalized bank and any bank that fails to submit an acceptable capital restoration plan or fails to implement a plan accepted by the OCC or the FDIC. These powers include, but are not limited to, requiring the institution to be recapitalized, prohibiting asset growth, restricting interest rates paid, requiring prior approval of capital distributions by any bank holding company that controls the institution, requiring divestiture by the institution of its subsidiaries or by the holding company of the institution itself, requiring new election of directors, and requiring the dismissal of directors and officers. Our bank subsidiary presently maintains sufficient capital to remain in compliance with these capital requirements.


Other Safety and Soundness Regulations

     There are a number of obligations and restrictions imposed on bank holding companies and their depository institution subsidiaries by federal law and regulatory policy that are designed to reduce potential loss exposure to the depositors of such depository institutions and to the FDIC insurance funds in the event that the depository institution is insolvent or is in danger of becoming insolvent. For example, under the requirements of the Federal Reserve Board with respect to bank holding company operations, a bank holding company is required to serve as a source of financial strength to its subsidiary depository institutions and to commit resources to support such institutions in circumstances where it might not do so otherwise. In addition, the "cross-guarantee" provisions of federal law require insured depository institutions under common control to reimburse the FDIC for any loss suffered or reasonably anticipated by the FDIC as a result of the insolvency of commonly controlled insured depository institutions or for any assistance provided by the FDIC to commonly controlled insured depository institutions in danger of failure. The FDIC may decline to enforce the cross-guarantee provision if it determines that a waiver is in the best interests of the deposit insurance funds. The FDIC's claim for reimbursement under the cross guarantee provisions is superior to claims of shareholders of the insured depository institution or its holding company but is subordinate to claims of depositors, secured creditors and nonaffiliated holders of subordinated debt of the commonly controlled insured depository institutions.

Interstate Banking and Branching

     Current federal law authorizes interstate acquisitions of banks and bank holding companies without geographic limitation. Effective June 1, 1997, a bank headquartered in one state is authorized to merge with a bank headquartered in another state, as long as neither of the states had opted out of such interstate merger authority prior to such date. After a bank has established branches in a state through an interstate merger transaction, the bank may establish and acquire additional branches at any location in the state where a bank headquartered in that state could have established or acquired branches under applicable federal or state law.

Monetary Policy


     The commercial banking business is affected not only by general economic conditions but also by the monetary policies of the Federal Reserve Board. The instruments of monetary policy employed by the Federal Reserve Board include open market operations in United States government securities, changes in the discount rate on member bank borrowing and changes in reserve requirements against deposits held by all federally insured banks. The Federal Reserve Board's monetary policies have had a significant effect on the operating results of commercial banks in the past and are expected to continue to do so in the future. In view of changing conditions in the national and international economy and in the money markets, as well as the effect of actions by monetary fiscal authorities, including the Federal Reserve Board, no prediction can be made as to possible future changes in interest rates, deposit levels, loan demand or the business and earnings of our bank subsidiary.


Federal Reserve System

     In 1980, Congress enacted legislation that imposed reserve requirements on all depository institutions that maintain transaction accounts or nonpersonal time deposits. NOW accounts, money market deposit accounts and other types of accounts that permit payments or transfers to third parties fall within the definition of transaction accounts and are subject to these reserve requirements, as are any nonpersonal time deposits at an institution. For net transaction accounts in 2002, the first $5.7 million will be exempt from reserve requirements. A 3% reserve ratio will be assessed on net transaction accounts over $5.7 million to and including $41.3 million. A 10% reserve ratio will be applied to net transaction accounts in excess of $41.3 million. These percentages are subject to adjustment by the Federal Reserve Board. Because required reserves must be maintained in the form of vault cash or in a non-interest-bearing account at, or on behalf of, a Federal Reserve Bank, the effect of the reserve requirement is to reduce the amount of the institution's interest-earning assets.


Transactions with Affiliates


     Transactions between banks and their affiliates are governed by Sections 23A and 23B of the Federal Reserve Act. An affiliate of a bank is any bank or entity that controls, is controlled by or is under common control with such bank. Generally, Sections 23A and 23B (i) limit the extent to which the bank or its subsidiaries may engage in "covered transactions" with any one affiliate to an amount equal to 10% of such institution's capital stock and surplus, and maintain an aggregate limit on all such transactions with affiliates to an amount equal to 20% of such capital stock and surplus, and (ii) require that all such transactions be on terms substantially the same, or at least as favorable, to the association or subsidiary as those provided to a nonaffiliate. The term "covered transaction" includes the making of loans, purchase of assets, issuance of a guarantee and similar other types of transactions.


Loans to Insiders


     The Federal Reserve Act and related regulations impose specific restrictions on loans to directors, executive officers and principal shareholders of banks. Under Section 22(h) of the Federal Reserve Act, loans to a director, an executive officer and to a principal shareholder of a bank, and some affiliated entities of any of the foregoing, may not exceed, together with all other outstanding loans to such person and affiliated entities, the bank's loan-to-one borrower limit. Loans in the aggregate to insiders and their related interests as a class may not exceed two times the bank's unimpaired capital and unimpaired surplus until the bank's total assets equal or exceed $100,000,000, at which time the aggregate is limited to the bank's unimpaired capital and unimpaired surplus. Section 22(h) also prohibits loans, above amounts prescribed by the appropriate federal banking agency, to directors, executive officers and principal shareholders of a bank or bank holding company, and their respective affiliates, unless such loan is approved in advance by a majority of the board of directors of the bank with any "interested" director not participating in the voting. The FDIC has prescribed the loan amount, which includes all other outstanding loans to such person, as to which such prior board of director approval is required, as being the greater of $25,000 or 5% of capital and surplus (up to $500,000). Section 22(h) requires that loans to directors, executive officers and principal shareholders be made on terms and underwriting standards substantially the same as offered in comparable transactions to other persons.


Community Reinvestment Act


     Under the Community Reinvestment Act and related regulations, depository institutions have an affirmative obligation to assist in meeting the credit needs of their market areas, including low and moderate-income areas, consistent with safe and sound banking practice. The Community Reinvestment Act requires the adoption by each institution of a Community Reinvestment Act statement for each of its market areas describing the depository institution's efforts to assist in its community's credit needs. Depository institutions are periodically examined for compliance with the Community Reinvestment Act and are periodically assigned ratings in this regard. Banking regulators consider a depository institution's Community Reinvestment Act rating when reviewing applications to establish new branches, undertake new lines of business, and/or acquire part or all of another depository institution. An unsatisfactory rating can significantly delay or even prohibit regulatory approval of a proposed transaction by a bank holding company or its depository institution subsidiaries.

     The Gramm-Leach-Bliley Act and federal bank regulators have made various changes to the Community Reinvestment Act. Among other changes, Community Reinvestment Act agreements with private parties must be disclosed and annual reports must be made to a bank's primary federal regulatory. A bank holding company will not be permitted to become a financial holding company and no new activities authorized under the GLBA may be commenced by a holding company or by a bank financial subsidiary if any of its bank subsidiaries received less than a "satisfactory" rating in its latest Community Reinvestment Act examination.


Fair Lending; Consumer Laws


     In addition to the Community Reinvestment Act, other federal and state laws regulate various lending and consumer aspects of the banking business. Governmental agencies, including the Department of Housing and Urban Development, the Federal Trade Commission and the Department of Justice, have become concerned that prospective borrowers experience discrimination in their efforts to obtain loans from depository and other lending institutions. These agencies have brought litigation against depository institutions alleging discrimination against borrowers. Many of these suits have been settled, in some cases for material sums, short of a full trial.

     Recently, these governmental agencies have clarified what they consider to be lending discrimination and have specified various factors that they will use to determine the existence of lending discrimination under the Equal Credit Opportunity Act and the Fair Housing Act, including evidence that a lender discriminated on a prohibited basis, evidence that a lender treated applicants differently based on prohibited factors in the absence of evidence that the treatment was the result of prejudice or a conscious intention to discriminate, and evidence that a lender applied an otherwise neutral non-discriminatory policy uniformly to all applicants, but the practice had a discriminatory effect, unless the practice could be justified as a business necessity .

     Banks and other depository institutions also are subject to numerous consumer-oriented laws and regulations. These laws, which include the Truth in Lending Act, the Truth in Savings Act, the Real Estate Settlement Procedures Act, the Electronic Funds Transfer Act, the Equal Credit Opportunity Act, and the Fair Housing Act, require compliance by depository institutions with various disclosure requirements and requirements regulating the availability of funds after deposit or the making of some loans to customers.


Gramm-Leach-Bliley Act of 1999


     The Gramm-Leach-Bliley Act of 1999 was signed into law on November 12, 1999. The GLBA covers a broad range of issues, including a repeal of most of the restrictions on affiliations among depository institutions, securities firms and insurance companies. Most of its provisions require the federal bank regulatory agencies and other regulatory bodies to adopt implementing regulations, and for that reason an assessment of the full impact of the GLBA on us must await completion of that regulatory process. The following description summarizes some of its significant provisions.

     The GLBA repeals sections 20 and 32 of the Glass-Steagall Act, thus permitting unrestricted affiliations between banks and securities firms. It also permits bank holding companies to elect to become financial holding companies. A financial holding company may engage in or acquire companies that engage in a broad range of financial services, including securities activities such as underwriting, dealing, investment, merchant banking, insurance underwriting, sales and brokerage activities. In order to become a financial holding company, the bank holding company and all of its affiliated depository institutions must be well-capitalized, well-managed and have at least a satisfactory Community Reinvestment Act rating.

     The GLBA provides that the states continue to have the authority to regulate insurance activities, but prohibits the states in most instances from preventing or significantly interfering with the ability of a bank, directly or through an affiliate, to engage in insurance sales, solicitations or cross-marketing activities. Although the states generally must regulate bank insurance activities in a nondiscriminatory manner, the states may continue to adopt and enforce rules that specifically regulate bank insurance activities in specific areas identified under the law. Under the new law, the federal bank regulatory agencies adopted insurance consumer protection regulations that apply to sales practices, solicitations, advertising and disclosures.


     The GLBA adopts a system of functional regulation under which the Federal Reserve Board is designated as the umbrella regulator for financial holding companies, but financial holding company affiliates are principally regulated by functional regulators such as the FDIC for state nonmember bank affiliates, the Securities and Exchange Commission for securities affiliates, and state insurance regulators for insurance affiliates. It repeals the broad exemption of banks from the definitions of "broker" and "dealer" for purposes of the Securities Exchange Act of 1934, as amended. It also identifies a set of specific activities, including traditional bank trust and fiduciary activities, in which a bank may engage without being deemed a "broker," and a set of activities in which a bank may engage without being deemed a "dealer." Additionally, the new law makes conforming changes in the definitions of "broker" and "dealer" for purposes of the Investment Company Act of 1940, as amended, and the Investment Advisers Act of 1940, as amended.


     The GLBA contains extensive customer privacy protection provisions. Under these provisions, a financial institution must provide to its customers, both at the inception of the customer relationship and on an annual basis, the institution's policies and procedures regarding the handling of customers' nonpublic personal financial information. The new law provides that, except for specific limited exceptions, an institution may not provide such personal information to unaffiliated third parties unless the institution discloses to the customer that such information may be so provided and the customer is given the opportunity to opt out of such disclosure. An institution may not disclose to a non-affiliated third party, other than to a consumer reporting agency, customer account numbers or other similar account identifiers for marketing purposes. The GLBA also provides that the states may adopt customer privacy protections that are more strict than those contained in the act.

Future Regulatory Uncertainty

     Because federal regulation of financial institutions changes regularly and is the subject of constant legislative debate, we cannot forecast how federal regulation of financial institutions may change in the future and impact our operations. Although Congress in recent years has sought to reduce the regulatory burden on financial institutions with respect to the approval of specific transactions, we fully expect that the financial institution industry will remain heavily regulated in the near future and that additional laws or regulations may be adopted further regulating specific banking practices.

                              PLAN OF DISTRIBUTION

     We are offering 2,500,000 common shares to our shareholders of record as of February 1, 2002 through the distribution to those shareholders of nontransferable rights to purchase one additional share for every 1.7 shares each shareholder beneficially owned on such date. The subscription price in the rights offering is $3.25 per share. To the extent any of those 2,500,000 shares are not subscribed for in the rights offering, shareholders shall be permitted to oversubscribe.

     If the public offering price is less than $3.25 per share, subscribers in the rights offering will have the right to receive a rebate, without interest, following the closing of the offerings equal to difference between $3.25 and the public offering price. The rebate will be mailed within ten business days after the closing of the offerings.

     The underwriter, McKinnon & Company, Inc., has agreed, subject to the terms and conditions contained in an Underwriting Agreement with us, to sell, as selling agent for us on a best efforts basis, the common shares offered in the rights offering that are not purchased by our shareholders, together with 2,500,000 additional common shares in the public offering and up to 750,000 additional common shares should we so elect. Because the public offering will be conducted on a best-efforts basis, the underwriter is not obligated to purchase any shares if they are not sold to the public, and the underwriter is not required to sell any specific number or dollar amount of shares.

     The underwriter provides investment banking services to us from time to time in the ordinary course of business and has advised us on the structure of the rights offering. We will pay the underwriter a financial advisory fee equal to 1% of the price of the shares sold in the rights offering and a commission equal to 5% of the price of the shares sold in the public offering. We have agreed to indemnify the underwriter against certain civil liabilities, including liability under the Securities Act of 1933, as amended.

     We will also pay the expenses of both the rights offering and the public offering, which we expect to be approximately $250,000.


      Neither the rights offering nor the public offering is contingent upon the occurrence of any event or the sale of a minimum number of shares. Funds received by the Underwriter from investors in the public offering will be deposited with an escrow agent in a non-interest bearing escrow account until the closing of the both the rights offering and public offering. The closing of both offerings is expected to occur on or about May __, 2002.


                         DETERMINATION OF OFFERING PRICE

     The price of the shares offered in the rights offering was determined by us after consultation with the underwriter and is based on a variety of factors, including:

     .    the per share book value of our common shares as of December 31, 2001,

     .    the trading history of our common shares,

     .    our history of operating losses and our prospects for future earnings,

     . our current performance and the prospects of the banking industry in which we compete,

     . the general condition of the securities market at the time of the offerings, and

     .    the prices of equity securities of comparable companies.

     The price of the shares offered in the public offering will be determined by negotiations between us and the underwriter. The factors mentioned above will be considered in determining the price of the shares offered in the public offering.
                                       72

                                  LEGAL MATTERS


     The validity of the common shares offered hereby and certain other legal matters will be passed upon for us and for the underwriter by Squire, Sanders & Dempsey L.L.P.


                                     EXPERTS

     The consolidated financial statements of Cardinal Financial Corporation and subsidiaries as of December 31, 2001 and 2000 and for each of the years then ended have been included in this prospectus and the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, appearing elsewhere in this prospectus and upon their authority as experts in accounting and auditing.

                           FORWARD-LOOKING STATEMENTS

     This prospectus contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 31E of the Securities Exchange Act of 1934. These forward-looking statements are not historical facts, but rather are predictions and generally can be identified by use of statements that include phrases such as "believe," "expect," "anticipate," "estimate," "intend," "plan, " "foresee" or other words or phrases of similar import. Similarly, statements that describe our future financial condition or results of operations, objectives, plans, goals or future performance and business also are forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors, including those described in the "Risk Factors" and the "Management's Discussion and Analysis of Financial Condition and Results of Operations "sections and other parts of this prospectus, that could cause our actual results to differ materially from those anticipated in these forward-looking statements.

                       WHERE YOU CAN FIND MORE INFORMATION

     This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission. Because the rules and regulations of the SEC allow us to omit certain portions of the registration statement from this prospectus, this prospectus does not contain all the information set forth in the registration statement. You may review the registration statement and the exhibits filed with the registration statement for further information regarding us and our securities. The registration statement and its exhibits may be inspected at the SEC's public reference room facility located at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC's website at http://www.sec.gov.

     In the third quarter of 1998 we became subject to the information requirements of the Securities Exchange Act of 1934 and accordingly have thereafter filed with the SEC all required annual, quarterly and current reports, proxy statements and other information. You may read and copy any document that we have or will file at the public reference facilities of the SEC at the addresses set forth above or on the SEC's Internet site.

                         INDEX TO FINANCIAL STATEMENTS
                         CARDINAL FINANCIAL CORPORATION


                                                                                  Page
Independent Auditor's Report of KPMG LLP                                          F-2

Consolidated Financial Statements

   Consolidated Statements of Condition as of December 31, 2001 and 2000          F-3

   Consolidated Statements of Operations for the years ended
   December 31, 2001 and 2000                                                     F-4

   Consolidated Statements of Comprehensive Income (Loss) for the years
   ended December 31, 2001 and 2000                                               F-5

   Consolidated Statements of Changes in Shareholder's Equity for the
   years ended December 31, 2001 and 2000                                         F-6

   Consolidated Statements of Cash Flows for the years ended
   December 31, 2001 and 2000                                                     F-7

Notes to Consolidated Financial Statements                                  F-8 through F 32

                 CARDINAL FINANCIAL CORPORATION AND SUBSIDIARIES

                        Consolidated Financial Statements

                           December 31, 2001 and 2000

                   (With Independent Auditors' Report Thereon)

                          Independent Auditors' Report

The Board of Directors and Shareholders
Cardinal Financial Corporation and subsidiaries:

We have audited the accompanying consolidated statements of condition of Cardinal Financial Corporation and subsidiaries (the Company) as of December 31, 2001 and 2000, and the related consolidated statements of operations, comprehensive income (loss), changes in shareholders' equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Cardinal Financial Corporation and subsidiaries as of December 31, 2001 and 2000, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.


/s/ KPMG LLP

McLean, Virginia
January 18, 2002

                 CARDINAL FINANCIAL CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CONDITION

                           December 31, 2001 and 2000

                    (Dollars in thousands, except share data)

                                     Assets                                              2001                 2000
                                                                                    --------------      ----------------
Cash and due from banks                                                             $       11,446      $          4,734
Federal funds sold                                                                          23,013                24,754
                                                                                    --------------      ----------------
                   Total cash and cash equivalents                                          34,459                29,488
Investment securities available-for-sale                                                    34,147                 6,935
Other investments                                                                            1,268                 1,513
Loans held for sale                                                                          4,732                    --
Loans receivable, net of fees                                                              200,911               154,271
Allowance for loan losses                                                                   (3,104)               (1,900)
                                                                                    --------------      ----------------
                                                                                           197,807               152,371
Premises and equipment, net                                                                  5,077                 5,659
Goodwill and other intangibles                                                                 668                 9,576
Accrued interest and other assets                                                            1,426                 1,506
                                                                                    --------------      ----------------
                   Total assets                                                     $      279,584      $        207,048
                                                                                    ==============      ================
                      Liabilities and Shareholders' Equity

Deposits                                                                            $      246,024      $        163,371
Other borrowed funds                                                                         9,824                 7,287
Accrued interest and other liabilities                                                       3,112                 2,278
                                                                                    --------------      ----------------
                   Total liabilities                                                       258,960               172,936

Preferred stock, $1 par value, 10,000,000 shares authorized; Series A preferred stock, cumulative convertible, 1,364,714 and
    1,411,268 shares outstanding in 2001 and 2000, respectively                              1,365                 1,411
Common stock, $1 par value, 50,000,000 shares authorized,
    4,294,323 and 4,253,155 shares outstanding in 2001
    and 2000, respectively                                                                   4,294                 4,253
Additional paid-in capital                                                                  38,488                38,466
Accumulated deficit                                                                        (23,249)              (10,022)
Accumulated other comprehensive income (loss)                                                 (274)                    4
                                                                                    --------------      ----------------
                   Total shareholders' equity                                               20,624                34,112
                                                                                    --------------      ----------------
                   Total liabilities and shareholders' equity                       $      279,584      $        207,048
                                                                                    ==============      ================


          See accompanying notes to consolidated financial statements.

                 CARDINAL FINANCIAL CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                     Years ended December 31, 2001 and 2000

                                                                                    2001                     2000
                                                                           ----------------------    -------------------
Interest income:
    Loans receivable                                                       $           14,973,409    $         9,257,708
    Federal funds sold                                                                  1,084,569              1,451,315
    Investment securities available-for-sale                                              436,590                371,386
    Other investments                                                                      82,050                 69,873
                                                                           ----------------------    -------------------
               Total interest income                                                   16,576,618             11,150,282

Interest expense:
    Deposits                                                                            7,027,130              4,293,522
    Other borrowed funds                                                                  472,899                446,839
                                                                           ----------------------    -------------------
               Total interest expense                                                   7,500,029              4,740,361
                                                                           ----------------------    -------------------
               Net interest income                                                      9,076,589              6,409,921

Provision for loan losses                                                               1,201,406                752,755
                                                                           ----------------------    -------------------
               Net interest income after provision for loan losses                      7,875,183              5,657,166

Non-interest income:
    Service charges on deposit accounts                                                   398,326                153,769
    Loan service charges                                                                  432,508                230,228
    Investment fee income                                                               1,941,200              1,515,530
    Net gain (loss) on sales of loans                                                      48,775                (22,660)
    Net gain on sales of assets                                                            18,270                 25,347
    Other income                                                                          427,580                195,727
                                                                           ----------------------    -------------------
               Total non-interest income                                                3,266,659              2,097,941

Non-interest expense:
    Salary and benefits                                                                 7,730,504              6,317,278
    Occupancy                                                                           1,373,265              1,075,075
    Professional fees                                                                     705,313                507,769
    Depreciation                                                                          804,065                600,397
    Amortization and write down of intangibles                                          8,907,010                235,297
    Other operating expenses                                                            4,346,001              2,990,299
                                                                           ----------------------    -------------------
               Total non-interest expense                                              23,866,158             11,726,115
                                                                           ----------------------    -------------------
               Net loss before income taxes                                           (12,724,316)            (3,971,008)

Provision for income taxes                                                                      -                      -
                                                                           ----------------------    -------------------
Net loss                                                                   $          (12,724,316)   $        (3,971,008)
                                                                           ======================    ===================
Dividends to preferred shareholders                                                       503,212                170,555
                                                                           ----------------------    -------------------
Net loss to common shareholders                                            $          (13,227,528)   $        (4,141,563)
                                                                           ======================    ===================
Basic and diluted loss per common share                                    $                (3.11)   $             (0.98)
                                                                           ======================    ===================
Weighted-average common shares outstanding                                              4,258,087              4,246,346
                                                                           ======================    ===================

See accompanying notes to consolidated financial statements.

                 CARDINAL FINANCIAL CORPORATION AND SUBSIDIARIES
             CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
                     Years ended December 31, 2001 and 2000



                                                        2001           2000
                                                   -------------   ------------


Net loss                                           $ (12,724,316)  $ (3,971,008)
Other comprehensive income (loss):
   Unrealized gain (loss) on available-for-sale
        investment securities                           (277,678)       116,939
                                                   -------------   ------------

Comprehensive loss                                 $ (13,001,994)  $ (3,854,069)
                                                   =============   ============


See accompanying notes to consolidated financial statements.

                 CARDINAL FINANCIAL CORPORATION AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                     Years ended December 31, 2001 and 2000

                             (Dollars in thousands)

                                                                                                       Accumulated
                                                                                Additional                Other
                                             Preferred Preferred Common  Common   Paid-in  Accumulated Comprehensive
                                              Shares     Stock   Shares  Stock    Capital    Deficit   Income (Loss)  Total
                                             --------- --------- ------ ------- ---------- ----------- ------------- --------
Balance, December 31, 1999                          -- $      --  4,243 $ 4,243 $  32,496  $   (5,881) $       (113) $ 30,745

Issuance of 1,411,499 shares of cumulative
    preferred stock, par value $1                1,411     1,411     --      --     5,645          --            --     7,056

Issuance of common stock options in
    connection with acquisition                     --        --     --      --       301          --            --       301

Stock options exercised                             --        --      7       7        15          --            --        22

Issuance of stock awards                            --        --      3       3         9          --            --        12

Dividends on preferred stock                        --        --     --      --        --        (170)           --      (170)

Change in unrealized gain (loss) on
    investment securities available-for-sale        --        --     --      --        --          --           117       117

Net loss                                            --        --     --      --        --      (3,971)           --    (3,971)
                                             ----------------------------------------------------------------------  --------
Balance, December 31, 2000                       1,411 $   1,411  4,253 $ 4,253 $  38,466  $  (10,022) $          4  $ 34,112

Issuance of stock awards                            --        --      3       3         3          --            --         6

Stock options exercised                             --        --      3       3         8          --            --        11

Dividends on preferred stock                        --        --     --      --        --        (503)           --      (503)

Preferred stock converted to common stock          (46)      (46)    35      35        11          --            --        --

Change in unrealized gain (loss) on
    investment securities available-for-sale        --        --     --      --        --          --          (278)     (278)

Net loss                                            --        --     --      --        --                   (12,724)  (12,724)
                                             --------- --------- ------ ------- ---------  ----------   -----------  --------
Balance, December 31, 2001                       1,365 $   1,365  4,294 $ 4,294 $  38,488  $  (23,249)  $      (274) $ 20,624
=============================================================================================================================

See accompanying notes to consolidated financial statements.

                 CARDINAL FINANCIAL CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                     Years ended December 31, 2001 and 2000

                             (Dollars in thousands)

                                                                                           2001           2000
                                                                                        ----------      --------
Cash flows from operating activities:
    Net loss                                                                            $  (12,724)     $ (3,971)
    Adjustments to reconcile net loss to net cash used in operating activities:
          Depreciation                                                                         804           600
          Amortization and write down of intangibles, premiums and discounts                 8,960           230
          Provision for loan losses                                                          1,201           753
          Loss on sale of investment securities available-for-sale                              --            32
          Originations of loans held for sale                                              (15,807)        1,275
          Net proceeds from the sale of loans held for sale                                 11,124        (1,252)
          Gain on sale of assets                                                               (67)          (48)
          (Increase) decrease in accrued interest and other assets                             117        (1,082)
          Increase in accrued interest and other liabilities                                   834         1,268
          Compensation related to stock awards                                                   6            12
                                                                                        ----------      --------
                   Net cash used in operating activities                                    (5,552)       (2,183)
                                                                                        ----------      --------

Cash flows from investing activities:
    Purchase of premises and equipment                                                        (501)       (1,456)
    Proceeds from sale of premises and equipment                                                28           175
    Proceeds from sale, maturity and call of investment securities available-for-sale        4,500         2,468
    Proceeds from sale of other investments                                                    832            --
    Purchase of investment securities available-for-sale                                   (34,101)           --
    Purchase of other investments                                                             (587)         (133)
    Redemptions of investment securities available-for-sale                                  2,111           421
    Net increase in loans receivable                                                       (46,457)      (48,244)
    Net cash acquired in merger                                                                 --        11,090
                                                                                        ----------      --------
                   Net cash used in investing activities                                   (74,175)      (35,679)
                                                                                        ----------      --------
Cash flows from financing activities:
    Net increase in deposits                                                                82,653        49,600
    Net increase in other borrowed funds                                                     2,537        (1,145)
    Dividends on preferred stock                                                              (503)         (170)
    Stock options exercised                                                                     11            22
    Reversal of accrued costs related to public offering                                        --            --
                                                                                        ----------      --------
                   Net cash provided by financing activities                                84,698        48,307
                                                                                        ----------      --------
Net increase in cash and cash equivalents                                                    4,971        10,445

Cash and cash equivalents at beginning of year                                              29,488        19,043
                                                                                        ----------      --------
Cash and cash equivalents at end of year                                                $   34,459      $ 29,488
                                                                                        ==========      ========
Supplemental disclosure of cash flow information:
    Cash paid during year for interest                                                  $    7,538      $  4,676
                                                                                        ==========      ========

Supplemental schedule of noncash investing and financing activities:

In 2000, the company purchased all of the common stock of Heritage Bancorp, Inc.
for $14.4 million. In conjunction with the acquisition, liabilities were assumed as follows:

    Fair value of assets acquired                                                                       $ 62,162
    Goodwill and other intangibles                                                                         9,812
    Cash paid                                                                                             (7,059)
    Preferred stock issued                                                                                (7,056)
    Issuance of common stock options                                                                        (301)
                                                                                                        --------
    Fair value of liabilities assumed                                                                   $ 57,558
                                                                                                        ========


See accompanying notes to consolidated financial statements.

                CARDINAL FINANCIAL CORPORTATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 2001 amd 2000


(1)    Organization

       Cardinal Financial Corporation (the "Company") was incorporated November 24, 1997 under the laws of the Commonwealth of Virginia as a holding company whose activities consist of investment in its wholly-owned subsidiaries. In addition to Cardinal Bank, N.A. which began operations in 1998, the Company opened the following three subsidiaries in 1999, Cardinal Wealth Services, Inc. an investment subsidiary (as of February 1, 1999), Cardinal Bank - Manassas/Prince William, N.A. (as of July 26,
       1999), and Cardinal Bank - Dulles, N.A. (as of August 2, 1999). On September 1, 2000, the Company completed its acquisition of Heritage Bancorp, Inc. and it's banking subsidiary, The Heritage Bank, headquartered in McLean, Virginia. The Heritage Bank was renamed and became the Company's fourth banking subsidiary, Cardinal Bank - Potomac. On November 1, 2001, the Company consolidated two of its banking subsidiaries, Cardinal Bank - Dulles, N.A. and Cardinal Bank - Potomac into Cardinal Bank, N.A.

(2)    Summary of Significant Accounting Policies

        (a)   Use of Estimates

              The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and contingent liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to changes in the near term are the allowance for loan losses and the valuation of deferred tax assets.

       (b)    Principles of Consolidation

              The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

       (c)    Cash and Cash Equivalents


              For the purpose of presentation in the consolidated statements of cash flows, the Company has defined cash and cash equivalents as those amounts included in cash, due from banks, and federal funds sold.

       (d)    Investment Securities

              The Company classifies its debt and marketable equity securities in one of two categories: available-for-sale or held-to-maturity. Held-to-maturity securities are those securities for which the Company has the ability and intent to hold until maturity. All other securities are classified as available-for-sale. The Company has no trading securities.

                CARDINAL FINANCIAL CORPORTATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 2001 amd 2000


        Held to maturity securities are held at cost. Available-for-sale securities are recorded at fair value. Unrealized gains and losses, net of tax if applicable, on available-for-sale securities are reported in other comprehensive income (loss).

        Gains and losses on the sale of securities are determined using the specific identification method. Declines in the fair value of individual held-to-maturity and available-for-sale securities below their cost that are deemed other than temporary are charged to earnings as realized losses, resulting in the establishment of a new cost basis for the security.

        Premiums and discounts are recognized in interest income using the effective interest method over the period to maturity. Prepayment of the mortgages securing the mortgage-backed securities may affect the maturity date and yield to maturity. The Company uses actual principal prepayment experience and estimates of future principal prepayments in calculating the yield necessary to apply the effective interest method.

(e)     Loans Held for Sale

        Loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated fair value on an individual loan basis as determined by outstanding commitments from investors. Net unrealized losses, if any, are recognized through a valuation allowance by charges to operations. Cost basis includes unpaid principal balances, origination premiums or discounts, and deferred net fees or costs.

(f)     Loans Receivable

        Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding principal balance adjusted for any charge-offs, and net of the allowance for loan losses and any deferred fees or costs. Loan origination fees and certain direct origination costs are capitalized and amortized as an adjustment of the yield of the related loan.

        Loans are placed in nonaccrual status when they are past-due 90 days as to either principal or interest or when, in the opinion of management, the collection of principal and interest is in doubt. A loan remains in nonaccrual status until the loan is current as to payment of both principal and interest or past-due less than 90 days, and the borrower demonstrates the ability to pay and remain current. Loans are charged-off when a loan or a portion thereof is considered uncollectible. When cash payments are received, they are applied to principal first, then accrued interest. It is the Company's policy not to record interest income until principal has become current.

        The Company determines and recognizes impairment of certain loans when based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. A loan is not considered impaired during a period of delay in payment if the Company expects to collect all amounts due, including past-due interest. An impaired loan is measured at the present value of its expected future cash

                CARDINAL FINANCIAL CORPORTATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 2001 amd 2000


        flows discounted at the loan's effective interest rate, or at the loan's observable market price or fair value of the collateral if the loan is collateral dependent.

        The allowance for loan losses is increased by provisions for loan losses and decreased by charge-offs (net of recoveries). Management's periodic evaluation of the adequacy of the allowance is based on the Company's past loan loss experience, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, and current economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Company's allowance for loan losses. Such agencies may require the Company to recognize additions to the allowance based on their judgments about information available to them at the time of their examination. Management believes that the current allowance for loan losses is a reasonable estimate of known and inherent losses in the current loan portfolio.

(g)     Premises and Equipment

        Land is carried at cost. Premises, furniture, equipment, and leasehold improvements are carried at cost, less accumulated depreciation and amortization. Depreciation of premises, furniture and equipment is computed using the straight-line method over their estimated useful lives from 3 to 10 years. Amortization of leasehold improvements is computed using the straight-line method over the useful lives of the improvements or the lease term, whichever is shorter.

(h)     Goodwill and other intangibles

        Goodwill, which represents the excess of purchase price over fair value of net assets acquired, is amortized on a straight-line basis over 15 years. The Company assesses the recoverability of this intangible asset by determining whether the amortization of the goodwill balance over its remaining life can be recovered through undiscounted future operating cash flows of the acquired operation. If the projected undiscounted net operating cash flows are less than the carrying amount, a loss is recognized to reduce the carrying amount to fair value, and when appropriate, the amortization period is also reduced. The other intangible includes a core deposit intangible for the value placed on long term deposit relationships that exist at acquisition. The core deposit intangible is amortized on a straight-line basis over the estimated lives of the deposit relationships acquired, which is 1.5 years.

(i)     Investment Fee Income

        Investment fee income represents commissions paid by customers of Cardinal Wealth Services, Inc. for investment transactions. Fees are recognized in income as it is earned.

(j)     Income Taxes

        Deferred tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As

                CARDINAL FINANCIAL CORPORTATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 2001 amd 2000


       changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

(k)    Loss Per Common Share

       Basic and diluted loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the periods. Common stock equivalents outstanding at December 31, 2001 and 2000 were antidilutive and consequently not included in the EPS calculation.

(l)    Stock Option Plan

       The Company applies the intrinsic value-based method of accounting prescribed by Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations, in accounting for its fixed plan stock options. As such, compensation expense is recorded only if the current market price of the underlying stock exceeded the exercise price on the date of grant.

(m)    New Accounting Standards

       In June 2001, Financial Accounting Standard No. 142, Goodwill and Other Intangible Assets was issued. SFAS 142 adopts a more aggregate view of goodwill and bases the accounting for goodwill on the units of the combined entity into which an acquired entity is integrated. Furthermore, goodwill and other intangible assets that have indefinite useful lives will not be amortized but rather will be tested at least annually for impairment using specific guidelines. Additional supplemental disclosures of information about goodwill and other intangibles in the years subsequent to their acquisitions are also required. The provisions of SFAS 142 are required to be applied starting with fiscal years beginning after December 15, 2001. Goodwill and some intangible assets will not decrease in the same manner as under previous standards which could lead to more volatility in reported income because impairment losses, if any, are likely to occur irregularly and in varying amounts. As a result of SFAS 142, the Company will no longer amortize its goodwill, but will be required to determine if the value of the goodwill is impaired. If such impairment exists a write down of the goodwill will be required at that time. Goodwill no longer subject to amortization as of December 31, 2001 is $646,000. The Company has not yet evaluated impairment under FAS 142, however, the Company does not anticipate the adoption of this statement will result in further impairment of the goodwill.

       In October 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for the Impairment of Long-Lived Assets. SFAS No 141 supercedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of and the accounting and reporting provisions of APB No. 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," for the disposal of a segment of a business. SFAS No. 144 retains many of the

                CARDINAL FINANCIAL CORPORTATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 2001 amd 2000


          provisions of SFAS No. 121, but addresses certain implementation issues associated with that statement. SFAS No. 144 is effective for fiscal years beginning after December 15, 2001. This statement is not expected to have a material impact on the Company's financial statements.

    (n)   Reclassifications

          Certain amounts for 2000 have been reclassified to conform to the presentation for 2001.

(3) Investment Securities and Other Investments

    The fair value and amortized cost of available-for-sale securities as of December 31, 2001 and 2000 are shown below.

                                                                    2001
                                                           ---------------------
                                                            Fair       Amortized
                                                            value         cost
    (Dollars in thousands)                                 -------     ---------

    Obligations of U.S. government-sponsored               $ 4,458      $ 4,501
       agencies and enterprises                             22,357       22,530
    Mortgage-backed securities                               7,083        7,140
    Corporate bonds                                            249          250
    Treasury bonds                                         -------      -------
                                                           $34,147      $34,421
                     Total                                 =======      =======

                                                                   2000
                                                           ---------------------
                                                            Fair      Amortized
                                                            value        cost
    (Dollars in thousands)                                 --------    ---------

    Obligations of U.S. government-sponsored               $ 5,870      $ 5,852
       agencies and enterprises                              1,065        1,079
    Mortgage-backed securities                             -------      -------
                                                           $ 6,935      $ 6,931
                     Total                                 =======      =======


    The fair value and amortized cost of available-for-sale securities by contractual maturity at December 31, 2001 is shown below. Expected maturities may differ from contractual maturities because many issuers have the right to call or prepay obligations with or without call or prepayment penalties.

                CARDINAL FINANCIAL CORPORTATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 2001 amd 2000

                                                      2001
                                           -------------------------------
                                              Fair             Amortized
(Dollars in thousands)                        value              cost
                                           -------------  ----------------

Maturing within 1 year                     $     249      $         250
After 1 year but within 5 years                9,063              9,139
After 5 years but within 10 years              2,477              2,502
Mortgage-backed securities                    22,358             22,530
                                           -------------  ----------------

        Total                              $  34,147      $      34,421
                                           =============  ================


For the years ended December 31, 2001 and 2000, proceeds from sales of investment securities available-for-sale amounted to $0 and $2.5 million respectively. There were no gross realized gains in 2001 and 2000 and gross realized losses amounted to $0 and $32,000, respectively. Gross unrealized losses in the available-for-sale investment securities at December 31, 2001 and 2000 were $289,000 and $61,000, respectively. Gross unrealized gains at December 31, 2001 and 2000 were $15,000 and $65,000, respectively.

Investment securities available-for-sale that were pledged to secure short-term borrowings at December 31, 2001 and 2000 had fair values of $1,341,000 and $2,017,000, respectively. At December 31, 2001 and 2000, investment securities available-for-sale that were pledged to secure repurchase agreements were $507,000 and $1,418,000, respectively. Investment securities available-for-sale that were pledged to secure debtor in possession deposit accounts at December 31, 2001 was $249,000. The Company had no such deposit accounts in 2000.

Other investments at December 31, 2001 include $613,000 of Federal Reserve Bank stock, $588,000 of Federal Home Loan Bank stock, $63,000 of Community Bankers' Bank stock and $4,000 in other investments. As members of the Federal Reserve Bank of Richmond and Federal Home Loan Bank of Atlanta, the Company's banking subsidiaries are required to hold stock in these entities. Stock membership in Community Bankers' Bank allows the Company to participate in loan purchases or sales including participations. These stocks are carried at cost since no active trading markets exist.

                CARDINAL FINANCIAL CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 2001 and 2000


(4)    Loans Receivable

       The loan portfolio at December 31, 2001 and 2000 consists of the following:

       (Dollars in thousands)                                                    2001               2000
                                                                          ------------------   ---------------
       Commercial                                                       $          57,665    $        49,646
       Real estate - commercial                                                    87,116             57,083
       Real estate - construction                                                   6,397              4,088
       Real estate - residential                                                   14,469             17,729
       Home equity lines                                                           21,299             14,867
       Consumer                                                                    13,941             10,665
                                                                           -----------------    --------------
                                                                                  200,887            154,078
       Net deferred fees                                                               24                193
                                                                           -----------------    --------------
                     Loans receivable, net of fees                                200,911            154,271
       Allowance for loan losses                                                   (3,104)            (1,900)
                                                                           -----------------    --------------
                     Loans receivable, net of fees and allowance        $         197,807    $       152,371
                                                                           =================    ==============

       Most of the Company's loans, commitments and standby letters of credit have been granted to customers located in the Washington, D.C. metropolitan area. The concentrations of credit by type of loan are set forth above. As a matter of regulatory restriction, the Company's banking subsidiaries limit the amount of credit extended to any single borrower or group of related borrowers.

       An analysis of the change in the allowance for loan losses follows:

       (Dollars in thousands)                            2001                2000
                                                   ------------------  -----------------
       Balance, beginning of year                $          1,900     $          726
       Provision for loan losses                            1,201                753
       Assumed allowance for loan losses from
             acquisition of Heritage                           --                421
       Loans charged off                                       --                 --
       Recoveries                                               3                 --
                                                   ------------------  -----------------
       Balance, end of year                      $          3,104     $        1,900
                                                   ==================  =================


       As of December 31, 2001 and 2000, the Company had impaired loans of $361,000 and $585,000, respectively, which were on nonaccrual status. These impairments had valuation allowances of $193,000 and $104,000 as of December 31, 2001 and 2000, respectively. The average balance of impaired loans was $207,000 and $195,000 for 2001 and 2000, respectively. The Company recorded no interest income on impaired loans. Interest income that would have been recorded had these loans been performing would have been $17,000 and $34,000 for 2001 and 2000, respectively.

                CARDINAL FINANCIAL CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 2001 and 2000

(5)    Premises and Equipment

       Components of premises and equipment at December 31, 2001 and 2000 were as follows:

       (Dollars in thousands)                                   2001                2000
                                                          ----------------    -----------------
       Land                                             $            197   $            197
       Building                                                      789                789
       Furniture and equipment                                     3,834              4,132
       Leasehold improvements                                      2,161              1,604
                                                          ------------------  -----------------
                         Total cost                                6,981              6,722
       Less accumulated depreciation and amortization              1,904              1,063
                                                          ------------------  -----------------
                         Premises and equipment, net    $          5,077   $          5,659
                                                          ==================  =================

       Depreciation expense for the years ended December 31, 2001 and 2000 was $804,000 and $600,000, respectively.

       The Company has entered into leases for office space over various terms. The leases are subject to annual increases as well as allocations of real estate taxes and certain operating expenses.

       Minimum future rental payments under the noncancelable operating leases, as of December 31, 2001 for each of the next five years and in the aggregate, are as follows:

                 Year ending December 31,                        Amount
                                                            ------------------
                 2002                                     $      1,204,000
                 2003                                            1,240,000
                 2004                                              961,000
                 2005                                              989,000
                 2006                                              931,000
                 Thereafter                                      2,437,000
                                                            ------------------
                                                          $      7,762,000
                                                            ==================

       The total rent expense was $1,251,000 and $965,000 in 2001 and 2000, respectively.

       In 2001, the Company has entered into contracts as sublessor for excess office space. Future minimum lease payment receivables under noncancellable leasing arrangements as of December 31, 2001 for each of the next five years and in the aggregate are as follows:

                CARDINAL FINANCIAL CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 2001 and 2000

                 Year ending December 31,                          Amount
                                                              ------------------
                 2002                                       $        240,000
                 2003                                                247,000
                 2004                                                167,000
                 2005                                                164,000
                 2006                                                169,000
                 Thereafter                                          969,000
                                                              ------------------
                                                            $      1,956,000
                                                              ==================


       The total rent income was $110,000 and $0 in 2001 and 2000, respectively.

(6)    Deposits

       Deposits consist of the following at December 31, 2001 and 2000:

       (Dollars in thousands)                                   2001                2000
                                                        ------------------  -----------------
       Demand deposits                                 $           61,739   $       40,943
       Interest checking                                           45,313           12,069
       Money market and statement savings                          28,676           25,683
       Certificates of deposit                                    110,296           84,676
                                                         ------------------  -----------------
                                                       $          246,024   $      163,371
                                                         ==================  =================

       Interest expense by deposit categories is as follows:

       (Dollars in thousands)                       2001            2000
                                               -------------   ----------------
       Interest checking                    $         370    $            130
       Money market and statement savings             869                 685
       Certificates of deposit                      5,788               3,479
                                               -------------   ----------------
                                            $       7,027    $          4,294
                                               =============   ================


       The aggregate amount of time deposits, each with a minimum denomination of $100,000 was $59,781,000 and $40,459,000 in 2001 and 2000,
       respectively.

       At December 31, 2001, the scheduled maturities of certificates of deposit are as follows:

                CARDINAL FINANCIAL CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 2001 and 2000


       (Dollars in thousands)

       2002                                  $         66,026
       2003                                            33,785
       2004                                             5,552
       2005                                             1,635
       2006 and thereafter                              3,298
                                                -----------------
                                             $        110,296
                                                =================

(7)    Other Borrowed Funds

       The Company has obtained and renewed advances from the Federal Home Loan Bank of Atlanta of $9.8 million and $6.0 million for the years ended December 31, 2001 and 2000, respectively. As of December 31, 2001 and 2000, the Company had the following advances outstanding:

       As of December 31, 2001

                                                                                                       Amount
          Advance Date         Interest Rate          Term of Advance            Date Due              Outstanding
       -------------------  ---------------------  -------------------------  ----------------     ---------------------
         3/19/2001                4.68%                12 months                  3/19/2002       $        1,800,000
         3/19/2001                4.68%                12 months                  3/19/2002                1,000,000
         8/06/2001                4.05%                12 months                  8/06/2002                3,000,000
         8/28/2001                3.89%                12 months                  8/28/2002                3,000,000
         9/19/2001                3.70%                24 months                  9/19/2003                1,000,000
                                                                                                     ------------------
                                                                                                  $        9,800,000
                                                                                                     ==================

       As of December 31, 2000

                                                                                                        Amount
          Advance Date         Interest Rate          Term of Advance            Date Due              Outstanding
       -------------------  -------------------- -------------------------    ----------------       ------------------
        12/12/2000                6.70%                 3 months                  3/12/2001       $        3,000,000
        12/26/2000                6.42%                 4 months                  4/26/2001                3,000,000
                                                                                                     ------------------
                                                                                                  $        6,000,000
                                                                                                     ==================



       The average balances of short-term borrowings for the years ended December 31, 2001 and 2000 were $9.0 million and $6.0 million, respectively, while the maximum amount outstanding at any month-end during the years ended December 31, 2001 and 2000 was $9.8 million and $6.0 million, respectively. Total interest expense on borrowings for the years ended December 31, 2001 and 2000 was $448,000 and $398,000, respectively.

                CARDINAL FINANCIAL CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 2001 and 2000


       Securities sold under agreements to repurchase, which are classified as secured borrowings, generally mature within one to four days from the transaction date. Securities sold under agreements to repurchase are reflected at the amount of cash received in connection with the transaction. The Company is required to provide additional collateral based on the fair value of the underlying securities.

       As of December 31, 2001 and 2000, the Company had repurchase agreements of $24,000 and $1,287,000 at a rate of 0.50% and 5.00%, respectively. The average balances of the repurchase agreements for 2001 and 2000 was $1.0 million and $929,000, respectively, and the maximum amount outstanding at any month-end during 2001 and 2000 was $1,556,000 and $3,720,000, respectively. Interest expense on repurchase agreements for 2001 and 2000 was $25,000 and $48,000, respectively.


(8)    Preferred Stock

       In connection with the acquisition of Heritage Bancorp, Inc. on September 1, 2000, the Company issued 1,411,268 shares of Series A Preferred
       Stock, cumulative convertible. Shares of the Preferred stock outstanding at December 31, 2001 and 2000 were 1,364,714 and 1,411,268, respectively. The Series A Preferred Stock has a par value of $1.00 per share and a liquidation preference of $5.00 per share. It is redeemable by the Company at any time on or after March 31, 2004 if the Company's common stock trades at a price above $8.65 for 20 consecutive days at a redemption price of $5.00 per share. Dividends on the Series A Preferred Stock are payable quarterly for a cumulative annual dividend of $0.3625 or 7.25% of the $5.00 liquidation amount, before any dividend is paid on any Cardinal common stock. Holders of Series A Preferred Stock have the right to convert 1 share of Series A Preferred Stock for 0.75 shares of Cardinal common stock at any time. Holders of Series A Preferred Stock have no voting rights except with respect to mergers and similar transactions that affect the Series A Preferred stock.

(9)    Income Taxes


       The Company and its subsidiaries file consolidated tax returns on a calendar-year basis. The Company had no provision for current and deferred income taxes for the years ended December 31, 2001 and 2000, respectively.

       The provision for income taxes is reconciled to the amount computed by applying the federal corporate tax rate to income before taxes and is as follows:

                                                                  2001                2000
                                                            ------------------  -----------------
       Income tax (benefit) at federal corporate rate     $      (4,326,267)   $    (1,350,143)
       Nondeductible expenses                                     2,997,973             90,233
       Change in valuation allowance                              1,328,294          1,259,910
                                                            ------------------  -----------------
                                                          $              --     $           --
                                                            ==================  =================

       The tax benefits of temporary differences between the financial reporting basis and income tax basis of assets and liabilities relate to the following:

                CARDINAL FINANCIAL CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 2001 and 2000

                                                                                      2001                2000
                                                                                ------------------  -----------------
       Deferred tax assets:
          Bad debts                                                             $   908,942            $   500,464
          Organization and other costs                                               46,541                 66,632
          Net operating loss carryforwards                                        4,482,286              3,552,745
          Unrealized (gains) losses on investments available-for-sale                95,441                 (1,379)
          Other                                                                     153,640                  1,279
                                                                                -------------          ------------
                        Total gross deferred assets                               5,686,850              4,119,741
       Less valuation allowance                                                  (5,365,285)            (3,940,171)
                                                                                -------------          ------------
                        Net deferred tax assets                                     321,565                179,570
                                                                                -------------          ------------
       Deferred tax liabilities:
          Prepaid expenses                                                          (31,076)               (35,710)
          Depreciation                                                             (154,216)               (94,084)
          Loan origination costs                                                   (135,385)               (49,776)
          Other                                                                        (888)                    --
                                                                                -------------          ------------
                        Total gross deferred tax liabilities                       (321,565)              (179,570)
                                                                                -------------          ------------
       Net deferred tax asset                                                   $        --            $        --
                                                                                =============          ============

       Deferred income taxes reflect temporary differences in the recognition of revenue and expenses for tax reporting and financial statement purposes, principally because certain items, such as depreciation and amortization are recognized in different periods for financial reporting and tax return purposes. A valuation allowance in the amount of $5,365,000 at December 31, 2001 and $3,940,000 at December 31, 2000 has been established for deferred tax assets as realization is dependent upon generating future taxable income.

       The Company has net operating loss carryforwards of approximately $13.1 million at December 31, 2001 which are available to offset future taxable income. $1.9 million of the net operating loss carryforwards is subject to annual limitation on utilization. The Company's net operating loss carryforwards expire as follows: $1.5 million in 2018, $3.6 million in 2019, $5.1 million in 2020, and $2.9 in 2021.


(10)   Regulatory Matters


       The Company's banking subsidiaries ("the Banks"), as national banks, are subject to the dividend restrictions set forth by the Comptroller of the Currency. Under such restrictions, the Banks may not, without the prior approval of the Comptroller of the Currency, declare dividends in excess of the sum of the current year's earnings (as defined) plus the retained earnings (as defined) from the prior two years. At December 31, 2001, there were no earnings against which dividends could be paid.

                 CARDINAL FINANCIAL CORPORATIONAND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31,2001 and 2000

       The Banks are required to maintain a minimum average reserve balance with the Federal Reserve Bank. The average amount of the required reserve was $2.5 million for 2001. As members of the Federal Reserve Bank system, the Banks are required to subscribe to shares of $100 par value Federal Reserve Bank stock equal to 6 percent of the Bank's capital and surplus. The Banks are required to pay for one-half of the subscription. The remaining amount is subject to call when deemed necessary by the Board of Governors of the Federal Reserve.

       The Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") requires the regulators to stratify institutions into five quality tiers based upon their relative capital strengths and to increase progressively the degree of regulation over the weaker institutions, limits the pass through deposit insurance treatment of certain types of accounts, adopts a "truth in savings" program, calls for the adoption of risk-based premiums on deposit insurance and requires the Banks to observe insider credit underwriting products no less strict than those applied to comparable noninsider transactions.

       At December 31, 2001, the Company and its subsidiary banks met all regulatory capital requirements. The key measures of capital are: (1) total capital (Tier I capital plus the allowance for loan losses up to certain limitations) as a percent of total risk-weighted assets, (2) Tier I capital (as defined) as a percent of total risk-weighted assets (as defined), and (3) Tier I capital (as defined) as a percent of total assets (as defined).

       As of December 31, 2001                                                                           To Be Well
       (Dollars in thousands)                                                                         Capitalized Under
                                                                                For Capital           Prompt Corrective
                                                          Actual             Adequacy Purposes        Action Provisions
                                                  ------------------------ ----------------------- -------------------------
                                                    Amount       Ratio       Amount      Ratio        Amount         Ratio
                                                  ------------ ----------- ----------- ----------- -------------  ----------
       Total capital to risk weighted assets         $23,333      10.42%     $17,909   *   8.00%      $22,387     *   10.00%
       Tier I capital to risk weighted assets         20,230       9.04%       8,955   *   4.00%       13,432     *    6.00%
       Tier I capital to average assets               20,230       8.57%      10,891   *   4.00%       13,614     *    5.00%

       As of December 31, 2000                                                                            To Be Well
       (Dollars in thousands)                                                                          Capitalized Under
                                                                                For Capital           Prompt Corrective
                                                          Actual             Adequacy Purposes        Action Provisions
                                                  ------------------------ ----------------------- -------------------------
                                                    Amount       Ratio       Amount      Ratio        Amount         Ratio
                                                  ------------ ----------- ----------- ----------- ------------- -----------
       Total capital to risk weighted assets         $36,002      19.94%     $14,443   *   8.00%      $18,053    *    10.00%
       Tier I capital to risk weighted assets         34,102      18.89%       7,221   *   4.00%       10,832    *     6.00%
       Tier I capital to average assets               34,102      17.39%       8,282   *   4.00%       10,35     *     5.00%

* Greater than or equal to


(11)   Related-Party Transactions

       Officers, directors, employees and their related business interests are loan customers in the ordinary course of business. In management's opinion, these loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with other

                 CARDINAL FINANCIAL CORPORATIONAND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                            December 31,2001 and 2000

       persons and do not involve more than normal risk of collectibility or present other unfavorable features.

       Analysis of activity for loans to related parties is as follows:

       (Dollars in thousands)                  2001                2000
                                         ------------------   -----------------
       Balance, beginning of year      $          3,308     $         2,876
       New loans                                  1,144                 853
       Loans paid off or paid down               (1,725)               (421)
                                         ------------------   -----------------
       Balance, end of year            $          2,727     $         3,308
                                         ==================   =================




(12)   Loss Per Common Share

       The following is the calculation of basic and diluted loss per common share. Because the Company has net losses, all stock options issued have an anti-dilutive effect and, therefore, have been excluded from the loss per common share calculation.

                                                                       2001                  2000
                                                                 -----------------    ------------------
       Net loss                                               $    (12,724,316)      $      (3,971,008)
       Dividends to preferred shareholders                             503,212                 170,555
                                                                 -----------------    ------------------
       Net loss to common shareholders                             (13,227,528)             (4,141,563)
       Weighted average shares for basic and diluted                 4,258,087               4,246,346
       Basic loss per common share                            $          (3.11)      $           (0.98)
                                                                 =================    ==================
       Diluted loss per common share                          $          (3.11)      $           (0.98)
                                                                 =================    ==================


(13)   Employee Benefit Plan

       The Company established a 401(k) plan in January 1998 for all eligible employees. The Company began to match a portion of employee contributions beginning January 1, 1999. The Company's match for December 31, 2001 and 2000 was $118,000 and $109,000, respectively.

(14)   Director and Employee Stock Compensation Plan

       In 1998, the Company adopted a stock option plan (the "Plan") pursuant to which the Company may grant stock options to employees and members of its holding company and subsidiaries' Board of

                 CARDINAL FINANCIAL CORPORATIONAND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31,2001 and 2000

Directors. The Company has granted options to purchase up to 368,028 shares of common stock as of December 31, 2001.

The Company also granted stock awards to an employee. The stock awards vest ratably over a three year period and are contingent upon continued employment of the individual and other factors as set forth in the agreement. For the years ended December 31, 2001 and 2000, the Company recognized $6,000 and $12,000, respectively, in compensation expense related to the stock awards.

Stock options are granted with an exercise price equal to the stock's fair market value at the date of grant. Director stock options have 10-year terms and vest and become fully exercisable immediately. Employee stock options have 10-year terms and vest and become fully exercisable after 3 years.

Stock option activity during the years indicated is as follows:

                                                                Weighted
                                                                Average
                                            Number of           Exercise
                                             Shares              Price
                                         -------------      --------------
Balance at December 31, 1999                 180,801            $  13.22

Granted                                       66,886                4.90
Issued at acquisition                         95,534                3.56
Exercised                                     (7,259)               2.92
Forfeited                                    (10,750)               6.21
Expired                                            -                   -
                                         -------------      --------------
Balance at December 31, 2000                 325,212            $   5.74

Granted                                      130,740                4.07
Exercised                                     (2,809)               3.75
Forfeited                                    (85,115)               5.77
Expired                                            -                   -
                                         -------------      --------------
Balance at December 31, 2001                 368,028            $   5.23
                                         =============      ==============

At December 31, 2001, the range of exercise prices and weighted-average remaining contractual life of outstanding options were $2.41 - $10.00 and 7.7 years, respectively. At December 31, 2000, the range of exercise prices and weighted-average remaining contractual life of outstanding options were $2.41 - $7.50 and 8.4 years, respectively. As of December 31, 2001 and 2000, the outstanding options exercisable were 171,793 and 133,075, respectively. The weighted average exercise price for the outstanding options exercisable as of December 31, 2001 and 2000 are $8.76 and $4.63, respectively.

Information pertaining to options outstanding at December 31, 2001 is as follows:

                 CARDINAL FINANCIAL CORPORATION AND SUBSIDIARIES

                   Notes to Comsolidated Financial Statements

                           December 31, 2001 and 2000

                                                Options Outstanding                       Options Exercisable
                                 ------------------------------------------------  -------------------------------
                                                          Weighted Average                 Weighted Average
            Range of                Number           Remaining         Exercise        Number           Exercise
         Exercise Prices           Outstanding    Contractual Life       Price       Exercisable          Price
     -----------------------      -------------  --------------------------------  -------------------------------
     $2.41 - $3.58                      91,701       7.4 years          $ 3.27           91,701          $ 3.27
     $4.22 - $5.50                     125,376       8.5 years            4.77           39,842            4.25
     $6.38 - $7.50                     150,201       7.2 years            6.82           39,500            6.50
     $10.00 - $10.00                       750       6.9 years           10.00              750           10.00
                                  ------------   -----------------------------     ----------------------------
     Outstanding at year end           368,028       7.7 years          $ 5.46          171,793          $ 4.48
                                  ============                         =======     ============================

     At December 31, 2001 and 2000, additional shares available for grant under the Plan were 246,904 and 74,788, respectively. The per share weighted-average fair value of stock options granted during 2001 and 2000 was $2.04 and $2.23, respectively, on the date of grant using the Black Scholes option-pricing model (using an expected volatility over the expected life of the options of 36.3 percent and 33.5 percent, respectively). As of December 31, 2001 the weighted-average assumptions were as follows: expected dividend yield 0.00 percent, risk-free interest rate of 4.90 percent, and an expected life of 10 years. As of December 31, 2000, the weighted-average assumptions were as follows: expected dividend yield 0.00 percent, risk-free interest rate of 6.54 percent, and an expected life of 10 years.

     The Company applies APB Opinion No. 25 in accounting for its Plan and, accordingly, no compensation cost has been recognized for its stock options. Had the Company determined compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123, the Company's net loss would have been increased to the pro forma amounts indicated below:


                                    2001              2000
                               --------------    --------------
     Net loss:
        As reported            $ (12,724,316)    $  (3,971,000)
        Pro forma                (12,862,316)       (4,091,000)

     Loss per share:
        As reported                    (3.11)            (0.98)
        Pro forma                      (3.14)            (1.00)

                 CARDINAL FINANCIAL CORPORATION AND SUBSIDIARIES

                   Notes to Comsolidated Financial Statements

                           December 31, 2001 and 2000

(15) Segment Reporting

     The Company operates and reports in two business segments, commercial banking and investment advisory services. The commercial banking segment includes both commercial and consumer lending and provides customers such products as commercial loans, real estate loans, and other business financing and consumer loans. In addition, this segment also provides customers with several choices of deposit products including demand deposit accounts, savings accounts and certificates of deposit. The investment advisory services segment provides advisory services to businesses and individuals including financial planning and retirement/estate planning.

     Information about reportable segments, and reconciliation of such information to the consolidated financial statements as of and for the years ended December 31, 2001 and 2000 follows:

     Segment Reporting - December 31, 2001


                                       Commercial     Investment                     Intersegment
                                        Banking        Advisory          Other        Elimination      Consolidated
                                     --------------  -------------   ------------   --------------    --------------
       Net interest income           $  9,050,676     $         -    $     25,913    $          -      $  9,076,589
       Provision for loan losses        1,201,406               -               -               -         1,201,406
       Non-interest income              1,210,543       1,946,583         109,533               -         3,266,659
       Non-interest expense            19,221,032       2,033,478       2,611,648               -        23,866,158
                                     ------------     ------------   ------------    ------------      ------------
       Net loss                      $(10,161,219)    $   (86,895)   $ (2,476,202)   $          -      $(12,724,316)
                                     ============     ============   ============    ============      ============

       Total assets                   277,930,308         419,912      23,227,616     (21,994,225)      279,583,611

       Segment Reporting - December 31, 2000
                                       Commercial     Investment                     Intersegment
                                        Banking        Advisory          Other        Elimination      Consolidated
                                     --------------  -------------   ------------   --------------    --------------
       Net interest income           $  5,913,862     $         -    $   496,059     $          -      $  6,409,921
       Provision for loan losses          752,755               -              -                -           752,755
       Non-interest income                573,754       1,515,530         12,210           (3,553)        2,097,941
       Non-interest expense             6,694,546       1,990,297      3,044,825           (3,553)       11,726,115
                                     ------------     ------------   ------------    ------------      ------------
       Net loss                      $   (959,685)    $  (474,767)   $(2,536,556)    $          -      $ (3,971,008)
                                     ============     ============   ============    ============      ============

       Total assets                  $193,641,120     $   175,842    $35,013,763     $(21,782,385)     $207,048,340


     The Company does not have operating segments other than those reported. Parent Company financial information is included in the Other category and represents the overhead function rather than an operating segment.

(16) Financial Instruments with Off Balance Sheet Risk

     The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include

                CARDINAL FINANCIAL CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 2001 and 2000

     commitments to extend credit and standby letters of credit and financial guarantees. Commitments to extend credit are agreements to lend to a customer so long as there is no violation of any condition established in the contract. Commitments usually have fixed expiration dates up to one year or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.

     Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of the contractual obligations by a customer to a third party. The majority of these guarantees extend until satisfactory completion of the customer's contractual obligations. All standby letters of credit outstanding at December 31, 2001 are collateralized.

     Those instruments represent obligations of the Company to extend credit or guarantee borrowings, therefore, they are not recorded on the consolidated statements of financial condition. The rates and terms of these instruments are competitive with others in the market in which the Company operates. Almost all of these instruments as of December 31, 2001 have floating rates, therefore significantly mitigating the market risk.

     Those instruments may involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated statements of financial condition. Credit risk is defined as the possibility of sustaining a loss because the other parties to a financial instrument fail to perform in accordance with the terms of the contract. The Company's maximum exposure to credit loss under standby letters of credit and commitments to extend credit is represented by the contractual amounts of those instruments.

     (Dollars in thousands)

          Financial instruments whose contract amounts represent potential
             credit risk:                                                          2001         2000
                                                                                ----------   -----------
                  Commitments to extend credit                                  $   56,382   $    45,739
                  Standby letters of credit                                          3,168         3,215
                                                                                ==========   ===========

     The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. The Company evaluates each customer's creditworthiness on a case-by-case basis and requires collateral to support financial instruments when deemed necessary. The amount of collateral obtained upon extension of credit is based on management's evaluation of the counterparty. Collateral held varies but may include deposits held by the Company, marketable securities, accounts receivable, inventory, property, plant and equipment, and income-producing commercial properties.

                 CARDINAL FINANCIAL CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 2001 and 2000

(17)   Disclosures of Fair Value of Financial Instruments

       The assumptions used and the estimates disclosed represent management's best judgment of appropriate valuation methods. These estimates are based on pertinent information available to management as of December 31, 2001. In certain cases, fair values are not subject to precise quantification or verification and may change as economic and market factors, and management's evaluation of those factors change.

       Although management uses its best judgment in estimating the fair value of these financial instruments, there are inherent limitations in any estimation technique. Therefore, these fair value estimates are not necessarily indicative of the amounts that the Company would realize in a market transaction. Because of the wide range of valuation techniques and the numerous estimates which must be made, it may be difficult to make reasonable comparisons of the Company's fair value information to that of other financial institutions. It is important that the many uncertainties discussed above be considered when using the estimated fair value disclosures and that because of these uncertainties, the aggregate fair value amount should in no way be construed as representative of the underlying value of the Company.

       Fair Value of Financial Instruments

       The following summarizes the significant methodologies and assumptions used in estimating the fair values presented in the accompanying table.

       Cash and Cash Equivalents

       The carrying amount of cash and cash equivalents is used as a reasonable estimate of fair value.

       Investment Securities and Other Investments

       Fair values for investment securities are based on quoted market prices or prices quoted for similar financial instruments. Fair value for other investments is estimated as their cost since no active trading markets exist.

       Loans Held for Sale

       Loans held for sale are valued based on quoted market prices from secondary market investors with commitments to purchase the loans.

       Loans Receivable

       In order to determine the fair market value for loans receivable, the loan portfolio was segmented based on loan type, credit quality and maturities. For certain variable rate loans with no significant credit concerns and frequent repricings, estimated fair values are based on current carrying amounts. The fair values of other loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality.

                 CARDINAL FINANCIAL CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 2001 and 2000


       Deposits

       The fair values disclosed for demand deposits are, by definition, equal to the amount payable on demand at the reporting date (that is, their carrying amounts.) The carrying amounts of variable rate, fixed-term money market accounts and certificates of deposit (CDs) approximate their fair value at the reporting date. Fair values for fixed-rate CDs are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

       Borrowings

       The fair value of borrowings is estimated using a discounted cash flow calculation that applies an interest rate currently available with similar terms.

       Commitments

       The fair value of these financial instruments is based on the credit quality and relationship, fees, interest rates, probability of funding, compensating balance and other convenants or requirements. These commitments generally have fixed expiration dates expiring within one year. Many commitments are expected to, and typically do, expire without being drawn upon. The rates and terms of these instruments are competitive with others in the market in which the Company operates. The carrying amounts are reasonable estimates of the fair value of these financial instruments. The carrying amounts of these instruments are zero at December 31, 2001 and 2000.

       Accrued Interest

       The carrying amounts of accrued interest approximate their fair values.

       Fair value of financial instruments as of December 31, 2001 and 2000:

                 CARDINAL FINANCIAL CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 2001 and 2000

                                                                  December 31, 2001
                                                          --------------------------------
                                                            Carrying           Estimated
      (Dollars in thousands)                                 Amount           Fair Value
                                                          ------------       -------------
      Financial assets:
         Cash and cash equivalents                        $     34,459       $      34,459
         Investment securities and other investments            35,415              35,415
         Loans held for sale                                     4,732               4,760
         Loans receivable                                      197,807             200,143
         Accrued interest receivable                             1,090               1,090

      Financial liabilities:
         Demand deposits                                  $     61,739       $      61,739
         Interest checking                                      45,313              45,313
         Money market and statement savings                     28,676              28,676
         Certificates of deposit                               110,296             114,629
         Borrowings                                              9,824               9,824
         Accrued interest payable                                   12                  12



                                                                  December 31, 2000
                                                          --------------------------------
                                                            Carrying           Estimated
      (Dollars in thousands)                                 Amount           Fair Value
                                                          ------------       -------------
      Financial assets:
         Cash and cash equivalents                        $     29,488       $      29,488
         Investment securities and other investments             8,448               8,448
         Loans receivable                                      152,371             152,462
         Accrued interest receivable                             1,059               1,059

      Financial liabilities:
         Demand deposits                                  $     40,943       $      40,943
         Interest checking                                      12,069              12,069
         Money market and statement savings                     25,683              25,683
         Certificates of deposit                                84,676              85,535
         Borrowings                                              7,287               7,287
         Accrued interest payable                                   78                  78


(18)  Parent Company -Only Financial Statements

      The Cardinal Financial Corporation (parent company-only) condensed financial statements are as follows:

                 CARDINAL FINANCIAL CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 2001 and 2000



              PARENT COMPANY ONLY CONDENSED STATEMENTS OF CONDITION

                           December 31, 2001 and 2000

                             (Dollars in thousands)

                               Assets                        2001       2000
                                                            ------     ------
Cash and cash equivalents                                 $  2,584   $  3,478
Other investments                                               67         84
Investment in subsidiaries                                  17,799     19,341
Premises and equipment, net                                  1,986      2,365
Goodwill and other intangibles                                 668      9,576
Other assets                                                   124        169
                                                            ------     ------

                    Total assets                          $ 23,228   $ 35,013
                                                            ======     ======
                Liabilities and Shareholders' Equity

Total liabilities                                         $  2,604        901

Total shareholders' equity                                $ 20,624   $ 34,112
                                                            ------     ------
                    Total liabilities and shareholders
                    equity                                $ 23,228   $ 35,013
                                                            ======     ======

                 CARDINAL FINANCIAL CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 2001 and 2000


             PARENT COMPANY ONLY CONDENSED STATEMENTS OF OPERATIONS

                     Years Ended December 31, 2001 and 2000

                                                     2001              2000
                                                    -----------     ----------
Income:
Interest income                                   $      25,913    $   496,059
Other income                                            109,533         12,210
                                                    -----------     ----------
      Total income                                      135,446        508,269

Expense - General and administrative                 10,875,148      3,044,825
                                                    -----------     ----------
      Net loss before income taxes and equity in
      undistributed earnings of subsidiaries        (10,739,702)    (2,536,556)
Provision for income taxes                                    -              -
Equity in undistributed earnings of subsidiaries     (1,984,614)    (1,434,452)
                                                    -----------     ----------
Net loss                                          $ (12,724,316)   $(3,971,008)
                                                    ===========     ==========

                 CARDINAL FINANCIAL CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 2001 and 2000


             PARENT COMPANY ONLY CONDENSED STATEMENTS OF CASH FLOWS

                     Years ended December 31, 2001 and 2000

                             (Dollars in thousands)

                                                                                         2001        2000
                                                                                       --------    --------
Cash flows from operating activities:
     Net loss                                                                          $(12,724)   $ (3,971)
     Adjustments to reconcile net loss to net cash (used in)
             provided by operating activities:
                    Equity in undistributed earnings of subsidiaries                      1,984       1,434
                    Depreciation and amortization and write down of goodwill              9,129         465
                    Increase in other assets and liabilities                              1,754         544
                                                                                       --------    --------
                              Net cash (used in) provided by operating activities           143      (1,528)
                                                                                       --------    --------
Cash flows from investing activities:
     Capital infusions in subsidiaries                                                     (720)       (750)
     Dividends from subsidiary                                                               --       3,000
     Net change in premises and equipment                                                   158         (62)
     Proceeds from sale and redemptions of securities                                        --       2,468
     Proceeds from sale of other investments                                                 17          --
     Cash paid in acquisition                                                                --      (7,726)
                                                                                       --------    --------
                              Net cash used in investing activities                        (545)     (3,070)
                                                                                       --------    --------
Cash flows from financing activities:
     Dividends declared on preferred stock                                                 (503)       (170)
     Stock options exercised                                                                 11          22
                                                                                       --------    --------
                              Net cash used in financing activities                        (492)       (148)
                                                                                       --------    --------
Net decrease in cash and cash equivalents                                                  (894)     (4,746)
Cash and cash equivalents at beginning of year                                            3,478       8,224
                                                                                       --------    --------
Cash and cash equivalents at end of year                                               $  2,584    $  3,478
                                                                                       ========    ========


(19)  Goodwill Impairment

      In 2001, the Company substantially eliminated the goodwill attributable to the purchase of Heritage Bancorp, Inc. The initial investment in Heritage, which was subsequently renamed Cardinal Bank -

                CARDINAL FINANCIAL CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 2001 and 2000


         Potomac, resulted in the Company recording $9.7 million of goodwill at the time of the acquisition. In the fourth quarter of 2001, an evaluation of current year losses and expectations of additional future losses indicated a potential impairment in the Company's investment in Heritage. In compliance with SFAS 121, the Company wrote down goodwill by $8.3 million based upon a valuation obtained from an independent third party consultant.

(20)     Restructuring Costs

         In 2001, the Company announced plans to restructure and merge all of its banking subsidiaries into one central lead bank under the holding company. This decision was made in order to reduce the costs associated with operating multiple banking subsidiaries. In connection with the restructuring, the Company recorded $884,000 of restructuring costs. Included in the total are severance and other employee related costs including contract buyouts, write-downs of leasehold improvements associated with the subleasing of redundant property, liabilities recorded related to the subleased property, and merger costs related to data processing conversions with outside vendors.

                                                                                       Expenses
                                                                          Total         Paid or     Liability at
                                                                      Restructuring     Assets      December 31,
                                                                          Costs       Written Off       2001
                                                                     --------------------------------------------
         Employee termination benefits and contract buyouts           $   395,000       214,000        181,000
         Leasehold write-downs                                            251,000       251,000              -
         Merger expenses                                                  165,000        51,000        114,000
         Sublease liability                                                73,000             -         73,000
                                                                     --------------------------------------------

                                                                      $   884,000       516,000        368,000
                                                                     ============================================


(21)     Other Operating Expenses

         The following shows the composition of operating expenses for the years ended December 31, 2001 and 2000:

                                                    2001              2000
                                               -------------     ------------
              Data processing                   $   957,079       $  560,825
              Stationary and supplies               305,878          344,623
              Brokerage clearing                    370,397          344,978
              Advertising and marketing             367,569          241,225
              Telecommunications                    325,183          253,826
              Other taxes                           269,047          220,902
              Travel and entertainment              163,967          139,212
              Bank operations                       875,390          165,058
              Premises and equipment                246,851          142,137
              Miscellaneous                         464,640          577,513
                                              --------------    -------------
                                               $  4,346,001      $ 2,990,299
                                              ==============    =============

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                     Subject to Completion - April    , 2002
                                                  ----


                                   PROSPECTUS

                                5,000,000 Shares

                         CARDINAL FINANCIAL CORPORATION

                                  COMMON STOCK


     We are offering 5,000,000 of our common shares to the public in a public offering. Of the 5,000,000 common shares described herein, 2,500,000 common shares are being offered in a rights offering to our shareholders of record on February 1, 2002 at $3.25 per share, on the basis of 1 common share for every
1.7 common shares owned on that date. This price was determined after consultation with McKinnon & Company, Inc., the underwriter for this offering, and was based on factors such as the per share book value of our common shares as of December 31, 2001, the trading history of our common shares, our history of operating losses and our prospects for future earnings, our current performance, and the prices of equity securities of comparable companies. Any of the 2,500,000 common shares that being offered in the rights offering to our shareholders that are not subscribed for plus an additional 2,500,000 common shares will be offered to the public. We reserve the right to increase the total number of common shares being offered in the public offering by not more than 750,000 shares.


     Our common shares are listed on the Nasdaq SmallCap Market under the symbol
"CFNL." The closing price of our common shares on May 2002 was $     per
                                                                 ---
share.

     Investing in our common shares involves risks. You should read the "Risk Factors" section beginning on page [ * ]before investing.
                                    ---

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     Our common shares are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

                         -------------------------------

--------------------------------------------------------------------------------
                   Price to Public   Underwriter's      Proceeds to
                                     Commission /(1)/   Cardinal /(2)/
--------------------------------------------------------------------------------
Per share
--------------------------------------------------------------------------------
Total /(3)/
--------------------------------------------------------------------------------


/(1)/ Payable to the underwriter. We have agreed to indemnify the underwriter against certain civil liabilities.


/(2)/ Before deducting expenses payable by us for the public offering estimated at approximately $150,000.


/(3)/ Assumes the sale of the entire          common shares offered hereby. In
                                     ---------
      our offering of 2,500,000 common shares to our shareholders of record on
      February 1, 2002, we sold         shares at $3.25 per share for a total of
                                --------
               , paid a financial advisor/standby fee of            to the
     ----------                                          ----------
     underwriter, and have incurred expenses of approximately $           ,
                                                               -----------
     yielding net proceeds of $              .
                               --------------

     The shares are offered by the underwriter, as our selling agent, subject to prior sale, on a best efforts basis and subject to certain other conditions, including the right to reject any order in whole or in part. Because the public offering is being conducted on a best-efforts basis, the underwriter is not required to sell any specific number or dollar amount of common shares and is not obligated to purchase the shares if they are not sold to the public. This offering will close on or about May , 2002 and is not subject to the sale of
                                   --
any minimum or maximum number of shares. Funds received by the underwriter will be deposited at, and held by, an independent escrow agent in a non-interest bearing account. We anticipate that delivery of the shares will be made on or about May ,2002.
         --

                            MCKINNON & COMPANY, INC.

                 The date of this prospectus is May   , 2002
                                                    --

                              [INSIDE FRONT COVER]

                             MAP SHOWING MARKET AREA

                                TABLE OF CONTENTS

                                                                                                            Page
About This Prospectus...................................................................................      4

Prospectus Summary......................................................................................      5

Summary Financial Data..................................................................................      7

Risk Factors............................................................................................      9

The Rights Offering.....................................................................................     14

Use Of Proceeds.........................................................................................     15

Capitalization..........................................................................................     16

Dilution................................................................................................     16

Market For Common Shares................................................................................     17

Dividend Policy.........................................................................................     18

Business................................................................................................     18

Selected Financial Data.................................................................................     28

Management's Discussion And Analysis Of Financial Condition.............................................     29

Management..............................................................................................     48

Description Of Securities...............................................................................     56

Government Supervision And Regulation...................................................................     60

Underwriting............................................................................................     68

Legal Matters...........................................................................................     68

Experts.................................................................................................     69

Forward Looking Statements..............................................................................     69

Where You Can Find More Information.....................................................................     69

Index to Financial Statements ..........................................................................     70

Consolidated Financial Statements ......................................................................    F-1

                              ABOUT THIS PROSPECTUS

     You should only rely on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, our shares only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of shares.

     In this prospectus, we frequently use the terms "we" and "Cardinal" to refer to Cardinal Financial Corporation, Cardinal Bank, N.A. and other subsidiaries we own. To understand the offerings fully and for a more complete description of the offerings, you should read this entire document carefully,
including particularly the "Risk Factors" section beginning on page   .
                                                                    --

                             PROSPECTUS SUMMARY

     This summary highlights information contained elsewhere in this prospectus. Because this is a summary, it may not contain all of the information that may be important to you. Therefore, you should carefully read this entire prospectus and other documents to which we refer herein before making a decision to invest in our common shares, including the risks discussed under the "Risk Factors" section and our financial statements and related notes.

                                OUR COMPANY





     Cardinal Financial Corporation was founded in late 1997 and operates as a bank holding company. Our original strategy, which we followed and implemented from our inception through the early fall of 2001, was to organize and operate a series of wholly owned and separately chartered community banks with separate boards of directors and senior management. Consistent with this strategy we organized:

     .    Cardinal Bank, N.A., headquartered in Fairfax, Virginia,
     . Cardinal Bank - Manassas/Prince William, N.A., headquartered in Manassas, Virginia, and
     .    Cardinal Bank - Dulles, N.A., headquartered in Reston, Virginia.


In addition, in 2000 we acquired by merger with Heritage Bancorp, Inc. its wholly owned banking subsidiary, The Heritage Bank, which had been formed in 1988 and at the time of the merger had three offices (McLean, Tysons Corner and Sterling, Virginia) and total assets of $64.4 million. We renamed The Heritage Bank as Cardinal Bank - Potomac.


     Through these bank subsidiaries we established seven full-service banking locations in Northern Virginia. In addition to our banking subsidiaries, we organized an investment advisory subsidiary, Cardinal Wealth Services, Inc., which began operations in February 1999 and is headquartered in McLean, Virginia. Our address is 10555 Main Street, Suite 500, Fairfax, Virginia 22030 and our telephone number is (703) 279-5050.

     In the summer of 2001, we concluded that while the multi-bank strategy had permitted us to grow rapidly, the inherent operational inefficiencies of conducting banking activities through four separate subsidiary banks resulted in costs that placed us at significant competitive disadvantage and impeded our ability to achieve profitability. In recognition of this and in the interest of achieving profitability as quickly as possible, we began the process of reorganizing and restructuring our operations for greater growth and profitability. In connection with this restructuring, we streamlined operations by merging our four banking subsidiaries into Cardinal Bank, N.A., which is now our single remaining bank subsidiary. In October 2001, the board of directors named Bernard H. Clineburg as our Vice Chairman, President and Chief Executive Officer.

     With the completion of the restructuring, we conduct virtually all of our business through Cardinal Bank, N.A. and Cardinal Wealth Services, Inc. The efficiencies inherent in the restructuring and streamlining of our banking operations have allowed us to reduce our staffing levels and our space requirements. As a result, we have reduced the number of our employees from 138 in June 2001 to 105 as of December 31, 2001, subleased excess space at our Alexandria and McLean facilities, and placed excess space at our Reston facility on the market.

     At December 31, 2001, we had total assets of $279.6 million, loans net of fees of $200.9 million, deposits of $246.0 million and shareholders' equity of $20.6 million. In addition, Cardinal Wealth Services, Inc. had over $146.7 million in assets under management as of December 31, 2001.


     Cardinal's target market is the Northern Virginia Metropolitan Statistical Area (MSA) and is part of the fourth largest metropolitan statistical area in the nation. The population of the MSA in 2000 was approximately 2.2 million and is expected to grow to over 2.4 million by 2010. Over 40% of the population is 25 years and older and have earned a Bachelor's Degree or higher. This MSA has a low unemployment rate and the per capita personal income in 1999 was in excess of $40,000. (See profiles for Fairfax County, Virginia and the Northern Virginia Metropolitan Statistical Area prepared and published by the Virginia Economic Development Partnership, an authority of the Commonwealth of Virginia government (www.yesvirginia.org).)



                                  THE OFFERINGS


Securities Offered            A total of 5,000,000 common shares, of which
                              2,500,000 common shares are being offered in the
                              rights offering to our shareholders of record as
                              of February 1, 2002, on the basis of 1 common
                              share for each 1.7 common shares then beneficially
                              owned. The common shares not subscribed for in the
                              rights offering by               , 2002, together
                                                 --------------
                              with 2,500,000 additional common shares, are being offered to the public through McKinnon & Company, Inc., on a best efforts basis. We reserve the right to increase the total number of common shares offered in the public offering by not more than 750,000 common shares.

..    Shares Outstanding       As of December 31, 2001 we had 4,294,323 common
                              shares outstanding. Assuming the sale of all 5,000,000 common shares in the offerings (and excluding the 750,000 additional common shares we may offer to the public), we would have 9,294,323 common shares outstanding upon the completion of the offerings. This number excludes

                                    .    368,028 common shares issuable upon
                                         exercise of outstanding options granted
                                         as of December 31, 2001 under our 1999
                                         Stock Option Plan, as amended, with a
                                         weighted average exercise price of
                                         $5.23, of which 171,793 are exercisable
                                         at a weighted average exercise price of
                                         $4.30, and


                                    .    1,023,535 common shares that are
                                         issuable upon conversion of our
                                         1,364,714outstanding shares of 7.25%
                                         Cumulative Convertible Preferred Stock,
                                         Series A, which pays an annual dividend
                                         of $0.3625 per share, payable quarterly
                                         ,and each of which is convertible into
                                         0.75 shares of our common stock.


..    Use of Proceeds          We will use the net proceeds from the offerings to
                              increase our equity and for general corporate purposes, including future growth and expansion (potentially through acquisitions), the organization of a mortgage banking subsidiary and potentially making a minority investment in a regional merchant bank.

..    Nasdaq SmallCap Market   Our shares are listed on the Nasdaq SmallCap
     Symbol                   Market under the symbol "CFNL."

                           SUMMARY FINANCIAL DATA

     You should read the summary financial data presented below in conjunction with our audited consolidated financial statements, including the related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in this prospectus. The summary financial data as of December 31, 2001 and 2000 and for the each of the two years ended December 31, 2001 and 2000 is derived from our audited consolidated financial statements and related notes included in this prospectus. The summary financial data as of December 31, 1999 and December 31, 1998 and for each of the two years ended December 31, 1999 and 1998 is derived from our audited consolidated financial statements which are not included in this prospectus.

--------------------------------------------------------------------------------------------------------
                                                               Year Ended December 31,
--------------------------------------------------------------------------------------------------------
                                                 2001            2000            1999          1998/(3)/
--------------------------------------------------------------------------------------------------------
                                                     (Dollars in thousands, except per share data)

--------------------------------------------------------------------------------------------------------
Income Statement Data:
--------------------------------------------------------------------------------------------------------
     Net interest income                     $     9,077     $     6,410     $     3,025     $     1,216
--------------------------------------------------------------------------------------------------------
     Provision for loan losses                     1,201             753             514             212
--------------------------------------------------------------------------------------------------------
     Non-interest income                           3,266           2,098           1,320              34
--------------------------------------------------------------------------------------------------------
     Non-interest expense                         23,866          11,726           7,870           2,734
--------------------------------------------------------------------------------------------------------
     Income taxes                                     --              --              --              --
--------------------------------------------------------------------------------------------------------
     Loss                                    $   (12,724)    $    (3,971)    $    (4,039)    $    (1,696)
--------------------------------------------------------------------------------------------------------
Selected Financial Data:
--------------------------------------------------------------------------------------------------------
     Basic net loss                          $   (12,724)    $    (3,971)    $    (4,039)    $    (1,696)
--------------------------------------------------------------------------------------------------------
     Fully diluted net loss                      (12,724)         (3,971)         (4,039)         (1,696)
--------------------------------------------------------------------------------------------------------
     Cash dividends declared on common                --              --              --              --
--------------------------------------------------------------------------------------------------------
     Cash dividends declared on preferred            503             171              --              --
--------------------------------------------------------------------------------------------------------
     Basic net loss to common shareholders       (13,227)         (4,142)         (4,039)         (1,696)
--------------------------------------------------------------------------------------------------------
     Fully diluted net loss to common
     shareholders                                (13,227)         (4,142)         (4,039)         (1,696)
--------------------------------------------------------------------------------------------------------
     Book value at year end                         3.21            6.36            7.25            8.19
     Tangible book value at year end         $    3.06       $    4.11       $    7.25       $    8.19
--------------------------------------------------------------------------------------------------------
     Common shares outstanding, year end       4,294,323       4,253,155       4,242,634       4,239,509
--------------------------------------------------------------------------------------------------------
     Average common shares outstanding,        4,258,087       4,246,346       4,240,819       2,646,036
     basic
--------------------------------------------------------------------------------------------------------
     Average common shares outstanding,        4,258,087       4,246,346       4,240,819       2,646,036
     diluted
--------------------------------------------------------------------------------------------------------
Balance Sheet Data:
--------------------------------------------------------------------------------------------------------
     Total assets                            $   279,584     $   207,048     $    97,033     $    57,295
--------------------------------------------------------------------------------------------------------
     Total loans, net of fees                    200,911         154,271          68,167          16,327
     Total loans held for sale                     4,732              --              --              --
--------------------------------------------------------------------------------------------------------
     Total investment securities                  34,147           6,935           4,807          13,477
--------------------------------------------------------------------------------------------------------
     Total deposits                              246,024         163,371          59,873          21,867
--------------------------------------------------------------------------------------------------------
     Shareholders' equity                         20,624          34,112          30,745          34,728
--------------------------------------------------------------------------------------------------------
     Common shareholders' equity             $    13,799     $    27,055     $    30,745     $    34,728
--------------------------------------------------------------------------------------------------------
Performance Ratios:
--------------------------------------------------------------------------------------------------------
     Loss on average assets                        (5.24%)         (2.72%)         (5.61%)         (5.37%)
--------------------------------------------------------------------------------------------------------
     Loss on average equity                       (39.14%)        (12.72%)        (12.26%)         (7.45%)
--------------------------------------------------------------------------------------------------------
     Net interest margin /(1)/                      4.17%           4.82%           4.59%           4.52%
--------------------------------------------------------------------------------------------------------
Asset Quality Ratios:/(2)/
--------------------------------------------------------------------------------------------------------
     Allowance to year-end loans                    1.55%           1.23%           1.07%           1.30%
--------------------------------------------------------------------------------------------------------
     Nonperforming assets to total loans            0.18%           0.28%           0.00%           0.00%
     Net charge-offs to total loans                 0.00%           0.00%           0.00%           0.00%
--------------------------------------------------------------------------------------------------------
     Allowance to non-performing assets            859.8%          324.8%            N/A             N/A
--------------------------------------------------------------------------------------------------------
Capital Ratios:
--------------------------------------------------------------------------------------------------------
     Tier I risk-based capital                      9.04%          18.89%          37.86%         146.90%
--------------------------------------------------------------------------------------------------------
     Total risk-based capital                      10.42%          19.94%          38.75%         147.80%
--------------------------------------------------------------------------------------------------------
     Leverage capital ratio                         8.57%          17.39%          32.55%          60.20%
--------------------------------------------------------------------------------------------------------
     Total equity to total assets                   7.38%          16.48%          31.69%          60.61%
--------------------------------------------------------------------------------------------------------


/(1)/ Net interest margin is net interest income divided by total average earnings assets.
/(2)/ Nonperforming assets consist of nonaccrual loans, restructured loans and foreclosed properties.
/(3)/ 1998 does not represent a full year of banking operations. Date of inception for Cardinal is November 24, 1997; banking operations did not begin until June 1998.

                                  RISK FACTORS

     You should carefully consider the risks described below in addition to the other information in this prospectus before purchasing shares. The risks and uncertainties described below are not the only risks facing us. Additional risks and uncertainties, including those not presently known to us or that we currently consider immaterial, may also impair our business. You should read this section together with the other information in this prospectus.

Risks Related to Our Business


     We have never operated profitably and may not be able to do so in the future, which would adversely affect your investment.


     We have operated at a loss since our organization in 1997. Our net loss for the year ended December 31, 2001 was $13.2 million, or $3.11 per common share, compared to a loss of $4.1 million, or $0.98 per common share, during 2000. Excluding an $8.3 million impairment of goodwill in the fourth quarter of 2001, our loss in 2001 was $4.9 million.

     We cannot assure you that we will be able to reverse this history and operate at a profit.


     We have recently changed our senior management and operating strategy. If these changes are not successful the value of our common stock could be negatively affected.


     In October 2001, we named Bernard H. Clineburg as our Vice Chairman, President and Chief Executive Officer. Since Mr. Clineburg's arrival, we have taken steps designed to streamline our operations, reduce costs and ongoing operating losses, sharpen our operating strategy, and set the stage for continued growth and attaining profitability. We cannot assure you that these initiatives will be successful.


     We may not be able to maintain and manage our growth, which may adversely affect our results of operations and financial condition and the value of our common stock.

     During the last four years, we have experienced significant growth, and our business strategy calls for continued expansion. We intend to use the funds raised in these offerings to support anticipated increases in our loans and deposits and to expand our mortgage banking activities and invest in the merchant banking business. Our ability to continue to grow depends, in part, upon our ability to:

     .    open new branch offices,
     .    attract deposits to those locations, and
     .    identify loan and investment opportunities.


Our ability to manage growth successfully also will depend on whether we can maintain capital levels adequate to support our growth and maintain cost controls and asset quality. If we are unable to sustain our growth, our earnings could be adversely affected. If we grow too quickly, however, and are not able to control costs and maintain asset quality, rapid growth also could adversely affect our financial performance.


     We depend on the services of key personnel. We cannot be certain that we will be able to retain such personnel or hire replacements and a loss of any of those personnel could disrupt our operations and result in reduced earnings.

     We are a customer-focused and relationship-driven organization. We expect our future growth to be driven in a large part on the relationships maintained with our customers by our Vice Chairman, President and Chief Executive Officer, Bernard H. Clineburg, and other executives. We have entered into employment agreements with Mr. Clineburg and five other executive officers, but the existence of such agreements does not assure that we will be able to retain their services. The unexpected loss of services of Mr. Clineburg or other key employees could have a material adverse effect on our operations and possibly result in reduced revenues and earnings see "Compensation of Management and the Board -- Employment Agreements."

     We may not be able to attract, hire, motivate and retain necessary personnel; this could have a negative effect on the value of our common stock.


     The implementation of our revised business strategy will require us to attract, hire, motivate and retain skilled personnel to develop new lines of business and to attract new persons with appropriate business experience willing to serve on our board of directors. The market for these people is competitive, and we cannot assure you that we will be successful in attracting, hiring, motivating or retaining them.


     We may be unable to provide new financial products and services demanded by our customers which could negatively affect our growth and profitability.


     As the banking industry changes, our success will depend upon our ability to offer new products and provide new financial services that meet changing customer requirements. We cannot assure you that we can successfully develop and bring new products and services to the market in a timely manner.


     Our plan to establish a mortgage banking subsidiary and increase our participation in the residential mortgage lending business may not be successful, which would negatively affect our performance.

     We plan to use a portion of the proceeds from the offerings to capitalize a residential mortgage banking subsidiary. We estimate that the costs of establishing this subsidiary over the next 12 months we will be approximately $1,200,000. If we are successful in establishing a mortgage banking subsidiary, our intention would be to limit our activities to the origination of residential mortgages through the wholesale refinancing market, as well as through establishing relationships with builders and realtors.

     The successful start-up of a mortgage banking subsidiary will depend on factors such as:

     . Our ability to raise sufficient capital in the offerings to fund start-up costs,
     .    Whether we can attract and retain experienced management, and
     . The extent of interest rate fluctuations and the effect of such fluctuations on the demand for mortgages.

     The primary operating risks associated with mortgage banking include application fraud and interest rate risk. Interest rate risk arises in cases where interest rates rise between the time a loan is funded and the time it is sold on the secondary market. Virtually all loans originated through the mortgage banking subsidiary will be underwritten to conform to secondary market underwriting standards and will be packaged to sell under interest rate commitments made by secondary market investors, at the time of application or approval. Although this practice will substantially reduce fraud and interest rate risk, they cannot be eliminated.


     An economic slowdown in our market area, or higher interest rates, may negatively affect mortgage lending activity. Any sustained period of economic slowdown, or higher interest rates, could adversely affect mortgage loan originations, which would reduce revenue and income from mortgage banking activities.

     The mortgage banking industry is highly competitive and we will face competition from a number of market participants, many of which are better capitalized and have more mortgage banking experience than we do. We cannot assure you that we will be able to compete successfully in the mortgage banking business if we are successful in establishing this subsidiary.


     Our concentration in loans secured by real estate may increase our credit losses, which would negatively affect your investment.

     We offer a variety of secured loans, including commercial lines of credit, commercial term loans, real estate, construction, home equity, consumer and other loans. Many of our loans are secured by real estate (both residential and commercial) in our market area. At the present time and based on the outstanding principal balance of our loan portfolio approximately 43.4% of our total loan portfolio is secured by commercial real estate and 17.8% is secured by residential real estate. A major change in the real estate market or in the local or national economy could have an adverse effect on our customers, which in turn could impact us. Risk of loan defaults and foreclosures are unavoidable in the banking industry, and we try to limit our exposure to this risk by monitoring our extensions of credit carefully. We cannot fully eliminate credit risk and as a result credit losses may occur in the future.


     Our allowance for loan losses could become inadequate; this would adversely affect our results of operations.


     We maintain an allowance for loan losses that we believe is a reasonable estimate of known and inherent losses in our loan portfolio. Through a periodic review and consideration of the loan portfolio, management determines the amount of the allowance for loan losses by considering general market conditions, credit quality of the loan portfolio, the collateral supporting the loans and performance of our customers relative to their financial obligations with us. Although we believe the allowance for loan losses is a reasonable estimate of known and inherent losses in our loan portfolio, we cannot fully predict such losses or that our loan loss allowance will be adequate in the future. Excessive loan losses could have a material impact on our financial performance.

     Federal and state regulators periodically review our allowance for loan losses and may require us to increase our provision for loan losses or recognize further loan charge-offs, based on judgments different than those of our management. Any increase in our loan allowance or loan charge-offs as required by these regulatory agencies could have a negative effect on our operating results.

     Our business is dependent on technology and an inability to invest in technological improvements may adversely affect our results of operations and financial condition.

     The financial services industry is undergoing rapid technological changes with frequent introductions of new technology-driven products and services. In addition to better serving customers, the effective use of technology increases efficiency and enables financial institutions to reduce costs. Our future success will depend in part upon our ability to address the needs of our customers by using technology to provide products and services that will satisfy customer demands for convenience as well as create additional efficiencies in our operations. Many of our competitors have substantially greater resources to invest in technological improvements. There can be no assurance that we will be able to effectively implement new technology-driven products and services or be successful in marketing these products and services to our customers.


     Our profitability and the value of your investment may suffer if we are unable to successfully manage interest rate risk.


     Our profitability will depend in substantial part upon the spread between the interest rates earned on investments and loans and interest rates paid on deposits and other interest-bearing liabilities. Changes in interest rates will affect our operating performance and financial condition in diverse ways. We intend to try to minimize our exposure to interest rate risk, but we will be unable to eliminate it. Our net interest spread will depend on many factors that are partly or entirely outside our control, including competition, federal economic, monetary and fiscal policies, and economic conditions generally.


     Our profitability and the value of your investment depend significantly on economic conditions in our market area.

     We are headquartered in Northern Virginia. As we expand, we will face stiff competition from banks and other financial institutions. In addition, as our local economy experiences degrees of volatility, our success is dependent to a certain extent upon the general economic conditions in our market. A significant decline in general economic conditions caused by inflation, recession, unemployment or other factors beyond our control would impact these local economic conditions and could negatively affect our financial condition and performance.

     In recent years, there has been a proliferation of technology and communications businesses in our market area. The current economic recession and the downturn in those industries has had a significant adverse impact on a number of those businesses. Although we do not have significant credit exposure to these businesses, down turn in these industries could have a negative impact on local economic conditions and real estate collateral values generally, which could negatively affect our profitability.


     Our profitability and the value of your investment may suffer because of rapid and unpredictable changes in the highly regulated environment in which we operate.


     We are subject to supervision by several governmental regulatory agencies at the federal and state levels. These regulations, and the interpretation and application of them by federal and state regulators, are beyond our control, may change rapidly and unpredictably and can be expected to influence our earnings and growth. Although these regulations impose costs upon us, they are intended to protect depositors and you should not assume that they protect your interests as a shareholder. See "Government Supervision and Regulation."

     The Gramm-Leach-Bliley Act of 1999 covers a broad range of issues, including a repeal of most of the restrictions on affiliations among depository institutions, securities firms and insurance companies. Most of the Act's provisions, which affect many banks, require bank regulatory agencies to adopt regulations to implement the Act. While these agencies have adopted these regulations, it is not possible to predict at this time the ultimate effect that the Act will specifically have on us and our current and proposed operations and business strategies. An assessment of the Act's ultimate impact on us must await completion of the implementation of the regulatory process, and it is possible that final regulations, when adopted, could adversely affect our current or proposed business and profitability.


     If we need additional capital in the future to continue our growth, we may not be able to obtain it on terms that are favorable. This could negatively affect our performance and the value of our common stock.

     Our business strategy calls for continued growth. We anticipate that we will support this growth through additional deposits at new branch locations and investment opportunities. If we are able to complete successfully both of the offerings, we do not presently anticipate having to raise additional capital during the next 12 months. However, it is possible that we may need to raise additional capital to support growth through, for example, acquisitions. Our ability to raise capital through the sale of additional securities will depend primarily upon our financial condition and the condition of financial markets at that time. We cannot make any assurance that additional capital would be available on terms satisfactory to us. If we are unable to raise additional capital we may be forced to limit our growth strategy.

     Our plan to use a portion of the proceeds to finance acquisitions of other banks may not be successful, which would adversely affect our performance and prospects.

     We have not identified any specific bank acquisition targets. Moreover, we cannot assure you that we will be able to identify any attractive acquisition candidates or, if we can identify them, that we will be able to finance the acquisitions or acquire them on attractive terms. Additionally, acquiring banks requires special regulatory approval and there is no assurance we will be able to obtain such approval. Further, we may be unable to integrate any new acquisitions with our existing business, and identifying, negotiating and integrating acquisitions may distract our management from the day-to-day operation of our business. Any of these risks could have an adverse effect on our business.

     Our plan may use a portion of the proceeds to invest in a regional merchant bank involves a number of risks that could adversely affect the value of our investment.

     We may use a portion of the proceeds to acquire a minority interest in a regional merchant bank, or invest in a fund established by a merchant bank, that is in the business of making private equity investments in non-financial firms. We are aware of several such investment candidates, but we have not negotiated any terms of such an investment and will not do so until we have completed the offerings and have an opportunity to decide how much of the proceeds we should use for this purpose. Although equity investments in non-financial companies can contribute substantially to earnings, such investments, like other rapidly growing and highly profitable business lines, can entail significant market, liquidity and other risks. Such activities can also give rise to increased volatility of earnings and capital. It is possible that we could lose some or all of our investment in the merchant bank. Merchant banking is highly competitive and a regional merchant bank in which we might invest would face competition from a number of regional and national market participants, many of which may be better capitalized and have more experience than we do.

     Our management will have discretion in allocating the proceeds of the offerings and could delay the achievement of our strategic goals and increased value for shareholders.


     Subject to the requirements of safe and sound banking practices, our management will have discretion in determining the specific use of the offering proceeds. The discretion of management to allocate the proceeds of the offerings may result in the use of the proceeds for non-banking activities that are permitted for bank holding companies, but that are not otherwise specifically identified in this prospectus. To the extent that proceeds are used for other purposes, it may take us longer to grow our business and operations and otherwise achieve our strategic goals.


     Some of our directors and officers are our banking customers.

     Some of our directors and officers are at present, our banking customers. In addition, in the future we expect to have banking transactions in the ordinary course of our business with directors, officers, principal shareholders and their associates, on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others. These transactions do not involve more than the normal risk of collectibility or present other unfavorable features. The aggregate outstanding balance of loans to directors, executive officers and their associates, as a group, at December 31, 2001 totaled approximately $2,700,000 million, or 13.2% of the bank's equity capital at that date. See "Transactions with Management."

Risks Related to the Securities Markets and Ownership of Our Common Shares


     We expect a limited trading market for our common shares; it may be difficult to sell our shares after you have purchased them.


     Although our common shares are listed on the Nasdaq SmallCap Market, the limited number of outstanding common shares, our lack of earnings history and the absence of dividends in the foreseeable future will impede the development of an active and liquid market for them. You should carefully consider the lack of liquidity of your investment in the common shares when making your investment decision.

     Because we have no plans to pay cash dividends on our common shares, you may recognize a return on your investment only through selling your shares.

     We do not expect to pay dividends on our common shares in the foreseeable future. Moreover the directors are not required to declare dividends, and federal banking laws restrict the payment of dividends. See under "Government Supervision and Regulation-Payment of Dividends." You should not purchase our common shares if you are depending upon dividend income from this investment.

     We may in the future issue additional stock, any or all of which will dilute your percentage ownership and, possibly, the value of your common shares.

     The issuance of any new common or preferred shares for whatever purpose would cause dilution in your percentage ownership, and the issuance of any new common or preferred shares could cause dilution in the value of your shares. Assuming 5,000,000 common shares are sold in the offerings, we will have 9,294,323 outstanding common shares and 1,364,714 outstanding shares of our Series A 7.25% Cumulative Convertible Preferred Stock. We have reserved the right to increase the number of shares offered in the public offering by 750,000 common shares which could increase the number of common shares issued in the offerings from 5,000,000 to 5,750,000. At December 31, 2001, 368,028 common shares were issuable upon exercise of outstanding options granted under our 1999 Stock Option Plan, of which 171,793 were exercisable. We anticipate that, following the offerings, we will amend our 1999 Stock Option Plan to increase the number of common shares reserved for the issuance of additional options. Our 1,364,714 outstanding preferred shares are convertible into 1,023,535 common shares. The board of directors may issue common shares up to the authorized maximum of 50,000,000 shares and preferred shares up to the authorized maximum of 10,000,000 shares without prior shareholder approval and without allowing the shareholders the right to purchase their pro rata portion of such shares. See "Description of Securities - Common Stock - No Preemptive or Conversion Rights."

                               THE RIGHTS OFFERING

We are offering 2,500,000 common shares in the rights offering which expires at 5:00 p.m., Eastern Standard Time on May , 2002. The rights offering shares are offered for sale to the shareholders of record of our common shares at 5:00 p.m. Eastern Standard Time on February 1, 2002 at the price of $3.25 per share. Shareholders of record on the record date may buy 1 rights offering share for each 1.7 common shares beneficially owned by them on such date. Fractional shares will not be sold, but shareholders may round any such fraction up to a full share. Shareholders are permitted to subscribe for less than the maximum number of rights offering shares allocated to them.

                                 USE OF PROCEEDS


     The following tables set forth the calculation of our net proceeds from the offerings at an assumed rights offering subscription price of $3.25 per share and a public offering price of $3.50 per share and our anticipated use of those net proceeds. Since neither offering is conditioned on the sale of a minimum number of shares and since the public offering will be conducted on a "best efforts" basis, we are presenting this information assuming in the alternative that we sell 15%, 50% and 100% of the shares to be offered in each offering. We will receive an additional $2,493,750, assuming a public offering price of $3.50 per share after deducting the underwriting commissions, if we issue an additional 750,000 shares in the public offering.


-----------------------------------------------------------------------------------
  Calculator of Net Proceeds                                     Proceeds
-----------------------------------------------------------------------------------
                                                          (Amounts in Thousands)
-----------------------------------------------------------------------------------
                                                          15%       50%       100%
-----------------------------------------------------------------------------------
Gross offering proceeds from rights offering shares     $1,219    $4,062    $ 8,125
-----------------------------------------------------------------------------------
Gross offering proceeds from public offering shares      1,313     4,375      8,750
-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------
Aggregate gross offering proceeds                        2,532     8,437     16,875
-----------------------------------------------------------------------------------
Underwriter's commission/fees                               78       260        519
-----------------------------------------------------------------------------------
Estimated expenses of the offerings                        300       300        300
-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------
Net proceeds to us                                       2,154     7,877     16,056
-----------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------

Uses Of Net Proceeds if 15% of Rights Offering and 15% of         Dollars      Percentage of
Rights Offering Are Sold                                      (In Thousands)    Net Proceeds
---------------------------------------------------------------------------------------------
General corporate purposes, including possible investment        $ 254               11.79%
in regional merchant bank
---------------------------------------------------------------------------------------------
Formation of mortgage banking subsidiary                         1,200               55.71%
---------------------------------------------------------------------------------------------
Branch Expansion                                                   700               32.50%
---------------------------------------------------------------------------------------------
Total                                                            2,154              100.00%
---------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

Uses Of Net Proceeds if 50% of Rights Offering and 50% of        Dollars       Percentage of
Rights Offering Are Sold                                      (In Thousands)    Net Proceeds
----------------------------------------------------------------------------------------------
General corporate purposes, including possible investment       $5,977               75.88%
in regional merchant bank
----------------------------------------------------------------------------------------------
Formation of mortgage banking subsidiary                         1,200               15.23%
----------------------------------------------------------------------------------------------
Branch Expansion                                                   700                8.89%
----------------------------------------------------------------------------------------------
Total                                                            7,877              100.00%
----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
Uses Of Net Proceeds if 100% of Rights Offering and 100% of      Dollars        Percentage of
Rights Offering Are Sold                                      (In Thousands)    Net Proceeds
----------------------------------------------------------------------------------------------
General corporate purposes, including possible investment      $14,156            88.17%
in regional merchant bank
----------------------------------------------------------------------------------------------
Formation of mortgage banking subsidiary                         1,200             7.47%
----------------------------------------------------------------------------------------------
Branch Expansion                                                   700             4.31%
----------------------------------------------------------------------------------------------
Total                                                           16,056           100.00%
----------------------------------------------------------------------------------------------


     The allocation of the use of proceeds set forth in the above tables are an estimate, and is subject to change. As indicated above, we plan to use a portion of the net proceeds from the offerings to form and capitalize a mortgage banking subsidiary and for anticipated branch expansion. We will use the balance of the net proceeds of the offerings for general corporate purposes. That is, we will use such proceeds to provide additional equity capital to support anticipated increases in our loans, including government contract, retail and real estate lending, as our business grows. A portion of the net proceeds designated for general corporate purposes may be reallocated to fund a minority investment in a regional merchant bank, or a fund established by such a merchant bank, or to provide additional equity capital for our investment advisory subsidiary, Cardinal Wealth Services, Inc.

                                 CAPITALIZATION

     The following table sets forth our capitalization as of December 31, 2001. This table should be read with our audited consolidated financial statements, including the related notes and included in this prospectus.
--------------------------------------------------------------------------------
                                                               December 31, 2001
                                                               -----------------
--------------------------------------------------------------------------------
     Shareholders' equity (dollars in thousands):
--------------------------------------------------------------------------------
Preferred stock, cumulative convertible,                            $  1,365
$1 par value
--------------------------------------------------------------------------------
Common stock, $1 par value                                             4,294
--------------------------------------------------------------------------------
Additional paid-in capital                                            38,488
--------------------------------------------------------------------------------
Accumulated deficit                                                  (23,249)
--------------------------------------------------------------------------------
Accumulated other comprehensive loss                                    (274)
                                                                    --------
--------------------------------------------------------------------------------
Total shareholders' equity                                          $ 20,624
                                                                    ========
--------------------------------------------------------------------------------

                                    DILUTION

Effect of the Offerings on Book Value

     At December 31, 2001, we had a net tangible book value of approximately $20.0 million, or $3.06 per common share. Net tangible book value per common share represents the amount of our shareholders' equity, less intangible assets, preferred shares and associated surplus, divided by the number of common shares that are outstanding. Dilution per share to new investors in the offerings represents the difference between the amount per share that these investors paid and the pro forma net tangible book value per common share immediately after completion of the offerings.

     After giving effect to the sale by us of all 5,000,000 shares in the offerings at price of $3.25 per share in the rights offering and $3.50 per share in the public offering, deducting estimated offering expenses, and giving effect to the application of the estimated net proceeds described under "Use of Proceeds," our pro forma net tangible book value at December 31, 2001 would have been approximately $29.2 million, or $3.15 per share. This represents an immediate increase in net tangible book value of $0.09 per share to existing shareholders and an immediate dilution of $0.10 per common share to shareholders acquiring common shares in the rights offering and $0.35 to investors acquiring common shares in the public offering.

     The following tables illustrate the per share dilution assuming that we sell 15%, 50% and 100% of the common shares that we are offering in the rights offering and the public offering.

     Dilution Assuming Sale of 15% of the Rights Offering and 15% of the Public Offering.


-----------------------------------------------------------------------------
   Net tangible book value per share at December 31, 2001             $3.06
-----------------------------------------------------------------------------
   Increase per share attributable to rights offering                 ($0.02)
-----------------------------------------------------------------------------
   Increase per share attributable to new investors under the        $(0.01)
   public offering
-----------------------------------------------------------------------------
   Pro forma net tangible book value per share after the offerings    $3.03
-----------------------------------------------------------------------------
   Dilution per share to investors in the rights offering             $0.22
-----------------------------------------------------------------------------
   Dilution per share to new investors under the public offering      $0.47
-----------------------------------------------------------------------------
   Dilution as a percentage of offering price of the shares offered   6.77%
   in the rights offering
-----------------------------------------------------------------------------
   Dilution as a percentage of offering price of the shares offered   13.43%
   in the public offering
-----------------------------------------------------------------------------


     Dilution Assuming Sale of 50% of the Rights Offering and 50% of the Public Offering.

-----------------------------------------------------------------------------
   Net tangible book value per share at December 31, 2001             $3.06
 ----------------------------------------------------------------------------
   Increase per share attributable to rights offering                 $0.01
-----------------------------------------------------------------------------
   Increase per share attributable to new investors under the         $0.03
   public offering
-----------------------------------------------------------------------------
   Pro forma net tangible book value per share after the offerings    $3.09
-----------------------------------------------------------------------------
   Dilution per share to investors in the rights offering             $0.16
-----------------------------------------------------------------------------
   Dilution per share to new investors under the public offering      $0.41
-----------------------------------------------------------------------------
   Dilution as a percentage of offering price of the shares offered    4.92%
   in the rights offering
-----------------------------------------------------------------------------
   Dilution as a percentage of offering price of the shares offered   11.71%
   in the public offering
-----------------------------------------------------------------------------


       Dilution Assuming Sale of 100% of the Rights Offering and 100% of the Public Offering.

----------------------------------------------------------------------------
   Net tangible book value per share at December 31, 2001             $3.06
----------------------------------------------------------------------------
   Increase per share attributable to rights offering                 $0.73
----------------------------------------------------------------------------
   Increase per share attributable to new investors under the         $0.78
   public offering
----------------------------------------------------------------------------
   Pro forma net tangible book value per share after the offerings    $3.14
----------------------------------------------------------------------------
   Dilution per share to investors in the rights offering             $0.11
----------------------------------------------------------------------------
   Dilution per share to new investors under the public offering      $0.36
----------------------------------------------------------------------------
   Dilution as a percentage of offering price of the shares offered 3.38% in the rights offering
----------------------------------------------------------------------------
   Dilution as a percentage of offering price of the shares offered 10.29% in the public offering
----------------------------------------------------------------------------

Comparison of Prices Paid for Common Shares

     The following tables set forth on a pro forma basis, as of December 31, 2001 the number of common shares purchased from us prior to the offerings, and the number of shares purchased in the offerings, and the total consideration, prior to the deduction of any expenses and/or commissions, and average price per share that our existing shareholders have paid to us and that subscribers and investors will pay in the offerings at the rights offering subscription price of $3.25 per share and an assumed price to the public of $3.50 per share.



  Because the offerings are being made on a best efforts basis and there is no minimum number of shares to be sold, we are presenting this information assuming, in the alternative, that we sell 15%, 50% and 100% of the common shares that we are offering under the rights offering and the public offering.


If 15% of the Rights Offering and 15% of the Public Offering are sold.



------------------------------------------ ----------------------------- ---------------------------- ----------------
                                               Shares Purchased(1)         Total Consideration(1)
                                               -------------------         ----------------------     Average Price
                                              Number         Percent         Amount        Percent      Per Share
                                              ------         -------         ------        -------      ---------

   Existing common shareholders (2)           4,294            74.2%           $37,000       93.6%        $8.62
------------------------------------------ -------------- -------------- -------------- ------------- ----------------
   Subscribers in rights offering (3)           750            12.9              1,219        3.1          3.25
------------------------------------------ -------------- -------------- -------------- ------------- ----------------
   Investors in the public offering             750            12.9              1,313        3.3          3.50
------------------------------------------ -------------- -------------- -------------- ------------- ----------------
   Total                                      5,794           100%             $39,532      100%
------------------------------------------ -------------- -------------- -------------- ------------- ----------------


If 50% of the Rights Offering and 50% of the Public Offering are sold.



------------------------------------------ ----------------------------- ---------------------------- ----------------
                                               Shares Purchased(1)         Total Consideration(1)
                                               -------------------         ----------------------     Average Price
                                              Number         Percent         Amount        Percent      Per Share
                                              ------         -------         ------        -------      ---------
   Existing common shareholders (2)           4,294            63.2%           $37,000       85.1%        $8.62
------------------------------------------ -------------- -------------- -------------- ------------- ----------------
   Subscribers in rights offering (3)         1,250            18.4              4,062        8.9          3.25
------------------------------------------ -------------- -------------- -------------- ------------- ----------------
   Investors in the public offering           1,250            18.4              4,375        9.6          3.50
------------------------------------------ -------------- -------------- -------------- ------------- ----------------
   Total                                      6,794           100%             $45,437      100%
------------------------------------------ -------------- -------------- -------------- ------------- ----------------


If 100% of the Rights Offering and 100% of the Public Offering are sold.


------------------------------------------ ----------------------------- ---------------------------- ----------------
                                               Shares Purchased(1)         Total Consideration(1)
                                               -------------------         ----------------------     Average Price
                                              Number         Percent         Amount        Percent      Per Share
                                              ------         -------         ------        -------      ---------
   Existing common shareholders (2)           4,294            46.2%           $37,000       68.7%        $8.62
------------------------------------------ -------------- -------------- -------------- ------------- ----------------
   Subscribers in rights offering (3)         2,500            26.9              8,125       15.1          3.25
------------------------------------------ -------------- -------------- -------------- ------------- ----------------
   Investors in the public offering(4)        2,500            26.9              8,750       16.2          3.50
------------------------------------------ -------------- -------------- -------------- ------------- ----------------
   Total                                      9,294           100%             $53,875      100%
------------------------------------------ -------------- -------------- -------------- ------------- ----------------

Notes to Tables:
---------------

(1)  Share and dollar amounts in thousands.
(2) Existing common shareholders as of December 31, 2001. Does not include 1,364,714 shares of convertible preferred stock issued in connection with the acquisition of Heritage Bancorp, Inc. in September 2000.
(3)  Purchases by existing shareholders in the rights offering.
(4) Purchases in the public offering. We have excluded up to 750,000 common shares that we may sell if we exercise our option to increase the size of the public offering.


                            MARKET FOR COMMON SHARES

     Our common shares are traded on the Nasdaq SmallCap Market under the symbol "CFNL." The following table sets forth the high and low bid information for our shares on the NASDAQ SmallCap Market for the periods indicated

                     Periods Ended                         High         Low
                     -------------                         ----         ---
1999
     First Quarter...................................   $     7.00   $      6.25
     Second Quarter..................................        10.94          6.75
     Third Quarter...................................         7.88          6.25
     Fourth Quarter..................................         7.38          5.50
2000
     First Quarter...................................         4.75          4.50
     Second Quarter..................................         5.25          5.06

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


     Third Quarter...................................         5.13          4.13
     Fourth Quarter..................................         3.88          3.25
2001
     First Quarter...................................         4.88          3.50
     Second Quarter..................................         5.96          4.25
     Third Quarter...................................         6.69          5.18
     Fourth Quarter..................................         6.60          5.90
2002
     January-March 27 ...............................         6.50          3.60


     Our 4,294,323 common shares outstanding as of December 31, 2001 were held by approximately 1,605 holders of record.

                                 DIVIDEND POLICY

     We have not declared or distributed any cash dividends to the holders of our common shares, and it is not likely that we will declare any cash dividends on our common shares in the foreseeable future. A dividend accrues on the Series A 7.25% Cumulative Convertible Preferred Stock at the rate of $0.3625 per share per annum. This dividend is payable, at the discretion of the board of directors, on a quarterly basis. To date we have paid the dividend to the holders of the Series A 7.25% Cumulative Convertible Preferred Stock. Our board of directors intends to follow a policy of retaining any earnings to provide funds to operate and expand our business for the foreseeable future. Our future dividend policy is subject to the discretion of the board of directors and will depend upon a number of factors, including future earnings, financial condition, cash requirements, and general business conditions.

     Our ability to distribute cash dividends will depend primarily on the abilities of our subsidiaries to pay dividends to us. As a national bank, Cardinal Bank is subject to legal limitations on the amount of dividends it is permitted to pay. Furthermore, neither Cardinal Bank nor we may declare or pay a cash dividend on any of our capital stock if we are insolvent or if the payment of the dividend would render us insolvent or unable to pay our obligations as they become due in the ordinary course of business. For additional information on these limitations, see "Government Regulation and Supervision - Payment of Dividends."

                                    BUSINESS

Overview


     We own Cardinal Bank, N.A., a nationally chartered full-service community bank. We also have an investment advisory subsidiary, Cardinal Wealth Services, Inc., which began operations on February 1, 1999. We conduct virtually all of our business through Cardinal Bank, N.A. and Cardinal Wealth Services, Inc.

     In the fourth quarter of 2001 our net loss was $10.6 million, which included: an impairment of $8.3 million that effectively eliminated the goodwill associated with our merger with Heritage Bancorp and our related acquisition of The Heritage Bank (the amount of the impairment was determined through an independent appraisal of the remaining assets and liabilities of Heritage Bancorp performed in the final quarter of 2001); non-recurring restructuring charges of approximately $829,000, primarily related to severance payments to former employees, the sublease of redundant commercial space, and merger costs; and an additional provision to our loan loss reserve of $774,000.

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

History

     Cardinal Financial Corporation was formed in late 1997, principally in response to opportunities resulting from the takeovers of several Virginia-based banks by regional bank holding companies and bank consolidations. In our market area, these bank takeovers and consolidations had been accompanied by the dissolution of local boards of directors and relocation or termination of management and customer service professionals.

     Our initial strategy was to operate a multi-bank organization that emphasized decision-making at the local bank level combined with strong, centralized corporate, technological, marketing, financial and managerial support. Our operating model was for each local community bank to operate with local management and boards of directors consisting of individuals with extensive knowledge of the local community and the authority to make credit decisions. We believed that this operating strategy would give us a competitive advantage by coupling the benefits of local banking to attract customers who wished to conduct their business with a locally owned and managed institution with strong ties and an active commitment to the community with the administrative economies of centralized oversight and services (such as technology, finance and accounting, human resources, credit administration, internal audit, compliance, loan review, marketing, retail administration, administrative support, policies and procedures, product development and item processing).


     We implemented our initial strategy by organizing Cardinal Bank N.A., headquartered in Fairfax, Virginia, as a wholly owned subsidiary that commenced operations on June 8, 1998. Subsequently, we organized two additional wholly owned subsidiaries: Cardinal Bank - Manassas/Prince William, N.A., headquartered in Manassas, Virginia, that commenced operations on July 26, 1999; and Cardinal Bank - Dulles, N.A., headquartered in Reston, Virginia, that commenced operations on August 2, 1999. In addition to the banks that we organized ourselves, effective as of September 1, 2000, we acquired The Heritage Bank through a merger with Heritage Bancorp, Inc. The Heritage Bank was renamed to Cardinal Bank - Potomac as a result of the merger.

     The results of our initial strategy were successful from the standpoint of growth in core deposits and loans. By September 30, 2001, loans had grown to $197 million, deposits had reached $213 million, total assets exceeded $250 million, and we had become the fourth largest community bank headquartered in our target market, measured by total deposits. All three larger competitors had been in business for over ten years.

     Despite significant growth, we continued to experience operating losses. The level of non-interest expense created by operating four separate banks, including personnel expenses for four fully-staffed banks, plus occupancy expense for four headquarters facilities, continued to exceed revenue generated by net interest and fee income. In addition, the operation of four separate banks negatively affected operating efficiencies with respect to centralized accounting, deposit operations, credit administration, and information technology.

Recent Developments; Shift in Operating Strategy

     In the summer of 2001, we concluded that the inherent operational inefficiencies of conducting banking activities through four separate subsidiary banks resulted in costs that placed us at a significant competitive disadvantage and impeded our ability to achieve profitability. In recognition of this and in the interest of achieving profitability as quickly as possible, we began the process of reorganizing and restructuring our operations for greater growth and profitability.

     In October 2001, the board of directors named Bernard H. Clineburg as our Vice Chairman, President and Chief Executive Officer. Mr. Clineburg has over 30 years of experience in the banking industry in Northern Virginia. Mr. Clineburg served as Chairman and Chief Executive Officer of George Mason Bancshares from 1993 to March 1998 when George Mason Bancshares was acquired by United Bancshares. During this period, Mr. Clineburg successfully oversaw the growth of George Mason Bancshares assets from approximately $160 million to over $1 billion; oversaw George Mason Bancshares initial public offering in

1994 and negotiated the sale of George Mason Bancshares to United Bancshares in 1998. From March 1998 through March 2000, Mr. Clineburg continued with United Bank of Virginia as President, Chairman and Chief Executive Officer (which at the time of his departure had assets of approximately $1.5 billion) and as President of its holding company, United Bancshares (which at the time of his departure had assets in excess of $5 billion). Prior to his involvement with George Mason Bancshares, Mr. Clineburg served as the President and Chief Executive Officer of Arlington Bank from 1986-1990 and in that capacity oversaw the growth and sale of Arlington Bank to Citizens Bank & Trust (which was subsequently acquired by Crestar Bank and is now SunTrust Bank). Since Mr. Clineburg's arrival, we have taken steps designed to streamline our operations, reduce costs and achieve profitability. In particular:


..    We have completed the consolidation of our original four banking subsidiaries into a single bank in order to reduce costs and streamline operations and decision-making. The merger of Cardinal Bank - Dulles, N.A. and Cardinal Bank - Potomac into Cardinal Bank, N.A. was completed in November, 2001. The merger of Cardinal Bank Manassas/Prince William, N.A. into Cardinal Bank, N.A., was effective as of March 1, 2002.


..    In the fourth quarter of 2001 we had an $8.3 million impairment of goodwill, substantially eliminating the goodwill attributable to the purchase of Heritage Bancorp, Inc. in September 2000. An evaluation of losses incurred by Cardinal Bank - Potomac (the successor to The Heritage
     Bank) during 2000 and 2001, coupled with expectations of future additional losses, indicated a potential impairment in our investment in Heritage. A valuation of Cardinal Bank - Potomac was performed by an external consultant in response to these impairment indicators. The valuation confirmed a significant impairment in the Company's investment in Heritage and resulted in the write down of goodwill.

..    We further reduced staffing levels during the fourth quarter. Since June
     30, 2001 we have reduced our number of employees from 138 on June 30, 2001 to 105 as of December 31, 2001. Most of the staff reductions were made in the commercial lending area of the banks, which had become overstaffed in light of the shift in strategy from four banks to one. Significant reductions in staff were also made in our centralized administration areas, including accounting, deposit operations and credit administration.

..    We have subleased excess commercial space at our Alexandria and McLean facilities and have placed excess commercial space at our Reston facility on the market.


     These steps have significantly reduced our fixed costs and are intended to accelerate our development of sustained profitability. Although our operations experienced significant changes, we continued to experience annualized asset growth in excess of 30 percent during the fourth quarter of 2001, with total assets reaching $279.6 million as of December 31, 2001. We remain committed to continually increase our share of the local banking market. We have filed with the Securities and Exchange Commission a Form SB-2 Registration Statement under which we intend to offer 2,500,000 shares to existing shareholders of record as of February 1, 2002 and 2,500,000 shares to the public. The proposed offerings are an important element of our revised strategy, but there can be no assurance that we will be able to complete the offerings. If successful, we plan to use the offering proceeds to support continued growth and achieve sustained profitability. In particular:

..    We plan to expand our branch network throughout Northern Virginia, by at least two branches over the next 18 months at an estimated cost of $350,000 per branch, and increase core retail deposits by developing and marketing innovative consumer oriented products and services. Further consolidation of branch locations is expected in our target market as several mergers of large regional and national banks are completed over the coming months. This consolidation is expected to create opportunities to significantly expand our branch network to attractive retail sites and increase our market share of bank deposits within our target market.

..    The capital we expect to raise in the offerings will provide us with larger lending limits and will allow us to further expand our commercial lending activities, using the breadth of experience of our senior lenders.


..    We plan to organize a mortgage-banking subsidiary to enhance our participation in the Northern Virginia residential mortgage lending market and create fee income for us. We estimate that the start-up costs


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


     associated with the first 12 twelve months of a mortgage-banking subsidiary would be approximately $1.2 million.

..    We may acquire a minority interest in a regional merchant bank, or a fund established by such a bank.

..    Although we have not at this time identified specific bank acquisition targets, we will explore the possibility of further growth through acquisition.

..    We plan to expand certain existing product lines, including government contract receivables lending, purchase of commercial accounts receivables, origination of consumer credit, and provision of investment advisory services through Cardinal Wealth Services, Inc. Our goal is to create a diversified, community-focused banking franchise, balanced between retail, commercial and real estate transactions and services.

Customers

     We believe that the recent and ongoing bank consolidation within Northern Virginia provides a significant opportunity to build a successful, locally-oriented franchise. We also believe that many of the larger financial institutions do not emphasize a high level of personalized service to the small and medium-sized commercial, professional or individual retail customers. Our commercial relationship managers focus their marketing efforts on attracting small and medium-sized businesses and professionals, such as physicians, accountants and attorneys. Because we focus on businesses and professionals, the majority of our loan portfolio is in the commercial area with an emphasis placed on originating sound, profitable commercial and industrial loans secured by real estate, accounts receivable, inventory, property, plant and equipment.

     Although we expect to continue serving the business and professional market with experienced commercial relationship managers, we intend to increase our marketing efforts to retail consumers through the expansion of our branch network and development of innovative retail products and services.

Banking Products and Services

     The principal business of the bank is to accept deposits from the public and to make loans and other investments. The principal sources of funds for the bank's loans and investments are demand, time, savings and other deposits, repayment of loans, and borrowings. The principal source of income for the bank is interest collected on loans and other investments. The principal expenses of the bank are interest paid on savings and other deposits, employee compensation, office expenses, and other overhead expenses. The bank does not currently offer trust or fiduciary services.

     The bank is committed to providing high quality banking products and services to its customers, and has made a significant investment in its advanced automated operating accounting system, which supports virtually every banking function. The system provides the technology that fully automates the branches, processes bank transactions, mortgages, loans and electronic banking, conducts data base and direct response marketing, provides cash management solutions, streamlined reporting and reconciliation support as well as sales support.

     With this investment in technology, the bank offers Internet-based delivery products for both consumers and commercial customers. Customers can open accounts, apply for loans, check balances, check account history, transfer funds, pay bills, download account transactions into Quicken(TM) and Microsoft Money(TM), use interactive calculators and transmit e-mail with the bank over the Internet. The Internet provides an inexpensive way for the bank to expand its geographic borders and branch activities while providing the kind of services one would expect from the larger banks.

     We currently have seven full service banking offices, which are staffed by 29 full-time employees and 9 part-time employees. We offer a broad array of banking products and services to our customers. These products and services are set forth below.

     Loans. We offer a wide range of short- to long-term commercial and consumer loans, which are described in further detail below. We have established pre-determined percentage levels as targets for the division of our loan portfolio across the various categories of loans. Commercial loans, real estate-commercial loans, real estate-construction loans, real estate-residential loans, home equity loans, and consumer loans account for approximately 28.7%, 43.4%, 3.2%, 7.2%, 10.6% and 6.9%, respectively of our loan portfolio at December 31, 2001. We believe that this division reflects the current credit demands of our market and provides a sufficient amount of diversification to avoid over-reliance on one category. We may adjust these levels from time to time as the credit demands of the community change and as our business evolves.

     Credit Policies. Our senior lending officers and chief credit officer are primarily responsible for maintaining a quality loan portfolio and developing a strong credit culture throughout the entire organization. The chief credit officer is responsible for developing and updating our credit policies and procedures. The board of directors of the bank may make exceptions to these credit policies and procedures as appropriate, but any such exception must be documented and made for sound business reasons.

     Credit quality is controlled by the chief credit officer through compliance with our credit policies and procedures. Our risk-decision process is actively managed in a disciplined fashion to maintain an acceptable risk profile characterized by soundness, diversity, quality, prudence, balance and accountability. Our credit approval process consists of specific authorities granted to the lending officers. Loans exceeding a particular lending officer's level of authority are reviewed and considered for approval by an officers' loan committee and then by a committee of the bank's board of directors. In addition, the chief credit officer works closely with each lending officer at the bank level to ensure that the business being solicited is of the quality and structure that fits our desired risk profile.

     Under our credit policies, we generally limit our concentration of credit risk in any loan or group of loans to 30% of the bank's capital. Such concentration limit pertains to any group of borrowers related as to the source of repayment or any one specific industry. Furthermore, the bank has established limits on the total amount of the bank's outstanding loans to one borrower, all of which are set below legal lending limits.

     Commercial Loans. We make commercial loans to qualified businesses in our market area. Our commercial lending consists primarily of commercial and industrial loans for the financing of accounts receivable, inventory, property, plant and equipment. We also offer Small Business Administration guaranteed loans and asset-based lending arrangements to certain of our customers.

     Secured Lending. Commercial loans generally have a higher degree of risk than residential mortgage loans, but have commensurately higher yields. Residential mortgage loans generally are made on the basis of the borrower's ability to make repayment from his or her employment and other income and are secured by real estate, the value of which generally is readily ascertainable. In contrast, commercial loans typically are made on the basis of the borrower's ability to make repayment from cash flow from its business and are secured by business assets, such as commercial real estate, accounts receivable, equipment and inventory. As a result, the availability of funds for the repayment of commercial loans may be substantially dependent on the success of the business itself. Further, the collateral for commercial loans may depreciate over time and cannot be appraised with as much precision as residential real estate.

     To manage these risks, our policy is to secure commercial loans with both the assets of the borrowing business and other additional collateral and guarantees that may be available. In addition, we actively monitor certain measures of the borrower, including advance rate, cash flow, collateral value and other appropriate credit factors.

     Commercial Mortgage Loans. We also originate commercial mortgage loans. These loans are primarily secured by various types of commercial real estate, including office, retail, warehouse, industrial and other non-residential types of properties and are made to the owners and/or occupiers of such property. These loans have maturities generally ranging from one to ten years.

     Commercial mortgage lending entails significant additional risk compared with residential mortgage lending. Commercial mortgage loans typically involve larger loan balances concentrated with single borrowers or groups of related borrowers. Additionally, the payment experience on loans secured by income producing properties is typically dependent on the successful operation of a business or a real estate project and thus may be subject, to a greater extent than is the case with residential mortgage loans, to adverse conditions in the real estate market or in the economy generally. Our commercial real estate loan underwriting criteria require an examination of debt service coverage ratios, the borrower's creditworthiness and prior credit history and reputation, and we generally require personal guarantees or endorsements. We also carefully consider the location of the property that will be collateral for the loan.

     Loan-to-value ratios for commercial mortgage loans, generally do not exceed 75%. We permit loan-to-value ratios up to 80% if the property is owner occupied and the borrower has unusually strong general liquidity, net worth and cash flow.

     Residential Mortgage Loans. Our residential mortgage loans consist of residential first and second mortgage loans, residential construction loans and home equity lines of credit and term loans secured by first and second mortgages on the residences of borrowers for home improvements, education and other personal expenditures. We make mortgage loans with a variety of terms, including fixed and floating or variable rates and a variety of maturities. Maturities for construction loans generally range from six to twelve months for residential property and from twelve to eighteen months for non-residential and multi-family properties.

     Residential mortgage loans generally are made on the basis of the borrower's ability to make repayment from his or her employment and other income and are secured by real estate the value of which tends to be easily ascertainable. These loans are made consistent with our appraisal and real estate lending policies, which detail maximum loan-to-value ratios and maturities. Residential mortgage loans and home equity lines of credit secured by owner-occupied property generally are made with a loan-to-value ratio of up to 80%. Loan-to-value ratios of up to 90% may be allowed on residential owner-occupied property based on the borrower's unusually strong general liquidity, net worth and cash flow.

     Construction Loans. Construction lending entails significant additional risks compared with residential mortgage lending. Construction loans often involve larger loan balances concentrated with single borrowers or groups of related borrowers. Construction loans also involve additional risks attributable to the fact that loan funds are advanced upon the security of property under construction, which is of uncertain value prior to the completion of construction. Thus, it is more difficult to evaluate accurately the total loan funds required to complete a project and related loan-to-value ratios. To minimize the risks associated with construction lending, we limit loan-to-value ratios for owner occupied residential or commercial properties to 80%, and for investor-owned residential or commercial properties to 75% of when-completed appraised values. We expect that the loan-to-value ratios described above will be sufficient to compensate for fluctuations in the real estate market to minimize the risk of loss.

     Consumer Loans. Our consumer loans consist primarily of installment loans to individuals for personal, family and household purposes. The specific types of consumer loans we make include home improvement loans, debt consolidation loans and general consumer lending.

     Consumer loans may entail greater risk than residential mortgage loans, particularly in the case of consumer loans that are unsecured, such as lines of credit, or secured by rapidly depreciable assets such as automobiles. In such cases, any repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment of the outstanding loan balance as a result of the greater likelihood of damage, loss or depreciation. The remaining deficiency often does not warrant further substantial collection efforts against the borrower. In addition, consumer loan collections are dependent on the borrower's continuing financial stability, and thus are more likely to be adversely affected by job loss, divorce, illness or personal bankruptcy. Furthermore, the application of various federal and state laws, including federal and state bankruptcy and insolvency laws, may limit the amount that can be recovered on such loans. A loan may also give rise to claims and defenses by a consumer loan borrower against an assignee of such loan, such as the bank, and a borrower may be able to assert against such assignee claims and defenses that it has against the seller of the underlying collateral.

     Our policy for consumer loans is to accept moderate risk while minimizing losses, primarily through a careful analysis of the borrower. In evaluating consumer loans, we require our lending officers to review the borrower's level and stability of income, past credit history and the impact of these factors on the ability of the borrower to repay the loan in a timely manner. In addition, we require our banking officers to maintain an appropriate margin between the loan amount and collateral value.

     We also issue credit cards to certain of our customers. In determining to whom we will issue credit cards, we evaluate the borrower's level and stability of income, past credit history and other factors. Finally, we make additional loans that are not classified in one of the above categories. In making such loans, we attempt to ensure that the borrower meets our credit quality standards.

     Purchase and Collection of Commercial Accounts Receivable. We offer a product to our commercial customers involving the purchase, management and collection of accounts receivable. This product is offered to small businesses that do not have capital levels sufficient to qualify for traditional accounts receivable lines of credit or whose borrowing needs exceed the amount that could be borrowed under a traditional line of credit facility. Instead of earning interest on outstanding balances, we earn a discount fee on the amount of receivables purchased. Receivables are closely monitored and payments are directed to a lockbox controlled by us. To manage risk, we perform independent verifications of purchased receivables and maintain payment reserves of at least 10% of the amount advanced. Customers are required to repurchase all receivables that become aged 90 days or more. This repurchase obligation is personally guaranteed by the principal owner(s) of our customers. In addition, we maintain both fraud and accounts receivable insurance coverage on the purchased receivables.


     Loan Participations: From time to time we purchase and sell loan participations to or from other banks within our market area. In addition, in 1999 and 2001, we purchased two consumer loan portfolios from a bank outside of our market area. All loan participations purchased have been underwritten using the bank's standard and customary underwriting criteria.

     Deposits. We offer a broad range of interest-bearing and noninterest-bearing deposit accounts, including commercial and retail checking accounts, money market accounts, individual retirement accounts, regular interest-bearing savings accounts and certificates of deposit with a range of maturity date options. The primary sources of deposits are small and medium-sized businesses and individuals within our target market. Senior management has the authority to set rates within specified parameters in order to remain competitive with other financial institutions. We do not currently engage in the purchase of any brokered deposits. All deposits are insured by the Federal Deposit Insurance Corporation up to the maximum amount permitted by law. We implement a service charge fee schedule, which is competitive with other financial institutions in our market, covering such matters as maintenance fees on checking accounts, per item processing fees on checking accounts, returned check charges and other similar fees.


     Courier Services. We offer courier services to our business customers. Courier services permit us to provide the convenience and personalized service that our customers require by scheduling pick-ups of deposits.

     Telephone and Internet Banking. We believe that there is a strong demand within our market for telephone banking and Internet banking. Both services allow both commercial and retail customers to access detailed account information and execute a wide variety of the banking transactions referred to above. We believe that these services are particularly attractive for our customers, as it enables them to conduct their banking business and monitor their bank accounts from remote locations. Telephone and Internet banking assists us in attracting and retaining customers and encourages our customers to maintain more of their banking relationships with us.

     Automatic Teller Machines. We have an ATM at each of our branch offices plus one off-site and we make other financial institutions' ATMs available to our customers.

     Other Products and Services. We offer specialized products and services to our customers, such as travelers checks and safe deposit services. We periodically evaluate other services such as trust services, insurance and other permissible activities. We intend to introduce these services as they become economically viable. We do not currently engage in any interest rate hedging activities and are not involved in any off balance sheet transactions or relationships, except for letters of credit issued on behalf of commercial customers in the ordinary course of business. We have not engaged in any securitizations of loans.

Brokerage and Investment Advisory Services

     Through our subsidiary, Cardinal Wealth Services, Inc., we provide financial and estate planning services. Cardinal Wealth Services has formed a strategic alliance with LM Financial Partners, Inc., a wholly owned subsidiary of Legg Mason Inc. Through this alliance, Cardinal Wealth Services financial advisors can offer its customers an extensive range of financial products and services, including estate planning, qualified retirement plans, mutual funds, annuities, life insurance, fixed income securities and equity research and recommendations. Cardinal Wealth Services is located at 1313 Dolley Madison Boulevard, McLean, Virginia 22101 and has 12 full-time employees, including 7 financial advisors.

Market Area


     Our target market area includes areas in and around Fairfax County, Virginia, including the independent cities of Fairfax, Alexandria and Manassas, Virginia, as well as the counties of Arlington, Prince William and Loudoun. We have established full-service banking offices in seven locations in the target market.

     Our target market is the Northern Virginia Metropolitan Statistical Area
(MSA) and is part of the fourth largest metropolitan statistical area in the nation. The population of the MSA in 2000 was approximately 2.2 million and is expected to grow to over 2.4 million by 2010. Over 40% of the population is 25 years and older and have earned a Bachelor's Degree or higher. This MSA has a low unemployment rate and the per capita personal income in 1999 was in excess of $40,000.

     Fairfax County is the largest county in Virginia, with a population of approximately 970,000 in 2000, and is expected to grow to just under 1.1 million by 2010. With a per capita personal income of nearly $50,000, the county is one of the most affluent in the country. The county is known as a major center for U.S. and international corporate headquarters, technical and professional service firms, and trade and professional organizations. A highly skilled and educated labor force combined with a well-integrated transportation network, including access to three major airports, positions Fairfax County for continued business growth and expansion. Our headquarters is located approximately 20 miles west of Washington, D.C. and 115 miles north of Richmond, Virginia.


     Our target market is one of the strongest banking markets in the nation. As of June 30, 2001, total FDIC insured bank deposits in our target market area, excluding deposits of E*TRADE Bank and Capital One Bank (which, although based in our target market area, draw deposits nationally), was $24 billion, up 16% from the prior year. Of the $24 billion in bank deposits in our target market area, just over 75% were held by banks based outside of our target market area. A major focus of our revised strategy is to gain a larger share of this robust market for insured bank deposits.

Competition

     We are headquartered in Northern Virginia, where there is a growing but limited community bank presence. It is a community generally serviced by the branches of large regional banks headquartered, for the most part, in cities outside Northern Virginia. Our market area is a highly competitive, highly branched banking market. We compete as a financial intermediary with other commercial banks, savings and loan associations, credit unions, mortgage banking firms, consumer finance companies, securities brokerage firms, insurance companies, money market mutual funds and other financial institutions operating in the Northern Virginia market area and elsewhere.

     Competition in the market area for loans to small businesses and professionals is intense, and pricing is important. Many of our competitors have substantially greater resources and lending limits than we do. In addition many competitors offer services, such as extensive branch networks that we currently do not provide. Moreover, larger institutions operating in the Northern Virginia market have access to borrowed funds at lower costs than are available to us.

     Deposit competition among institutions in the market area also is very strong. As a result, it is possible that we will pay above-market rates to attract deposits. According to a market share data obtained from the FDIC, excluding deposits held by E*TRADE Bank and Capital One Bank, we held 0.83% of total deposits in our target market as of June 30, 2001, compared to 0.68% as of June 30, 2000. Banks headquartered in our target market area controlled just 24.6% of local deposits as of June 30, 2001, up from 24.1% in the prior year. Deposit market share of banks' headquarters outside of our target market area declined from 75.9% as of June 30, 2000 to 75.4% as of June 30, 2001. By providing competitive products and more personalized service, local banks have been able to take market share from their non-local competitors, a trend we see continuing and one we intend to exploit as part of our revised strategy.

Employees

     At December 31, 2001, we had 87 full-time employees and 18 part-time employees. None of our employees are represented by any collective bargaining unit.

Legal Proceedings

     In the ordinary course of our operations, we may become party to legal proceedings. Currently, we are not party to any material proceedings and no such proceedings are, to management's knowledge, threatened against us.

                                   PROPERITES


     We conduct our business from our main office in Fairfax, Virginia and seven branch banking offices. The following table provides certain information with respect to our properties:

---------------------------------------------------------------------------------------------
     Location:                    Date Facility Opened:    Ownership and Leasing Arrangements
---------------------------------------------------------------------------------------------
Main Office:                         January, 1999         We occupy approximately 7,800
Cardinal Financial Corporation                             square feet under a lease that
10555 Main Street                                          expires December 31, 2003.
Suite 500
Fairfax, Virginia 22030
---------------------------------------------------------------------------------------------
Branch Office #1                     January, 1998         This branch occupies a three-story
Cardinal Bank, N.A.                                        brick structure, which contains
10641 Lee Highway                                          approximately 9,000 square feet
Fairfax, Virginia 22030                                    under a lease that expires
                                                           December 31, 2007.
---------------------------------------------------------------------------------------------
Branch Office #2                     June, 2000            This branch occupies approximately
Cardinal Bank, N.A.                                        2,600 square feet under a lease
1737 King Street                                           that expires December 31, 2013.
Alexandria, Virginia 22314
---------------------------------------------------------------------------------------------
Branch Office #3                     August, 1999          This branch occupies approximately
Cardinal Bank, N.A.                                        6,600 square feet of a three-story
11150 Sunset Hills Road                                    structure under a lease that
Reston, Virginia 20190                                     expires December 31, 2008.
                                                           Approximately 3,000 square feet
                                                           of space is currently on the
                                                           market for sublease.
---------------------------------------------------------------------------------------------
Branch Office #4                     September, 2000       This branch occupies approximately
Cardinal Bank, N.A.                                        3,000 square feet under a lease
46005 Regal Plaza                                          that expires February 29, 2009.
Sterling, Virginia 20165
---------------------------------------------------------------------------------------------
Branch Office #5                     September, 2000       This branch occupies approximately
Cardinal Bank, N.A.                                        2,200 square feet under a lease
1313 Dolley Madison Blvd.                                  that expires July 31, 2008.
McLean, Virginia 22101
                                                           Cardinal Wealth Services, Inc.
Also at the location is:                                   occupies 2,600 square feet under
Cardinal Wealth Services, Inc.                             the same lease as the branch
                                                           office.
---------------------------------------------------------------------------------------------
Branch Office #6                     September, 2000       This branch occupies approximately
Cardinal Bank, N.A.                                        4,100 square feet under a lease
1650 Tysons Boulevard                                      that expires March 31, 2006.
McLean, Virginia 22102
---------------------------------------------------------------------------------------------
Branch Office #7                     July, 1999            This branch occupies a two-story
Cardinal Bank - Manassas/Prince                            building containing approximately
William, N.A.                                              6,000 square feet and owned by us.
9626 Center Street
Manassas, Virginia 20110
---------------------------------------------------------------------------------------------

                             SELECTED FINANCIAL DATA

     You should read the summary financial data presented below in conjunction with our audited consolidated financial statements, including the related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operation" included in this prospectus. The summary financial data as of December 31, 2001 and 2000 and for the each of the two years ended December 31, 2001 and 2000 and is derived from our audited consolidated financial statements and related notes included in this prospectus. The summary financial data as of December 31, 1999 and for the year ended December 31, 1999 is derived from our audited consolidated financial statements which are not included in this prospectus.


--------------------------------------------------------------------------------------------------
                                                                   Year Ended December 31,
--------------------------------------------------------------------------------------------------
                                                               2001           2000            1999
--------------------------------------------------------------------------------------------------
Income Statement Data:                                (Dollars in thousands, except per share data)
--------------------------------------------------------------------------------------------------
     Net interest income                                $     9,077     $    6,410     $     3,025
--------------------------------------------------------------------------------------------------
     Provision for loan losses                                1,201            753             514
--------------------------------------------------------------------------------------------------
     Non-interest income                                      3,266          2,098           1,320
--------------------------------------------------------------------------------------------------
     Non-interest expense                                    23,866         11,726           7,870
--------------------------------------------------------------------------------------------------
     Income taxes                                                --             --              --
--------------------------------------------------------------------------------------------------
     Loss                                               $   (12,724)    $   (3,971)    $    (4,039)

--------------------------------------------------------------------------------------------------
Selected Financial Data:
--------------------------------------------------------------------------------------------------
     Basic net loss                                     $   (12,724)    $   (3,971)    $    (4,039)
--------------------------------------------------------------------------------------------------
     Fully diluted net loss                                 (12,724)        (3,971)         (4,039)
--------------------------------------------------------------------------------------------------
     Cash dividends declared on common                           --             --              --
--------------------------------------------------------------------------------------------------
     Cash dividends declared on preferred                       503            171              --
--------------------------------------------------------------------------------------------------
     Basic net loss to common shareholders                  (13,227)        (4,142)         (4,039)
--------------------------------------------------------------------------------------------------
     Fully diluted net loss to common shareholders          (13,227)        (4,142)         (4,039)
--------------------------------------------------------------------------------------------------
     Book value at year end                                    3.21           6.36            7.25
     Tangible book value at year end                    $      3.06     $     4.11     $      7.25
--------------------------------------------------------------------------------------------------
     Common shares outstanding, year end                  4,294,323      4,253,155       4,242,634
--------------------------------------------------------------------------------------------------
     Average common shares outstanding, basic             4,258,087      4,246,346       4,240,819
--------------------------------------------------------------------------------------------------
     Average common shares outstanding, diluted           4,258,087      4,246,346       4,240,819

--------------------------------------------------------------------------------------------------
Balance Sheet Data:
--------------------------------------------------------------------------------------------------
     Total assets                                       $   279,584     $  207,048     $    97,033
--------------------------------------------------------------------------------------------------
     Total loans, net of fees                               200,911        154,271          68,167
     Total loans held for sale                                4,732             --              --
--------------------------------------------------------------------------------------------------
     Total investment securities                             34,147          6,935           4,807
--------------------------------------------------------------------------------------------------
     Total deposits                                         246,024        163,371          59,873
--------------------------------------------------------------------------------------------------
     Shareholders' equity                                    20,624         34,112          30,745
--------------------------------------------------------------------------------------------------
     Common shareholders' equity                        $    13,799     $   27,055     $    30,745

--------------------------------------------------------------------------------------------------
Performance Ratios:
--------------------------------------------------------------------------------------------------
     Loss on average assets                                   (5.24%)        (2.72%)         (5.61%)
--------------------------------------------------------------------------------------------------
     Loss on average equity                                  (39.14%)       (12.72%)        (12.26%)
--------------------------------------------------------------------------------------------------
     Net interest margin /(1)/                                 4.17%          4.82%           4.59%

--------------------------------------------------------------------------------------------------
Asset Quality Ratios:/(2)/
--------------------------------------------------------------------------------------------------
     Allowance to year-end loans                               1.55%          1.23%           1.07%
--------------------------------------------------------------------------------------------------
     Allowance to nonperforming assets                        859.8%         324.8%            N/A
     Nonperforming assets to total loans                       0.18%          0.28%           0.00%
     Net charge-offs to loans                                  0.00%          0.00%           0.00%

--------------------------------------------------------------------------------------------------
     Nonperforming assets to total loans                       0.18%          0.28%          0.00%
     Net charge-offs to loans                                  0.00%          0.00%           0.00%

--------------------------------------------------------------------------------------------------
Capital Ratios:
--------------------------------------------------------------------------------------------------
     Tier I risk-based capital                                 9.04%         18.89%          37.86%
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
     Total risk-based capital                                 10.42%         19.94%          38.75%
--------------------------------------------------------------------------------------------------
     Leverage capital ratio                                    8.57%         17.39%          32.55%
--------------------------------------------------------------------------------------------------
     Total equity to total assets                              7.38%         16.48%          31.69%
--------------------------------------------------------------------------------------------------

/(1)/ Net interest margin is net interest income divided by total average earning assets.

/(2)/ Nonperforming assets consist of nonaccrual loans, restructured loans and foreclosed properties.
/(3)/ 1998 does not represent a full year of banking operations. Date of inception for Cardinal is November 24, 1997; banking operations did not begin until June 1998.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

     The following presents management's discussion and analysis of our consolidated financial condition for the years ended December 31, 2001 and 2000 and the results of our operations for the years ended December 31, 2001, 2000 and 1999. The discussion should be read in conjunction with the accompanying consolidated financial statements.

2001 Compared to 2000

     Earnings Overview


     In the fourth quarter of 2001 our net loss was $10.6 million, which included an impairment of $8.3 million that effectively eliminated the goodwill associated with our merger with Heritage Bancorp, Inc. An evaluation of current year losses produced by Cardinal Bank - Potomac and expectations of future additional losses indicated a potential impairment in our investment in Heritage. Loan and deposit growth were materially less than what had been anticipated in our original projections. The amount of the impairment was determined through an independent appraisal of the remaining assets and liabilities of Heritage Bancorp, Inc. performed during the fourth quarter of 2001. In addition, management refined its loan loss reserve methodology, which resulted in an additional provision to our loan loss reserve of $774,000. Additional costs relating to our restructuring totaled $829,000 during the last quarter of 2001.

     Our net loss for the year ended December 31, 2001 totaled $13.2 million or ($3.11) per common share, compared with a loss of $4.1 million or ($0.98) per common share for the same period of 2000. The 2001 loss included an impairment of $8.3 million that substantially eliminated the goodwill attributed to the purchase of Heritage Bancorp, Inc. The return on average assets was (5.24%) in 2001 as compared to (2.72%) in 2000. The return on average equity was (39.14%) in 2001 as compared to (12.72%) in 2000. Earnings per common share reflect the payment of preferred dividends of $503,000 and $171,000 for the years ended December 31, 2001 and 2000, respectively. Excluding the preferred dividends and the write down of goodwill, the loss for the year ended December 31, 2001 was $4.5 million as compared to $4.1 million for the same period of 2000.

     Total earning assets increased by 37.6% to $258.0 million at December 31, 2001 as compared to $187.5 million at December 31, 2000. This increase consisted mainly of $46.6 million or 30.2% growth in total loans, net of fees and a $27.2 million increase in investment securities available-for-sale. These increases were primarily funded by total deposit growth of $82.7 million or 50.6% over December 31, 2000 balances.


     Operating results in 2001 reflected significant increases in all income and expense categories due to our growth. We purchased the Heritage Bancorp, Inc. and its sole operating subsidiary, The Heritage Bank on September 1, 2000, which contributed a full year of operating income and expenses in 2001 as compared to four months in 2000.


     Net interest income was $9.1 million in 2001, up $2.7 million from 2000 or 42.2%. This increase was substantially due to increased volume as the net interest margin had decreased. The net interest margin was 4.17% for the year ended December 31, 2001 as compared to 4.82% for the same period of 2000. The drop in interest rates by 475 basis points during 2001 contributed to this decline as our earning assets have repriced sooner than interest-bearing liabilities. Average total loans increased $77.0 million to $181.0 million in 2001 from $104.0 million in 2000, due to strong loan demand. Average total deposits increased $91.5 million to $197.4 million in 2001 from $105.9 million in 2000.


     In 2001, the loan loss provision of $1.2 million was $448,000 greater than the $753,000 recorded in 2000 due partially to the increase in loan balances, both originated and acquired during 2001. Of the $1.2 million increase in loan loss reserves in 2001, $644,000 was due to increases in loan balances, $157,000 was due to an increase in reserves specifically allocated to one non-performing credit, and $399,000 was due to refinements in our loan loss reserve methodology.


     Non-interest income was $3.3 million, a 57.1% increase compared to 2000. The largest portion of this increase was investment fee income from our subsidiary, Cardinal Wealth Services, Inc., which increased to $1.9 million in 2001 from $1.5 million in 2000. Service charges on deposit accounts increased $245,000 to $398,000 during 2001 due to increased deposit accounts.

     Non-interest expense was $23.9 million in 2001 compared to $11.7 million in 2000. The 2001 increase included an impairment of $8.3 million that substantially eliminated the goodwill attributed to the purchase of Heritage Bancorp, Inc. Additional expenses of approximately $884,000 in nonrecurring costs associated with a corporate restructuring were included in 2001.

     Net Interest Income/Margin


     The primary source of our revenue, net interest income, is defined as the difference between interest income on earning assets and the cost of funds supporting those assets. The level of net interest income is impacted primarily by variations in the volume and mix of these assets and liabilities, as well as changes in interest rates when compared to previous periods of operations. The net interest margin was 4.17% for the year ended December 31, 2001 as compared to 4.82% for the same period of 2000. The Federal Open Market Committee decreased interest rates by 475 basis points during 2001 contributing to a decline in the net interest margin as earning assets have repriced sooner than interest-bearing liabilities. The rate on interest earning assets decreased to 7.61% in 2001 from 8.39% in 2000 and our cost of funds decreased to 3.13% in 2001 from 3.29% in 2000. Average total loans increased $77.0 million to $181.0 million in 2001 from $104.0 million in 2000, due to strong loan demand primarily in commercial loans and commercial real estate loans. Average balances for nonperforming assets are included in the net interest margin calculation and did not have a material impact on our net interest margin in 2001 and 2000. Additional interest income of approximately $17,000 for 2001 and $34,000 for 2000 would have been realized had all nonperforming assets performed as originally expected. Nonperforming assets exclude loans that are both past due 90 days or more and not deemed nonaccrual, due to an assessment of collectibility. Nonperforming assets consist of nonaccrual loans. Average total deposits increased $91.5 million to $197.4 million in 2001 from $105.9 million in 2000. Although all deposit accounts grew, the largest increase was in average certificates of deposit.

     Tables 1 and 2 contain more detailed information concerning average balances, yields earned, and rates paid.

                                    Table 1
                 Cardinal Financial Corporation and Subsidiaries
   Average Balance Sheets and Interest Rates on Earning Assets and Interest -
                              Bearing Liabilities
                             (Dollars in thousands)

                                                                      2001                         2000
                                                                     Interest                     Interest
                                                           Average    Income/           Average   Income/
                                                           Balance    Expense   Rate    Balance   Expense     Rate
                                                          --------------------------   ---------------------------
Assets
Interest-earning assets:
 Loans:
       Commercial                                         $ 52,063   $ 4,407    8.46%  $ 35,605   $ 3,149     8.84%
       Real estate - commercial                             72,500     6,288    8.67%    33,546     2,899     8.64%
       Real estate - construction                            5,634       487    8.64%     2,425       287    11.84%
       Real estate - residential                            17,972     1,501    8.35%    15,568     1,447     9.29%
       Home equity lines                                    18,023     1,146    6.36%     7,307       698     9.55%
       Consumer                                             14,827     1,144    7.72%     9,518       778     8.17%
                                                          ------------------           ------------------
             Total loans                                   181,019    14,973    8.27%   103,969     9,258     8.90%
                                                          ------------------           ------------------

 Investment securities available for sale                    7,022       437    6.22%     6,068       371     6.11%
 Other investments                                           1,373        82    5.97%     1,036        70     6.76%
 Federal funds sold                                         28,467     1,085    3.81%    21,790     1,452     6.66%

                                                          ------------------           ------------------
 Total interest-earning assets and interest income         217,881    16,577    7.61%   132,863    11,151     8.39%
                                                                     =======                      =======

Non-interest earning assets:
Cash and due from banks                                     10,467                        5,890
Premises and equipment, net                                  5,579                        4,698
Goodwill and other intangibles                               9,228                        3,262
Accrued interest and other assets                            1,695                          564
Allowance for loan losses                                   (2,118)                      (1,184)
                                                          --------                     --------
Total assets                                              $242,732                     $146,093
                                                          ========                     ========

Liabilities and Shareholders' Equity
Interest - bearing liabilities:
Interest - bearing deposits:
      Interest checking                                     17,675       370    2.09%     5,375       130     2.42%
      Money markets                                         25,346       767    3.03%    15,256       624     4.09%
      Statement savings                                      4,371       102    2.33%     2,441        61     2.50%
      Certificates of deposit                              101,932     5,788    5.68%    55,656     3,479     6.25%
                                                          ------------------           ------------------
           Total interest - bearing deposits               149,324     7,027    4.71%    78,728     4,294     5.45%
                                                          ------------------           ------------------

Other borrowed funds                                        10,002       473    4.73%     6,904       447     6.47%

                                                          ------------------           ------------------
Total interest-bearing liabilities and interest expense    159,326     7,500    4.71%    85,632     4,741     5.54%
                                                                     =======                      =======

Noninterest-bearing liabilities:
Demand deposits                                             48,110                       27,203
Other liabilities                                            2,790                        2,043
Preferred shareholders' equity                               7,056                        2,371
Common shareholders' equity                                 25,450                       28,844
                                                          --------                     --------
Total liabilities and shareholders' equity                $242,732                     $146,093
                                                          ========                     ========

Net interest income and net interest margin                          $ 9,077    4.17%             $ 6,410     4.82%
                                                                     -------                      -------

                                                                      1999
                                                                     Interest
                                                           Average    Income/
                                                           Balance    Expense   Rate
                                                          --------------------------
Assets
Interest-earning assets:
 Loans:
       Commercial                                         $ 11,087   $  840     7.58%
       Real estate - commercial                              9,718      790     8.13%
       Real estate - construction                              719       67     9.32%
       Real estate - residential                             8,089      628     7.76%
       Home equity lines                                     2,340      168     7.18%
       Consumer                                              1,724      168     9.74%
                                                          -----------------
             Total loans                                    33,677    2,661     7.90%
                                                          -----------------

 Investment securities available for sale                    6,960      406     5.83%
 Other investments                                             504       29     5.75%
 Federal funds sold                                         24,804    1,234     4.98%

                                                          -----------------
 Total interest-earning assets and interest income          65,945    4,330     6.57%
                                                                     ======

Non-interest earning assets:
Cash and due from banks                                      2,712
Premises and equipment, net                                  3,247
Goodwill and other intangibles                                   -
Accrued interest and other assets                              495
Allowance for loan losses                                     (412)
                                                          --------
Total assets                                              $ 71,987
                                                          ========


Liabilities and Shareholders' Equity
Interest - bearing liabilities:
Interest - bearing deposits:
      Interest checking                                      2,436       49     2.01%
      Money markets                                          7,168      264     3.68%
      Statement savings                                        239        7     2.93%
      Certificates of deposit                               18,980      887     4.67%
                                                          -----------------
           Total interest - bearing deposits                28,823    1,207     4.19%
                                                          -----------------

Other borrowed funds                                         1,773       98     5.53%

                                                          -----------------
Total interest-bearing liabilities and interest expense     30,596    1,305     4.27%
                                                                     ======

Noninterest-bearing liabilities:
Demand deposits                                              7,309
Other liabilities                                            1,140
Preferred shareholders' equity                                  --
Common shareholders' equity                                 32,942
                                                          --------
Total liabilities and shareholders' equity                $ 71,987
                                                          ========

Net interest income and net interest margin                          $3,025     4.59%
                                                                     ======

                                     Table 2

                Cardinal Financial Corporation and Subsidiaries
                 Rate and volume Analysis(Tax Equivalent Basic)
                             (Dollars in thousands)

                                                              2001 Compared to 2000             2000 Compared to 1999
                                                       Average    Average     Increase     Average    Average     Increase
                                                        Volume      Rate     (Decrease)     Volume      Rate     (Decrease)
                                                       -------------------------------     -------------------------------
Interest income:

 Loans:
         Commercial                                    $ 1,456     $ (198)    $ 1,258      $ 1,858     $ 451      $ 2,309
         Real estate - commercial                        3,366         23       3,389        1,937       172        2,109
         Real estate - construction                        380       (180)        200          159        61          220
         Real estate - residential                         223       (169)         54          581       238          819
         Home equity lines                               1,024       (576)        448          357       173          530
         Consumer                                          434        (68)        366          760      (150)         610
                                                       ------------------------------      ------------------------------
                 Total loans                             6,883     (1,168)      5,715        5,650       947        6,597
                                                       ------------------------------      ------------------------------

 Investment securities available for sale                   58          8          66          (52)       17          (35)
 Other investments                                          23        (11)         12           31        10           41
 Federal funds sold                                        445       (812)       (367)        (150)      368          218

                                                       ------------------------------      ------------------------------
        Total interest income                            7,409     (1,983)      5,426        5,479     1,342        6,821

Interest expense:

Interest - bearing deposits:
        Interest checking                                  297        (57)        240           59        22           81
        Money markets                                      413       (270)        143          298        62          360
        Statement savings                                   48         (7)         41           64       (10)          54
        Certificates of deposit                          2,893       (584)      2,309        1,714       878        2,592
                                                       ------------------------------      ------------------------------
               Total interest - bearing deposits         3,651       (918)      2,733        2,135       952        3,087
                                                       ------------------------------      ------------------------------

Other borrowed funds                                       201       (175)         26          284        65          349

        Total interest expense                           3,852     (1,093)      2,759        2,419     1,017        3,436

                                                       ------------------------------      ------------------------------
Net interest income                                    $ 3,557     $ (890)    $ 2,667       $3,060     $ 325      $ 3,385
                                                       ==============================      ==============================

     Provision and Allowance for Loan Losses


     Our policy is to maintain the allowance for loan losses at a level that represents our best estimate of known and inherent losses in the loan portfolio. Both the amount of the provision and the level of the allowance for loan losses are impacted by many factors, including general economic conditions, trends within our peer group, actual and expected credit losses, historical trends and specific conditions of the individual borrower. The loan loss provision was $1.2 million in 2001 as compared to $753,000 in 2000 due partially to the increase in loan balances, both originated and acquired during 2001. In addition to the increased loan balances, we refined our loan loss reserve methodology during the fourth quarter of 2001, which, together with the growth in loan balances experienced during the fourth quarter, resulted in an additional provision of $774,000. A specific reserve of $157,000 was recorded within the allowance for loan losses to reflect the non-performing status of one credit in our loan portfolio.

     The allowance for loan losses increased to $3.1 million in 2001 from $1.9 million in 2000. The ratio of the allowance for loan losses to gross loans at December 31, 2001 was 1.55% compared to 1.23% at December 31, 2000. Of the $1.2 million increase in loan loss reserves in 2001, $644,000 was due to increases in loan balances, $157,000 was due to an increase in reserves specifically allocated to one non-performing credit, and $399,000 was due to refinements in our loan loss reserve methodology.


     From our inception through December 31, 2001, we had not experienced any loan losses, due primarily to the lack of maturity of our loan portfolio. Under normal circumstances, we would base the level of our loan loss reserves on actual loss experience. In the absence of a history of actual loss experience, we had used peer group loss factors, adjusted by certain qualitative factors, including levels of and trends in delinquencies and nonaccrual loans, national and local economic trends and conditions, and concentrations of loans exhibiting similar risk profiles.

     During the fourth quarter of 2001, we refined our loan loss analysis in three ways:


     . We updated our comparative peer group to commercial banks located in Virginia, the District of Columbia and Maryland with total assets of $250 million to $500 million to better reflect the anticipated consolidation of all banking subsidiaries into one. Prior to the fourth quarter of 2001, peer group averages had deen based on the Uniform Bank Performance Report for all commercial banks with assets of less than $100 million and was consistent with our prior structure of four separetely chartered banks.
     . We adjusted peer group loss averages by a "duration" factor beginning in the fourth quarter of 2001 which had previously not been included in our analysis.
     . We elevated the importance of qualitative factors in our analysis, due primarily to declining economic conditions and an increase in our concentration in commercial real estate loans from 36% of the total loan portfolio as of December 31, 2000 to 43% as of December 31, 2001. Under the revised analysis, qualitative adjustments to loss factors ranged from 40 basis points on residential mortgages to 95 basis points on commercial real estate loans. Under the methodology used prior to the fourth quarter of 2001, qualitative adjustments had resulted in adjusting factors ranging from zero to fifty basis points.


     As part of our loan loss reserve analysis methodology, we categorize our loans into one of five pools of loans:

     .    Commercial and industrial,
     .    Commercial real estate,
     .    Home equity lines of credit,
     .    Residential mortgages, and
     .    Consumer loans.

Peer group annual loss factors are applied to all pools and are adjusted by the projected duration of the loan pool and by the qualitative factors mentioned above. The indicated loss factors resulting from this analysis are applied to each of the loan pools to determine a reserve level for each of the five pools of loans.


     In addition, we individually assign loss factors to all loans that have been identified as having loss attributes, as indicated by deterioration in the financial condition of the borrower or a decline in underlying collateral values. In the absence of historical data on which to base loss factors for classified loans, we apply a 5% loss factor to all special loans and a 15% loss factor to all substandard loans (in accordance with regulatory quidelines).

     Tables 3 and 4 contain additional information pertaining to the calculation and allocation of the allowance for loan losses.

                                     Table 3
                 Cardinal Financial Corporation and Subsidiaries
                            Allowance for Loan Losses
                     As of December 31, 2001, 2000 and 1999
                             (Dollars in thousands)

                                           2001        2000       1999
                                          ------      ------      ----
Beginning balance, January 1              $1,900      $  726      $212

Provision for loan losses                  1,201         753       514

Assumed allowance for loan losses
from acquisition of Heritage                  --         421        --

Loans charged off:
        Commercial                            --          --        --
        Real estate - commercial              --          --        --
        Real estate - construction            --          --        --
        Real estate - residential             --          --        --
        Home equity lines                     --          --        --
        Consumer                              --          --        --
----------------------------------------------------------------------
        Total loans charged off               --          --        --

Recoveries:
        Commercial                             3          --        --
        Real estate - commercial              --          --        --
        Real estate - construction            --          --        --
        Real estate - residential             --          --        --
        Home equity lines                     --          --        --
        Consumer                              --          --        --
----------------------------------------------------------------------
        Total recoveries                       3          --        --

Net recoveries                                 3          --        --

Balance, December 31,                     $3,104      $1,900      $726
======================================================================

                                  December 31,   December 31,   December 31,   March 31,
Loans:                               2001           2000           1999          1999
                                  -------------------------------------------------------
 Balance at year end              $   200,887    $   154,078    $   68,147     $   21,760
 Allowance for loan losses to
 year end loans                          1.55%          1.23%         1.07%          1.29%

     Table 4 shows the allocation of the allowance for loan losses by loan type and the percentage of the loan type to the total loan portfolio.

                                     Table 4
                 Cardinal Financial Corporation and Subsidiaries
                   Allocation of the Allowance for Loan Losses
                     As of December 31, 2001, 2000, and 1999
                             (Dollars in thousands)

                                    December 31,      December 31,     December 31,
                                       2001               2000             1999
                                  ---------------   ---------------   -------------
Commercial                        $1,149    28.71%  $  612    32.21%  $241    33.20%
Real estate - commercial           1,270    43.37%     678    35.68%   211    29.06%
Real estate - construction            34     3.18%      50     2.63%     9     1.24%
Real estate - residential             98     7.20%     181     9.53%   126    17.36%
Home equity lines                    176    10.60%     126     6.63%    40     5.51%
Consumer                             377     6.94%     253    13.32%    99    13.63%
                                  ---------------   ---------------   -------------
Total allowance for loan losses   $3,104   100.00%  $1,900   100.00%  $726   100.00%
                                  ===============   ===============   =============

     Lending

     We have comprehensive policies and procedures that cover both commercial and consumer loan origination and management of credit risk. Loans are underwritten in a manner that focuses on the borrower's ability to repay. Our goal is not to avoid risk, but to manage it and to include credit risk as part of the pricing decision for each product.

     Total loans, net of fees and premiums and discounts, increased $51.4 million to $205.6 million at December 31, 2001. The strongest growth was in commercial loans and commercial real estate loans reflecting our strength as a local small business community bank.

     Our loan portfolio has a heavy commercial orientation as evidenced by the information provided in Table 5. We began in late 1999 to better diversify the loan portfolio by purchasing consumer loans. We continued to diversify our portfolio in 2000 and 2001 by purchasing consumer installment loans.

                                     Table 5
                 Cardinal Financial Corporation and Subsidiaries
                                Loans Receivable
                     As of December 31, 2001, 2000 and 1999
                             (Dollars in thousands)

                                     December 31,        December 31,        December 31,
                                         2001               2000               1999
                                  -----------------   -----------------   ----------------
Commercial                        $ 57,665    28.71%  $ 49,646    32.22%  $22,558    33.10%
Real estate - commercial            87,116    43.37%    57,083    37.05%   19,780    29.03%
Real estate - construction           6,397     3.18%     4,088     2.65%      870     1.28%
Real estate - residential           14,469     7.20%    17,729    11.51%   11,851    17.39%
Home equity lines                   21,299    10.60%    14,867     9.65%    3,777     5.54%
Consumer                            13,941     6.94%    10,665     6.92%    9,311    13.66%
                                  --------------------------------------------------------

Gross loans                       $200,887   100.00%  $154,078   100.00%  $68,147   100.00%

Add: unearned income, net               24                 193                 20
Less: allowance for loan losses     (3,104)             (1,900)              (726)
                                  --------            --------            -------

Total loans, net                  $197,807            $152,371            $67,441
                                  ========            ========            =======


     Loans receivable accounted for on a non-accrual basis at December 31, 2001 and 2000 were $361,000 and $585,000, respectively. Accruing loans, which are contractually past due 90 days or more as to principal or interest payments as of December 31, 2001 and 2000, were $566,000 and $2,000, respectively. There are no loans as of December 31, 2001 and 2000 included above which are "troubled debt restructurings" as defined in Statement of Financial Accounting Standards ("SFAS") No. 15, Accounting by Debtors and Creditors for Troubled Debt Restructurings. Specific reserves of $157,000 were made in 2001 for one of the non-accrual loans. Interest income on non-accrual loans, if recognized, is recorded using the cash basis method of accounting. When a loan is placed on non-accrual, unpaid interest is reversed against interest income if it was accrued in the current year and is charged to the allowance for loan losses if it was accrued in prior years. When, in our opinion the borrower has demonstrated the ability to pay and remain current, the loan is returned to an accruing status. When this occurs, any unpaid interest is recorded as interest income only after all past due principal has been collected. At December 31, 2001 the ratio of non-performing loans to total loans was 0.18% as compared to 0.38% at December 31, 2000.


     Non-Interest Income

     Non-interest income continues to be an important factor in our operating results. Non-interest income was $3.3 million for the year ended December 31, 2001, an increase of $1.2 million over the same period of 2000. The largest portion of this increase was investment fee income from our subsidiary Cardinal Wealth Services, Inc., which increased to $1.9 million in 2001 from $1.5 million in 2000. Due to increased deposit accounts, service charges on deposit accounts increased $245,000 to $398,000 during 2001 as compared to $154,000 in 2000. Loan service charges increased to $433,000 or 87.9% from $230,000 in 2000 due to the increase in the loan portfolio. During 2001, we consolidated operations, sublet the excess space and received rental income of $110,000 for that space. Table 6 provides additional detail on non-interest income for the years ended December 31, 2001, 2000 and 1999.

                                     Table 6
                 Cardinal Financial Corporation and Subsidiaries
                               Non-interest Income
                  Years Ended December 31, 2001, 2000 and 1999

                                         2001         2000         1999
                                      ----------   ----------   ----------
Service charges on deposit accounts   $  398,326   $  153,769   $   41,612
Loan service charges                     432,508      230,228      226,211
Investment fee income                  1,941,200    1,515,530    1,017,924
Gain from sale of assets                  67,045        2,687        4,207
ATM transaction fees                      92,392       26,108        4,950
Credit card fees                          38,900       29,124       13,325
Check order fees                          61,758       34,039       10,999
Other income                             234,530      106,456        1,257
                                      ----------   ----------   ----------
                                      $3,266,659   $2,097,941   $1,320,485
                                      ==========   ==========   ==========

     Non-Interest Expense



     Non-interest expense was $23.9 million and $11.7 million for the years ended December 31, 2001 and 2000, respectively. The 2001 increase included a one-time charge of $8.3 million that substantially eliminated the goodwill attributed to the purchase of Heritage Bancorp, Inc. An evaluation of current year losses produced by Cardinal Bank - Potomac and expectations of future additional losses indicated a potential impairment in our investment in Heritage. Loan and deposit growth were materially less than what had been anticipated in our original projections. Projections were based on historical growth under prior management and the experience of the Heritage lending group. At September 30, 2001, total loans and deposits were $29.0 million and $22.0 million less than what we had projected. This differential between actual and projected growth was partially due to the loss of customer generating employees and the subsequent loss of their respective portfolios. In the fourth quarter of 2001, a valuation of Cardinal Bank - Potomac was performed by an external consultant in response to these impairment indicators. The valuation was performed in compliance with SFAS 121 and indicated a significant impairment which resulted in the write down of goodwill of $8.3 million. Also, during 2001, we made the decision to restructure from four banks to one to simplify our structure and reduce costs. Consequently, included in non-interest expense is approximately $884,000 in non-recurring costs associated with the restructuring. This restructuring is expected to be completed in the first quarter of 2002. In addition, operating results in 2001 and 2000 reflected significant increases in all income and expense categories due to our growth. Table 7 reflects the components of non-interest expense for the years ended December 31, 2001, 2000 and 1999.

                                     Table 7
                 Cardinal Financial Corporation and Subsidiaries
                              Non-interest Expense
                  Years Ended December 31, 2001, 2000 and 1999


                                              2001           2000          1999
                                          ------------   ------------   -----------
Salary and benefits                       $  7,730,504   $  6,317,278   $ 4,277,231
Occupancy                                    1,373,265      1,075,075       811,578
Professional fees                              705,313        507,769       494,472
Depreciation                                   804,065        600,397       356,435
Amortization/ write down of intangibles      8,907,010        235,297            --
Data processing                                957,079        560,825       353,498
Stationery and supplies                        305,878        344,623       322,586
Brokerage clearing                             370,397        344,978       197,822
Advertising and marketing                      367,569        241,225       175,100
Telecommunications                             325,183        253,826       163,481
Other taxes                                    269,047        220,902        94,670
Travel and entertainment                       163,967        139,212        79,128
Bank operations                                875,390        165,058       125,541
Premises and equipment                         246,851        142,137       103,739
Miscellaneous                                  464,640        577,513       314,788
                                          ------------   ------------   -----------
                                          $ 23,866,158   $ 11,726,115   $ 7,870,069
                                          ------------   ------------   -----------


     Income Taxes


     We have not recorded income tax expense or benefit due to the recognition of net losses in 2001 and all prior years of operations. The ability to utilize net operating loss carryforwards will be dependent on our ability to generate future taxable earnings. Footnote 9 of the Consolidated Financial Statements provides additional information with respect to the deferred tax accounts and the net operating loss carryforward.


     Securities Available-for-Sale

     Our investment securities portfolio is used as a source of income and liquidity. Investment securities increased to $34.1 million at December 31, 2001 as compared to $6.9 million at December 31, 2000. Our growth and simplification of our structure have made more funds available for investments. The portfolio yield decreased from 6.60% as of December 31, 2000 to 5.36% as of December 31, 2001 due to higher yielding investments maturing or being called. Table 8 reflects the composition of the investment portfolio as of December 31, 2001, 2000 and 1999.

                                     Table 8
                 Cardinal Financial Corporation and Subsidiaries
                    Investment Securities Available-for-Sale
                     As of December 31, 2001, 2000 and 1999
                             (Dollars in thousands)

                                                                                     Amortized    Fair     Unrealized    Average
As of December 31, 2001                                                  Par Value     Cost       Value    Gain/(Loss)    Yield
                                                                         -------------------------------------------------------
U.S. government agencies and enterprises
     One to five years                                                    $ 3,000     $ 2,985    $ 2,950     $ (35)      4.15%
     Five to ten years                                                      1,500       1,516      1,508        (8)      4.67%
--------------------------------------------------------------------------------------------------------------------------------
                                    Total U.S. government agencies        $ 4,500     $ 4,501    $ 4,458     $ (43)      4.32%
--------------------------------------------------------------------------------------------------------------------------------

Mortgage-backed securities
    Within one year                                                       $   182     $   182    $   183     $   1       2.55%
    One to five years                                                      11,210      11,456     11,383       (73)      5.22%
    Five to ten years                                                       5,804       5,927      5,865       (62)      5.79%
    After ten years                                                         4,849       4,965      4,926       (39)      5.96%
--------------------------------------------------------------------------------------------------------------------------------
                                    Total mortgage-backed securities      $22,045     $22,530    $22,357     $(173)      5.51%
--------------------------------------------------------------------------------------------------------------------------------

Corporate bonds
     One to five years                                                    $ 6,000     $ 6,154    $ 6,114     $ (40)      5.42%
     Five to ten years                                                      1,000         986        969       (17)      6.98%
--------------------------------------------------------------------------------------------------------------------------------
                                    Total corporate bonds                 $ 7,000     $ 7,140    $ 7,083     $ (57)      5.64%
--------------------------------------------------------------------------------------------------------------------------------

Treasury bonds
    Within one year                                                       $   250     $   250    $   249     $  (1)      1.87%
--------------------------------------------------------------------------------------------------------------------------------
                                    Total treasury bonds                  $   250     $   250    $   249     $  (1)      1.87%
--------------------------------------------------------------------------------------------------------------------------------

                                    Total investment securities
                                    available-for-sale                    $33,795     $34,421    $34,147     $(274)      5.36%
                                                                          ======================================================

                                                                                     Amortized     Fair     Unrealized    Average
As of December 31, 2001                                                  Par Value     Cost        Value    Gain/(Loss)    Yield
                                                                          -------------------------------------------------------
U.S. government agencies and enterprises
     Within one year                                                      $   500     $   500    $    497     $   (3)       5.25%
     One to five years                                                      4,000       3,949       3,999         50        6.85%
     After ten years                                                        1,377       1,403       1,374        (29)       6.64%
---------------------------------------------------------------------------------------------------------------------------------
                                    Total U.S. government agencies        $ 5,877     $ 5,852    $  5,870     $   18        6.66%
---------------------------------------------------------------------------------------------------------------------------------

Mortgage-backed securities
    Within one year                                                       $    30     $    30    $     30     $   --        5.50%
    One to five years                                                         740         742         734         (8)       6.44%
    Five to ten years                                                         306         307         301         (6)       5.92%
---------------------------------------------------------------------------------------------------------------------------------
                                    Total mortgage-backed securities      $ 1,076     $ 1,079    $  1,065     $  (14)       6.27%
---------------------------------------------------------------------------------------------------------------------------------

                                    Total investment securities
                                    available-for-sale                    $ 6,953     $ 6,931    $  6,935     $    4        6.60%
                                                                          =======================================================

                                                                                     Amortized     Fair     Unrealized    Average
As of December 31, 2001                                                  Par Value     Cost        Value    Gain/(Loss)    Yield
                                                                         --------------------------------------------------------
U.S. government agencies and enterprises
     One to five years                                                    $ 3,000     $ 3,000    $  2,927     $  (73)       5.90%
     After ten years                                                          500         499         445        (54)       6.26%
---------------------------------------------------------------------------------------------------------------------------------
                                    Total U.S. government agencies        $ 3,500     $ 3,499    $  3,372     $ (127)       5.95%
---------------------------------------------------------------------------------------------------------------------------------

Mortgage-backed securities
    Within one year                                                       $    89     $    89    $     89     $   --        6.20%
    Five to ten years                                                         216         217         215         (2)       5.40%
    After ten years                                                         1,170       1,173       1,131        (42)       5.86%
---------------------------------------------------------------------------------------------------------------------------------
                                    Total mortgage-backed securities      $ 1,475     $ 1,479    $  1,435     $  (44)       5.87%
---------------------------------------------------------------------------------------------------------------------------------

                                    Total investment securities
                                    available-for-sale                    $ 4,975     $ 4,978    $  4,807     $ (171)       5.93%
                                                                          =======================================================

     Interest Rate Sensitivity

     The most important element of asset/liability management is the monitoring of our sensitivity to interest rate movements. Fluctuations in interest rates may result in changes in the fair market value of our financial instruments, cash flows and net interest income. Our goal is to maximize net interest income with acceptable levels of risk to changes in interest rates. We seek to meet this goal by influencing the maturity and re-pricing characteristics of the various loan and deposit lines of business and by managing discretionary balance sheet asset and liability portfolios.


     We utilize a simulation modeling process to measure interest rate risk and the impact that rate fluctuations will have on net interest income. These simulations incorporate assumptions regarding balance sheet growth and mix, pricing and the re-pricing and maturity characteristics of the existing and projected balance sheets. One of the ways we manage our interest rate risk is through an analysis of the relationship between interest-earning assets and interest-bearing liabilities to measure the impact that future changes in interest rates will have on net interest income. The difference between rate sensitive assets and rate sensitive liabilities for a specific period of time is known as the "GAP." The data in Table 9 reflects re-pricing or expected maturities of various assets and liabilities at December 31, 2001. Interest sensitivity GAP analysis presents a position that existed at one particular point in time and assumes that assets and liabilities with similar characteristics will re-price at the same time and to the same degree. As shown in the table, we were liability sensitive (excess of liabilities over assets) in the three-month to one-year horizon. We regularly review the overall interest rate risk position and develop and implement appropriate strategies to manage the risk.

                                  Table 9

                 Cardinal Financial Corporation and Subsidiaries
                     Interest Rate Sensitivity Gap Analysis
                             As of December 31, 2001
                             (Dollars in thousands)

------------------------------------------------------------------------------------------------------------------------------
                                                    Immediate    2-90      91-180    181-365       1-3      Over 3
------------------------------------------------------------------------------------------------------------------------------
                                                    Repricing    Days       Days      Days       Years      Years      TOTAL
------------------------------------------------------------------------------------------------------------------------------
                        Assets
------------------------------------------------------------------------------------------------------------------------------
Investment securities - available for sale           $    --    $   249   $     --   $    183   $  7,143   $ 26,572   $ 34,147
------------------------------------------------------------------------------------------------------------------------------
Federal funds sold                                    23,013         --         --         --         --         --     23,013
------------------------------------------------------------------------------------------------------------------------------
Loans
------------------------------------------------------------------------------------------------------------------------------
Commercial & industrial                               32,560      6,395      3,813      6,832     44,929     50,252    144,781
------------------------------------------------------------------------------------------------------------------------------
Real estate - residential                                207        170        103        468      5,992      7,529     14,469
------------------------------------------------------------------------------------------------------------------------------
Home equity lines                                      4,951     16,348         --         --         --         --     21,299
------------------------------------------------------------------------------------------------------------------------------
Real estate - construction                             4,936         17          4         15      1,425         --      6,397
------------------------------------------------------------------------------------------------------------------------------
Consumer                                               3,452      1,552        989      2,500      3,431      2,017     13,941
------------------------------------------------------------------------------------------------------------------------------
Total gross loans                                     46,106     24,482      4,909      9,815     55,777     59,798    200,887
------------------------------------------------------------------------------------------------------------------------------
Total earning assets                                  69,119     24,731      4,909      9,998     62,920     86,370    258,047
------------------------------------------------------------------------------------------------------------------------------
Cumulative rate sensitive assets                     $69,119    $93,850   $ 98,759   $108,757   $171,677   $258,047
------------------------------------------------------------------------------------------------------------------------------
                      Liabilities
------------------------------------------------------------------------------------------------------------------------------
Deposits
------------------------------------------------------------------------------------------------------------------------------
Noninterest-bearing demand                           $    --    $    --   $     --   $     --   $     --   $ 61,739   $ 61,739
------------------------------------------------------------------------------------------------------------------------------
Interest-bearing transaction accounts                 73,989         --         --         --         --         --     73,989
------------------------------------------------------------------------------------------------------------------------------
Certificates of deposit - fixed                          136     13,873     10,160     16,999     14,354      4,090     59,612
------------------------------------------------------------------------------------------------------------------------------
Certificates of deposit - no penalty                      --      4,297      4,323     16,114     25,950         --     50,684
------------------------------------------------------------------------------------------------------------------------------
Total deposits                                        74,125     18,170     14,483     33,113     40,304     65,829    246,024
------------------------------------------------------------------------------------------------------------------------------
Other borrowed funds                                      24         --      2,800      7,000         --         --      9,824
------------------------------------------------------------------------------------------------------------------------------
Total interest bearing liabilities                    74,149     18,170     17,283     40,113     40,304     65,829    255,848
------------------------------------------------------------------------------------------------------------------------------
Cumulative rate sensitive liabilities                $74,149    $92,319   $109,602   $149,715   $190,019   $255,848
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
Gap                                                  $(5,030)   $ 6,561   $(12,374)  $(30,115)  $ 22,616   $ 20,541
------------------------------------------------------------------------------------------------------------------------------
Cumulative gap                                        (5,030)     1,531    (10,843)   (40,958)   (18,342)     2,199
------------------------------------------------------------------------------------------------------------------------------
Gap/ total assets                                      -1.80%      2.35%     -4.43%    -10.77%      8.09%      7.35%
------------------------------------------------------------------------------------------------------------------------------
Cumulative gap/ total assets                           -1.80%      0.55%     -3.88%    -14.65%     -6.56%      0.79%
------------------------------------------------------------------------------------------------------------------------------
Rate sensitive assets/ rate sensitive
   liabilities                                          0.93x      1.36x      0.28x      0.25x      1.56x      1.31x
------------------------------------------------------------------------------------------------------------------------------
Cumulative rate sensitive assets/ Cumulative
   rate sensitive liabilities                           0.93x      1.02x      0.90x      0.73x      0.90x      1.01x
------------------------------------------------------------------------------------------------------------------------------

     Quarterly Data

     We recorded a loss of $10.6 million or $2.48 per common share for the fourth quarter of 2001 as compared to a $0.20 loss per common share for the prior quarter. The loss for the fourth quarter included an impairment charge of $8.3 million that effectively eliminated the goodwill associated with our merger with Heritage Bancorp, Inc., non-recurring restructuring charges of approximately $829,000 and an additional provision for loan loss reserve of $774,000. The loss per common share without these expenses would have been approximately $0.16. Table 10 reflects quarterly data for the years ended December 31, 2001 and 2000.

                                  Table 10

                 Cardinal Financial Corporation and Subsidiaries
                           Quarterly Data (Unaudited)
                     Years ended December 31, 2001 and 2000

                                                                                2001
                                                         Fourth          Third         Second          First
                                                         Quarter        Quarter        Quarter        Quarter
                                                      ------------    -----------    -----------    -----------
Interest income                                       $  4,225,268    $ 4,213,153    $ 4,167,302    $ 3,970,895
Interest expense                                         1,796,307      1,824,397      1,973,376      1,905,949
                                                      ------------    -----------    -----------    -----------

Net interest income                                      2,428,961      2,388,756      2,193,926      2,064,946
Provision for loan losses                                 (826,000)      (190,000)      (128,889)       (56,517)
                                                      ------------    -----------    -----------    -----------

Net interest income after provision for loan losses      1,602,961      2,198,756      2,065,037      2,008,429
Non-interest income                                        790,431        853,825        970,494        651,909
Non-interest expense                                    12,843,467      3,758,906      3,700,488      3,563,297
                                                      ------------    -----------    -----------    -----------

Net loss before income taxes                           (10,450,075)      (706,325)      (664,957)      (902,959)
Provision for income taxes                                       0              0              0              0
                                                      ------------    -----------    -----------    -----------
Net loss                                              $(10,450,075)   $  (706,325)   $  (664,957)   $  (902,959)
                                                      ============    ===========    ===========    ===========
Dividends to preferred shareholders                        119,474        127,913        127,913        127,912
                                                      ------------    -----------    -----------    -----------
Net loss to common shareholders                       $(10,569,549)   $  (834,238)   $  (792,870)   $(1,030,871)
                                                      ============    ===========    ===========    ===========
Basic and diluted loss per common share               $      (2.48)         (0.20)         (0.19)         (0.24)
                                                      ============    ===========    ===========    ===========

                                                                                 2000
                                                         Fourth          Third         Second          First
                                                         Quarter        Quarter        Quarter        Quarter
                                                       -----------    -----------    -----------    -----------
Interest income                                        $ 3,997,404    $ 2,912,334    $ 2,266,548    $ 1,973,996
Interest expense                                         1,802,981      1,267,860        918,791        750,729
                                                        ----------    -----------    -----------    -----------

Net interest income                                      2,194,423      1,644,474      1,347,757      1,223,267
Provision for loan losses                                 (221,804)      (180,069)      (207,792)      (143,090)
                                                       -----------    -----------    -----------    -----------

Net interest income after provision for loan losses      1,972,619      1,464,405      1,139,965      1,080,177
Non-interest income                                        534,640        565,346        644,450        353,505
Non-interest expense                                     3,670,464      3,017,154      2,662,154      2,376,343
                                                       -----------    -----------    -----------    -----------

Net loss before income taxes                            (1,163,205)      (987,403)      (877,739)      (942,661)
Provision for income taxes                                       0              0              0              0
                                                       -----------    -----------    -----------    -----------
Net loss                                               $(1,163,205)   $  (987,403)   $  (877,739)   $  (942,661)
                                                       ===========    ===========    ===========    ===========
Dividends to preferred shareholders                        127,919         42,636              0              0
                                                       -----------    -----------    -----------    -----------
Net loss to common shareholders                        $(1,291,124)   $(1,030,039)   $  (877,739)   $  (942,661)
                                                       ===========    ===========    ===========    ===========
Basic and diluted loss per common share                      (0.30)         (0.24)         (0.21)         (0.23)
                                                       ===========    ===========    ===========    ===========

2000 Compared to 1999

     Earnings Overview

     Our net loss for 2000 totaled $3,971,000 or ($0.98) per common share, compared with a net loss of $4,039,000 or ($0.95) per share in 1999. The return on average assets was (2.72%) in 2000 as compared to (5.61%) in 1999. The return on average equity was (12.72%) in 2000 as compared to (12.26%) in 1999.

     Operating results in 2000 reflected significant increases in all income and expense categories as three of our five operating subsidiaries, Cardinal Bank -Manassas/Prince William, N.A., Cardinal Bank -Dulles, N.A., and Cardinal Wealth Services, Inc., each recorded their first full year of operations. The acquisition of Heritage Bancorp, Inc. and its sole operating subsidiary, The Heritage Bank (known as Cardinal Bank -Potomac) on September 1, 2000 also contributed to the aforementioned increases. Net interest income was $6.4 million in 2000, up $3.4 million from 1999 or 112%.

     The net interest margin was 23 basis points higher than last year as the rate on interest earning assets increased to 8.39% in 2000 from 6.57% in 1999 and our cost of funds increased to 3.29% in 2000 from 1.82% in 1999. In particular, rates on commercial loans increased 126 basis points to 8.84% in 2000 from 7.58% in 1999. A major reason for this increase is the business manager receivable loans that generally carry a higher interest rate than other types of credit. Business manager loan average balances were $3.0 million for 2000 compared to $0.6 million for 1999. Average total loans increased $70.3 million to $104.0 million in 2000 from $33.7 million in 1999, due to strong commercial loan demand. Average total deposits increased $49.9 million to $78.7 million in 2000 from $28.8 million in 1999.

     The 2000 loan loss provision of $753,000 was 47% higher than the $514,000 recorded in 1999 primarily due to the increase in loan balances, both originated and acquired during 2000.


     Non-interest income was $2.1 million, a 59% increase compared to 1999. The primary reason for this increase was investment fee income, which increased to $1.5 million in 2000 from $1.0 million in 1999. Non-interest expense was $11.7 million in 2000 compared to $7.9 million in 1999. Total personnel expense, the single largest component of non-interest expenses, was up $2.0 million or 48%, primarily as a result of a full year of expense for three subsidiaries, Cardinal Wealth Services, Inc., Cardinal Bank -Manassas/Prince William, N.A., Cardinal Bank -Dulles, N.A., all of which opened in 1999.


     Net Interest Income/Margin

     Net interest income for 2000 was $6.4 million, 112% higher than the prior year. The net interest margin was 4.82% in 2000 compared to 4.59% in 1999. The average rate on earning assets increased 182 basis points to 8.39% primarily due to prime rate increases in the first half of 2000 as well as increased average balances in our business manager receivable product which carries a significantly higher yield than other loan products. The average rate on interest bearing liabilities increased 127 basis points again as a result of rate increases primarily on time deposits. Tables 1 and 2 above contain more detailed information concerning average balances, yields earned, and rates paid.

     Provision and Allowance for Loan Losses

     Our policy is to maintain the allowance for loan losses at a level which represents management's best estimate of known and inherent losses in the loan portfolio. Both the amount of the provision and the level of the allowance for loan losses are impacted by many factors, including general economic conditions, actual and expected credit losses, historical trends and specific conditions of the individual borrower. The loan loss provision for 2000 was $753,000 compared to $514,000 in 1999. The increase is due primarily to higher loan balances as the result of loan production. In addition, a specific reserve of $104,000 was recorded to reflect the non-performing status of one credit in our loan portfolio.

     The allowance for loan losses increased to $1.9 million in 2000 from $726,000 in 1999. The ratio of the allowance for loan losses to gross loans at December 31, 2000 was 1.23% compared to 1.07% at December 31, 1999. Tables 3 and 4 above contain additional information pertaining to the calculation and allocation of the allowance for loan losses.

     Lending

     Total loans, net of fees and premiums and discounts, increased $86.1 million to $154.3 million at December 31, 2000. Included in the increase were $37.9 million of loans acquired in the merger with Heritage. The strongest growth was in commercial loans and commercial real estate loans reflecting Cardinal's strength as a local small business community bank.

     The loan portfolio has a heavy commercial orientation as evidenced by the information provided in Table 5 above. We began in late 1999 to better diversify the loan portfolio by purchasing consumer loans.

     Non-performing assets were $585,000 at December 31, 2000 compared to none at December 31, 1999. At December 31, 2000 the ratio of non-performing loans to total loans was 0.38% compared to 0.00% at December 31, 1999.

     Non-Interest Income

     Non-interest income was $2.1 million in 2000, an increase of $778,000 or 58.9%. Investment fee income, our largest source of non-interest income, increased $498,000 or 48.9% compared to 1999, and service charges on deposit accounts increased to $154,000 in 2000 from $42,000 in 1999. The increases can be attributed to additional growth as well as the first full year of operations for three of our operating subsidiaries. Table 6 above provides additional detail on non-interest income for 2000 and 1999.

     Non-Interest Expense

     Non-interest expense was $11.7 million in 2000 compared to $7.9 million in 1999. The increase can be attributed to the full year of operations of Cardinal Bank -Manassas/Prince William, N.A., Cardinal Bank -Dulles, N.A., and Cardinal Wealth Services, Inc., which were opened in July, August and February of 1999, and the merger with Heritage Bancorp, Inc. effective September 1, 2000. Total personnel expense increased to $6.3 million in 2000 from $4.3 million in 1999. This increase as well as increases in most expense categories are due to the aforementioned full year of operations of three of our operating subsidiaries. Table 7 above reflects the components of non-interest expense.

     Income Taxes

     We have not recorded income tax expense or benefit due to the recognition of net losses in 2000 and all prior years of operations. The ability to utilize net operating loss carryforwards will be dependent on our ability to generate future taxable earnings. Footnote 8 of the Consolidated Financial Statements provides additional information with respect to the deferred tax accounts and the net operating loss carryforward.

     Securities Available-for-Sale

     Our investment securities portfolio is used as a source of income and liquidity. The securities portfolio was $6.9 million at December 31, 2000 compared to $4.8 million at December 31, 1999. The increase is due primarily to the merger with Heritage, which added $4.9 million in securities. We sold $2.5 million in securities for liquidity purposes at a net loss of $32,000. The portfolio yield increased from 5.83% in 1999 to 6.12% in 2000. Table 8 above reflects the composition of the investment portfolio as of December 31, 2000 and 1999.

     Interest Rate Sensitivity


     As previously discussed, we utilize a simulation modeling process to measure interest rate risk and the impact that rate fluctuations will have on net interest income. At December 31, 2000, we were liability sensitive (excess of liabilities over assets) in the three month to one-year horizon. We regularly review the overall interest rate risk position and develop and implement appropriate strategies to manage the risk.




Capital Resources

     Capital adequacy is an important measure of financial stability and performance. Our objectives are to maintain a level of capitalization that is sufficient to sustain asset growth and promote depositor and investor confidence.

     Regulatory agencies measure capital adequacy utilizing a formula that takes into account the individual risk profile of financial institutions. The guidelines define capital as either Tier 1 (primarily common shareholders' equity, defined to include certain debt obligations) and Tier 2 (to include certain other debt obligations and a portion of the allowance for loan losses and 45% of unrealized gains in equity securities).

     At December 31, 2001, shareholders' equity was $20.6 million compared to $34.1 million at December 31, 2000.


     Footnote 10 of the Consolidated Financial Statements shows the minimum capital requirement and our capital position as of December 31, 2001 and 2000. Our regulatory capital levels meet those established for well capitalized institutions.


Liquidity

     The objective of liquidity management is to ensure the continuous availability of funds to meet the demands of depositors, investors and borrowers. Stable core deposits and a strong capital position are the current components of a solid foundation for our liquidity position. In addition, the availability of regional and national wholesale funding sources including federal funds purchased, negotiable certificates of deposit, securities sold under agreements to repurchase, and advances from Federal Home Loan Bank enhance our liquidity. Cash flows from operations, such as loan payments and payoffs are also a significant source of liquidity. We have a contingency plan that provides for continued monitoring of liquidity needs and available sources of liquidity. We believe we have the ability to meet our liquidity needs. Liquid assets, which include cash and due from banks, federal funds sold and investment securities available-for-sale, at December 31, 2001, totaled $66.5 million. Of that, $25.0 million in investment securities available-for-sale were available as collateral for additional Federal Home Loan Bank borrowings. Table 11 reflects the maturities of the certificates of deposit of $100,000 or more.

                                    Table 11
                 Cardinal Financial Corporation and Subsidiaries
                   Certificates of Deposit of $100,000 or More
                             As of December 31, 2001
                             (Dollars in thousands)

                                                                   December 31,
Maturities                                                            2001
----------                                                            ----
Three months or less                                                $  9,531
Over three months through six months                                   8,046
Over six months through twelve months                                 16,855
Over twelve months                                                    25,349
                                                                    $ 59,781

                                   MANAGEMENT

The Board of Directors


     Our board of directors currently consists of 11 members. The board of directors is divided into three classes each of which serves for a term of three years. The terms of the current directors expire in 2002, 2003 and 2004. The following table sets forth the composition of the board of directors.

--------------------------------------------------------------------------------
                           Terms Expiring In
--------------------------------------------------------------------------------
        2002                     2003                          2004
--------------------------------------------------------------------------------
Nancy K. Falck             Robert M. Barlow            Wayne W. Broadwater
--------------------------------------------------------------------------------
Jones V. Isaac             James D. Russo              Harold E. Lieding
--------------------------------------------------------------------------------
J. Hamilton Lambert        George P. Shafran           John H. Rust, Jr.
--------------------------------------------------------------------------------
Kevin B. Tighe             Bernard H. Clineburg
--------------------------------------------------------------------------------

     The following information sets forth as of December 31, 2001 the names, ages, principal occupations and business experience for all 11 directors. Unless otherwise indicated, the business experience and principal occupations shown for each director has extended five or more years.


     Robert M. Barlow, 72, has been a director since 1997. Mr. Barlow was the founder and principal shareholder of a group of companies engaged in construction, manufacturing and real estate in Northern Virginia for 38 years. In 1995 he sold those ventures and is now retired.

     Wayne W. Broadwater, 77, has been a director since 1997. Mr. Broadwater served as a director of First Patriot Bankshares and Patriot National Bank. He served as President and CEO of Shipmates, Ltd., which he founded in 1972, until its sale in 1997.

     Bernard H. Clineburg, 53, has been a director since 2001. Mr. Clineburg is Vice Chairman, President, and CEO of Cardinal. Mr. Clineburg, a local bank executive for thirty-years, is the former Chairman, President & CEO of United Bank (formerly George Mason Bankshares). While Mr. Clineburg served as the Chief Executive Officer, George Mason Bank grew from $160 million to $1 billion in assets prior to its being acquired by United Bank. Mr. Clineburg also serves on the board of directors of Precision Auto Care Corporation.

     Nancy K. Falck, 72, has been a director since 1997. She is the organizing director and Secretary of Cardinal Financial Corporation. She is a former member of the Fairfax County Board of Supervisors and School Board, and has been active in her family's business and numerous community and state boards. She is also a member of the board of directors of Cardinal Bank.


     Jones V. Isaac, 69, has been a director since 1997. Mr. Isaac is President of Isaac Enterprises, Inc., a financial consulting firm located in Potomac, Maryland. Prior to 1995, Mr. Isaac was the Administrator of Finance and Administration for the Construction Specifications Institute, where he had been employed since 1967.

     J. Hamilton Lambert, 61, has been a director since 1999. Mr. Lambert is President of J. Hamilton Lambert and Associates, a consulting firm based in Fairfax, Virginia. He served as County Executive of Fairfax County from August 1980 to December 1990.

     Harold E. Lieding, 65, has been a director since 2000. Mr. Lieding served as Chairman of the Board and a director of Heritage Bancorp Inc. and its predecessor The Heritage Bank from 1990 until our acquisition of it in 2000. Mr. Lieding is an attorney and has practiced law in McLean, Virginia since 1970.

     James D. Russo, 55, has been a director since 1997. Mr. Russo has been the Managing Director of Potomac Consultants Group in Virginia since 2000. He was Senior Vice President and Chief Financial Officer of Shire Laboratories, Inc., a pharmaceutical research and development company in Rockville, Maryland, from 1994 to 2000. Mr. Russo also serves on the Board of Trustees of Tesst College of Technology.

     John H. Rust, Jr., 54, has been chairman of the board of directors since 1997. Mr. Rust is an attorney with the law firm of Rust & Rust in Fairfax, Virginia. He previously was of counsel in the law firm of McCandlish and Lillard. Mr. Rust was a member of the Virginia House of Delegates from 1980-1982 and 1997-2000.

     George P. Shafran, 74, has been a director since 2000. Mr. Shafran was a director of Heritage from 1998 to 2000. Mr. Shafran is president of Geo. P. Shafran & Associates, Inc., a consulting firm in McLean, Virginia. Mr. Shafran also serves as a member of the board of directors for NVR Mortgage Finance, Inc., and I-Mark Corporation.


     Kevin P. Tighe, 56, has been a director since 2000. Mr. Tighe was a director of Heritage from 1994 to 2000. Mr. Tighe is a senior partner in the law firm of Tighe Patton Armstrong Teasdale in Washington, D.C. He is also the owner and Chairman of the Board of Directors of the McLean Racquet and Health Club in McLean, Virginia.


     The board of directors holds regular meetings each year including the annual meeting. During 2001, the board of directors held thirteen regular meetings and one special meeting. The board of directors has an Executive Committee, a Capital Committee, an Audit Committee, an Investment Committee, a Budget Committee, a Compensation Committee, a Business Development Committee, a Real Estate Committee, a Loan Committee, and a Nominating Committee. All Committees met at various times in 2001.

Other Executive Officers

     Christopher W. Bergstrom, 41, has been President of Cardinal Bank -Manassas/Prince William, N.A., since 1999 and Executive Vice President and Commercial Lending Officer of the Cardinal Bank, N.A. since 1998. Prior to 1998, Mr. Bergstrom was employed with Crestar Bank, where he served in a variety of retail and commercial functions including management of one of the organization's commercial banking divisions covering Northern Virginia, the District of Columbia, and Southern Maryland.

     Carl E. Dodson, 47, has been our Executive Vice President and Chief Operating Officer since August 2001. He served as President of Cardinal Bank-Potomac and as our Chief Credit Officer from May 1998 through July 2001. Prior to 1998, Mr. Dodson was the senior commercial lending officer of Palmer National Bank in Washington, D.C. and, following its sale to George Mason Bank shares in 1996, he was the Senior Vice President of Credit Administration of George Mason Bank (now United Bank of Virginia).

     Thomas C. Kane, 40, has been President of Cardinal Wealth Services, Inc., our subsidiary offering full service investment products, since December 1998. Prior to that time, Mr. Kane was Senior Vice President and Division Manager, Retail Securities & Personal Trust & Investment Management Sales for

Crestar Bank in its Greater Washington Region. Prior to that, Mr. Kane worked in a variety of financial service positions at Citibank.

     F. Kevin Reynolds, 41, has been President of Cardinal Bank, N.A. since 1999 and Executive Vice President and Senior Lending Officer of the bank since 1998. Prior to 1998, Mr. Reynolds was the senior lending officer responsible for all facets of the commercial lending business of George Mason Bank and helped create George Mason Bank's commercial lending group.

     Eleanor D. Schmidt, 41, has been Executive Vice President and Retail Banking Head of the bank since 1998. Prior to 1998, Ms. Schmidt was employed with NationsBank, where she managed multiple branches in the Fairfax area serving a large and diverse deposit and loan base.

     Janet A. Valentine, 50, has been Senior Vice President and Chief Financial Officer of the bank since April 2001. From the date of the merger until March 2001 she was the bank's and our Senior Vice President in charge of risk management. Prior to that, she was the Executive Vice President and Chief Financial Officer of Heritage Bancorp, Inc. from 1999 until its merger with us. Ms. Valentine has over 29 years of banking experience. From 1998 to 1999, Ms. Valentine was Executive Vice President and Chief Financial Officer of Alliance Bank, and from 1996 to 1998, she was the Chief Financial Officer of Tysons National Bank.


                    COMPENSATION OF MANAGEMENT AND THE BOARD


Executive Compensation

     The following table shows, for the years ended December 31, 2001, 2000, 1999 and 1998, the cash compensation we paid, as well as certain other compensation paid or accrued for those years, to each of the named executive officers in all capacities in which they served:

                           Summary Compensation Table

                                                                                Long Term
                                        Annual Compensation                     Compensation
                                        -------------------                     ------------

===================================================================================================================

                                                                          Other Annual   Securities       Other
          Name and                                                        Compensation   Underlying    Compensation
     Principal Position                Year      Salary ($)   Bonus ($)        ($)       Options (#)     ($) (2)
-------------------------------------------------------------------------------------------------------------------
Bernard H. Clineburg                   2001        50,186           --            *             --         --
Vice Chairman, President and
Chief Executive Officer,
Cardinal Financial
Corporation**
-------------------------------------------------------------------------------------------------------------------
L. Burwell Gunn, Jr                    2001       222,814           --            *         18,000      4,472
(former President and Chief            2000       163,562       25,000            *         14,000      5,350
Executive Officer, Cardinal            1999       159,497       42,325            *         14,750      4,982
Financial Corporation)***              1998       150,000       50,000            *          1,250        100
-------------------------------------------------------------------------------------------------------------------
F. Kevin Reynolds                      2001       109,068           --            *          4,800      3,150
President, Cardinal Bank N.A           2000       108,037       22,830            *          3,000      3,151
                                       1999       104,587       26,000            *          3,131      2,999
                                       1998(3)     98,640       30,000            *             --         --
-------------------------------------------------------------------------------------------------------------------
Christopher W.                         2001       110,984           --       14,500          4,800      8,141
Bergstrom                              2000       108,037       21,740            *          2,554      6,150
President, Cardinal Bank               1999       105,504       23,000            *          3,131      6,001
Manassas/Prince William
N.A                                    1998(4)     70,189       30,000            *             --      3,000
-------------------------------------------------------------------------------------------------------------------
Carl E. Dodson                         2001       102,395           --            *          4,800        408
Chief Operating Officer,
Cardinal Financial                     2000       105,370       22,000            *          3,000      2,466
Corporation
                                       1999       101,202       14,700            *          1,534      2,103

                                       1998(5)     54,594           --            *             --         --
-------------------------------------------------------------------------------------------------------------------
Thomas C. Kane                         2001       263,914           --            *             --      3,828
President, Cardinal Wealth
Services, Inc.                         2000       252,651           --            *             --      3,414

                                       1999       224,327       36,625            *             --      3,634

                                       1998(6)     32,981           --            *             --         --
-------------------------------------------------------------------------------------------------------------------
Janet A. Valentine                     2001       102,325           --            *            600      3,063
Senior Vice and Chief
Financial Officer,                     2000(7)     23,750        3,800            *          1,500        823
Cardinal Financial
Corporation
-------------------------------------------------------------------------------------------------------------------
John H. Rust, Jr.,                     2001        25,000           --        9,410          2,500        625
Chairman of board of
directors of Cardinal                  2000        25,000           --            *          2,000        600
Financial Corporation
                                       1999        25,000           --            *            750        648

                                       1998(8)     25,000           --            *          1,250         --
===================================================================================================================

* All benefits that might be considered of a personal nature did not exceed the lesser of $50,000 or 10% of total annual salary and bonus.
**   Mr. Clineburg's employment commenced in October, 2001.
***  Mr. Gunn resigned in 2001.

/(1)/ Amounts disclosed include 750 common shares for the year ended December 31, 1999 and 1,250 common shares for the year ended December 31, 1998 that underlie options granted to Mr. Gunn in his capacity as a director.

/(2)/ Amounts presented represent (i) gross value of payments made by us pursuant to life insurance agreements between us and the named executive officers and (ii) total contributions to our 401(k) plan on behalf of each of the named executive officers to match pre-tax elective deferral contributions (which are included under the "Salary" column) made by each to such plan.

/(3)/ Mr. Reynolds' employment with us commenced on January 19, 1998.

/(4)/ Mr. Bergstrom's employment with us commenced on April 6, 1998.

/(5)/ Mr. Dodson's employment with us commenced on May 25, 1998.

/(6)/ Mr. Kane's employment with us commenced on October 18, 1998. Per Mr. Kane's prior contract, his annual other compensation included the granting of 3,125 common shares each year for 1999, 2000, and 2001. Total value of annual other compensation did not exceed the lesser of $50,000 or 10% of compensation and bonus.

/(7)/ Ms. Valentine's employment with us commenced on October 1, 2000.

/(8)/ Mr. Rust joined our board of directors in 1997. As a director, all of his options are immediately vested when granted.

Director Compensation


     Except for the Chairman of the Board (as noted in the previous table), our directors do not receive any cash compensation. In lieu of cash fees for service on the board of directors, each non-employee director receives an annual grant of options to purchase 2,000 common shares. Such options are granted with an exercise price at or above the fair market value of the shares as of the date of grant and expire ten years from the date of grant. In light of our financial performance, no options were granted in 2002 for 2001 services. Three of our directors received cash compensation as directors of our subsidiary Cardinal Bank - Potomac per the merger agreement with Heritage Bancorp, Inc. Cash compensation for Cardinal Bank - Potomac directors totaled $31,450 and $13,800 for the years ended December 31, 2001 and 2000, respectively. No other subsidiary banks paid directors' fees in 2000 or 2001.


Stock Options

     The following table sets forth for the year ended December 31, 2001, the grants of stock options to the named executive officers in 2001 for services rendered in 2000:

                Option Grants In the Year ended December 31, 2001

---------------------------------------------------------------------------------------------------------------
                                                  Percent of Total
                           Number of Securities   Options Granted to   Exercise or Base
  Name                     Underlying Options     Employees in 2001    Price ($/Share)/(3)/     Expiration Date
                             Granted /(1)/              (%)/(2)/
---------------------------------------------------------------------------------------------------------------
Bernard H. Clineburg             --                        --                    --                       --
---------------------------------------------------------------------------------------------------------------
L. Burwell Gunn, Jr.*        18,000                      22.2%                  4.50          Forfeited 10/01
---------------------------------------------------------------------------------------------------------------
F. Kevin Reynolds             4,800                       5.9%                  4.50                  2/22/11
---------------------------------------------------------------------------------------------------------------
Christopher W. Bergstrom      4,800                       5.9%                  4.50                  2/22/11
---------------------------------------------------------------------------------------------------------------
Carl E. Dodson                4,800                       5.9%                  4.50                  2/22/11
---------------------------------------------------------------------------------------------------------------
Thomas C. Kane                1,000                       1.2%                  4.50                  2/22/11
---------------------------------------------------------------------------------------------------------------
Janet A. Valentine              600                        .0%                  4.50                  2/22/11
---------------------------------------------------------------------------------------------------------------
John H. Rust **               2,500**                     5.1%**                3.56                  1/20/11
---------------------------------------------------------------------------------------------------------------

* Mr. Gunn resigned in 2001.

** Options are granted to Mr. Rust in his capacity as a director and are therefore immediately vested. The percentage of total granted is in relationship to total options granted to all directors.

/(1)/ All options except for Mr. Rust's were granted to the named executive officers in their capacities as such and become fully exercisable after three years. Options granted in 2001were for services in 2000. No options have been granted in 2002 for the year ended 2001.

/(2)/ Options to purchase a total of 81,240 common shares were granted to employees during the year ended December 31, 2001.

/(3)/ Stock options were awarded at or above the fair market value of the common shares at the date of award.

                             Year End Option Values

     In the year ended December 31, 2001, no stock options were exercised by any of the named executive officers. The following table sets forth the amount and value of stock options held by the named executive officers as of December 31, 2001.

-------------------------------------------------------------------------------------------------
Value of Unexercised In-the-Money Options at Year End ($)(3)      Number of Securities Underlying
                                                                  Unexercised Options at Year End
-------------------------------------------------------------------------------------------------
              Name            Exercisable      Unexercisable      Exercisable      Unexercisable
-------------------------------------------------------------------------------------------------
L. Burwell Gunn, Jr* /(1)/        --                --              2,000          --
-------------------------------------------------------------------------------------------------
F. Kevin Reynolds                 --             7,800              3,131          --
-------------------------------------------------------------------------------------------------
Christopher W. Bergstrom          --             7,354              3,131          --
-------------------------------------------------------------------------------------------------
Bernard H. Clineburg              --                --                 --          --
-------------------------------------------------------------------------------------------------
Carl E. Dodson                    --             7,800              1,534          --
-------------------------------------------------------------------------------------------------
Thomas C. Kane                    --             9,500                 --          --
-------------------------------------------------------------------------------------------------
Janet A. Valentine                --             2,100                 --          --
-------------------------------------------------------------------------------------------------
John H. Rust, Jr. /(2)/        2,500                --              4,000          --
-------------------------------------------------------------------------------------------------

*Mr. Gunn resigned in 2001.

/(1)/ Amounts disclosed represent common shares that underlie options granted to Mr. Gunn in 1998 and 1999 in his capacity as a director of Cardinal.

/(2)/ Amounts disclosed represent common shares that underlie options granted to Mr. Rust in his capacity as a director of Cardinal.

/(3)/ The value of in-the-money options at year end is calculated by determining the difference between the closing price of a common share as reported on the Nasdaq SmallCap Market on December 31, 2001 and the exercise price of the options.

Employment Agreements

     Bernard H. Clineburg has an employment agreement with us. Mr. Clineburg's agreement, which is dated as of February 12, 2002, provides for his services as our Vice Chairman, President and Chief Executive Officer. The agreement also provides that Mr. Clineburg will serve as Chairman of our Executive Committee, a member or Chair of all of our Board Committees except the Audit Committee, and as a director or Chair of all our subsidiary boards of directors. Mr. Clineburg's employment agreement provides for a base salary of $200,000 and includes annual salary increases at the discretion of the board of directors and provides bonuses at the discretion of the board of directors, in cash or in stock, or both. Under Mr. Clineburg's employment agreement, he will be granted the option to purchase 150,000 shares of our common stock, of which 50,000 will vest as of the date of the closing of the rights offering. The option to purchase the remaining 100,000 shares will vest over a five-year period at 20,000 shares per year. All options granted under the employment agreement will be awarded with an option exercise price equal to the price on the date of the closing of the rights offering. In the event we terminate Mr. Clineburg's agreement without cause, he will receive a lump-sum severance payment equal to one year's annual salary and bonus. In the event Mr. Clineburg's employment agreement is terminated after a change in control, he will receive a lump-sum severance payment equal to 2.99 times his average total compensation over the most recent five calendar year period of his employment with the us prior to termination. Mr. Clineburg's employment agreement includes a covenant not to compete with us for a period of one year from the date he is no longer employed by us.

     Each of F. Kevin Reynolds, Christopher W. Bergstrom, Carl E. Dodson, and Janet A. Valentine has employment agreements with us, that are terminable at will. Each of these employment agreements are effective as of February 12, 2002 and provide for the provision of a base salary, eligibility for annual performance bonus and stock option grants, and participation in our benefits plans, all of which may be adjusted by us in our discretion. Mr. Reynolds's and Mr. Bergstrom's employment agreements provide for severance payments equal to twelve (12) months of their current base salary in the event of termination without cause and eighteen (18) months of their current base salary in the event of a change in control . Mr. Dodson's and Ms. Valentine's employment agreements provide for severance payments equal to six (6) months of their current base salary in the event of termination without cause and eighteen (18) months of their current base salary in the event of a change in control. Each of the employment agreements replaced prior employment agreements that provided for certain cash bonuses, stock option grants and payment of auto allowances, country club dues and certain life insurance benefits. The benefits provided for in the prior employment agreements were retired by us in a lump-sum settlement and replaced with the employment agreements described above, that do not include any benefits other than those provided to all of our other employees.

     Thomas C. Kane has an employment agreement with us. Mr. Kane's agreement, which is dated as of August 27, 2001, provides for his services as our Senior Vice President and President and Chief Executive Officer of Cardinal Wealth Services, Inc. and provides for a base salary of $182,000. Mr. Kane's employment agreement includes annual salary increases at the discretion of the board of directors and provides for incentive pay equal to 2.5% of gross revenues generated by Cardinal Wealth Services, Inc. Mr. Kane's employment agreement also includes stock option grants of up to 15,000 shares of our common shares upon achievement of certain performance goals for the period beginning August 27, 2001 and ending December 31, 2002. In addition, Mr. Kane may, upon achieving certain performance goals established by us, earn additional incentive pay of up to 2.5% of gross revenues generated by Cardinal Wealth Services, Inc., and, annually, up to $37,500 in cash bonuses, and additional stock option grants up to a value of $37,500, at the then-current market price, on the date of grant. All options granted under the agreement are awarded with an option exercise price equal to the fair market value of shares of common shares at the date of grant, and the options vest and become exercisable three years after the date of grant. Mr. Kane's employment agreement provides for a lump-sum severance payment equal to six (6) months of his current base salary in the event of termination without cause. Mr. Kane's employment agreement with us expires on June 30, 2004.

     No cash bonuses have been paid to any of the executive officers since March, 2001, which represented bonuses paid for services provided during 2000.

                        TRANSACTIONS WITH MANAGEMENT


     Some of our directors and officers are at present, as in the past, our banking customers, and we have had, and expect to have in the future, banking transactions in the ordinary course of its business with directors, officers, principal shareholders and their associates, on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others. These transactions do not involve more than the normal risk of collectibility or present other unfavorable features. The aggregate outstanding balance of loans to directors, executive officers and their associates, as a group, at December 31, 2001 totaled approximately $2,700,000 million, or 13.2% of the bank's equity capital at that date. Certain of our directors were also on the board of directors of Cardinal Bank-Potomac and in such capacity have received directors fees in the aggregate amount of $31,450 in 2001 and $13,800 in 2000. Ms. Falck's son-in-law, John R, Rollison, III, Mr. Broadwater's son, David L. Broadwater and Mr. Barlow's son, George E. Barlow serve as members of the board of directors of Cardinal Bank. In addition, Mr. Kane's spouse, Joan A. Mulligan, is a Senior Vice President of Cardinal Wealth Services, Inc. In this capacity Ms. Mulligan receives a draw against commissions of $40,000 per annum and commissions of approximately $100,000. Ms. Mulligan's compensation arrangements with Cardinal Wealth Services, Inc. are as favorable as those with employees who are not affiliated with us.

Security Ownership of Management


     The following table sets forth, as of December 31, 2001, certain information with respect to beneficial ownership of our shares by each of the members of the board of directors as of that date, by each of the executive officers named in the "Summary Compensation Table" above and by all directors and executive officers as a group. Beneficial ownership includes shares, if any, held in the name of the spouse, minor children or other relatives of the individual living in such person's home, as well as shares, if any, held in the name of another person under an arrangement whereby the director or executive officer can vest title in himself at once or at some future time.


--------------------------------------------------------------------------------
                                  Common      Exercisable Options
                                  Stock          included in        Percentage
         Name*                 Beneficially   Beneficially Owned     of Class
                                 Owned /(1)/    Common Stock
--------------------------------------------------------------------------------
Robert M. Barlow                  108,500           6,500               2.5
--------------------------------------------------------------------------------
Christopher W. Bergstrom           19,189           3,131              **
--------------------------------------------------------------------------------
Wayne W. Broadwater                33,500           6,500              **
--------------------------------------------------------------------------------
Bernard H. Clineburg               85,129          50,000               2.0
--------------------------------------------------------------------------------
Carl E. Dodson                     12,270           1,534              **
--------------------------------------------------------------------------------
Nancy K. Falck                     71,436           6,500               1.7
--------------------------------------------------------------------------------
L. Burwell Gunn, Jr.***            50,191           2,000               1.2
--------------------------------------------------------------------------------
Harvey W. Huntzinger              139,900           6,500               3.3
--------------------------------------------------------------------------------
Jones V. Isaac                     60,200           6,500               1.4
--------------------------------------------------------------------------------
Thomas C. Kane                     94,569          60,000               2.2
--------------------------------------------------------------------------------
J. Hamilton Lambert                20,300           5,000              **
--------------------------------------------------------------------------------
Harold E. Lieding /(2)/           354,468          15,540               7.6
--------------------------------------------------------------------------------
F. Kevin Reynolds                  21,292           3,131              **
--------------------------------------------------------------------------------
James D. Russo                     70,300           6,500               1.6
--------------------------------------------------------------------------------
John H. Rust, Jr.                  47,725           6,500               1.1
--------------------------------------------------------------------------------
George P. Shafran /(2)/            54,066          14,352               1.3
--------------------------------------------------------------------------------
Kevin P. Tighe /(2)/               20,940          15,540              **
--------------------------------------------------------------------------------
Janet A. Valentine                  1,525              --              **
--------------------------------------------------------------------------------
Total as a group of 19****      1,241,112         216,728              25.5%
--------------------------------------------------------------------------------

* The business address of each named person is c/o Cardinal Financial Corporation, 10555 Main Street, Suite 500, Fairfax, VA 22030.
** Percentage of ownership is less than 1% of the outstanding common shares.
*** Mr. Gunn resigned in 2001. The 2,000 in common stock options have been forfeited in 2002.
**** Total represents all Directors and executive officers named plus Eleanor D. Schmidt with exercisable options of 1,000 and beneficial common stock ownership totaling 9,112 which is under 1% of the class of common stock.
/(1)/ The number of common shares shown in the table includes 60,175 shares held for certain directors and executive officers in our 401(k) plan as of December 31, 2001, and 216,728 shares that certain directors and executive officers have the right to acquire through the exercise of stock options within 60 days following December 31, 2001. Mr. Clineburg's options are exercisable at the close of this rights offering.
/(2)/ The number of common shares shown in the table includes shares that certain directors have the right to acquire through the conversion of shares of 7.25% Cumulative Convertible Preferred Stock, Series A, par value $1.00 per share, as follows: Lieding, 333,443; Shafran, 23,714; and Tighe, 5,400.

Security Ownership of Certain Beneficial Owners

     The following table sets forth, as of December 31, 2001, certain information with respect to the beneficial ownership of common shares by each person who owns, to our knowledge, more than five percent of our outstanding common shares.

---------------------------------------------------------------------------------------
      Name                       Address                   Common Shares     Percentage
                                                            Beneficially     of Class
                                                               Owned
---------------------------------------------------------------------------------------
Harold E. Lieding   1433 Blandfield, Vienna, VA 22182       354,468 (1)         7.6%
---------------------------------------------------------------------------------------

/(1)/ The number of common shares shown in the table includes 15,540 shares that Mr. Lieding has the right to acquire through the exercise of stock options within 60 days following March 31, 2001 and 333,443 shares that Mr. Lieding has the right to acquire through the conversion of shares of Series A Preferred Stock.


                            DESCRIPTION OF SECURITIES

     Our authorized capital stock consists of 50,000,000 common shares, par value $1.00 per share, and 10,000,000 preferred shares, par value $1.00 per share, issuable in series. As of December 31, 2001 there were 4,294,323 common shares issued and outstanding held by 1,605 shareholders of record and 1,364,714 shares of 7.25% Cumulative Convertible Preferred, Series A issued and outstanding held by 1,701 shareholders of record. All outstanding common and preferred shares are fully paid and nonassessable. The issued common and preferred shares represent non-withdrawable capital, are not accounts of an insurable type, and are not federally insured.

Common Stock


     Voting Rights


     Each holder of common shares is entitled to one vote per share held. There are no cumulative voting rights in the election of directors.


     Dividends


     Holders of common shares are entitled to receive dividends when and as declared by the board of directors out of funds legally available therefor, provided, however, that the payment of dividends to holders of common shares is subject to the preferential dividend rights of the preferred stock. Cardinal Financial is a corporation separate and distinct from Cardinal Bank. Since most of Cardinal Financial revenues will be received by it in the form of dividends or interest paid by Cardinal Bank our ability to pay dividends will be subject to regulatory restrictions as described in "Government Supervision and Regulation" "Cardinal Financial Corporation--Investments, Control and Activities" and "Cardinal Bank, N.A.-Dividend Restrictions."


     No Preemptive or Conversion Rights


     Holders of our common shares (i) do not have preemptive rights to purchase additional shares of any class of our stock and (ii) have no conversion or redemption rights.


     Calls and Assessments

     All of the issued and outstanding common shares are nonassessable.


     Liquidation Rights


     In the event of our liquidation, dissolution or winding up, the holders of common shares (and the holders of any class or series of stock entitled to participate with the common shares in the distribution of assets) shall be entitled to receive, in cash or in kind, our assets available for distribution remaining after payment or provision for payment of our debts and liabilities and distributions or provision for distributions to holders of the preferred stock having preference over the common shares.

Preferred Stock

     Our Articles of Incorporation authorize the board of directors to determine the preferences, limitations and relative rights of any class or series of preferred stock before the issuance of any shares of that class or series. There are currently 10,000,000 authorized shares of preferred stock, par value $1.00 per share, of which 1,412,000 have been designated as the 7.25% Cumulative Convertible Preferred Stock, Series A. 1,411,268 of the Series A preferred were issued. As of December 31, 2001, 46,554 shares of the Series A preferred have been converted at the election of the holders into common shares and the remaining 1,364,714 Series A preferred shares remain outstanding.


     Voting Rights


     The holders of Series A preferred shares are not entitled to receive notice of, or to participate in, or to vote on any matter at any meeting of the shareholders, except to the extent that they are afforded a vote by the laws of the Commonwealth of Virginia in existence at the time any matter requiring such a vote shall arise. Notwithstanding the lack of voting rights, under Sections 13.1-707 and 708 of the Virginia Stock Corporation Act the holders of the Series A preferred are entitled to notice of any meeting of the shareholders considering an amendment to our Articles of Incorporation relating to any of the matters described in Section 13.1-708 of the Virginia Stock Corporation Act and to vote as a class.


     Dividends


     Holders the Series A preferred are entitled to receive dividends at the annual rate of $.3625 per share, when and as declared by the board of directors out of funds legally available therefor. This dividend is payable in equal quarterly installments on the last day of March, June, September and December of each year. To the extent that the dividend is not paid when due, it is cumulative and accrues. No dividend can be paid on the common shares unless a proportionate dividend for the same dividend period is declared and paid on the Series A preferred (or declared and a sufficient sum set apart for the payment of the dividend upon all outstanding shares of the Series A preferred). Cardinal Financial is a corporation separate and distinct from Cardinal Bank. Since most of our revenues will be received in the form of dividends or interest paid by the bank our ability to pay dividends will be subject to regulatory restrictions as described in "Government Supervision and Regulation" - "Cardinal Financial Corporation--Investments, Control and Activities" and "Cardinal Bank, N.A.-Dividend Restrictions."


     No Preemptive Rights


     Holders of our Series A preferred shares do not have preemptive rights to purchase additional shares of any class of our stock.


     Calls and Assessments

     All of the issued and outstanding Series A preferred shares are nonassessable.


     Conversion Rights


     The holders of the Series A preferred shares have the right at any time to convert any or all of their Series A preferred shares into common shares. The number of common shares into which each Series A preferred share may be converted is equal at any time to the number arrived at by dividing $5.00 by the "Conversion Price" (as defined in our Articles of Incorporation). The Conversion Price is currently $6.65, but is subject to adjustment pursuant to the terms of the Articles of Incorporation.

     If at any time after March 31, 2004, the last sales price of the common shares for 20 consecutive trading days exceeds an amount equal to the product of the then applicable Conversion Price times 1.3, then all outstanding shares of Series A preferred shares shall automatically convert into and become common shares.


     Redemption


     At any time after December 31, 2020, we may redeem all or a portion of the outstanding Series A preferred shares at a redemption price per share equal to the sum of $5.00 per share and the "Dividends Accrued" (as defined in the Articles of Incorporation) on a per share basis.

     If at any time after March 31, 2004, we are involved in a merger, share exchange or similar transaction (not including a merger in which we are the surviving corporation, or a share exchange in which our shares are issued to shareholders of another corporation) which provides that each outstanding Series A preferred share shall be converted into or exchanged for the kind and amount of stock, other securities and property receivable upon such merger, share exchange or similar transaction by a holder of the number of shares of common shares into which such share of Series A preferred might have been converted immediately prior to the transaction and (A) the holders of the common shares approve the transaction and (B) the holders of the Series A preferred upon submission of the transaction for their approval or disapproval, disapprove the transaction, then we may redeem all or any portion of the then outstanding Series A preferred at a redemption price per share equal to the sum of $5.00 per share and "Dividends Accrued" (as defined in the Articles of Incorporation) on a per share basis.


     Liquidation Rights


     In the event of any liquidation, dissolution or winding up of Cardinal, the holders of our Series A preferred shares (and the holders of any class or series of stock entitled to participate with the Series A preferred in the distribution of assets) shall be entitled to receive, in cash or in kind, the assets of Cardinal available for distribution remaining after payment or provision for payment of Cardinal's debts and liabilities and distributions or provision for distributions to holders of any preferred having preference over the Series A preferred in the liquidation, dissolution or winding up of Cardinal.

Limitations on Liability of Officers and Directors

     As permitted by the Virginia Stock Corporation Act, our Articles of Incorporation contain provisions that permit us to indemnify our directors and officers to the full extent permitted by Virginia law and eliminate the personal liability of our directors and officers for monetary damages to us or our shareholders for breach of their fiduciary duties, except to the extent that Virginia law prohibits indemnification or elimination of liability. These provisions do not limit or eliminate our rights or the rights of any shareholder to seek an injunction or any other non-monetary relief in the event of a breach of a director's or officer's fiduciary duty. In addition, these provisions apply only to claims against a director or officer arising out of his or her role as a director or officer and do not relieve a director or officer from liability if he or she engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law.

     The rights of indemnification provided in our Articles of Incorporation are not exclusive of any other rights that may be available under any insurance or other agreement, by vote of shareholders or disinterested directors or otherwise.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission this type of indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Shares Eligible for Future Sale

     All of the shares that we will issue in the offerings will be freely tradable without restriction or registration under the Securities Act, unless owned by our affiliates.

     Rule 144 under the Securities Act defines an affiliate of an issuer as a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the issuer. Rule 405 under the Securities Act defines the term "control" to mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the person whether through the ownership of voting securities, by contract, or otherwise. All of our directors and executive officers will likely be deemed to be affiliates of us.

     In general, under Rule 144, any person (or persons whose shares are aggregated) who has beneficially owned restricted securities for at least one year, including affiliates, and any affiliate who holds shares sold in a public offering, may sell, within any three-month period, a number of such shares that does not exceed the greater of 1% of the then outstanding shares or the average weekly trading volume of the shares during the four calendar weeks preceding the sale. Rule 144 also requires that the securities must be sold in "brokers' transactions," as defined in the Securities Act, and the person selling the securities may not solicit orders or make any payment in connection with the offer or sale of securities to any person other than the broker who executes the order to sell the securities. After restricted securities are held for two years, a person who is not deemed an affiliate of us may sell shares under Rule 144 without regard to the volume and manner of sale limitations described above. Sales of shares by our affiliates will continue to be subject to the volume and manner of sale limitations.

     We cannot predict the effect, if any, that future sales of shares, or the availability of shares for future sales, will have on the market price prevailing from time to time. Sales of substantial amounts of shares, or the perception that such sales could occur, could adversely affect the prevailing market price of the shares.

Reports to Shareholders

     We furnish annual reports to shareholders which include audited financial statements reported on by our independent accountants. We will continue to comply with the periodic reporting requirements imposed by the Securities Exchange Act of 1934 as long as such requirements apply to us. In addition, we furnish quarterly reports to shareholders containing unaudited financial statements for each quarter of each fiscal year.

GOVERNMENT SUPERVISION AND REGULATION

General


     As a bank holding company, we are subject to regulation under the Bank Holding Company Act of 1956, as amended, and the examination and reporting requirements of the Board of Governors of the Federal Reserve System. Other federal and state laws, including various consumer and compliance laws, govern the activities of our bank subsidiary, the investments that it makes and the aggregate amount of loans that it may grant to one borrower. Our national bank subsidiary, Cardinal Bank, N.A. is subject to regulation, supervision and examination by the Office of the Comptroller of the Currency. Our bank subsidiary also is subject to regulation, supervision and examination by the Federal Deposit Insurance Corporation.


     The following description summarizes the significant federal and state laws applicable to us. To the extent that statutory or regulatory provisions are described, the description is qualified in its entirety by reference to that particular statutory or regulatory provision

The Bank Holding Company Act

     Under the Bank Holding Company Act, we are subject to periodic examination by the Federal Reserve and required to file periodic reports regarding our operations and any additional information that the Federal Reserve may require. Our activities at the bank holding company level are limited to:


          .    banking, managing or controlling banks;
          .    furnishing services to or performing services for our
               subsidiary; and
          .    engaging in other activities that the Federal Reserve has
               determined by regulation or order to be so closely related to banking as to be a proper incident to these activities.


     Some of the activities that the Federal Reserve Board has determined by regulation to be proper incidents to the business of a bank holding company include making or servicing loans and specific types of leases, performing specific data processing services and acting in some circumstances as a fiduciary or investment or financial adviser.

     With some limited exceptions, the Bank Holding Company Act requires every bank holding company to obtain the prior approval of the Federal Reserve before:

          .    acquiring substantially all the assets of any bank;
          .    acquiring direct or indirect ownership or control of any voting shares of any bank if after such acquisition it would own or control more than 5% of the voting shares of such bank (unless it already owns or controls the majority of such shares); or
          .    merging or consolidating with another bank holding company.

     In addition, and subject to some exceptions, the Bank Holding Company Act and the Change in Bank Control Act, together with their regulations, require Federal Reserve approval prior to any person or company acquiring "control" of a bank holding company. Control is conclusively presumed to exist if an individual or company acquires 25% or more of any class of voting securities of the bank holding company. Control is rebuttably presumed to exist if a person acquires 10% or more, but less than 25%, of any class of voting securities and either has registered securities under Section 12 of the Securities Exchange Act of 1934 or no other person owns a greater percentage of that class of voting securities immediately after the transaction. The regulations provide a procedure for challenging this rebuttable control presumption.

     In November 1999, Congress enacted the Gramm-Leach-Bliley Act, which made substantial revisions to the statutory restrictions separating banking activities from other financial activities. Under the GLBA, bank holding companies that are well-capitalized and well-managed and meet other conditions can elect to become "financial holding companies." As financial holding companies, they and their subsidiaries are permitted to acquire or engage in previously impermissible activities such as insurance underwriting, securities underwriting and distribution, travel agency activities, insurance agency activities, merchant banking and other activities that the Federal Reserve determines to be financial in nature or complementary to these activities. Financial holding companies continue to be subject to the overall oversight and supervision of the Federal Reserve, but the GLBA applies the concept of functional regulation to the activities conducted by subsidiaries. For example, insurance activities would be subject to supervision and regulation by state insurance authorities. Although we have not elected to become a financial holding company in order to exercise the broader activity powers provided by the GLBA, we will likely do so in the future.


Payment of Dividends


     We are a legal entity separate and distinct from our banking and other subsidiaries. Virtually all of our revenues will result from dividends paid to us by our bank subsidiary. Our bank subsidiary is subject to laws and regulations that limit the amount of dividends that it can pay. Under OCC regulations, a national bank may not declare a dividend in excess of its undivided profits, which means that our national bank subsidiary must recover any start-up losses before it may pay a dividend to us. Additionally, our national bank subsidiary may not declare a dividend if the total amount of all dividends, including the proposed dividend, declared by the national bank in any calendar year exceeds the total of the national bank's retained net income of that year to date, combined with its retained net income of the two preceding years, unless the dividend is approved by the OCC. Our national bank subsidiary may not declare or pay any dividend if, after making the dividend, the national bank would be "undercapitalized," as defined in the federal regulations.


     The FDIC has the general authority to limit the dividends paid by insured banks if the payment is deemed an unsafe and unsound practice. The FDIC has indicated that paying dividends that deplete a bank's capital base to an inadequate level would be an unsound and unsafe banking practice.


     In addition, both we and our bank subsidiary are subject to various regulatory restrictions relating to the payment of dividends, including requirements to maintain capital at or above regulatory minimums. Banking regulators have indicated that banking organizations should generally pay dividends only if the organization's net income available to common shareholders over the past year has been sufficient to fully fund the dividends, and the prospective rate of earnings retention appears consistent with the organization's capital needs, asset quality and overall financial condition. Virginia law also imposes some restrictions on our ability to pay dividends. See "Description of Securities" above.


Insurance of Accounts, Assessments and Regulation by the FDIC


     The deposits of our bank subsidiary are insured by the FDIC up to the limits set forth under applicable law. The deposits of our bank subsidiaries are subject to the deposit insurance assessments of the Bank Insurance Fund, or "BIF", of the FDIC.


     The FDIC has implemented a risk-based deposit insurance assessment system under which the assessment rate for an insured institution may vary according to regulatory capital levels of the institution and other factors, including supervisory evaluations. For example, depository institutions insured by the BIF that are "well capitalized" and that present few or no supervisory concerns are required to pay only the statutory minimum assessment of $2,000 annually for deposit insurance, while all other banks are required to pay premiums ranging from .03% to .27% of domestic deposits. These rate schedules are subject to future adjustments by the FDIC. In addition, the FDIC has authority to impose special assessments from time to time.


     The FDIC is authorized to prohibit any BIF-insured institution from engaging in any activity that the FDIC determines by regulation or order to pose a serious threat to the respective insurance fund. Also, the FDIC may initiate enforcement actions against banks, after first giving the institution's primary regulatory authority an opportunity to take such action. The FDIC may terminate the deposit insurance of any depository institution if it determines, after a hearing, that the institution has engaged or is engaging in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations, or has violated any applicable law, regulation, order or any condition imposed in writing by the FDIC. It also may suspend deposit insurance temporarily during the hearing process for the permanent termination of insurance, if the institution has no tangible capital. If deposit insurance is terminated, the deposits at the institution at the time of termination, less subsequent withdrawals, shall continue to be insured for a period from six months to two years, as determined by the FDIC. We are not aware of any existing circumstances that could result in termination of any of our bank subsidiary's deposit insurance.


Capital Requirements


     Each of the OCC and the Federal Reserve Board has issued risk-based and leverage capital guidelines applicable to banking organizations that it supervises. Under the risk-based capital requirements, we and our bank subsidiary are each generally required to maintain a minimum ratio of total capital to risk-weighted assets (including specific off-balance sheet activities, such as standby letters of credit) of 8%. At least half of the total capital must be composed of "Tier 1 Capital", which is defined as common equity, retained earnings and qualifying perpetual preferred stock, less certain intangibles. The remainder may consist of "Tier 2 Capital", which is defined as specific subordinated debt, some hybrid capital instruments and other qualifying preferred stock and a limited amount of the loan loss allowance. In addition, each of the federal banking regulatory agencies has established minimum leverage capital requirements for banking organizations. Under these requirements, banking organizations must maintain a minimum ratio of Tier 1 capital to adjusted average quarterly assets equal to 3% to 5%, subject to federal bank regulatory evaluation of an organization's overall safety and soundness. In sum, the capital measures used by the federal banking regulators are:


     . the Total Capital ratio, which is the total of Tier 1 Capital and Tier 2 Capital;

     .    the Tier 1 Capital ratio; and

     .    the leverage ratio.

     Under these regulations, a bank will be:

     .    "well capitalized" if it has a Total Capital ratio of 10% or greater, a Tier 1 Capital ratio of 6% or greater, and is not subject to any written agreement, order, capital directive, or prompt corrective action directive by a federal bank regulatory agency to meet and maintain a specific capital level for any capital measure;

     .    "adequately capitalized" if it has a Total Capital ratio of 8% or ratio greater, a Tier 1 Capital ratio of 4% or greater, and a leverage of 4% or greater - or 3% in certain circumstances - and is not well capitalized;

     .    "undercapitalized" if it has a Total Capital ratio of less than 8% or greater, a Tier 1 Capital ratio of less than 4% - or 3% in certain circumstances;

     .    "significantly undercapitalized" if it has a Total Capital ratio of less than 6%, a Tier 1 Capital ratio of less than 3%, or a leverage ratio of less than 3%; or

     .    "critically undercapitalized" if its tangible equity is equal to or less than 2% of average quarterly tangible assets.

     The risk-based capital standards of each of the OCC and the Federal Reserve Board explicitly identify concentrations of credit risk and the risk arising from non-traditional activities, as well as an institution's ability to manage these risks, as important factors to be taken into account by the agency in assessing an institution's overall capital adequacy. The capital guidelines also provide that an institution's exposure to a decline in the economic value of its capital due to changes in interest rates be considered by the agency as a factor in evaluating a banking organization's capital adequacy.


     The OCC and the FDIC may take various corrective actions against any undercapitalized bank and any bank that fails to submit an acceptable capital restoration plan or fails to implement a plan accepted by the OCC or the FDIC. These powers include, but are not limited to, requiring the institution to be recapitalized, prohibiting asset growth, restricting interest rates paid, requiring prior approval of capital distributions by any bank holding company that controls the institution, requiring divestiture by the institution of its subsidiaries or by the holding company of the institution itself, requiring new election of directors, and requiring the dismissal of directors and officers. Our bank subsidiary presently maintains sufficient capital to remain in compliance with these capital requirements.


Other Safety and Soundness Regulations

     There are a number of obligations and restrictions imposed on bank holding companies and their depository institution subsidiaries by federal law and regulatory policy that are designed to reduce potential loss exposure to the depositors of such depository institutions and to the FDIC insurance funds in the event that the depository institution is insolvent or is in danger of becoming insolvent. For example, under the requirements of the Federal Reserve Board with respect to bank holding company operations, a bank holding company is required to serve as a source of financial strength to its subsidiary depository institutions and to commit resources to support such institutions in circumstances where it might not do so otherwise. In addition, the "cross-guarantee" provisions of federal law require insured depository institutions under common control to reimburse the FDIC for any loss suffered or reasonably anticipated by the FDIC as a result of the insolvency of commonly controlled insured depository institutions or for any assistance provided by the FDIC to commonly controlled insured depository institutions in danger of failure. The FDIC may decline to enforce the cross-guarantee provision if it determines that a waiver is in the best interests of the deposit insurance funds. The FDIC's claim for reimbursement under the cross guarantee provisions is superior to claims of shareholders of the insured depository institution or its holding company but is subordinate to claims of depositors, secured creditors and nonaffiliated holders of subordinated debt of the commonly controlled insured depository institutions.

Interstate Banking and Branching

     Current federal law authorizes interstate acquisitions of banks and bank holding companies without geographic limitation. Effective June 1, 1997, a bank headquartered in one state is authorized to merge with a bank headquartered in another state, as long as neither of the states had opted out of such interstate merger authority prior to such date. After a bank has established branches in a state through an interstate merger transaction, the bank may establish and acquire additional branches at any location in the state where a bank headquartered in that state could have established or acquired branches under applicable federal or state law.

Monetary Policy


     The commercial banking business is affected not only by general economic conditions but also by the monetary policies of the Federal Reserve Board. The instruments of monetary policy employed by the Federal Reserve Board include open market operations in United States government securities, changes in the discount rate on member bank borrowing and changes in reserve requirements against deposits held by all federally insured banks. The Federal Reserve Board's monetary policies have had a significant effect on the operating results of commercial banks in the past and are expected to continue to do so in the future. In view of changing conditions in the national and international economy and in the money markets, as well as the effect of actions by monetary fiscal authorities, including the Federal Reserve Board, no prediction can be made as to possible future changes in interest rates, deposit levels, loan demand or the business and earnings of our bank subsidiary.


Federal Reserve System

     In 1980, Congress enacted legislation that imposed reserve requirements on all depository institutions that maintain transaction accounts or nonpersonal time deposits. NOW accounts, money market deposit accounts and other types of accounts that permit payments or transfers to third parties fall within the definition of transaction accounts and are subject to these reserve requirements, as are any nonpersonal time deposits at an institution. For net transaction accounts in 2002, the first $5.7 million will be exempt from reserve requirements. A 3% reserve ratio will be assessed on net transaction accounts over $5.7 million to and including $41.3 million. A 10% reserve ratio will be applied to net transaction accounts in excess of $41.3 million. These percentages are subject to adjustment by the Federal Reserve Board. Because required reserves must be maintained in the form of vault cash or in a non-interest-bearing account at, or on behalf of, a Federal Reserve Bank, the effect of the reserve requirement is to reduce the amount of the institution's interest-earning assets.

Transactions with Affiliates

     Transactions between banks and their affiliates are governed by Sections 23A and 23B of the Federal Reserve Act. An affiliate of a bank is any bank or entity that controls, is controlled by or is under common control with such bank. Generally, Sections 23A and 23B (i) limit the extent to which the bank or its subsidiaries may engage in "covered transactions" with any one affiliate to an amount equal to 10% of such institution's capital stock and surplus, and maintain an aggregate limit on all such transactions with affiliates to an amount equal to 20% of such capital stock and surplus, and (ii) require that all such transactions be on terms substantially the same, or at least as favorable, to the association or subsidiary as those provided to a nonaffiliate. The term "covered transaction" includes the making of loans, purchase of assets, issuance of a guarantee and similar other types of transactions.

Loans to Insiders

     The Federal Reserve Act and related regulations impose specific restrictions on loans to directors, executive officers and principal shareholders of banks. Under Section 22(h) of the Federal Reserve Act, loans to a director, an executive officer and to a principal shareholder of a bank, and some affiliated entities of any of the foregoing, may not exceed, together with all other outstanding loans to such person and affiliated entities, the bank's loan-to-one borrower limit. Loans in the aggregate to insiders and their related interests as a class may not exceed two times the bank's unimpaired capital and unimpaired surplus until the bank's total assets equal or exceed $100,000,000, at which time the aggregate is limited to the bank's unimpaired capital and unimpaired surplus. Section 22(h) also prohibits loans, above amounts prescribed by the appropriate federal banking agency, to directors, executive officers and principal shareholders of a bank or bank holding company, and their respective affiliates, unless such loan is approved in advance by a majority of the board of directors of the bank with any "interested" director not participating in the voting. The FDIC has prescribed the loan amount, which includes all other outstanding loans to such person, as to which such prior board of director approval is required, as being the greater of $25,000 or 5% of capital and surplus (up to $500,000). Section 22(h) requires that loans to directors, executive officers and principal shareholders be made on terms and underwriting standards substantially the same as offered in comparable transactions to other persons.

Community Reinvestment Act

     Under the Community Reinvestment Act and related regulations, depository institutions have an affirmative obligation to assist in meeting the credit needs of their market areas, including low and moderate-income areas, consistent with safe and sound banking practice. The Community Reinvestment Act requires the adoption by each institution of a Community Reinvestment Act statement for each of its market areas describing the depository institution's efforts to assist in its community's credit needs. Depository institutions are periodically examined for compliance with the Community Reinvestment Act and are periodically assigned ratings in this regard. Banking regulators consider a depository institution's Community Reinvestment Act rating when reviewing applications to establish new branches, undertake new lines of business, and/or acquire part or all of another depository institution. An unsatisfactory rating can significantly delay or even prohibit regulatory approval of a proposed transaction by a bank holding company or its depository institution subsidiaries.

     The Gramm-Leach-Bliley Act and federal bank regulators have made various changes to the Community Reinvestment Act. Among other changes, Community Reinvestment Act agreements with private parties must be disclosed and annual reports must be made to a bank's primary federal regulatory. A bank holding company will not be permitted to become a financial holding company and no new activities authorized under the GLBA may be commenced by a holding company or by a bank financial subsidiary if any of its bank subsidiaries received less than a "satisfactory" rating in its latest Community Reinvestment Act examination.

Fair Lending; Consumer Laws

     In addition to the Community Reinvestment Act, other federal and state laws regulate various lending and consumer aspects of the banking business. Governmental agencies, including the Department of Housing and Urban Development, the Federal Trade Commission and the Department of Justice, have become concerned that prospective borrowers experience discrimination in their efforts to obtain loans from depository and other lending institutions. These agencies have brought litigation against depository institutions alleging discrimination against borrowers. Many of these suits have been settled, in some cases for material sums, short of a full trial.

     Recently, these governmental agencies have clarified what they consider to be lending discrimination and have specified various factors that they will use to determine the existence of lending discrimination under the Equal Credit Opportunity Act and the Fair Housing Act, including evidence that a lender discriminated on a prohibited basis, evidence that a lender treated applicants differently based on prohibited factors in the absence of evidence that the treatment was the result of prejudice or a conscious intention to discriminate, and evidence that a lender applied an otherwise neutral non-discriminatory policy uniformly to all applicants, but the practice had a discriminatory effect, unless the practice could be justified as a business necessity .

     Banks and other depository institutions also are subject to numerous consumer-oriented laws and regulations. These laws, which include the Truth in Lending Act, the Truth in Savings Act, the Real Estate Settlement Procedures Act, the Electronic Funds Transfer Act, the Equal Credit Opportunity Act, and the Fair

Housing Act, require compliance by depository institutions with various disclosure requirements and requirements regulating the availability of funds after deposit or the making of some loans to customers.

Gramm-Leach-Bliley Act of 1999

     The Gramm-Leach-Bliley Act of 1999 was signed into law on November 12, 1999. The GLBA covers a broad range of issues, including a repeal of most of the restrictions on affiliations among depository institutions, securities firms and insurance companies. Most of its provisions require the federal bank regulatory agencies and other regulatory bodies to adopt implementing regulations, and for that reason an assessment of the full impact of the GLBA on us must await completion of that regulatory process. The following description summarizes some of its significant provisions.

     The GLBA repeals sections 20 and 32 of the Glass-Steagall Act, thus permitting unrestricted affiliations between banks and securities firms. It also permits bank holding companies to elect to become financial holding companies. A financial holding company may engage in or acquire companies that engage in a broad range of financial services, including securities activities such as underwriting, dealing, investment, merchant banking, insurance underwriting, sales and brokerage activities. In order to become a financial holding company, the bank holding company and all of its affiliated depository institutions must be well-capitalized, well-managed and have at least a satisfactory Community Reinvestment Act rating.

     The GLBA provides that the states continue to have the authority to regulate insurance activities, but prohibits the states in most instances from preventing or significantly interfering with the ability of a bank, directly or through an affiliate, to engage in insurance sales, solicitations or cross-marketing activities. Although the states generally must regulate bank insurance activities in a nondiscriminatory manner, the states may continue to adopt and enforce rules that specifically regulate bank insurance activities in specific areas identified under the law. Under the new law, the federal bank regulatory agencies adopted insurance consumer protection regulations that apply to sales practices, solicitations, advertising and disclosures.


     The GLBA adopts a system of functional regulation under which the Federal Reserve Board is designated as the umbrella regulator for financial holding companies, but financial holding company affiliates are principally regulated by functional regulators such as the FDIC for state nonmember bank affiliates, the Securities and Exchange Commission for securities affiliates, and state insurance regulators for insurance affiliates. It repeals the broad exemption of banks from the definitions of "broker" and "dealer" for purposes of the Securities Exchange Act of 1934, as amended. It also identifies a set of specific activities, including traditional bank trust and fiduciary activities, in which a bank may engage without being deemed a "broker," and a set of activities in which a bank may engage without being deemed a "dealer." Additionally, the new law makes conforming changes in the definitions of "broker" and "dealer" for purposes of the Investment Company Act of 1940, as amended, and the Investment Advisers Act of 1940, as amended.


     The GLBA contains extensive customer privacy protection provisions. Under these provisions, a financial institution must provide to its customers, both at the inception of the customer relationship and on an annual basis, the institution's policies and procedures regarding the handling of customers' nonpublic personal financial information. The new law provides that, except for specific limited exceptions, an institution may not provide such personal information to unaffiliated third parties unless the institution discloses to the customer that such information may be so provided and the customer is given the opportunity to opt out of such disclosure. An institution may not disclose to a non-affiliated third party, other than to a consumer reporting agency, customer account numbers or other similar account identifiers for marketing purposes. The GLBA also provides that the states may adopt customer privacy protections that are more strict than those contained in the act.

Future Regulatory Uncertainty


     Because federal regulation of financial institutions changes regularly and is the subject of constant legislative debate, we cannot forecast how federal regulation of financial institutions may change in the future and impact our operations. Although Congress in recent years has sought to reduce the regulatory burden on financial institutions with respect to the approval of specific transactions, we fully expect that the financial institution industry will remain heavily regulated in the near future and that additional laws or regulations may be adopted further regulating specific banking practices.

                                  UNDERWRITING

     The underwriter, McKinnon & Company, Inc., has agreed, subject to the terms and conditions contained in an Underwriting Agreement with us, to sell, as selling agent for us on a best efforts basis, the common shares offered in the rights offering that are not purchased by our shareholders, together with 2,500,000 additional common shares in the public offering and up to 750,000 additional common shares should we so elect. Because the public offering will be conducted on a best-efforts basis, the underwriter is not obligated to purchase any shares if they are not sold to the public, and the underwriter is not required to sell any specific number or dollar amount of shares.


     The underwriter has informed us that it proposes to offer the shares in the public offering as selling agent for us, subject to prior sale, when, as and if issued by us, in part to the public at the public offering price, and in part through certain selected dealers to customers of such selected dealers at the
public offering price. Each selected dealer will receive a commission of    % of
                                                                          --
the public offering price for each share it sells. The underwriter reserves the right to reject any order for the purchase of shares through it, in whole or in part.

     The underwriter provides investment banking services to us from time to time in the ordinary course of business and has advised us on the structure of the rights offering. We will pay the underwriter a financial advisory fee equal to 1% of the price of the shares sold in the rights offering and a commission equal to 5% of the price of the shares sold in the public offering. We have agreed to indemnify the underwriter against certain civil liabilities, including liability under the Securities Act of 1933, as amended.


     We will also pay the expenses of both the rights offering and the public offering, which we expect to be approximately $250,000.


     Neither the rights offering nor the public offering is contingent upon the occurrence of any event or the sale of a minimum number of shares. Funds received by the underwriter from investors in the public offering will be deposited with an escrow agent in a non-interest bearing escrow account until the closing of the both the rights offering and public offering. The closing of
both offerings is expected to occur on or about May     , 2002.
                                                    ----


                        DETERMINATION OF OFFERING PRICE

     The price of the shares offered in the rights offering was determined by us after consultation with the underwriter and is based on a variety of factors, including:

     .    the per share book value of the common shares as of December 31, 2001,
     .    the trading history of our common shares,
     .    our history of operating losses
     .    our prospects for future earnings,
     .    our current performance,
     .    the prospects of the banking industry in which we compete,
     . the general condition of the securities market at the time of the offerings, and
     .    the prices of equity securities of comparable companies.

     The price of the shares offered in the public offering will be determined by negotiations between us and the underwriter. The factors mentioned above will be considered in determining the price of the shares offered in the public offering.

                                  LEGAL MATTERS

     The validity of the common shares offered hereby and certain other legal matters will be passed upon for us and for the underwriter by Squire, Sanders & Dempsey L.L.P.

                                     EXPERTS

     The consolidated financial statements of Cardinal Financial Corporation and subsidiaries as of December 31, 2001 and 2000 and for each of the years then ended have been included in this prospectus and the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, appearing elsewhere in this prospectus and upon their authority as experts in accounting and auditing.

                           FORWARD-LOOKING STATEMENTS

     This prospectus contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 31E of the Securities Exchange Act of 1934. These forward-looking statements are not historical facts, but rather are predictions and generally can be identified by use of statements that include phrases such as "believe," "expect," "anticipate," "estimate," "intend," "plan, " "foresee" or other words or phrases of similar import. Similarly, statements that describe our future financial condition or results of operations, objectives, plans, goals or future performance and business also are forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors, including those described in the "Risk Factors" and the "Management's Discussion and Analysis of Financial Condition and Results of Operations "sections and other parts of this prospectus, that could cause our actual results to differ materially from those anticipated in these forward-looking statements.

                       WHERE YOU CAN FIND MORE INFORMATION

     This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission. Because the rules and regulations of the SEC allow us to omit certain portions of the registration statement from this prospectus, this prospectus does not contain all the information set forth in the registration statement. You may review the registration statement and the exhibits filed with the registration statement for further information regarding us and our securities. The registration statement and its exhibits may be inspected at the SEC's public reference room facility located at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC's website at http://www.sec.gov.

     In the third quarter of 1998 we became subject to the information requirements of the Securities Exchange Act of 1934 and accordingly have thereafter filed with the SEC all required annual, quarterly and current reports, proxy statements and other information. You may read and copy any document that we have or will file at the public reference facilities of the SEC at the addresses set forth above or on the SEC's Internet site.

                         INDEX TO FINANCIAL STATEMENTS
                         CARDINAL FINANCIAL CORPORATION


                                                                                      Page
Independent Auditor's Report of KPMG LLP                                              F-2

Consolidated Financial Statements

       Consolidated Statements of Condition as of December 31, 2001 and 2000          F-3

       Consolidated Statements of Operations for the years ended December 31,
       2001 and 2000                                                                  F-4

       Consolidated Statements of Comprehensive Income(Loss)for the years
       ended December 31, 2001 and 2000                                               F-5

       Consolidated Statements of Changes in Shareholders' Equity for the
       years ended December 31, 2001 and 2000                                         F-6

       Consolidated Statements of Cash Flows for the years ended
       December 31, 2001 and 2000                                                     F-7

Notes to Consolidated Financial Statements                                      F-8 through F-29

                 CARDINAL FINANCIAL CORPORATION AND SUBSIDIARIES

                        Consolidated Financial Statements

                           December 31, 2001 and 2000

                   (With Independent Auditors' Report Thereon)

                          Independent Auditors' Report

The Board of Directors and Shareholders
Cardinal Financial Corporation and subsidiaries:

We have audited the accompanying consolidated statements of condition of Cardinal Financial Corporation and subsidiaries (the Company) as of December 31, 2001 and 2000, and the related consolidated statements of operations, comprehensive income (loss), changes in shareholders' equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Cardinal Financial Corporation and subsidiaries as of December 31, 2001 and 2000, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.


/s/ KPMG LLP

McLean, Virginia
January 18, 2002

                 CARDINAL FINANCIAL CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CONDITION

                           December 31, 2001 and 2000

                    (Dollars in thousands, except share data)

                                     Assets                                              2001                 2000
                                                                                    --------------      ----------------
Cash and due from banks                                                             $       11,446      $          4,734
Federal funds sold                                                                          23,013                24,754
                                                                                    --------------      ----------------
                   Total cash and cash equivalents                                          34,459                29,488
Investment securities available-for-sale                                                    34,147                 6,935
Other investments                                                                            1,268                 1,513
Loans held for sale                                                                          4,732                    --
Loans receivable, net of fees                                                              200,911               154,271
Allowance for loan losses                                                                   (3,104)               (1,900)
                                                                                    --------------      ----------------
                                                                                           197,807               152,371
Premises and equipment, net                                                                  5,077                 5,659
Goodwill and other intangibles                                                                 668                 9,576
Accrued interest and other assets                                                            1,426                 1,506
                                                                                    --------------      ----------------
                   Total assets                                                     $      279,584      $        207,048
                                                                                    ==============      ================
                      Liabilities and Shareholders' Equity

Deposits                                                                            $      246,024      $        163,371
Other borrowed funds                                                                         9,824                 7,287
Accrued interest and other liabilities                                                       3,112                 2,278
                                                                                    --------------      ----------------
                   Total liabilities                                                       258,960               172,936

Preferred stock, $1 par value, 10,000,000 shares authorized; Series A preferred stock, cumulative convertible, 1,364,714 and
    1,411,268 shares outstanding in 2001 and 2000, respectively                              1,365                 1,411
Common stock, $1 par value, 50,000,000 shares authorized,
    4,294,323 and 4,253,155 shares outstanding in 2001
    and 2000, respectively                                                                   4,294                 4,253
Additional paid-in capital                                                                  38,488                38,466
Accumulated deficit                                                                        (23,249)              (10,022)
Accumulated other comprehensive income (loss)                                                 (274)                    4
                                                                                    --------------      ----------------
                   Total shareholders' equity                                               20,624                34,112
                                                                                    --------------      ----------------
                   Total liabilities and shareholders' equity                       $      279,584      $        207,048
                                                                                    ==============      ================


          See accompanying notes to consolidated financial statements.

                 CARDINAL FINANCIAL CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                     Years ended December 31, 2001 and 2000

                                                                                    2001                     2000
                                                                           ----------------------    -------------------
Interest income:
    Loans receivable                                                       $           14,973,409    $         9,257,708
    Federal funds sold                                                                  1,084,569              1,451,315
    Investment securities available-for-sale                                              436,590                371,386
    Other investments                                                                      82,050                 69,873
                                                                           ----------------------    -------------------
               Total interest income                                                   16,576,618             11,150,282

Interest expense:
    Deposits                                                                            7,027,130              4,293,522
    Other borrowed funds                                                                  472,899                446,839
                                                                           ----------------------    -------------------
               Total interest expense                                                   7,500,029              4,740,361
                                                                           ----------------------    -------------------
               Net interest income                                                      9,076,589              6,409,921

Provision for loan losses                                                               1,201,406                752,755
                                                                           ----------------------    -------------------
               Net interest income after provision for loan losses                      7,875,183              5,657,166

Non-interest income:
    Service charges on deposit accounts                                                   398,326                153,769
    Loan service charges                                                                  432,508                230,228
    Investment fee income                                                               1,941,200              1,515,530
    Net gain (loss) on sales of loans                                                      48,775                (22,660)
    Net gain on sales of assets                                                            18,270                 25,347
    Other income                                                                          427,580                195,727
                                                                           ----------------------    -------------------
               Total non-interest income                                                3,266,659              2,097,941

Non-interest expense:
    Salary and benefits                                                                 7,730,504              6,317,278
    Occupancy                                                                           1,373,265              1,075,075
    Professional fees                                                                     705,313                507,769
    Depreciation                                                                          804,065                600,397
    Amortization and write down of intangibles                                          8,907,010                235,297
    Other operating expenses                                                            4,346,001              2,990,299
                                                                           ----------------------    -------------------
               Total non-interest expense                                              23,866,158             11,726,115
                                                                           ----------------------    -------------------
               Net loss before income taxes                                           (12,724,316)            (3,971,008)

Provision for income taxes                                                                      -                      -
                                                                           ----------------------    -------------------
Net loss                                                                   $          (12,724,316)   $        (3,971,008)
                                                                           ======================    ===================
Dividends to preferred shareholders                                                       503,212                170,555
                                                                           ----------------------    -------------------
Net loss to common shareholders                                            $          (13,227,528)   $        (4,141,563)
                                                                           ======================    ===================
Basic and diluted loss per common share                                    $                (3.11)   $             (0.98)
                                                                           ======================    ===================
Weighted-average common shares outstanding                                              4,258,087              4,246,346
                                                                           ======================    ===================

See accompanying notes to consolidated financial statements.

                 CARDINAL FINANCIAL CORPORATION AND SUBSIDIARIES
             CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
                     Years ended December 31, 2001 and 2000



                                                        2001           2000
                                                   -------------   ------------


Net loss                                           $ (12,724,316)  $ (3,971,008)
Other comprehensive income (loss):
   Unrealized gain (loss) on available-for-sale
        investment securities                           (277,678)       116,939
                                                   -------------   ------------

Comprehensive loss                                 $ (13,001,994)  $ (3,854,069)
                                                   =============   ============


See accompanying notes to consolidated financial statements.

                 CARDINAL FINANCIAL CORPORATION AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                     Years ended December 31, 2001 and 2000

                             (Dollars in thousands)

                                                                                                       Accumulated
                                                                                Additional                Other
                                             Preferred Preferred Common  Common   Paid-in  Accumulated Comprehensive
                                              Shares     Stock   Shares  Stock    Capital    Deficit   Income (Loss)  Total
                                             --------- --------- ------ ------- ---------- ----------- ------------- --------
Balance, December 31, 1999                          -- $      --  4,243 $ 4,243 $  32,496  $   (5,881) $       (113) $ 30,745

Issuance of 1,411,499 shares of cumulative
    preferred stock, par value $1                1,411     1,411     --      --     5,645          --            --     7,056

Issuance of common stock options in
    connection with acquisition                     --        --     --      --       301          --            --       301

Stock options exercised                             --        --      7       7        15          --            --        22

Issuance of stock awards                            --        --      3       3         9          --            --        12

Dividends on preferred stock                        --        --     --      --        --        (170)           --      (170)

Change in unrealized gain (loss) on
    investment securities available-for-sale        --        --     --      --        --          --           117       117

Net loss                                            --        --     --      --        --      (3,971)           --    (3,971)
                                             ----------------------------------------------------------------------  --------
Balance, December 31, 2000                       1,411 $   1,411  4,253 $ 4,253 $  38,466  $  (10,022) $          4  $ 34,112

Issuance of stock awards                            --        --      3       3         3          --            --         6

Stock options exercised                             --        --      3       3         8          --            --        11

Dividends on preferred stock                        --        --     --      --        --        (503)           --      (503)

Preferred stock converted to common stock          (46)      (46)    35      35        11          --            --        --

Change in unrealized gain (loss) on
    investment securities available-for-sale        --        --     --      --        --          --          (278)     (278)

Net loss                                            --        --     --      --        --                   (12,724)  (12,724)
                                             --------- --------- ------ ------- ---------  ----------   -----------  --------
Balance, December 31, 2001                       1,365 $   1,365  4,294 $ 4,294 $  38,488  $  (23,249)  $      (274) $ 20,624
=============================================================================================================================

See accompanying notes to consolidated financial statements.

                 CARDINAL FINANCIAL CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                     Years ended December 31, 2001 and 2000

                             (Dollars in thousands)

                                                                                           2001           2000
                                                                                        ----------      --------
Cash flows from operating activities:
    Net loss                                                                            $  (12,724)     $ (3,971)
    Adjustments to reconcile net loss to net cash used in operating activities:
          Depreciation                                                                         804           600
          Amortization and write down of intangibles, premiums and discounts                 8,960           230
          Provision for loan losses                                                          1,201           753
          Loss on sale of investment securities available-for-sale                              --            32
          Originations of loans held for sale                                              (15,807)        1,275
          Net proceeds from the sale of loans held for sale                                 11,124        (1,252)
          Gain on sale of assets                                                               (67)          (48)
          (Increase) decrease in accrued interest and other assets                             117        (1,082)
          Increase in accrued interest and other liabilities                                   834         1,268
          Compensation related to stock awards                                                   6            12
                                                                                        ----------      --------
                   Net cash used in operating activities                                    (5,552)       (2,183)
                                                                                        ----------      --------

Cash flows from investing activities:
    Purchase of premises and equipment                                                        (501)       (1,456)
    Proceeds from sale of premises and equipment                                                28           175
    Proceeds from sale, maturity and call of investment securities available-for-sale        4,500         2,468
    Proceeds from sale of other investments                                                    832            --
    Purchase of investment securities available-for-sale                                   (34,101)           --
    Purchase of other investments                                                             (587)         (133)
    Redemptions of investment securities available-for-sale                                  2,111           421
    Net increase in loans receivable                                                       (46,457)      (48,244)
    Net cash acquired in merger                                                                 --        11,090
                                                                                        ----------      --------
                   Net cash used in investing activities                                   (74,175)      (35,679)
                                                                                        ----------      --------
Cash flows from financing activities:
    Net increase in deposits                                                                82,653        49,600
    Net increase in other borrowed funds                                                     2,537        (1,145)
    Dividends on preferred stock                                                              (503)         (170)
    Stock options exercised                                                                     11            22
    Reversal of accrued costs related to public offering                                        --            --
                                                                                        ----------      --------
                   Net cash provided by financing activities                                84,698        48,307
                                                                                        ----------      --------
Net increase in cash and cash equivalents                                                    4,971        10,445

Cash and cash equivalents at beginning of year                                              29,488        19,043
                                                                                        ----------      --------
Cash and cash equivalents at end of year                                                $   34,459      $ 29,488
                                                                                        ==========      ========
Supplemental disclosure of cash flow information:
    Cash paid during year for interest                                                  $    7,538      $  4,676
                                                                                        ==========      ========

Supplemental schedule of noncash investing and financing activities:

In 2000, the company purchased all of the common stock of Heritage Bancorp, Inc.
for $14.4 million. In conjunction with the acquisition, liabilities were assumed as follows:

    Fair value of assets acquired                                                                       $ 62,162
    Goodwill and other intangibles                                                                         9,812
    Cash paid                                                                                             (7,059)
    Preferred stock issued                                                                                (7,056)
    Issuance of common stock options                                                                        (301)
                                                                                                        --------
    Fair value of liabilities assumed                                                                   $ 57,558
                                                                                                        ========


See accompanying notes to consolidated financial statements.

                CARDINAL FINANCIAL CORPORTATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 2001 amd 2000


(1)    Organization

       Cardinal Financial Corporation (the "Company") was incorporated November 24, 1997 under the laws of the Commonwealth of Virginia as a holding company whose activities consist of investment in its wholly-owned subsidiaries. In addition to Cardinal Bank, N.A. which began operations in 1998, the Company opened the following three subsidiaries in 1999, Cardinal Wealth Services, Inc. an investment subsidiary (as of February 1, 1999), Cardinal Bank - Manassas/Prince William, N.A. (as of July 26,
       1999), and Cardinal Bank - Dulles, N.A. (as of August 2, 1999). On September 1, 2000, the Company completed its acquisition of Heritage Bancorp, Inc. and it's banking subsidiary, The Heritage Bank, headquartered in McLean, Virginia. The Heritage Bank was renamed and became the Company's fourth banking subsidiary, Cardinal Bank - Potomac. On November 1, 2001, the Company consolidated two of its banking subsidiaries, Cardinal Bank - Dulles, N.A. and Cardinal Bank - Potomac into Cardinal Bank, N.A.

(2)    Summary of Significant Accounting Policies

        (a)   Use of Estimates

              The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and contingent liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to changes in the near term are the allowance for loan losses and the valuation of deferred tax assets.

       (b)    Principles of Consolidation

              The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

       (c)    Cash and Cash Equivalents


              For the purpose of presentation in the consolidated statements of cash flows, the Company has defined cash and cash equivalents as those amounts included in cash, due from banks, and federal funds sold.

       (d)    Investment Securities

              The Company classifies its debt and marketable equity securities in one of two categories: available-for-sale or held-to-maturity. Held-to-maturity securities are those securities for which the Company has the ability and intent to hold until maturity. All other securities are classified as available-for-sale. The Company has no trading securities.

                CARDINAL FINANCIAL CORPORTATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 2001 amd 2000


        Held to maturity securities are held at cost. Available-for-sale securities are recorded at fair value. Unrealized gains and losses, net of tax if applicable, on available-for-sale securities are reported in other comprehensive income (loss).

        Gains and losses on the sale of securities are determined using the specific identification method. Declines in the fair value of individual held-to-maturity and available-for-sale securities below their cost that are deemed other than temporary are charged to earnings as realized losses, resulting in the establishment of a new cost basis for the security.

        Premiums and discounts are recognized in interest income using the effective interest method over the period to maturity. Prepayment of the mortgages securing the mortgage-backed securities may affect the maturity date and yield to maturity. The Company uses actual principal prepayment experience and estimates of future principal prepayments in calculating the yield necessary to apply the effective interest method.

(e)     Loans Held for Sale

        Loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated fair value on an individual loan basis as determined by outstanding commitments from investors. Net unrealized losses, if any, are recognized through a valuation allowance by charges to operations. Cost basis includes unpaid principal balances, origination premiums or discounts, and deferred net fees or costs.

(f)     Loans Receivable

        Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding principal balance adjusted for any charge-offs, and net of the allowance for loan losses and any deferred fees or costs. Loan origination fees and certain direct origination costs are capitalized and amortized as an adjustment of the yield of the related loan.

        Loans are placed in nonaccrual status when they are past-due 90 days as to either principal or interest or when, in the opinion of management, the collection of principal and interest is in doubt. A loan remains in nonaccrual status until the loan is current as to payment of both principal and interest or past-due less than 90 days, and the borrower demonstrates the ability to pay and remain current. Loans are charged-off when a loan or a portion thereof is considered uncollectible. When cash payments are received, they are applied to principal first, then accrued interest. It is the Company's policy not to record interest income until principal has become current.

        The Company determines and recognizes impairment of certain loans when based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. A loan is not considered impaired during a period of delay in payment if the Company expects to collect all amounts due, including past-due interest. An impaired loan is measured at the present value of its expected future cash

                CARDINAL FINANCIAL CORPORTATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 2001 amd 2000


        flows discounted at the loan's effective interest rate, or at the loan's observable market price or fair value of the collateral if the loan is collateral dependent.

        The allowance for loan losses is increased by provisions for loan losses and decreased by charge-offs (net of recoveries). Management's periodic evaluation of the adequacy of the allowance is based on the Company's past loan loss experience, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, and current economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Company's allowance for loan losses. Such agencies may require the Company to recognize additions to the allowance based on their judgments about information available to them at the time of their examination. Management believes that the current allowance for loan losses is a reasonable estimate of known and inherent losses in the current loan portfolio.

(g)     Premises and Equipment

        Land is carried at cost. Premises, furniture, equipment, and leasehold improvements are carried at cost, less accumulated depreciation and amortization. Depreciation of premises, furniture and equipment is computed using the straight-line method over their estimated useful lives from 3 to 10 years. Amortization of leasehold improvements is computed using the straight-line method over the useful lives of the improvements or the lease term, whichever is shorter.

(h)     Goodwill and other intangibles

        Goodwill, which represents the excess of purchase price over fair value of net assets acquired, is amortized on a straight-line basis over 15 years. The Company assesses the recoverability of this intangible asset by determining whether the amortization of the goodwill balance over its remaining life can be recovered through undiscounted future operating cash flows of the acquired operation. If the projected undiscounted net operating cash flows are less than the carrying amount, a loss is recognized to reduce the carrying amount to fair value, and when appropriate, the amortization period is also reduced. The other intangible includes a core deposit intangible for the value placed on long term deposit relationships that exist at acquisition. The core deposit intangible is amortized on a straight-line basis over the estimated lives of the deposit relationships acquired, which is 1.5 years.

(i)     Investment Fee Income

        Investment fee income represents commissions paid by customers of Cardinal Wealth Services, Inc. for investment transactions. Fees are recognized in income as it is earned.

(j)     Income Taxes

        Deferred tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As

                CARDINAL FINANCIAL CORPORTATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 2001 amd 2000


       changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

(k)    Loss Per Common Share

       Basic and diluted loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the periods. Common stock equivalents outstanding at December 31, 2001 and 2000 were antidilutive and consequently not included in the EPS calculation.

(l)    Stock Option Plan

       The Company applies the intrinsic value-based method of accounting prescribed by Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations, in accounting for its fixed plan stock options. As such, compensation expense is recorded only if the current market price of the underlying stock exceeded the exercise price on the date of grant.

(m)    New Accounting Standards

       In June 2001, Financial Accounting Standard No. 142, Goodwill and Other Intangible Assets was issued. SFAS 142 adopts a more aggregate view of goodwill and bases the accounting for goodwill on the units of the combined entity into which an acquired entity is integrated. Furthermore, goodwill and other intangible assets that have indefinite useful lives will not be amortized but rather will be tested at least annually for impairment using specific guidelines. Additional supplemental disclosures of information about goodwill and other intangibles in the years subsequent to their acquisitions are also required. The provisions of SFAS 142 are required to be applied starting with fiscal years beginning after December 15, 2001. Goodwill and some intangible assets will not decrease in the same manner as under previous standards which could lead to more volatility in reported income because impairment losses, if any, are likely to occur irregularly and in varying amounts. As a result of SFAS 142, the Company will no longer amortize its goodwill, but will be required to determine if the value of the goodwill is impaired. If such impairment exists a write down of the goodwill will be required at that time. Goodwill no longer subject to amortization as of December 31, 2001 is $646,000. The Company has not yet evaluated impairment under FAS 142, however, the Company does not anticipate the adoption of this statement will result in further impairment of the goodwill.

       In October 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for the Impairment of Long-Lived Assets. SFAS No 141 supercedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of and the accounting and reporting provisions of APB No. 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," for the disposal of a segment of a business. SFAS No. 144 retains many of the

                CARDINAL FINANCIAL CORPORTATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 2001 amd 2000


          provisions of SFAS No. 121, but addresses certain implementation issues associated with that statement. SFAS No. 144 is effective for fiscal years beginning after December 15, 2001. This statement is not expected to have a material impact on the Company's financial statements.

    (n)   Reclassifications

          Certain amounts for 2000 have been reclassified to conform to the presentation for 2001.

(3) Investment Securities and Other Investments

    The fair value and amortized cost of available-for-sale securities as of December 31, 2001 and 2000 are shown below.

                                                                    2001
                                                           ---------------------
                                                            Fair       Amortized
                                                            value         cost
    (Dollars in thousands)                                 -------     ---------

    Obligations of U.S. government-sponsored               $ 4,458      $ 4,501
       agencies and enterprises                             22,357       22,530
    Mortgage-backed securities                               7,083        7,140
    Corporate bonds                                            249          250
    Treasury bonds                                         -------      -------
                                                           $34,147      $34,421
                     Total                                 =======      =======

                                                                   2000
                                                           ---------------------
                                                            Fair      Amortized
                                                            value        cost
    (Dollars in thousands)                                 --------    ---------

    Obligations of U.S. government-sponsored               $ 5,870      $ 5,852
       agencies and enterprises                              1,065        1,079
    Mortgage-backed securities                             -------      -------
                                                           $ 6,935      $ 6,931
                     Total                                 =======      =======


    The fair value and amortized cost of available-for-sale securities by contractual maturity at December 31, 2001 is shown below. Expected maturities may differ from contractual maturities because many issuers have the right to call or prepay obligations with or without call or prepayment penalties.

                CARDINAL FINANCIAL CORPORTATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 2001 amd 2000

                                                      2001
                                           -------------------------------
                                              Fair             Amortized
(Dollars in thousands)                        value              cost
                                           -------------  ----------------

Maturing within 1 year                     $     249      $         250
After 1 year but within 5 years                9,063              9,139
After 5 years but within 10 years              2,477              2,502
Mortgage-backed securities                    22,358             22,530
                                           -------------  ----------------

        Total                              $  34,147      $      34,421
                                           =============  ================


For the years ended December 31, 2001 and 2000, proceeds from sales of investment securities available-for-sale amounted to $0 and $2.5 million respectively. There were no gross realized gains in 2001 and 2000 and gross realized losses amounted to $0 and $32,000, respectively. Gross unrealized losses in the available-for-sale investment securities at December 31, 2001 and 2000 were $289,000 and $61,000, respectively. Gross unrealized gains at December 31, 2001 and 2000 were $15,000 and $65,000, respectively.

Investment securities available-for-sale that were pledged to secure short-term borrowings at December 31, 2001 and 2000 had fair values of $1,341,000 and $2,017,000, respectively. At December 31, 2001 and 2000, investment securities available-for-sale that were pledged to secure repurchase agreements were $507,000 and $1,418,000, respectively. Investment securities available-for-sale that were pledged to secure debtor in possession deposit accounts at December 31, 2001 was $249,000. The Company had no such deposit accounts in 2000.

Other investments at December 31, 2001 include $613,000 of Federal Reserve Bank stock, $588,000 of Federal Home Loan Bank stock, $63,000 of Community Bankers' Bank stock and $4,000 in other investments. As members of the Federal Reserve Bank of Richmond and Federal Home Loan Bank of Atlanta, the Company's banking subsidiaries are required to hold stock in these entities. Stock membership in Community Bankers' Bank allows the Company to participate in loan purchases or sales including participations. These stocks are carried at cost since no active trading markets exist.

                CARDINAL FINANCIAL CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 2001 and 2000


(4)    Loans Receivable

       The loan portfolio at December 31, 2001 and 2000 consists of the following:

       (Dollars in thousands)                                                    2001               2000
                                                                          ------------------   ---------------
       Commercial                                                       $          57,665    $        49,646
       Real estate - commercial                                                    87,116             57,083
       Real estate - construction                                                   6,397              4,088
       Real estate - residential                                                   14,469             17,729
       Home equity lines                                                           21,299             14,867
       Consumer                                                                    13,941             10,665
                                                                           -----------------    --------------
                                                                                  200,887            154,078
       Net deferred fees                                                               24                193
                                                                           -----------------    --------------
                     Loans receivable, net of fees                                200,911            154,271
       Allowance for loan losses                                                   (3,104)            (1,900)
                                                                           -----------------    --------------
                     Loans receivable, net of fees and allowance        $         197,807    $       152,371
                                                                           =================    ==============

       Most of the Company's loans, commitments and standby letters of credit have been granted to customers located in the Washington, D.C. metropolitan area. The concentrations of credit by type of loan are set forth above. As a matter of regulatory restriction, the Company's banking subsidiaries limit the amount of credit extended to any single borrower or group of related borrowers.

       An analysis of the change in the allowance for loan losses follows:

       (Dollars in thousands)                            2001                2000
                                                   ------------------  -----------------
       Balance, beginning of year                $          1,900     $          726
       Provision for loan losses                            1,201                753
       Assumed allowance for loan losses from
             acquisition of Heritage                           --                421
       Loans charged off                                       --                 --
       Recoveries                                               3                 --
                                                   ------------------  -----------------
       Balance, end of year                      $          3,104     $        1,900
                                                   ==================  =================


       As of December 31, 2001 and 2000, the Company had impaired loans of $361,000 and $585,000, respectively, which were on nonaccrual status. These impairments had valuation allowances of $193,000 and $104,000 as of December 31, 2001 and 2000, respectively. The average balance of impaired loans was $207,000 and $195,000 for 2001 and 2000, respectively. The Company recorded no interest income on impaired loans. Interest income that would have been recorded had these loans been performing would have been $17,000 and $34,000 for 2001 and 2000, respectively.

                CARDINAL FINANCIAL CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 2001 and 2000

(5)    Premises and Equipment

       Components of premises and equipment at December 31, 2001 and 2000 were as follows:

       (Dollars in thousands)                                   2001                2000
                                                          ----------------    -----------------
       Land                                             $            197   $            197
       Building                                                      789                789
       Furniture and equipment                                     3,834              4,132
       Leasehold improvements                                      2,161              1,604
                                                          ------------------  -----------------
                         Total cost                                6,981              6,722
       Less accumulated depreciation and amortization              1,904              1,063
                                                          ------------------  -----------------
                         Premises and equipment, net    $          5,077   $          5,659
                                                          ==================  =================

       Depreciation expense for the years ended December 31, 2001 and 2000 was $804,000 and $600,000, respectively.

       The Company has entered into leases for office space over various terms. The leases are subject to annual increases as well as allocations of real estate taxes and certain operating expenses.

       Minimum future rental payments under the noncancelable operating leases, as of December 31, 2001 for each of the next five years and in the aggregate, are as follows:

                 Year ending December 31,                        Amount
                                                            ------------------
                 2002                                     $      1,204,000
                 2003                                            1,240,000
                 2004                                              961,000
                 2005                                              989,000
                 2006                                              931,000
                 Thereafter                                      2,437,000
                                                            ------------------
                                                          $      7,762,000
                                                            ==================

       The total rent expense was $1,251,000 and $965,000 in 2001 and 2000, respectively.

       In 2001, the Company has entered into contracts as sublessor for excess office space. Future minimum lease payment receivables under noncancellable leasing arrangements as of December 31, 2001 for each of the next five years and in the aggregate are as follows:

                CARDINAL FINANCIAL CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 2001 and 2000

                 Year ending December 31,                          Amount
                                                              ------------------
                 2002                                       $        240,000
                 2003                                                247,000
                 2004                                                167,000
                 2005                                                164,000
                 2006                                                169,000
                 Thereafter                                          969,000
                                                              ------------------
                                                            $      1,956,000
                                                              ==================


       The total rent income was $110,000 and $0 in 2001 and 2000, respectively.

(6)    Deposits

       Deposits consist of the following at December 31, 2001 and 2000:

       (Dollars in thousands)                                   2001                2000
                                                        ------------------  -----------------
       Demand deposits                                 $           61,739   $       40,943
       Interest checking                                           45,313           12,069
       Money market and statement savings                          28,676           25,683
       Certificates of deposit                                    110,296           84,676
                                                         ------------------  -----------------
                                                       $          246,024   $      163,371
                                                         ==================  =================

       Interest expense by deposit categories is as follows:

       (Dollars in thousands)                       2001            2000
                                               -------------   ----------------
       Interest checking                    $         370    $            130
       Money market and statement savings             869                 685
       Certificates of deposit                      5,788               3,479
                                               -------------   ----------------
                                            $       7,027    $          4,294
                                               =============   ================


       The aggregate amount of time deposits, each with a minimum denomination of $100,000 was $59,781,000 and $40,459,000 in 2001 and 2000,
       respectively.

       At December 31, 2001, the scheduled maturities of certificates of deposit are as follows:

                CARDINAL FINANCIAL CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 2001 and 2000


       (Dollars in thousands)

       2002                                  $         66,026
       2003                                            33,785
       2004                                             5,552
       2005                                             1,635
       2006 and thereafter                              3,298
                                                -----------------
                                             $        110,296
                                                =================

(7)    Other Borrowed Funds

       The Company has obtained and renewed advances from the Federal Home Loan Bank of Atlanta of $9.8 million and $6.0 million for the years ended December 31, 2001 and 2000, respectively. As of December 31, 2001 and 2000, the Company had the following advances outstanding:

       As of December 31, 2001

                                                                                                       Amount
          Advance Date         Interest Rate          Term of Advance            Date Due              Outstanding
       -------------------  ---------------------  -------------------------  ----------------     ---------------------
         3/19/2001                4.68%                12 months                  3/19/2002       $        1,800,000
         3/19/2001                4.68%                12 months                  3/19/2002                1,000,000
         8/06/2001                4.05%                12 months                  8/06/2002                3,000,000
         8/28/2001                3.89%                12 months                  8/28/2002                3,000,000
         9/19/2001                3.70%                24 months                  9/19/2003                1,000,000
                                                                                                     ------------------
                                                                                                  $        9,800,000
                                                                                                     ==================

       As of December 31, 2000

                                                                                                        Amount
          Advance Date         Interest Rate          Term of Advance            Date Due              Outstanding
       -------------------  -------------------- -------------------------    ----------------       ------------------
        12/12/2000                6.70%                 3 months                  3/12/2001       $        3,000,000
        12/26/2000                6.42%                 4 months                  4/26/2001                3,000,000
                                                                                                     ------------------
                                                                                                  $        6,000,000
                                                                                                     ==================



       The average balances of short-term borrowings for the years ended December 31, 2001 and 2000 were $9.0 million and $6.0 million, respectively, while the maximum amount outstanding at any month-end during the years ended December 31, 2001 and 2000 was $9.8 million and $6.0 million, respectively. Total interest expense on borrowings for the years ended December 31, 2001 and 2000 was $448,000 and $398,000, respectively.

                CARDINAL FINANCIAL CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 2001 and 2000


       Securities sold under agreements to repurchase, which are classified as secured borrowings, generally mature within one to four days from the transaction date. Securities sold under agreements to repurchase are reflected at the amount of cash received in connection with the transaction. The Company is required to provide additional collateral based on the fair value of the underlying securities.

       As of December 31, 2001 and 2000, the Company had repurchase agreements of $24,000 and $1,287,000 at a rate of 0.50% and 5.00%, respectively. The average balances of the repurchase agreements for 2001 and 2000 was $1.0 million and $929,000, respectively, and the maximum amount outstanding at any month-end during 2001 and 2000 was $1,556,000 and $3,720,000, respectively. Interest expense on repurchase agreements for 2001 and 2000 was $25,000 and $48,000, respectively.


(8)    Preferred Stock

       In connection with the acquisition of Heritage Bancorp, Inc. on September 1, 2000, the Company issued 1,411,268 shares of Series A Preferred
       Stock, cumulative convertible. Shares of the Preferred stock outstanding at December 31, 2001 and 2000 were 1,364,714 and 1,411,268, respectively. The Series A Preferred Stock has a par value of $1.00 per share and a liquidation preference of $5.00 per share. It is redeemable by the Company at any time on or after March 31, 2004 if the Company's common stock trades at a price above $8.65 for 20 consecutive days at a redemption price of $5.00 per share. Dividends on the Series A Preferred Stock are payable quarterly for a cumulative annual dividend of $0.3625 or 7.25% of the $5.00 liquidation amount, before any dividend is paid on any Cardinal common stock. Holders of Series A Preferred Stock have the right to convert 1 share of Series A Preferred Stock for 0.75 shares of Cardinal common stock at any time. Holders of Series A Preferred Stock have no voting rights except with respect to mergers and similar transactions that affect the Series A Preferred stock.

(9)    Income Taxes


       The Company and its subsidiaries file consolidated tax returns on a calendar-year basis. The Company had no provision for current and deferred income taxes for the years ended December 31, 2001 and 2000, respectively.

       The provision for income taxes is reconciled to the amount computed by applying the federal corporate tax rate to income before taxes and is as follows:

                                                                  2001                2000
                                                            ------------------  -----------------
       Income tax (benefit) at federal corporate rate     $      (4,326,267)   $    (1,350,143)
       Nondeductible expenses                                     2,997,973             90,233
       Change in valuation allowance                              1,328,294          1,259,910
                                                            ------------------  -----------------
                                                          $              --     $           --
                                                            ==================  =================

       The tax benefits of temporary differences between the financial reporting basis and income tax basis of assets and liabilities relate to the following:

                CARDINAL FINANCIAL CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 2001 and 2000

                                                                                      2001                2000
                                                                                ------------------  -----------------
       Deferred tax assets:
          Bad debts                                                             $   908,942            $   500,464
          Organization and other costs                                               46,541                 66,632
          Net operating loss carryforwards                                        4,482,286              3,552,745
          Unrealized (gains) losses on investments available-for-sale                95,441                 (1,379)
          Other                                                                     153,640                  1,279
                                                                                -------------          ------------
                        Total gross deferred assets                               5,686,850              4,119,741
       Less valuation allowance                                                  (5,365,285)            (3,940,171)
                                                                                -------------          ------------
                        Net deferred tax assets                                     321,565                179,570
                                                                                -------------          ------------
       Deferred tax liabilities:
          Prepaid expenses                                                          (31,076)               (35,710)
          Depreciation                                                             (154,216)               (94,084)
          Loan origination costs                                                   (135,385)               (49,776)
          Other                                                                        (888)                    --
                                                                                -------------          ------------
                        Total gross deferred tax liabilities                       (321,565)              (179,570)
                                                                                -------------          ------------
       Net deferred tax asset                                                   $        --            $        --
                                                                                =============          ============

       Deferred income taxes reflect temporary differences in the recognition of revenue and expenses for tax reporting and financial statement purposes, principally because certain items, such as depreciation and amortization are recognized in different periods for financial reporting and tax return purposes. A valuation allowance in the amount of $5,365,000 at December 31, 2001 and $3,940,000 at December 31, 2000 has been established for deferred tax assets as realization is dependent upon generating future taxable income.

       The Company has net operating loss carryforwards of approximately $13.1 million at December 31, 2001 which are available to offset future taxable income. $1.9 million of the net operating loss carryforwards is subject to annual limitation on utilization. The Company's net operating loss carryforwards expire as follows: $1.5 million in 2018, $3.6 million in 2019, $5.1 million in 2020, and $2.9 in 2021.


(10)   Regulatory Matters


       The Company's banking subsidiaries ("the Banks"), as national banks, are subject to the dividend restrictions set forth by the Comptroller of the Currency. Under such restrictions, the Banks may not, without the prior approval of the Comptroller of the Currency, declare dividends in excess of the sum of the current year's earnings (as defined) plus the retained earnings (as defined) from the prior two years. At December 31, 2001, there were no earnings against which dividends could be paid.

                 CARDINAL FINANCIAL CORPORATIONAND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31,2001 and 2000

       The Banks are required to maintain a minimum average reserve balance with the Federal Reserve Bank. The average amount of the required reserve was $2.5 million for 2001. As members of the Federal Reserve Bank system, the Banks are required to subscribe to shares of $100 par value Federal Reserve Bank stock equal to 6 percent of the Bank's capital and surplus. The Banks are required to pay for one-half of the subscription. The remaining amount is subject to call when deemed necessary by the Board of Governors of the Federal Reserve.

       The Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") requires the regulators to stratify institutions into five quality tiers based upon their relative capital strengths and to increase progressively the degree of regulation over the weaker institutions, limits the pass through deposit insurance treatment of certain types of accounts, adopts a "truth in savings" program, calls for the adoption of risk-based premiums on deposit insurance and requires the Banks to observe insider credit underwriting products no less strict than those applied to comparable noninsider transactions.

       At December 31, 2001, the Company and its subsidiary banks met all regulatory capital requirements. The key measures of capital are: (1) total capital (Tier I capital plus the allowance for loan losses up to certain limitations) as a percent of total risk-weighted assets, (2) Tier I capital (as defined) as a percent of total risk-weighted assets (as defined), and (3) Tier I capital (as defined) as a percent of total assets (as defined).

       As of December 31, 2001                                                                           To Be Well
       (Dollars in thousands)                                                                         Capitalized Under
                                                                                For Capital           Prompt Corrective
                                                          Actual             Adequacy Purposes        Action Provisions
                                                  ------------------------ ----------------------- -------------------------
                                                    Amount       Ratio       Amount      Ratio        Amount         Ratio
                                                  ------------ ----------- ----------- ----------- -------------  ----------
       Total capital to risk weighted assets         $23,333      10.42%     $17,909   *   8.00%      $22,387     *   10.00%
       Tier I capital to risk weighted assets         20,230       9.04%       8,955   *   4.00%       13,432     *    6.00%
       Tier I capital to average assets               20,230       8.57%      10,891   *   4.00%       13,614     *    5.00%

       As of December 31, 2000                                                                            To Be Well
       (Dollars in thousands)                                                                          Capitalized Under
                                                                                For Capital           Prompt Corrective
                                                          Actual             Adequacy Purposes        Action Provisions
                                                  ------------------------ ----------------------- -------------------------
                                                    Amount       Ratio       Amount      Ratio        Amount         Ratio
                                                  ------------ ----------- ----------- ----------- ------------- -----------
       Total capital to risk weighted assets         $36,002      19.94%     $14,443   *   8.00%      $18,053    *    10.00%
       Tier I capital to risk weighted assets         34,102      18.89%       7,221   *   4.00%       10,832    *     6.00%
       Tier I capital to average assets               34,102      17.39%       8,282   *   4.00%       10,35     *     5.00%

* Greater than or equal to


(11)   Related-Party Transactions

       Officers, directors, employees and their related business interests are loan customers in the ordinary course of business. In management's opinion, these loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with other

                 CARDINAL FINANCIAL CORPORATIONAND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                            December 31,2001 and 2000

       persons and do not involve more than normal risk of collectibility or present other unfavorable features.

       Analysis of activity for loans to related parties is as follows:

       (Dollars in thousands)                  2001                2000
                                         ------------------   -----------------
       Balance, beginning of year      $          3,308     $         2,876
       New loans                                  1,144                 853
       Loans paid off or paid down               (1,725)               (421)
                                         ------------------   -----------------
       Balance, end of year            $          2,727     $         3,308
                                         ==================   =================




(12)   Loss Per Common Share

       The following is the calculation of basic and diluted loss per common share. Because the Company has net losses, all stock options issued have an anti-dilutive effect and, therefore, have been excluded from the loss per common share calculation.

                                                                       2001                  2000
                                                                 -----------------    ------------------
       Net loss                                               $    (12,724,316)      $      (3,971,008)
       Dividends to preferred shareholders                             503,212                 170,555
                                                                 -----------------    ------------------
       Net loss to common shareholders                             (13,227,528)             (4,141,563)
       Weighted average shares for basic and diluted                 4,258,087               4,246,346
       Basic loss per common share                            $          (3.11)      $           (0.98)
                                                                 =================    ==================
       Diluted loss per common share                          $          (3.11)      $           (0.98)
                                                                 =================    ==================


(13)   Employee Benefit Plan

       The Company established a 401(k) plan in January 1998 for all eligible employees. The Company began to match a portion of employee contributions beginning January 1, 1999. The Company's match for December 31, 2001 and 2000 was $118,000 and $109,000, respectively.

(14)   Director and Employee Stock Compensation Plan

       In 1998, the Company adopted a stock option plan (the "Plan") pursuant to which the Company may grant stock options to employees and members of its holding company and subsidiaries' Board of

                 CARDINAL FINANCIAL CORPORATIONAND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31,2001 and 2000

Directors. The Company has granted options to purchase up to 368,028 shares of common stock as of December 31, 2001.

The Company also granted stock awards to an employee. The stock awards vest ratably over a three year period and are contingent upon continued employment of the individual and other factors as set forth in the agreement. For the years ended December 31, 2001 and 2000, the Company recognized $6,000 and $12,000, respectively, in compensation expense related to the stock awards.

Stock options are granted with an exercise price equal to the stock's fair market value at the date of grant. Director stock options have 10-year terms and vest and become fully exercisable immediately. Employee stock options have 10-year terms and vest and become fully exercisable after 3 years.

Stock option activity during the years indicated is as follows:

                                                                Weighted
                                                                Average
                                            Number of           Exercise
                                             Shares              Price
                                         -------------      --------------
Balance at December 31, 1999                 180,801            $  13.22

Granted                                       66,886                4.90
Issued at acquisition                         95,534                3.56
Exercised                                     (7,259)               2.92
Forfeited                                    (10,750)               6.21
Expired                                            -                   -
                                         -------------      --------------
Balance at December 31, 2000                 325,212            $   5.74

Granted                                      130,740                4.07
Exercised                                     (2,809)               3.75
Forfeited                                    (85,115)               5.77
Expired                                            -                   -
                                         -------------      --------------
Balance at December 31, 2001                 368,028            $   5.23
                                         =============      ==============

At December 31, 2001, the range of exercise prices and weighted-average remaining contractual life of outstanding options were $2.41 - $10.00 and 7.7 years, respectively. At December 31, 2000, the range of exercise prices and weighted-average remaining contractual life of outstanding options were $2.41 - $7.50 and 8.4 years, respectively. As of December 31, 2001 and 2000, the outstanding options exercisable were 171,793 and 133,075, respectively. The weighted average exercise price for the outstanding options exercisable as of December 31, 2001 and 2000 are $8.76 and $4.63, respectively.

Information pertaining to options outstanding at December 31, 2001 is as follows:

                 CARDINAL FINANCIAL CORPORATION AND SUBSIDIARIES

                   Notes to Comsolidated Financial Statements

                           December 31, 2001 and 2000

                                                Options Outstanding                       Options Exercisable
                                 ------------------------------------------------  -------------------------------
                                                          Weighted Average                 Weighted Average
            Range of                Number           Remaining         Exercise        Number           Exercise
         Exercise Prices           Outstanding    Contractual Life       Price       Exercisable          Price
     -----------------------      -------------  --------------------------------  -------------------------------
     $2.41 - $3.58                      91,701       7.4 years          $ 3.27           91,701          $ 3.27
     $4.22 - $5.50                     125,376       8.5 years            4.77           39,842            4.25
     $6.38 - $7.50                     150,201       7.2 years            6.82           39,500            6.50
     $10.00 - $10.00                       750       6.9 years           10.00              750           10.00
                                  ------------   -----------------------------     ----------------------------
     Outstanding at year end           368,028       7.7 years          $ 5.46          171,793          $ 4.48
                                  ============                         =======     ============================

     At December 31, 2001 and 2000, additional shares available for grant under the Plan were 246,904 and 74,788, respectively. The per share weighted-average fair value of stock options granted during 2001 and 2000 was $2.04 and $2.23, respectively, on the date of grant using the Black Scholes option-pricing model (using an expected volatility over the expected life of the options of 36.3 percent and 33.5 percent, respectively). As of December 31, 2001 the weighted-average assumptions were as follows: expected dividend yield 0.00 percent, risk-free interest rate of 4.90 percent, and an expected life of 10 years. As of December 31, 2000, the weighted-average assumptions were as follows: expected dividend yield 0.00 percent, risk-free interest rate of 6.54 percent, and an expected life of 10 years.

     The Company applies APB Opinion No. 25 in accounting for its Plan and, accordingly, no compensation cost has been recognized for its stock options. Had the Company determined compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123, the Company's net loss would have been increased to the pro forma amounts indicated below:


                                    2001              2000
                               --------------    --------------
     Net loss:
        As reported            $ (12,724,316)    $  (3,971,000)
        Pro forma                (12,862,316)       (4,091,000)

     Loss per share:
        As reported                    (3.11)            (0.98)
        Pro forma                      (3.14)            (1.00)

                 CARDINAL FINANCIAL CORPORATION AND SUBSIDIARIES

                   Notes to Comsolidated Financial Statements

                           December 31, 2001 and 2000

(15) Segment Reporting

     The Company operates and reports in two business segments, commercial banking and investment advisory services. The commercial banking segment includes both commercial and consumer lending and provides customers such products as commercial loans, real estate loans, and other business financing and consumer loans. In addition, this segment also provides customers with several choices of deposit products including demand deposit accounts, savings accounts and certificates of deposit. The investment advisory services segment provides advisory services to businesses and individuals including financial planning and retirement/estate planning.

     Information about reportable segments, and reconciliation of such information to the consolidated financial statements as of and for the years ended December 31, 2001 and 2000 follows:

     Segment Reporting - December 31, 2001


                                       Commercial     Investment                     Intersegment
                                        Banking        Advisory          Other        Elimination      Consolidated
                                     --------------  -------------   ------------   --------------    --------------
       Net interest income           $  9,050,676     $         -    $     25,913    $          -      $  9,076,589
       Provision for loan losses        1,201,406               -               -               -         1,201,406
       Non-interest income              1,210,543       1,946,583         109,533               -         3,266,659
       Non-interest expense            19,221,032       2,033,478       2,611,648               -        23,866,158
                                     ------------     ------------   ------------    ------------      ------------
       Net loss                      $(10,161,219)    $   (86,895)   $ (2,476,202)   $          -      $(12,724,316)
                                     ============     ============   ============    ============      ============

       Total assets                   277,930,308         419,912      23,227,616     (21,994,225)      279,583,611

       Segment Reporting - December 31, 2000
                                       Commercial     Investment                     Intersegment
                                        Banking        Advisory          Other        Elimination      Consolidated
                                     --------------  -------------   ------------   --------------    --------------
       Net interest income           $  5,913,862     $         -    $   496,059     $          -      $  6,409,921
       Provision for loan losses          752,755               -              -                -           752,755
       Non-interest income                573,754       1,515,530         12,210           (3,553)        2,097,941
       Non-interest expense             6,694,546       1,990,297      3,044,825           (3,553)       11,726,115
                                     ------------     ------------   ------------    ------------      ------------
       Net loss                      $   (959,685)    $  (474,767)   $(2,536,556)    $          -      $ (3,971,008)
                                     ============     ============   ============    ============      ============

       Total assets                  $193,641,120     $   175,842    $35,013,763     $(21,782,385)     $207,048,340


     The Company does not have operating segments other than those reported. Parent Company financial information is included in the Other category and represents the overhead function rather than an operating segment.

(16) Financial Instruments with Off Balance Sheet Risk

     The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include

                CARDINAL FINANCIAL CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 2001 and 2000

     commitments to extend credit and standby letters of credit and financial guarantees. Commitments to extend credit are agreements to lend to a customer so long as there is no violation of any condition established in the contract. Commitments usually have fixed expiration dates up to one year or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.

     Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of the contractual obligations by a customer to a third party. The majority of these guarantees extend until satisfactory completion of the customer's contractual obligations. All standby letters of credit outstanding at December 31, 2001 are collateralized.

     Those instruments represent obligations of the Company to extend credit or guarantee borrowings, therefore, they are not recorded on the consolidated statements of financial condition. The rates and terms of these instruments are competitive with others in the market in which the Company operates. Almost all of these instruments as of December 31, 2001 have floating rates, therefore significantly mitigating the market risk.

     Those instruments may involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated statements of financial condition. Credit risk is defined as the possibility of sustaining a loss because the other parties to a financial instrument fail to perform in accordance with the terms of the contract. The Company's maximum exposure to credit loss under standby letters of credit and commitments to extend credit is represented by the contractual amounts of those instruments.

     (Dollars in thousands)

          Financial instruments whose contract amounts represent potential
             credit risk:                                                          2001         2000
                                                                                ----------   -----------
                  Commitments to extend credit                                  $   56,382   $    45,739
                  Standby letters of credit                                          3,168         3,215
                                                                                ==========   ===========

     The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. The Company evaluates each customer's creditworthiness on a case-by-case basis and requires collateral to support financial instruments when deemed necessary. The amount of collateral obtained upon extension of credit is based on management's evaluation of the counterparty. Collateral held varies but may include deposits held by the Company, marketable securities, accounts receivable, inventory, property, plant and equipment, and income-producing commercial properties.

                 CARDINAL FINANCIAL CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 2001 and 2000

(17)   Disclosures of Fair Value of Financial Instruments

       The assumptions used and the estimates disclosed represent management's best judgment of appropriate valuation methods. These estimates are based on pertinent information available to management as of December 31, 2001. In certain cases, fair values are not subject to precise quantification or verification and may change as economic and market factors, and management's evaluation of those factors change.

       Although management uses its best judgment in estimating the fair value of these financial instruments, there are inherent limitations in any estimation technique. Therefore, these fair value estimates are not necessarily indicative of the amounts that the Company would realize in a market transaction. Because of the wide range of valuation techniques and the numerous estimates which must be made, it may be difficult to make reasonable comparisons of the Company's fair value information to that of other financial institutions. It is important that the many uncertainties discussed above be considered when using the estimated fair value disclosures and that because of these uncertainties, the aggregate fair value amount should in no way be construed as representative of the underlying value of the Company.

       Fair Value of Financial Instruments

       The following summarizes the significant methodologies and assumptions used in estimating the fair values presented in the accompanying table.

       Cash and Cash Equivalents

       The carrying amount of cash and cash equivalents is used as a reasonable estimate of fair value.

       Investment Securities and Other Investments

       Fair values for investment securities are based on quoted market prices or prices quoted for similar financial instruments. Fair value for other investments is estimated as their cost since no active trading markets exist.

       Loans Held for Sale

       Loans held for sale are valued based on quoted market prices from secondary market investors with commitments to purchase the loans.

       Loans Receivable

       In order to determine the fair market value for loans receivable, the loan portfolio was segmented based on loan type, credit quality and maturities. For certain variable rate loans with no significant credit concerns and frequent repricings, estimated fair values are based on current carrying amounts. The fair values of other loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality.

                 CARDINAL FINANCIAL CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 2001 and 2000


       Deposits

       The fair values disclosed for demand deposits are, by definition, equal to the amount payable on demand at the reporting date (that is, their carrying amounts.) The carrying amounts of variable rate, fixed-term money market accounts and certificates of deposit (CDs) approximate their fair value at the reporting date. Fair values for fixed-rate CDs are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

       Borrowings

       The fair value of borrowings is estimated using a discounted cash flow calculation that applies an interest rate currently available with similar terms.

       Commitments

       The fair value of these financial instruments is based on the credit quality and relationship, fees, interest rates, probability of funding, compensating balance and other convenants or requirements. These commitments generally have fixed expiration dates expiring within one year. Many commitments are expected to, and typically do, expire without being drawn upon. The rates and terms of these instruments are competitive with others in the market in which the Company operates. The carrying amounts are reasonable estimates of the fair value of these financial instruments. The carrying amounts of these instruments are zero at December 31, 2001 and 2000.

       Accrued Interest

       The carrying amounts of accrued interest approximate their fair values.

       Fair value of financial instruments as of December 31, 2001 and 2000:

                 CARDINAL FINANCIAL CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 2001 and 2000

                                                                  December 31, 2001
                                                          --------------------------------
                                                            Carrying           Estimated
      (Dollars in thousands)                                 Amount           Fair Value
                                                          ------------       -------------
      Financial assets:
         Cash and cash equivalents                        $     34,459       $      34,459
         Investment securities and other investments            35,415              35,415
         Loans held for sale                                     4,732               4,760
         Loans receivable                                      197,807             200,143
         Accrued interest receivable                             1,090               1,090

      Financial liabilities:
         Demand deposits                                  $     61,739       $      61,739
         Interest checking                                      45,313              45,313
         Money market and statement savings                     28,676              28,676
         Certificates of deposit                               110,296             114,629
         Borrowings                                              9,824               9,824
         Accrued interest payable                                   12                  12



                                                                  December 31, 2000
                                                          --------------------------------
                                                            Carrying           Estimated
      (Dollars in thousands)                                 Amount           Fair Value
                                                          ------------       -------------
      Financial assets:
         Cash and cash equivalents                        $     29,488       $      29,488
         Investment securities and other investments             8,448               8,448
         Loans receivable                                      152,371             152,462
         Accrued interest receivable                             1,059               1,059

      Financial liabilities:
         Demand deposits                                  $     40,943       $      40,943
         Interest checking                                      12,069              12,069
         Money market and statement savings                     25,683              25,683
         Certificates of deposit                                84,676              85,535
         Borrowings                                              7,287               7,287
         Accrued interest payable                                   78                  78


(18)  Parent Company -Only Financial Statements

      The Cardinal Financial Corporation (parent company-only) condensed financial statements are as follows:

                 CARDINAL FINANCIAL CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 2001 and 2000



              PARENT COMPANY ONLY CONDENSED STATEMENTS OF CONDITION

                           December 31, 2001 and 2000

                             (Dollars in thousands)

                               Assets                        2001       2000
                                                            ------     ------
Cash and cash equivalents                                 $  2,584   $  3,478
Other investments                                               67         84
Investment in subsidiaries                                  17,799     19,341
Premises and equipment, net                                  1,986      2,365
Goodwill and other intangibles                                 668      9,576
Other assets                                                   124        169
                                                            ------     ------

                    Total assets                          $ 23,228   $ 35,013
                                                            ======     ======
                Liabilities and Shareholders' Equity

Total liabilities                                         $  2,604        901

Total shareholders' equity                                $ 20,624   $ 34,112
                                                            ------     ------
                    Total liabilities and shareholders
                    equity                                $ 23,228   $ 35,013
                                                            ======     ======

                 CARDINAL FINANCIAL CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 2001 and 2000


             PARENT COMPANY ONLY CONDENSED STATEMENTS OF OPERATIONS

                     Years Ended December 31, 2001 and 2000

                                                     2001              2000
                                                    -----------     ----------
Income:
Interest income                                   $      25,913    $   496,059
Other income                                            109,533         12,210
                                                    -----------     ----------
      Total income                                      135,446        508,269

Expense - General and administrative                 10,875,148      3,044,825
                                                    -----------     ----------
      Net loss before income taxes and equity in
      undistributed earnings of subsidiaries        (10,739,702)    (2,536,556)
Provision for income taxes                                    -              -
Equity in undistributed earnings of subsidiaries     (1,984,614)    (1,434,452)
                                                    -----------     ----------
Net loss                                          $ (12,724,316)   $(3,971,008)
                                                    ===========     ==========

                 CARDINAL FINANCIAL CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 2001 and 2000


             PARENT COMPANY ONLY CONDENSED STATEMENTS OF CASH FLOWS

                     Years ended December 31, 2001 and 2000

                             (Dollars in thousands)

                                                                                         2001        2000
                                                                                       --------    --------
Cash flows from operating activities:
     Net loss                                                                          $(12,724)   $ (3,971)
     Adjustments to reconcile net loss to net cash (used in)
             provided by operating activities:
                    Equity in undistributed earnings of subsidiaries                      1,984       1,434
                    Depreciation and amortization and write down of goodwill              9,129         465
                    Increase in other assets and liabilities                              1,754         544
                                                                                       --------    --------
                              Net cash (used in) provided by operating activities           143      (1,528)
                                                                                       --------    --------
Cash flows from investing activities:
     Capital infusions in subsidiaries                                                     (720)       (750)
     Dividends from subsidiary                                                               --       3,000
     Net change in premises and equipment                                                   158         (62)
     Proceeds from sale and redemptions of securities                                        --       2,468
     Proceeds from sale of other investments                                                 17          --
     Cash paid in acquisition                                                                --      (7,726)
                                                                                       --------    --------
                              Net cash used in investing activities                        (545)     (3,070)
                                                                                       --------    --------
Cash flows from financing activities:
     Dividends declared on preferred stock                                                 (503)       (170)
     Stock options exercised                                                                 11          22
                                                                                       --------    --------
                              Net cash used in financing activities                        (492)       (148)
                                                                                       --------    --------
Net decrease in cash and cash equivalents                                                  (894)     (4,746)
Cash and cash equivalents at beginning of year                                            3,478       8,224
                                                                                       --------    --------
Cash and cash equivalents at end of year                                               $  2,584    $  3,478
                                                                                       ========    ========


(19)  Goodwill Impairment

      In 2001, the Company substantially eliminated the goodwill attributable to the purchase of Heritage Bancorp, Inc. The initial investment in Heritage, which was subsequently renamed Cardinal Bank -

                CARDINAL FINANCIAL CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 2001 and 2000


         Potomac, resulted in the Company recording $9.7 million of goodwill at the time of the acquisition. In the fourth quarter of 2001, an evaluation of current year losses and expectations of additional future losses indicated a potential impairment in the Company's investment in Heritage. In compliance with SFAS 121, the Company wrote down goodwill by $8.3 million based upon a valuation obtained from an independent third party consultant.

(20)     Restructuring Costs

         In 2001, the Company announced plans to restructure and merge all of its banking subsidiaries into one central lead bank under the holding company. This decision was made in order to reduce the costs associated with operating multiple banking subsidiaries. In connection with the restructuring, the Company recorded $884,000 of restructuring costs. Included in the total are severance and other employee related costs including contract buyouts, write-downs of leasehold improvements associated with the subleasing of redundant property, liabilities recorded related to the subleased property, and merger costs related to data processing conversions with outside vendors.

                                                                                       Expenses
                                                                          Total         Paid or     Liability at
                                                                      Restructuring     Assets      December 31,
                                                                          Costs       Written Off       2001
                                                                     --------------------------------------------
         Employee termination benefits and contract buyouts           $   395,000       214,000        181,000
         Leasehold write-downs                                            251,000       251,000              -
         Merger expenses                                                  165,000        51,000        114,000
         Sublease liability                                                73,000             -         73,000
                                                                     --------------------------------------------

                                                                      $   884,000       516,000        368,000
                                                                     ============================================


(21)     Other Operating Expenses

         The following shows the composition of operating expenses for the years ended December 31, 2001 and 2000:

                                                    2001              2000
                                               -------------     ------------
              Data processing                   $   957,079       $  560,825
              Stationary and supplies               305,878          344,623
              Brokerage clearing                    370,397          344,978
              Advertising and marketing             367,569          241,225
              Telecommunications                    325,183          253,826
              Other taxes                           269,047          220,902
              Travel and entertainment              163,967          139,212
              Bank operations                       875,390          165,058
              Premises and equipment                246,851          142,137
              Miscellaneous                         464,640          577,513
                                              --------------    -------------
                                               $  4,346,001      $ 2,990,299
                                              ==============    =============

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 13.1-697 of the Virginia Stock Corporation Act provides that a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if he conducted himself in good faith; and he believed: (a) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and (b) in all other cases, that his conduct was at least not opposed to its best interests; and in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. The termination of a proceeding by judgment, order, settlement or conviction is not, of itself, determinative that the director did not meet the standard of conduct described in this section. A Virginia corporation may not, however, indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Indemnification permitted under such section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

As permitted by the Virginia Stock Corporation Act, our Articles of Incorporation contain provisions that permit us to indemnify our directors and officers to the full extent permitted by Virginia law and eliminate the personal liability of our directors and officers for monetary damages to us or our shareholders for breach of their fiduciary duties, except to the extent that Virginia law prohibits indemnification or elimination of liability. These provisions do not limit or eliminate the rights of us or any shareholder to seek an injunction or any other non-monetary relief in the event of a breach of a director's or officer's fiduciary duty. In addition, these provisions apply only to claims against a director or officer arising out of the director's role as a director or officer and do not relieve a director or officer from liability if the director engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law.

Our directors and officers are covered by insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Securities Act that might be incurred by them in such capacities and against which they may not be indemnified by us.


The form of underwriting agreement filed as Exhibit 1 contains certain indemnification provisions applicable to the offerings.


ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

SEC registration fee .............................................      $  1,795
NASD Corporate Financing Department Fee ..........................      $  2,450
Printing and engraving expenses ..................................      $ 70,000
Legal fees and expenses ..........................................      $110,000
Accounting fees and expenses .....................................      $ 70,000
Blue Sky fees and expenses (including related legal fees) ........      $ 30,000
Transfer agent's fees and expenses ...............................      $  3,000
Miscellaneous ....................................................      $ 12,755

Total ............................................................      $300,000

*   All expenses other than the SEC and NASD fees are estimates.


ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.


Under a Registration Statement on Form S-4 filed on June 20, 2000, as amended (Registration No. 333-38380), we issued shares of our 7.25% Cumulative Convertible Preferred Stock. The Series A Preferred is convertible for no additional consideration into our common shares. During 2001 46,859 shares of our Series A Preferred Stock were converted into 35,234 of our common shares as described below:

(a) On March 23, 2001, Cynthia Ottaviani converted, for no additional consideration, 22 shares of our Series A Preferred Stock into 17 of our common shares; and

(b) On December 11, 2001, 46,837 shares of our Series A Preferred Stock held in the street name "CEDE & Co." were converted, for no additional consideration, into 35,217 of our common shares.

The issuance of such common shares was registered under the Form S-4 Registration Statement referred to above or is exempt under Section 3(a)(9) or
Section 4(2) of the Securities Act of 1933, as amended.

ITEM 27. EXHIBITS.


EXHIBIT
NUMBER    DESCRIPTION
------    -----------

1.1       Form of Underwriting Agreement.

1.2       Form of Escrow Agreement.

3.1       Articles of Incorporation of Cardinal Financial Corporation.

3.2 Articles of Amendment to the Articles of Incorporation of Cardinal Financial Corporation, setting forth the designation for the Series A Preferred Stock and other changes.

3.3       Bylaws of Cardinal Financial Corporation and amendments thereto.

4.1       Form of Common Stock Certificate.

4.2       Form of Subscription Agreement.

4.3       Form of Stock Registration Form.

5         Opinion of Squire, Sanders & Dempsey L.L.P.

10.1      Employment Agreement, dated as of  February 12, 2002, between Cardinal Financial Corporation and
          Bernard H. Clineburg.

10.2      Executive Employment Agreement, dated as of February 12, 2002, between Cardinal Financial
          Corporation and Carl E. Dodson.

10.3      Employment Agreement, dated as of August 27, 2001, between Cardinal Financial Corporation and
          Thomas C. Kane.

10.4      Executive Employment Agreement, dated as of February 12, 2002 between Cardinal Financial
          Corporation and F. Kevin Reynolds.

10.5      Executive Employment Agreement, dated as of  February 12, 2002, between Cardinal Financial
          Corporation and Christopher W. Bergstrom.

10.6      Executive Employment Agreement, dated as of February 12, 2002, between Cardinal Financial
          Corporation and Janet A. Valentine.

10.7      Cardinal Financial Corporation 1999 Stock Option Plan, as amended.

11        Statement re: computation of per share loss.

21        Subsidiaries of the registrant.

23.1      Consent of Squire, Sanders & Dempsey L.L.P. (included in Exhibit 5).

23.2*     Consent of KPMG LLP.

24        Powers of Attorney.



*   Filed with this Amendment

ITEM 28. UNDERTAKINGS.

     (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 24 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


     (b)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          provided, however, that paragraphs 1(i) and 1(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) With respect to the subscription offer registered by this Registration Statement, to supplement the prospectus for the public offering registered by this Registration Statement, after the end of the subscription period, to include the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities that the underwriters will purchase and the terms of any later reoffering. If the underwriters make any public offering of the securities on terms different from those on the cover page of such prospectus, the undersigned registrant will file a post-effective amendment to state the terms of such offering.

     (5) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                                 SIGNATURES


In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairfax, Commonwealth of Virginia, on April 5, 2002.



                 CARDINAL FINANCIAL CORPORATION


                 By:/s/ Janet A.Valentine
                       --------------------------
                       Name:   Janet A. Valentine
                       Title:  Senior Vice President and Chief Financial Officer
                               (Principal Financial and Accounting Officer)



In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on April 5, 2002.


Signatures                                   Title
----------                                   -----

/s/                                          President and Chief Executive Officer, Director
   --------------------------------------
    Name: Bernard H. Clineburg


/s/                                          Senior Vice President and Chief Financial Officer
   --------------------------------------
    Name: Janet A. Valentine                 (Principal Financial and Accounting Officer)


  *
                                             Director
-----------------------------------------
    Name: Robert M. Barlow


*By:
    ------------------------------------,


  *
/s/                                          Director
   --------------------------------------
    Name: Wayne W. Broadwater


*By: /s/
        --------------------------------,


  *
/s/                                          Director
   --------------------------------------
    Name: Nancy K. Falck


*By: /s/
         -------------------------------,

  *
                                             Director
   --------------------------------------
    Name: Jones V. Isaac



  *
                                             Director
   --------------------------------------
    Name: J. Hamilton Lambert



  *
                                             Director
   --------------------------------------
    Name: Harold E. Lieding



  *
                                             Director
   --------------------------------------
    Name: James D. Russo



  *
                                             Director
   --------------------------------------
    Name: John H. Rust, Jr.

  *
                                             Director
   --------------------------------------
    Name: George P. Shafran



  *
                                             Director
   --------------------------------------
    Name: Kevin P. Tighe


*By: /s/ Janet A. Valentine
        --------------------------------,
         Their Attorney-in-Fact

----------

*Powers of attorney authorizing Bernard H. Clineburg, Carl Dodson, or Janet Valentine to sign this Registration Statement on behalf of certain Directors of the registrant have been filed with the Securities and Exchange Commission.